FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206582-07

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is notsoliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated April 26, 2017,

may be amended or completed prior to time of sale.

$604,831,000 (Approximate)

Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33
(Central Index Key Number 0001702746)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

KeyBank National Association
(Central Index Key Number 0001089877)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C33

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C33 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates and the VRR Interest listed under “Summary of Certificates and VRR Interest”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in June 2017. The rated final distribution date for the certificates is the distribution date in May 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$28,500,000	[_]%	(5)	February 2022
Class A-2	$75,200,000	[_]%	(5)	April 2022
Class A-SB	$52,500,000	[_]%	(5)	October 2026
Class A-3	$37,500,000	[_]%	(5)	May 2025
Class A-4	$130,000,000	[_]%	(5)	March 2027
Class A-5	$156,052,000	[_]%	(5)	April 2027
Class X-A	$479,752,000(6)	[_]%	Variable(7)	April 2027
Class X-B	$125,079,000(6)	[_]%	Variable(7)	May 2027
Class A-S	$58,256,000	[_]%	(5)	April 2027
Class B	$38,551,000	[_]%	(5)	May 2027
Class C	$28,272,000	[_]%	(5)	May 2027

(Explanatory notes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 43 of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act (as defined in this prospectus) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc., will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 68.1% of each class of offered certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to approximately 31.9% of each class of offered certificates. KeyBanc Capital Markets Inc. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 11, 2017. Morgan Stanley Capital I Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates plus accrued interest from May 1, 2017, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$604,831,000	100%	$604,831,000	$70,099.92

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

KeyBanc Capital Markets

May [_], 2017

MSBAM 2017-C33

Commercial Mortgage Pass-Through Certificates, Series 2017-C33

Geographic Overview of Mortgage Pool

Missouri
1 property
$1,380,435
0.2% of total
Illinois
3 properties
$72,279,248
10.3% of total
Minnesota
1 property
$4,131,784
0.6% of total
Wisconsin
1 property
$2,142,054
0.3% of total
Indiana
1 property
$2,695,000
0.4% of total
Michigan
1 property
$5,923,912
0.8% of total
Pennsylvania
3 properties
$24,551,899
3.5% of total
New York
5 properties
$37,985,547
5.4% of total
Ohio
3 properties
$49,038,501
7.0% of total
New Jersey
1 property
$3,600,000
0.5% of total
District of Columbia
3 properties
$35,000,000
5.0% of total
California
8 properties
$67,769,327
9.6% of total
Virginia
1 property
$50,000,000
7.1% of total
Puerto Rico
11 properties
$16,889,777
2.4% of total
Georgia
1 property
$13,432,000
1.9% of total
Hawaii
1 property
$43,200,000
6.1% of total
Arizona
4 properties
$40,187,115
5.7% of total
Colorado
4 properties
$17,544,199
2.5% of total
Florida
6 properties
$65,100,000
9.3% of total
Texas
7 properties
$105,617,031
15.0% of total
Louisiana
1 property
$20,900,000
3.0% of total
Kentucky
1 property
$6,930,000
1.0% of total
Tennessee
2 properties
$16,276,152
2.3% of total
Mortgaged Properties by Property Type
Mixed Use 10.6%
Other 1.8%
Industrial 11.1%
Retail 29.7%
Hospitality 12.7%
Office 16.3%
Self Storage 17.8%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates and VRR Interest

Certificate Summary

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$28,500,000		30.000%	%	(5)	February 2022	2.83	1 – 57
Class A-2	$75,200,000		30.000%	%	(5)	April 2022	4.85	57 – 59
Class A-SB	$52,500,000		30.000%	%	(5)	October 2026	7.20	59 – 113
Class A-3	$37,500,000		30.000%	%	(5)	May 2025	8.01	96 – 96
Class A-4	$130,000,000		30.000%	%	(5)	March 2027	9.74	113 – 118
Class A-5	$156,052,000		30.000%	%	(5)	April 2027	9.86	118 – 119
Class X-A	$479,752,000	(6)	N/A	%	Variable(7)	April 2027	N/A	N/A
Class X-B	$125,079,000	(6)	N/A	%	Variable(7)	May 2027	N/A	N/A
Class A-S	$58,256,000		21.500%	%	(5)	April 2027	9.93	119 – 119
Class B	$38,551,000		15.875%	%	(5)	May 2027	9.99	119 – 120
Class C	$28,272,000		11.750%	%	(5)	May 2027	10.01	120 – 120
Non-Offered Certificates(8)
Class X-D(9)	$32,554,000	(6)	N/A	%	Variable(7)	May 2027	N/A	N/A
Class D(9)	$32,554,000		7.000%	%	(5)	May 2027	10.01	120 – 120
Class E(9)	$14,564,000		4.875%	%	(5)	May 2027	10.01	120 – 120
Class F(9)	$6,854,000		3.875%	%	(5)	May 2027	10.01	120 – 120
Class G(9)	$26,557,919		0.000%	%	(5)	May 2027	10.01	120 – 120
Class V(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	Not offered by this prospectus. Any information in this prospectus concerning certificates and the VRR Interest other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

(9)	The initial certificate balance of each of the Class D, Class E, Class F and Class G certificates and the initial notional amount of the Class X-D certificates is subject to change based on final pricing of all certificates and the final determination of the Class E, Class F and Class G certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

(10)	The Class V certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on any mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus. Because there are no mortgage loans with anticipated repayment dates in the mortgage pool, there will be no excess interest distributable to the Class V certificates.

(11)	The Class R certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(1)	Expected Weighted Average Life (Years)(2)	Expected Principal Window(2)
VRR Interest(3)	$17,213,062.56	[_]%	WAC(4)	May 2027	8.73	1 – 120

(1)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(2)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(3)	Not offered by this prospectus. Any information in this prospectus concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in Regulation RR) and is expected to be purchased and retained by the sponsors as described under “Credit Risk Retention”.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the VRR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

Summary of Certificates and VRR Interest	3
Certificate Summary	3
VRR Interest Summary	4
Important Notice Regarding the Offered Certificates	9
Important Notice About Information Presented in this Prospectus	9
Summary of Terms	14
Risk Factors	43
The Certificates May Not Be a Suitable Investment for You	43
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	43
Risks Related to Market Conditions and Other External Factors	43
Risks Relating to the Mortgage Loans	44
Risks Related to Conflicts of Interest	79
Other Risks Relating to the Certificates	87
Description of the Mortgage Pool	102
General	102
Certain Calculations and Definitions	103
Mortgage Pool Characteristics	113
Environmental Considerations	123
Redevelopment, Renovation and Expansion	125
Assessment of Property Value and Condition	126
Litigation and Other Considerations	126
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	127
Tenant Issues	128
Use Restrictions	133
Appraised Value	134
Non-Recourse Carveout Limitations	134
Real Estate and Other Tax Considerations	135
Delinquency Information	135
Certain Terms of the Mortgage Loans	136
Delaware Statutory Trusts	142
Exceptions to Underwriting Guidelines	143
Additional Indebtedness	143
The Whole Loans	146
Additional Information	154
Transaction Parties	154
The Sponsors and Mortgage Loan Sellers	154
The Originators	181
The Depositor	182
The Issuing Entity	182
The Trustee	183
The Certificate Administrator	184
The Master Servicer	185
The Special Servicer	189
Other Servicers	191
The Operating Advisor and Asset Representations Reviewer	197
Credit Risk Retention	198
General	198
Qualifying CRE Loans; Required Credit Risk Retention Percentage	199
The VRR Interest	199
The HRR Certificates	201
Representations and Warranties	209
Description of the Certificates	210
General	210
Distributions	212

Allocation of Yield Maintenance Charges and Prepayment Premiums	223
Assumed Final Distribution Date; Rated Final Distribution Date	224
Prepayment Interest Shortfalls	225
Subordination; Allocation of Realized Losses	226
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	227
Voting Rights	236
Delivery, Form, Transfer and Denomination	236
Certificateholder Communication	239
List of Certificateholders	239
Description of the Mortgage Loan Purchase Agreements	239
General	239
Dispute Resolution Provisions	245
Asset Review Obligations	245
Pooling and Servicing Agreement	245
General	245
Assignment of the Mortgage Loans	245
Servicing Standard	246
Subservicing	247
Advances	247
Accounts	251
Withdrawals from the Collection Account	252
Servicing and Other Compensation and Payment of Expenses	254
Maintenance of Insurance	271
Processing and Consent	273
Modifications, Waivers and Amendments	274
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	276
Inspections	277
Collection of Operating Information	277
Special Servicing Transfer Event	277
Asset Status Report	279
Realization Upon Mortgage Loans	281
Sale of Defaulted Loans and REO Properties	283
The Directing Certificateholder	285
The Risk Retention Consultation Party	292
The Operating Advisor	293
The Asset Representations Reviewer	299
Limitation on Liability of Risk Retention Consultation Party	306
Replacement of Special Servicer Without Cause	306
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	308
Termination of Master Servicer and Special Servicer for Cause	309
Resignation of the Master Servicer and Special Servicer	311
Limitation on Liability; Indemnification	312
Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA	314
Dispute Resolution Provisions	314
Servicing of the Non-Serviced Mortgage Loans	318
Evidence as to Compliance	323
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	324
Termination; Retirement of Certificates	325
Amendment	326
Resignation and Removal of the Trustee and the Certificate Administrator	327
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	328
Certain Legal Aspects of Mortgage Loans	328
General	329
Types of Mortgage Instruments	329
Leases and Rents	330

Personalty	330
Foreclosure	330
Bankruptcy Laws	333
Environmental Considerations	338
Due-on-Sale and Due-on-Encumbrance Provisions	339
Subordinate Financing	339
Default Interest and Limitations on Prepayments	340
Applicability of Usury Laws	340
Americans with Disabilities Act	340
Servicemembers Civil Relief Act	340
Anti-Money Laundering, Economic Sanctions and Bribery	341
Potential Forfeiture of Assets	341
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	341
Pending Legal Proceedings Involving Transaction Parties	342
Use of Proceeds	342
Yield and Maturity Considerations	342
Yield Considerations	342
Yield on the Certificates with Notional Amounts	345
Weighted Average Life	345
Pre-Tax Yield to Maturity Tables	349
Material Federal Income Tax Considerations	351
General	351
Status of Offered Certificates	354
Taxation of Regular Interests	354
Taxes That May Be Imposed on a REMIC	359
Puerto Rico Withholding Taxes	360
Taxation of Certain Foreign Investors	360
FATCA	361
Backup Withholding	361
Information Reporting	361
3.8% Medicare Tax on “Net Investment Income”	361
Reporting Requirements	361
Certain State and Local Tax Considerations	362
Method of Distribution (Underwriter)	362
Incorporation of Certain Information by Reference	364
Where You Can Find More Information	365
Financial Information	365
Certain ERISA Considerations	365
General	365
Plan Asset Regulations	366
Administrative Exemptions	366
Insurance Company General Accounts	368
Legal Investment	368
Legal Matters	369
Ratings	369
Index of Defined Terms	371

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Definition of “Mortgage File”	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SECURITIES AND EXCHANGE COMMISSION AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION REGARDING THE CERTIFICATES DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the MSBAM 2017-C33 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE Financial Services and Markets Act 2000 (“FSMA”)THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH

DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED

INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUING ENTITY NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33, Commercial Mortgage Pass-Through Certificates, Series 2017-C33.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are (1) Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, (2) Bank of America, National Association, a national banking association and (3) KeyBank National Association, a national banking association.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”. The sponsors originated, co-originated or acquired, and will transfer to the depositor, the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	14	$274,578,892	39.1%
Bank of America, National Association	14	224,215,899	31.9
KeyBank National Association	16	203,779,191	29.0
Total	44	$702,573,982	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originator	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

●	The Pentagon Center mortgage loan, representing approximately 7.1% of the initial pool balance, is part of a whole loan that was originated by Morgan Stanley Bank, N.A. in conjunction with Goldman Sachs Mortgage Company.

●	The Key Center Cleveland mortgage loan, representing approximately 5.7% of the initial pool balance, is part of a whole loan that was originated by Bank of America, N.A. in conjunction with Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

See “Transaction Parties—The Originators”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The master servicer will be primarily responsible for the servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) or companion loan (a “non-serviced companion loan”) that is part of a whole loan (a “non-serviced whole loan”) that is serviced under a separate pooling and servicing agreement (see “—The Mortgage Pool—Whole Loans” below)). The principal west coast commercial mortgage master servicing offices of the master servicer are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of the master servicer are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the servicer under a separate pooling and servicing agreement, which servicer is identified in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans.” In particular, Wells Fargo Bank, National Association, a national banking association, is (i) the master servicr and custodian under the BANK 2017-BNK4 pooling and servicing agreement, pursuant to which the D.C. Office Portfolio mortgage loan and the Ralph’s Food Warehouse Portfolio mortgage loan, collectively representing approximately 7.4% of the initial pool balance, are serviced, (ii) the custodian under the GSMS 2017-GS5 pooling and servicing agreement, pursuant to which the Pentagon Center mortgage loan, representing approximately 7.1% of the initial pool balance will be serviced until the related controlling companion loan securitization date, and (iii) the master servicer under the CGCMT 2017-P7 pooling and servicing agreement, pursuant to which the Key Center Cleveland mortgage loan, representing in approximately 5.7% of the initial pool balance, is serviced. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer with respect to the mortgage loans that it will be transferring to the issuing entity, representing approximately 29.0% of the initial pool balance. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. The master servicer is required to pay the fees of the primary servicer to the extent the master servicer receives its master servicing fee under the pooling and servicing agreement. See “Transaction Parties—Other Servicers—The Primary Servicer”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer under the pooling and servicing agreement with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Midland Loan Services, a Division of PNC Bank, National Association

was selected to be the special servicer by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Midland Loan Services, a Division of PNC Bank, National Association assisted KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Other Servicers—Rialto Capital Advisors, LLC” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In particular, Rialto Capital Advisors, LLC, a Delaware limited liability company, is the initial special servicer under (i) the BANK 2017-BNK4 pooling and servicing agreement, pursuant to which the D.C. Office Portfolio mortgage loan and the Ralph’s Food Warehouse Portfolio mortgage loan, collectively representing approximately 7.4% of the initial pool balance, are serviced, (ii) the GSMS 2017-GS5 pooling and servicing agreement, pursuant to which the Pentagon Center mortgage loan, representing approximately 7.1% of the initial pool balance, will be serviced until the related controlling companion loan securitization date, and (iii) the CGCMT 2017-P7 pooling and servicing agreement, pursuant to which the Key Center Cleveland mortgage loan, representing approximately 5.7% of the initial pool balance, is serviced. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—Other Servicers—Rialto Capital Advisors, LLC”.

If the special servicer obtains knowledge that it has become a borrower party (as described under “—Directing Certificateholder” below) with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded DCH loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded DCH loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned while the related mortgage loan is an excluded special servicer loan.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19801.

Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable trustee under the lead securitization servicing agreement set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will be the mortgagee of record for such mortgage loan (and the related companion loan(s)).

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, as well as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSBAM 2017-C33, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479, Attn: MSBAM 2017-C33. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable custodian under the lead securitization servicing agreement set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will, with limited exception, hold the mortgage file for such mortgage loan (and the related companion loan(s)); provided, that such mortgage file will not include originals of any promissory notes not included in the related lead securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the VRR Interest owners that the special servicer be replaced. The operating advisor will have no obligations or rights with respect to non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights (other than with respect to any non-serviced mortgage loan or excluded DCH loan). The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by a specified percentage of the controlling class certificateholders (by certificate balance). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded DCH loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is one of the following (each, a “borrower party”): a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or certain affiliates of the foregoing.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus, at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Class E, Class F and Class G certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate of such classes of certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts or collateral deficiency amounts. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class G certificates.

It is anticipated that on the closing date, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate is expected to be appointed as the initial directing certificateholder. See “—Third Party Purchaser” below.

With respect to each non-serviced mortgage loan, the applicable entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was an affiliate of) the initial directing certificateholder for the indicated transaction as of the closing date thereof and will have certain consent and consultation rights with respect to the servicing of such non-serviced mortgage loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization (subject to similar appraisal mechanics). In addition, each servicing shift mortgage loan will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization of the related control note (which is not included in this transaction); however, the holder of the related control note will have consent and consultation rights substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Third Party Purchaser	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E, Class F and Class G certificates. KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate will acquire and be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During the time that it holds the eligible horizontal residual interest, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate, as applicable) will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Underwriters	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc. are the underwriters. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter)” in this prospectus, subject to certain conditions.

Risk Retention Consultation Party	With respect to certain material servicing actions related to serviced mortgage loans that are not excluded RRCP loans, upon request of the risk retention consultation party, the party processing such servicing action will be required to consult on a non-binding basis with the risk retention consultation party, as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest (by principal balance). Morgan Stanley Mortgage Capital Holdings LLC is expected to be appointed as the initial risk retention consultation party.

An “excluded RRCP loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the majority of the VRR Interest is a borrower party or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2017 (or, in the case of any mortgage loan that has its first due date after May 2017, the date that would have been its due date in May 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about May 11, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the immediately succeeding business day. The first determination date will be in June 2017.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York or any of the jurisdictions in which any of the respective primary servicing or corporate offices of either master servicer or special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account, any other account required to be established under the pooling and servicing agreement or other trust administration accounts are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date;
Rated Final

Distribution Date	The assumed final distribution date set forth below for each class of certificates offered by this prospectus has been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	February 2022
Class A-2	April 2022
Class A-SB	October 2026
Class A-3	May 2025
Class A-4	March 2027
Class A-5	April 2027
Class X-A	April 2027
Class X-B	May 2027
Class A-S	April 2027
Class B	May 2027
Class C	May 2027

The rated final distribution date will be the distribution date in May 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date pursuant to the pooling and servicing agreement. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C33: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class V and Class R.

The VRR Interest will be uncertificated, will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Aggregate Certificate Balance or Notional Amount	Approximate % of Initial Pool Balance	Approximate Initial Credit Support(1)
Class A-1	$28,500,000	4.16%	30.000%
Class A-2	$75,200,000	10.97%	30.000%
Class A-SB	$52,500,000	7.66%	30.000%
Class A-3	$37,500,000	5.47%	30.000%
Class A-4	$130,000,000	18.97%	30.000%
Class A-5	$156,052,000	22.77%	30.000%
Class X-A	$479,752,000(2)	N/A	N/A
Class X-B	$125,079,000(2)	N/A	N/A
Class A-S	$58,256,000	8.50%	21.500%
Class B	$38,551,000	5.62%	15.875%
Class C	$28,272,000	4.13%	11.750%

(1)	The approximate initial credit support with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate
Class A-1	%(1)
Class A-2	%(1)
Class A-SB	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class A-5	%(1)
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%(1)
Class B	%(1)
Class C	%(1)

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will at all times be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specific percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

See “—Interest Rate Calculation Convention” below.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, excess interest accrued after any related anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the net interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	For each distribution date, the master servicer is entitled to a servicing fee with respect to each mortgage loan, serviced companion loan and any related REO loan, in each case payable from interest payments thereon. The servicing fee will include any primary servicing fee payable to a primary servicer or subservicer engaged by the master servicer and is calculated based on the related outstanding principal balance at a servicing fee rate equal to (1) with respect to each mortgage loan, the per annum rate set forth on Annex A-1, and (2) with respect to each serviced pari passu companion loan, 0.0025% per annum.

For each distribution date, the special servicer is entitled to a special servicing fee (calculated on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000) on each mortgage loan as to which a special servicing transfer event has occurred and that has not become a corrected mortgage loan, as well as on any related serviced companion loan and any related REO loan, in each case payable from interest payments thereon. If the related interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced loan (and any related serviced companion loan or related REO loan) and, in certain cases, mortgage loans repurchased by the related mortgage loan seller and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject in each case to a minimum fee of $25,000 and a maximum fee equal to $1,000,000 and subject to certain adjustments and exceptions as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.00961%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee and is equal to $290.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (excluding each non-serviced mortgage loan) and any successor REO loan, at a rate equal to (i) 0.00321% per annum with respect to each serviced mortgage loan (other than any mortgage loan listed in the other clauses of this definition), (ii) 0.00571% per annum with respect to the Hyatt Regency Austin mortgage loan and (iii) 0.0% per annum with respect to the Gateway Crossing mortgage loan and the Tops Portfolio mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00071%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including its investor reporting package. The fee will be payable prior to any distributions to certificateholders and the VRR Interest owners.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances related to the performance of their duties under the pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to such other pooling and servicing agreement will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above, including with respect to such outside special servicer, a liquidation fee or workout fee, as applicable, under certain circumstances when such non-serviced mortgage loan becomes a specially serviced loan. In certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this transaction to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate	Special Servicing Fee Rate
Pentagon Center(2)	0.0025%	0.250%
D.C. Office Portfolio	0.0025%	0.250%(3)
Key Center Cleveland	0.0100%	0.250%(3)
Ralph’s Food Warehouse Portfolio	0.0025%	0.250%

(1)	Does not reflect the Gateway Crossing mortgage loan or Tops Portfolio mortgage loan, each of which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan. The master servicer and special servicer with respect to any such future securitization will be entitled to a primary servicing fee and a special servicing fee, respectively, in respect of such mortgage loan in the amounts set forth under the pooling and servicing agreement for such securitization.

(2)	The Pentagon Center mortgage loan will be serviced under the pooling and servicing agreement that governs the GSMS 2017-GS5 securitization until the securitization of the related controlling pari passu companion loan. Information in this table is based on the pooling and servicing agreement governing the GSMS 2017-GS5 securitization. Upon the securitization of the related controlling pari passu companion loan, the Pentagon Center mortgage loan will be serviced under the servicing agreement governing such securitization and the related special servicing fee rate will be such rate as is specified in such pooling and servicing agreement.

(3)	Such fee rate is subject to a minimum amount equal to (i) $3,500 or (ii) $5,000, if the related risk retention consultation party is entitled to consult with the special servicer with respect to such mortgage loan, in each case, for any month in which such fee is payable.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

Distributions

A. Allocation between VRR
Interest and

Certificates	The aggregate amount available from the mortgage loans for distributions to the holders of the certificates and the VRR Interest on each distribution date will be: (i) net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the certificates, on the other hand. The portion of such aggregate amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of certificates and (y) the initial principal balance of the VRR Interest, and (b) the certificates will at all times be the product of such aggregate amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

of Distributions on

Certificates	On each distribution date, the funds available for distribution from the mortgage loans and allocable to the certificates (other than any portion thereof that represents (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E, Class F and Class G certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Sixth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal and the VRR Interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest”, respectively.

D. Yield Maintenance Charges,
Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest on certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses on the mortgage loans are allocated between the VRR Interest and the certificates and the manner in which the certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class V and the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or losses on the mortgage loans will be allocated to the Class X certificates or the Class V or Class R certificates, although principal payments and losses on the mortgage loans may reduce the notional amounts of the Class X certificates and, therefore, the amount of interest they accrue. Principal losses on the mortgage losses allocated to the VRR Interest will reduce the VRR Interest balance.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The VRR Interest is a REMIC regular interest that is not in certificated form.

(3)	Other than the Class X-D, Class V and Class R certificates.

With respect to each whole loan, subject to the terms of the related intercreditor agreement, losses thereon will first be allocated to any related subordinate companion loan, and remaining losses will be allocable pro rata to the related mortgage loan and any related pari passu companion loans.

Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Loss”.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the VRR Interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce the aggregate available funds and will correspondingly and proportionately reduce the respective amounts allocated to the VRR Interest and to the certificates. The reduction in amount available for distribution to the certificates will reduce the distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes thereof (other than the Class V and Class R certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest resulting from an increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan and any successor REO loan unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or, with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will be required to advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer will be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar property protection advances as those described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and VRR Interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 44 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 70 commercial properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $702,573,982.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 44 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(3)(4)	Whole Loan Cut- off Date LTV Ratio(2)(3)(4)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Hyatt Regency Austin	$60,000,000	8.5%	$43,000,000	N/A	58.9%	58.9%	2.40x	2.40x
Pentagon Center	$50,000,000	7.1%	$160,000,000	N/A	55.3%	55.3%	2.75x	2.75x
Key Center Cleveland	$40,000,000	5.7%	$180,000,000	N/A	60.8%	60.8%	1.59x	1.59x
D.C. Office Portfolio	$35,000,000	5.0%	$70,000,000	N/A	53.5%	53.5%	1.71x	1.71x
Ralph’s Food Warehouse Portfolio	$16,889,777	2.4%	$24,837,908	N/A	53.2%	53.2%	1.69x	1.69x
Gateway Crossing	$14,952,862	2.1%	$24,672,222	N/A	73.2%	73.2%	1.26x	1.26x
Tops Portfolio	$7,515,732	1.1%	$11,972,492	N/A	71.8%	71.8%	1.42x	1.42x

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

(3)	With respect to the Key Center Cleveland mortgage loan, representing approximately 5.7% of the initial pool balance, the appraised value of $362,000,000 reflects an appraisal on a combined “Prospective Value Upon Completion” basis, with an anticipated completion date of capital improvements of December 1, 2017 for the related mortgaged property, which is higher than the “as-is” appraised value of $304,100,000 for the related mortgaged property as of December 1, 2016. Based on the $304,100,000 “as-is” appraised value, the Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio of such mortgage loan are 72.3% and 72.3%, respectively.

(4)	With respect to the D.C. Office Portfolio mortgage loan, representing approximately 5.0% of the initial pool balance, the Mortgage Loan Cut-off Date LTV Ratio and the Whole Loan Cut-off Date LTV Ratio were calculated net of the $5,000,000 earnout reserve. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio based on the whole loan of $105,000,000 (without taking into account the earnout reserve) is 56.2% and 56.2%, respectively.

The Hyatt Regency Austin whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and will constitute a “serviced whole loan” (and each related companion loan will constitute a “serviced companion loan”).

Each of the Gateway Crossing whole loan and the Tops Portfolio whole loan (each referred to herein as a “servicing shift whole loan,” with the mortgage loan related to such whole loan being referred to herein as a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and, for so long as it is so serviced, will constitute a “serviced whole loan” (and each related pari passu companion loan will constitute a “serviced pari passu companion loan”). However, with respect to each such whole loan, after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization and will thereafter constitute a “non-serviced whole loan” (and each related pari passu companion loan will constitute a “non-serviced pari passu companion loan”).

The whole loans identified in the table below (each, a “non-serviced whole loan”) will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement. The related mortgage loans are each referred to as a “non-serviced mortgage loan,” and the related companion loans are each referred to as a “non-serviced companion loan.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name (Mortgage Loan Seller)	Lead Servicing Agreement as of the Closing Date(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Custodian	Controlling Noteholder	Directing Certificateholder
Pentagon Center(3) (MSMCH)	GSMS 2017-GS5(3)	7.1%	Midland Loan Services, a Division of PNC Bank, National Association(3)	Rialto Capital Services, LLC(3)	Wells Fargo Bank, National Association(3)	GSMS 2017-GS5(3)	RREF III-D AIV RR, LLC (or an affiliate)

Key Center Cleveland (BANA)	CGCMT 2017-P7	5.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Deutsche Bank Trust Company Americas	CGCMT 2017-P7	RREF III-D AIV RR, LLC (or an affiliate)

D.C. Office Portfolio (BANA)	BANK 2017-BNK4	5.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	BANK 2017-BNK4	RREF III Debt AIV, LP (or an affiliate)

Ralph’s Food Warehouse Portfolio (MSMCH)	BANK 2017-BNK4	2.4%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	BANK 2017-BNK4	RREF III Debt AIV, LP (or an affiliate)

(1)	Does not reflect the Gateway Crossing mortgage loan or the Tops Portfolio mortgage loan, each of which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan and thereafter will be serviced under the pooling and servicing agreement for such securitization by the master servicer and special servicer designated therein, subject to the rights of any directing certificateholder appointed thereunder. Morgan Stanley Bank, N.A. is the current holder of the controlling pari passu companion loan related to the Gateway Crossing mortgage loan. KeyBank National Association is the current holder of the controlling pari passu companion loan related to the Tops Portfolio mortgage loan. With respect to each such mortgage loan, after the securitization of the related controlling pari passu companion loan, the securitization trust holding such companion loan will be the controlling noteholder for the related whole loan, and the directing certificateholder (or other party designated under the related pooling and servicing agreement governing such securitization trust) will be entitled to exercise the rights of such controlling noteholder.

(2)	Servicing agreement expected to be the lead servicing agreement on the closing date of this securitization. Information presented in this table relating to the lead securitization transaction parties is current as of the closing date of such lead securitization.

(3)	The Pentagon Center mortgage loan will be serviced under the pooling and servicing agreement that governs the GSMS 2017-GS5 securitization until the securitization of the related controlling pari passu companion loan. Information in this table is based on the pooling and servicing agreement governing the GSMS 2017-GS5 securitization. After the securitization of the related controlling pari passu companion loan, the Pentagon Center mortgage loan will be serviced under the related pooling and servicing agreement for such securitization by the master servicer and special servicer designated therein, subject to the rights of any directing certificateholder appointed thereunder. Goldman Sachs Mortgage Company is the current holder of the controlling pari passu companion loan related to the Pentagon Center mortgage loan. After the securitization of the related controlling pari passu companion loan, the securitization trust holding such controlling pari passu companion loan will be the controlling noteholder for the related whole loan, and the directing certificateholder (or other party designated under the related pooling and servicing agreement governing such securitization trust) will be entitled to exercise the rights of such controlling noteholder.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics	The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related pari passu companion loan, but excluding the principal balance and debt service payment of any related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

With respect to any mortgage loan with an anticipated repayment date, unless otherwise indicated, references in the following tables to the related maturity date refer to the applicable anticipated repayment date with respect to such mortgage loan.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Initial Pool Balance(1)	$702,573,982
Number of mortgage loans	44
Number of mortgaged properties	70
Number of crossed loans	2
Crossed loans as a percentage	5.3%
Range of Cut-off Date Balances	$2,843,274 to $60,000,000
Average Cut-off Date Balance	$15,967,590
Range of Mortgage Rates	3.9700% to 6.2900%
Weighted average Mortgage Rate	4.7916%
Range of original terms to maturity	60 months to 121 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	110 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	343 months
Range of remaining amortization terms(2)	237 months to 360 months
Weighted average remaining amortization term(2)	342 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	42.1% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	60.5%
Range of LTV Ratios as of the maturity date(3)(4)(5)	35.7% to 68.6%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	53.4%
Range of UW NCF DSCRs(4)(6)	1.25x to 2.75x
Weighted average UW NCF DSCR(4)(6)	1.83x
Range of UW NOI Debt Yields(4)(5)	7.3% to 19.7%
Weighted average UW NOI Debt Yield(4)(5)	11.7%
Percentage of Initial Pool Balance consisting of:
Partial Interest-Only	45.4%
Amortizing Balloon	28.0%
Interest-Only	26.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes 6 mortgage loans, representing approximately 26.6% of the initial pool balance, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(3)	Information with respect to all mortgage loans was calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, except as described below. With respect to a portfolio of 5 mortgaged properties identified on Annex A-1 as SSTII Mindful Portfolio, securing 1 mortgage loan representing approximately 7.4% of the initial pool balance, the “as-is” appraised value reflects the value of the related mortgaged properties as a collective whole ($95,900,000), which is higher than the sum of the “as-is” appraised values of the individual mortgaged properties ($90,800,000), representing a 5.6% portfolio premium. Based on the $90,800,000 appraised value, the Cut-off Date LTV Ratio of such mortgage loan is 57.3% and the LTV Ratio as of the maturity date of such mortgage loan is 52.6%. With respect to the Key Center Cleveland mortgage loan, representing approximately 5.7% of the initial pool balance, the appraised value of $362,000,000 reflects an appraisal on a combined “Prospective Value Upon Completion” basis, with an anticipated completion date of capital improvements of December 1, 2017 for the related mortgaged property, which is higher than the “as-is” appraised value of $304,100,000 for the related mortgaged property as of December 1, 2016. Based on the $304,100,000 “as-is” appraised value, the Cut-off Date LTV Ratio of such Mortgage Loan is 72.3% and the LTV Ratio as of the maturity date is 59.2%. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(4)	In the case of each mortgage loan that is part of a whole loan, the DSCR, LTV ratios and debt yields have been calculated including the related pari passu companion loan(s).

(5)	With respect to the D.C. Office Portfolio mortgage loan, representing approximately 5.0% of the initial pool balance, all LTV Ratios and debt yields were calculated net of the $5,000,000 earnout reserve. The Cut-off Date LTV

Ratio, LTV Ratio as of the maturity date and UW NOI Debt Yield based on the whole loan of $105,000,000 (without taking into account the earnout reserve) are 56.2%, 56.2% and 8.8%, respectively.

(6)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the cut-off date; provided, that (i) in the case of a mortgage loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date, (ii) in the case of a mortgage loan that provides for interest-only payments through its maturity or anticipated repayment date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (iii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

With respect to the Pentagon Center mortgage loan, representing approximately 7.1% of the initial pool balance, proceeds of the mortgage loan provided acquisition financing for the borrower’s purchase of the mortgaged property. The mortgaged property was previously financed as part of a 20-property office portfolio financing which was modified and extended in December 2010 by the previous lender. The mortgaged property was subject to such financing at the time it was acquired by the borrower.

With respect to the Gateway Crossing mortgage loan, representing approximately 2.1% of the initial pool balance, the related whole loan refinanced a commercial mortgage backed securities loan that was subject to a default and loan modification in 2013. The prior loan had a $45,000,000 initial principal balance and a $5,000,000 earnout reserve. After the borrower received $1,000,000 of the earnout reserve, one of the tenants at the mortgaged property filed for bankruptcy protection, and the borrower subsequently defaulted and entered into a loan modification whereby the $4,000,000 remaining earnout, and an additional $1,500,000 contributed by the borrower, were applied to prepay the prior loan.

With respect to the Tops Portfolio mortgage loan, representing approximately 1.1% of the initial pool balance, proceeds of such mortgage loan refinanced a prior loan that was in maturity default at the time of refinancing.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	With respect to eleven (11) of the mortgaged properties securing four (4) mortgage loans representing approximately 6.5% of the initial pool balance (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. The mortgage loans to be contributed by Bank of America, National Association were originated in accordance with the underwriting standards of Bank of America, National Association, except with respect to the Midway Office Park mortgage loan, representing approximately 1.6% of the initial pool balance, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained as a combination of (i) an “eligible vertical interest” in the form of the VRR Interest, and (ii) an “eligible horizontal residual interest” in the form of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through the certificate administrator’s website initially located at www.ctslink.com and may be available to certificateholders through the master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus, which generally will include the outstanding principal balance of each such mortgage loan, together with accrued and unpaid interest thereon.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and a relinquishment of the rights relating to the VRR Interest for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Classs A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and the VRR Interest and (iii) such holder (or holders) pays an amount to the master servicer as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholder or the VRR Interest owner in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties. In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement, the special servicer may purchase such defaulted mortgage loan (or defaulted whole loan) or accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price. The special servicer will not be required to accept the highest cash offer if it determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and the related companion loan holders (as a collective whole as if such certificateholders, the VRR Interest owners and such companion loan holders constituted a single lender).

The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of a whole loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the directing certificateholder or, with respect to any mortgage loan that is part of a whole loan, the related controlling companion loan holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this prospectus under “Description of the Mortgage Pool—The Whole Loans”.

With respect to each non-serviced mortgage loan, if the related controlling pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement governing the servicing of the related whole loan, and the special servicer under such pooling and servicing agreement determines to sell such pari passu companion loan, then such special servicer will be required to sell such non-serviced mortgage loan together with any related pari passu companion loan (and, in some cases, any related subordinate companion loan) as a single whole loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the issuing entity consisting of entitlement to any excess interest accrued on any mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the VRR Interest, will be a trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and/or multifamily properties, as applicable. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty occurs within a specified period of the lease expiration date,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and other tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and other tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of national chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the tenant mix, such as the tenants being concentrated in a particular industry or business;

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor or licensor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Parking Garages and Parking Lots Have Special Risks” as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Parking Garages and Parking Lots Have Special Risks

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of

●	people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, self storage, office, hospitality, industrial and mixed use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, Illinois, California, Florida, Virginia, Ohio, Hawaii, Arizona, New York and Washington, D.C. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Third Party Reports—Environmental Report”, “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Third Party Reports—Environmental Site Assessments”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Environmental Assessments”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans may in the future undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may in the future undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leaseable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans (such as an office property used substantially as a data center) may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 83% in 2017 (subject to annual decreases of 1% beginning in 2018 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual increases of $20 million beginning in 2018 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and/or underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”, “—Bank of

America, National Association—Review of Bank of America Mortgage Loans” and “—KeyBank National Association—Review of KeyBank Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” (or other similar term) and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” (or other similar term) values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” (or other similar term) value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Annex A-1 for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the VRR Interest owners if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 13 in Annex D-1 and the identified exceptions to that representation in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans may provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest, which are not offered by this prospectus. There are no anticipated repayment date mortgage loans related to the trust. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico

Certain of the mortgaged properties securing the mortgage loans are located in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it and/or certain of its affiliates directly or indirectly control the debtor or own in the aggregate 50% or more of the value of the stock or participation of the debtor. Therefore, Puerto Rico law would not impose income or withholding tax on interest received on a mortgage loan while it is held by the issuing entity; however, no assurance can be given that the law will not change in the future. If an income or withholding tax were imposed on a mortgage loan secured by property in Puerto Rico, the lender may not be able to collect from the related borrower any shortfall in the monthly payment resulting from such tax, and to the extent such income or withholding tax results in the related borrower being required to make additional payments to the trust, such borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid (including such tax) and such tax could therefore result in a shortfall to affected certificateholders.

Furthermore, the Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the issuing entity’s interest in the mortgaged properties located in Puerto Rico.

Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of one or more promissory notes in favor of the mortgagee and one or more “mortgage notes” payable to the bearer thereof, each of which is then pledged to the mortgagee as security for the promissory note(s). Each bearer mortgage note in turn is secured by a deed of mortgage on certain real property of the borrower. Notwithstanding the existence of both the promissory note(s) and the bearer mortgage note(s), the borrower has only a single indebtedness to the mortgagee, and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take any separate action under the promissory note(s) or bearer mortgage note(s). Priority between mortgage instruments depend on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico. Foreclosure of a mortgage in

Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming and costly. The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the mortgage loan. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Puerto Rico Registry of Property Act (Act No. 210 of December 8, 2015). Upon completion of the public sale through the auction process, the marshal is required to submit to the Court all documents evidencing the public sale. Then, the Court, within 10 days is required to enter an order confirming that the foreclosure and public sale process complied with all legal requirements. The purchaser at such sale acquires the estate in interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a mortgagee. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on the mortgage, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest and other expenses, if any, which are due under the mortgage loan and thus the amount of accrued and unpaid interest and unpaid principal on the certificates.

The Puerto Rico Environmental Quality Board (EQB) has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, and the regulations promulgated thereunder. Act No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the United States Environmental Protection Agency (EPA) and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors and the expected initial risk retention consultation party, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not the interests of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Morgan Stanley Bank, N.A., Bank of America, N.A. and KeyBank National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and Morgan Stanley Mortgage Capital Holdings LLC is expected to be appointed as the initial risk retention consultation party by the holders of the majority of the VRR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder(s) of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any such holder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Morgan Stanley Bank, N.A., Bank of America, National Association or KeyBank National Association (in each case as holders of the VRR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that any of Morgan Stanley Bank,

N.A., Bank of America, National Association or KeyBank National Association (in each case as holders of the VRR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

KeyBank National Association originated and is the current holder of a mezzanine loan related to the Lemon Grove Plaza mortgage loan, representing approximately 1.5% of the initial pool balance.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where a financial institution buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the party expected to be designated to consult with the special servicer on their behalf as the risk retention consultation party is an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, a sponsor and the expected initial risk retention consultation party, and Morgan Stanley Bank, N.A., an originator. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator and a sponsor. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a mortgage loan seller, an originator, a primary servicer and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the mortgage loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.”

The Servicing of Certain Mortgage Loans Will Shift to Other Servicers

The servicing of each of the Gateway Crossing whole loan and the Tops Portfolio whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each such case until such time as the related controlling pari passu companion loan is securitized in a separate securitization. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans.” In addition, the servicing of the Pentagon Center whole loan is expected to be governed by the pooling and servicing agreement for the GSMS 2017-GS5 securitization temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At such time in respect of each such whole loan, the servicing and administration of such whole loan will shift to the master servicer and special servicer under the applicable other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of any such future securitization nor the identity of any such other master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that will govern any such future securitization have not yet been determined, although they will be required to satisfy certain requirements set forth in the related intercreditor agreement. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that will govern any such future securitization, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement except to the extent of compliance with the requirements set forth in the related intercreditor agreement. Moreover, with respect to each such whole loan, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan (or the controlling party in the related securitization of such related controlling pari passu companion loan or such other party specified in the related intercreditor agreement) will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans.”

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to a mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan (and will be replaced according to the procedures described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”). The replacement special servicer (referred to herein as an “excluded special servicer”) will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, delayed action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, the mortgaged property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the VRR Interest owners, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, the mortgaged property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders and the VRR Interest owners, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

Absent a control termination event, the directing certificateholder will be entitled to direct the servicing actions of the special servicer in respect of serviced mortgage loans (other than any excluded DCH loan or servicing shift mortgage loan) and, subject to certain limitations, will be entitled to replace the special servicer with or without cause. In addition, if a control termination event has occurred and is continuing, but absent a consultation termination event, the directing certificateholder will retain certain consultation rights with respect to the special servicer’s servicing actions related to such mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder.”

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, and the special servicer may, at the direction of, or in consultation with, the directing certificateholder, take actions with respect to a mortgage loan that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. See “Pooling and Servicing Agreement—The Directing Certificateholder.” Each certificateholder, by its acceptance of its certificates, will be deemed to acknowledge and agree that the directing certificateholder will be controlled by the controlling class, will have no duty to any certificateholders and may have certain conflicts of interest, as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder.”

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate) will be appointed as the initial directing certificateholder.

Such conflicts of interest may be particularly significant if the directing certificateholder or any affiliate thereof holds certificates or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower party (the related mortgage loan being referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as the directing certificateholder or a controlling class certificateholder is a borrower party, it will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that a borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or that a borrower-related certificateholder will not otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation.

With respect to each of the non-serviced mortgage loans mortgage loan and the servicing shift mortgage loans, the holder of the related controlling companion loan or its designee will have rights to direct the servicing of the related whole loan similar to the rights of the directing certificateholder with respect to the other mortgage loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. Any such controlling companion loan holder may have interests in conflict with those of the MSBAM 2017-C33 certificateholders, and to the extent the controlling companion loan has been securitized, the controlling class certificateholders (or a directing certificateholder on their behalf) under such securitization may have similar conflicting interests. As a result, it is possible that such entities may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the MSBAM 2017-C33 certificates. Each certificateholder, by its acceptance of its certificates, will be deemed to make acknowledgements and agreements with respect to conflicts of interest of the controlling companion loan holder similar to those made with respect to the directing certificateholder (see “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder”).

With respect to each of the non-serviced whole loans and the servicing shift whole loans, the holder of the related controlling note (and, to the extent such related controlling note has been securitized (and to the extent known), the initial directing certificateholder (or equivalent entity) as of the closing date for the related securitization transaction) is set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool.”

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the control eligible certificates, which is referred to in this prospectus as the “Third Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the Third Party Purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Third Party Purchaser received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the third party purchaser or that the final pool as influenced by the third party purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the third party purchaser’s certificates. Because of the differing subordination levels, the third party purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the third party purchaser but that does not benefit other investors. In addition, while the third party purchaser is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Third Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Third Party Purchaser’s acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The Third Party Purchaser is expected to appoint KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof as the initial directing certificateholder. For a description of certain conflicts of interest related to the directing certificateholder, see “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and for a description of any affiliations between the Third Party Purchaser and other parties related to this transaction, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, was engaged as an independent contractor to conduct due diligence with respect to certain mortgage loans prior to the closing date by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate).

Because the incentives and actions of the Third Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The property managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	the property managers, borrowers and affiliates thereof may also own other properties, including competing properties.

None of the borrowers, property managers or their affiliates (or any employee thereof) has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates and the VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to EU Directive 209/138/EC and, subject to the adoption of the proposed regulation referred to below, by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted as proposed, would replace the Retention Requirement, the Due Diligence Requirement and Similar Requirements with a single regime and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the depositor, the issuing entity, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule“). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the retaining third-party purchaser or other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the retaining third-party purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or VRR Interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due, in part, to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings of such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate the other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in any class of Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of Class X certificates is based upon the outstanding certificate balance(s) of the related class(es) of principal balance certificates whose certificate balances comprise such notional amount, the yield to maturity on any class of Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the underlying principal balance certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in any class of Class X certificates. Investors in Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer may not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the VRR Interest balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (collectively) and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the certificates, first the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and then, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C or Class D certificates will result in a corresponding reduction in the notional amount of the corresponding class of Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Annex A-1. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances. Any such release or substitution may impact the value of the collateral upon which the lender may realize, which may adversely affect the yield to maturity of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” for further details regarding the various release provisions.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on such classes of certificates will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates and the Class A-S certificates (solely in the case of the Class B and Class C certificates) and the Class B certificates (solely in the case of the Class C certificates). See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans serviced under the pooling and servicing agreement, those decisions are generally made by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to such non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded DCH loan and except that, with respect to the non-serviced mortgage loans and servicing shift mortgage loans, it will only have limited consultation rights) and the right to replace the special servicer under the pooling and servicing agreement with or without cause, except that if a control termination event occurs and is continuing, the directing certificateholder will lose the related consent rights and the right to replace the special servicer, and if a consultation termination event occurs, then the directing certificateholder will lose the related consultation rights. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans and whole loans serviced under the pooling and servicing agreement, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders.”

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note), take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited (or no) consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders,” “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, if the aggregate of the certificate balances of the HRR Certificates (taking into account the application of the non-vertically retained percentage of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the aggregate of the initial certificate balances of such classes (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the VRR Interest owners (as a collective whole as if the certificateholders and the VRR Interest owners constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement (although when they may be exercised may differ). Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any of the non-serviced mortgage loans or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer under the pooling and servicing agreement for this securitization so long as no control termination event has occurred and is continuing and other than in respect of any non-serviced loan, any excluded DCH loan or any servicing shift mortgage loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by holders of certificates and the VRR Interest representing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and the VRR Interest balance) and (y) upon receipt of approval by holders of certificates and the VRR Interest representing at least 75% of the voting rights that constitute a minimum quorum (which is the holders of at least 75% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and the VRR Interest balance). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. In addition, under certain circumstances, the operating advisor may recommend the replacement of the special servicer in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the special servicer (so long as a control termination event has occurred and is continuing or the vote is based on recommendation of the operating advisor), the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will require the trustee to replace the master servicer, the special servicer, the operating advisor or the asset representations reviewer, as applicable, for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each of the non-serviced whole loans and the servicing shift whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer responsible for servicing such whole loan with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners will generally have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holder of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the related controlling pari passu companion loan for any servicing shift whole loan, which will have certain control rights as described below) will have certain non-binding consultation rights with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Each such companion loan holder and any representative thereof may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the related controlling pari passu companion loan for any servicing shift whole loan will have certain consent and consultation rights with respect to certain matters relating to the related mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the subject whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the related mortgage loan documents, call or waive any event of default under the related mortgage loan documents and consent to any action or failure to act by any party to the related mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the related whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

With respect to any whole loan that includes a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the controlling noteholder (or designated party with respect to any securitization trust holding the controlling note) may conflict with those of the holders of some or all of the classes of certificates, and accordingly such party may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (other than Morgan Stanley Mortgage Capital Holdings LLC in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected non-serviced mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the

Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity’s claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances (such as with respect to the Key Center Cleveland mortgage loan where, pursuant to a subordination, non-disturbance and attornment agreement, the issuing entity may be required to complete certain capital improvements for a particular tenant to the extent the borrower has failed to do so). In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property.

Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 44 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $702,573,982 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in May 2017 (or, in the case of any Mortgage Loan that has its first due date after May 2017, the date that would have been its due date in May 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans, representing approximately 31.9% of the Initial Pool Balance, are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

The mortgage loan sellers set forth in the chart under “Summary of Terms—Relevant Parties—Sponsors.” will sell their respective Mortgage Loans to the depositor, which will in turn transfer the Mortgage Loans to the issuing entity in exchange for the certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 11, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

Except as specifically provided in this prospectus, information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related Pari Passu Companion Loan, but excluding the principal balance and debt service payment of any related Subordinate Companion Loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

References to any specified Mortgage Loan should be construed to refer to the Mortgage Loan secured by the Mortgaged Property (or portfolio of Mortgaged Properties) with the same name identified on Annex A-1, representing the approximate percentage of the Initial Pool Balance set forth on Annex A-1.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Allocated Loan Amount” means, in the case of Mortgage Loans secured by a portfolio of Mortgaged Properties, a portion of the Cut-off Date Balance allocated to each Mortgaged Property based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. With respect to any Mortgage Loan that is secured by a single Mortgaged Property, “Allocated Loan Amount” means the Cut-off Date Balance of such Mortgage Loan.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

●	in the case of a Mortgage Loan that provides for interest-only payments through its maturity, or its Anticipated Repayment Date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value as well as “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

With respect to a portfolio of 5 Mortgaged Properties identified on Annex A-1 as SSTII Mindful Portfolio, securing 1 Mortgage Loan representing approximately 7.4% of the Initial Pool Balance, the “as-is” appraised value reflects the value of the related Mortgaged Properties as a collective whole ($95,900,000), which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties ($90,800,000), representing a 5.6% portfolio premium. Based on the $90,800,000 appraised value, the Cut-off Date LTV Ratio of such Mortgage Loan is 57.3% and the Maturity Date LTV Ratio is 52.6%. With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the appraised value of $362,000,000 reflects an appraisal on a combined “Prospective Value Upon Completion” basis, with an anticipated completion date of capital improvements of December 1, 2017 for the related Mortgaged Property, which is higher than the “as-is” appraised value of $304,100,000 for the related Mortgaged Property as of December 1, 2016. Based on the $304,100,000 “as-is” appraised value, the Cut-off Date LTV Ratio of such Mortgage Loan is 72.3% and the Maturity Date LTV Ratio is 59.2%. The Appraised Value set forth on Annex A-1 is the “as-is” value based on the value of the individual properties, except with respect to the SSTII Mindful Portfolio Mortgage Loan and the Key Center Cleveland Mortgage Loan, as described above, unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, that will be outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net operating income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “effective gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “total operating expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio“, Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV“, or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

●	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, the Cut-off Date Loan-to-Value Ratios were calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties. See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

●	In addition, with respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated net of the $5,000,000 earnout reserve. The earnout reserve can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum earnout net cash flow debt yield of 6.73%, based on a total debt amount equal to $130,000,000 and (ii) no event of default has occurred and is continuing. If the earnout reserve has not been released within the later of the second year following securitization of the last note to be securitized and the first 30 months after the loan closing, the lender is required to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. The Cut-off Date LTV Ratio assuming the whole loan of $105,000,000 (without taking into account the earnout reserve) is 56.2%.

“EGI” means “Effective Gross Income”, as defined under “Cash Flow Analysis” above.

“GLA” means gross leaseable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided that hotel properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest-only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet. Similarly, “2nd Largest Tenant”, “3rd Largest Tenant”, “4th Largest Tenant” and “5th Largest Tenant” mean, with respect to any Mortgaged Property, the tenant occupying the second, third, fourth or fifth (as applicable) largest amount of net rentable square feet.

“Lease Expiration of Largest Tenant” means the date at which the applicable Largest Tenant’s lease is scheduled to expire. Similarly, “Lease Expiration of 2nd Largest Tenant”, “Lease Expiration of 3rd Largest Tenant”, “Lease Expiration of 4th Largest Tenant” and “Lease Expiration of 5th Largest Tenant” mean, with respect to any Mortgaged Property, the date at which the applicable 2nd Largest Tenant’s, 3rd Largest Tenant’s, 4th Largest Tenant’s or 5th Largest Tenant’s, as applicable, lease is scheduled to expire.

“Loan Per Unit” means the applicable principal balance per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD,”, “Loan-to-Value Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. For further description, see the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

In addition, with respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the LTV Ratio at Maturity or ARD was calculated net of the $5,000,000 earnout reserve. The earnout reserve can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum earnout net cash flow debt yield of 6.73%, based on a total debt amount equal to $130,000,000 and (ii) no event of default has occurred and is continuing. If the earnout reserve has not been released within the later of the second year following securitization of the last note to be securitized and the first 30 months after the loan closing, the lender is required to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. The LTV Ratio at Maturity or ARD assuming the whole loan of $105,000,000 (without taking into account the earnout reserve) is 56.2%.

“Mortgage Rate” means, with respect to each Mortgage Loan or Whole Loan and any interest accrual period, the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1); provided, that for purposes of calculating Pass-Through Rates equal to, based on and limited by the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease; or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease.”

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“DEF/YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“LO(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account (rather than tenants, or in the case of hotel properties, credit card companies, depositing such rents directly).

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office building, industrial/warehouse facility, any combination of the foregoing, or any other property type for which such term is used, the square footage of the net rentable or leaseable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” or “Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgaged Property securing a Mortgage Loan, the annual operating expenses estimated for that Mortgaged Property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the Mortgaged Property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the Mortgaged Property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF Debt Yield“, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any cross collateralized and cross defaulted Mortgage Loan, unless otherwise indicated, such terms mean the ratio of the aggregate Underwritten Net Cash Flow derived from the Mortgaged Properties securing all Mortgage Loans comprising such group divided by the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group.

With respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Underwritten NCF Debt Yield was calculated net of the $5,000,000 earnout reserve. The earnout reserve can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum earnout net cash flow debt yield of 6.73%, based on a total debt amount equal to $130,000,000 and (ii) no event of default has occurred and is continuing. If the earnout reserve has not been released within the later of the second year following securitization of the last note to be securitized and the first 30 months after the loan closing, the lender is required to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. The Underwritten NCF Debt Yield assuming the Whole Loan of $105,000,000 (without taking into account the earnout reserve) is 8.2%.

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, or “UW NCF DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. For purposes of the information presented in this prospectus, the Underwritten Net Cash Flow DSCR (unless otherwise indicated) with respect to (a) any Mortgage Loan that is part of a Whole Loan, reflects the Annual Debt Service payable under such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). Any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the Mortgaged Properties securing such group and the aggregate Annual Debt Service payable under all Mortgage Loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Operating Income” or “UW NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan. With respect to any Mortgage Loan that is part of a Whole Loan, the Underwritten NOI Debt Yield is calculated with regard to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, Underwritten NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income derived for the Mortgaged Properties securing all Mortgage Loans comprising such group, in each case unless otherwise indicated.

With respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Underwritten NOI Debt Yield was calculated net of the $5,000,000 earnout reserve. The earnout reserve can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum earnout net cash flow debt yield of 6.73%, based on a total debt amount equal to $130,000,000 and (ii) no event of default has occurred and is continuing. If the earnout reserve has not been released within the later of the second year following securitization of the last note to be securitized and the first 30 months after the loan closing, the lender is required to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. The Underwritten NOI Debt Yield assuming the whole loan of $105,000,000 (without taking into account the earnout reserve) is 8.8%.

“Underwritten EGI” or “UW EGI” or “UW Effective Gross Income” “ with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to any Mortgage Loan that is part of a Whole Loan, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service payable with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group, in each case unless otherwise indicated.

“Underwritten Revenue” or “UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented including such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any Subordinate Companion Loan or any other indebtedness, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans, unless otherwise indicated.

If we present a debt rating for some tenants and not others in the tables or elsewhere in this prospectus, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$702,573,982
Number of mortgage loans	44
Number of mortgaged properties	70
Number of crossed loans	2
Crossed loans as a percentage	5.3%
Range of Cut-off Date Balances	$2,843,274 to $60,000,000
Average Cut-off Date Balance	$15,967,590
Range of Mortgage Rates	3.9700% to 6.2900%
Weighted average Mortgage Rate	4.7916%
Range of original terms to maturity	60 months to 121 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	110 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	343 months
Range of remaining amortization terms(2)	237 months to 360 months
Weighted average remaining amortization term(2)	342 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	42.1% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	60.5%
Range of LTV Ratios as of the maturity date(3)(4)(5)	35.7% to 68.6%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	53.4%
Range of UW NCF DSCRs(4)(6)	1.25x to 2.75x
Weighted average UW NCF DSCR(4)(6)	1.83x
Range of UW NOI Debt Yields(4)(5)	7.3% to 19.7%
Weighted average UW NOI Debt Yield(4)(5)	11.7%
Percentage of Initial Pool Balance consisting of:
Partial Interest-Only	45.4%
Amortizing Balloon	28.0%
Interest-Only	26.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes 6 Mortgage Loans, representing approximately 26.6% of the Initial Pool Balance, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(3)	Information with respect to all mortgage loans was calculated using “as is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, except as described below. With respect to a portfolio of 5 Mortgaged Properties identified on Annex A-1 as SSTII Mindful Portfolio, securing 1 Mortgage Loan representing approximately 7.4% of the Initial Pool Balance, the “as-is” appraised value reflects the value of the related Mortgaged Properties as a collective whole ($95,900,000), which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties ($90,800,000), representing a 5.6% portfolio premium. Based on the $90,800,000 appraised value, the Cut-off Date LTV Ratio of such Mortgage Loan is 57.3% and the LTV Ratio as of the maturity date is 52.6%. With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the appraised value of $362,000,000 reflects an appraisal on a combined “Prospective Value Upon Completion” basis, with an anticipated completion date of capital improvements of December 1, 2017 for the related Mortgaged Property, which is higher than the “as-is” appraised value of $304,100,000 for the related Mortgaged Property as of December 1, 2016. Based on the $304,100,000 “as-is” appraised value, the Cut-off Date LTV Ratio of such Mortgage Loan is 72.3% and the LTV Ratio as of the maturity date is 59.2%. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(4)	In the case of each Mortgage Loan that is part of a Whole Loan, the UW NCF DSCR, Cut-off Date LTV Ratio, the LTV Ratio as of the maturity date and the UW NOI Debt Yield have been calculated including the related pari passu companion loan(s).

(5)	With respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio, the LTV Ratio as of the maturity date and the UW NOI Debt Yield were calculated net of the $5,000,000 earnout reserve. The Cut-Off Date LTV Ratio, LTV Ratio as of the maturity date and UW NOI Debt Yield based on the whole loan of $105,000,000 (without taking into account the earnout reserve) are 56.2%, 56.2% and 8.8%, respectively.

(6)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the Cut-off Date; provided, that (i) in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, (ii) in the case of a Mortgage Loan that provides for interest-only payments through its maturity or Anticipated Repayment Date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (iii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to its maturity or Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	27	$208,698,301	29.7%
Anchored	16	140,441,652	20.0
Single-Tenant	1	25,000,000	3.6
Shadow Anchored	2	16,952,899	2.4
Free-Standing	7	13,626,719	1.9
Unanchored	1	12,677,031	1.8
Self Storage	16	$124,893,580	17.8%
Self Storage	16	124,893,580	17.8
Office	8	$114,540,000	16.3%
Suburban	2	64,800,000	9.2
CBD	3	35,000,000	5.0
Medical	3	14,740,000	2.1
Hospitality	4	$89,189,125	12.7%
Full Service	2	71,381,973	10.2
Extended Stay	1	11,576,152	1.6
Limited Service	1	6,231,000	0.9
Industrial	4	$78,203,160	11.1%
Warehouse	1	34,914,248	5.0
Flex	1	22,875,000	3.3
Distribution Warehouse/Cold Storage	1	14,490,000	2.1
Distribution Warehouse	1	5,923,912	0.8
Mixed Use	5	$74,349,815	10.6%
Office/Hospitality/Parking	1	40,000,000	5.7
Office/Retail/Flex	1	11,280,000	1.6
Retail/Office	1	11,000,000	1.6
Self Storage/Retail	1	6,600,000	0.9
Industrial/Retail	1	5,469,815	0.8
Other	6	$12,700,000	1.8%
Parking Garage	2	8,130,285	1.2
Parking	4	4,569,715	0.7
Total	70	$702,573,982	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Additional information with respect to certain specific property types is set forth below.

Retail Properties

With respect to the retail properties, mixed use properties and self storage properties with retail components set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Pearlridge Uptown II Mortgage Loan, representing approximately 6.1% of the Initial Pool Balance, the third and fourth largest tenants, collectively representing approximately 23.7% of net rentable area and 19.8% of underwritten annual rent, are non-profit corporations. The third largest tenant, Pali Momi Medical Center, a Hawaii non-profit corporation d/b/a Pali Momi Women’s Center, is a not-for-profit hospital. The fourth largest tenant, Kaiser Foundation Health Plan, Inc., a California non-profit public benefit corporation d/b/a Kaiser Permanente, is an integrated managed care consortium.

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, a borrower-related entity is in the planning stages to develop a 2- acre parcel into an entertainment and retail destination on the northeast corner of the intersection at which the Mortgaged Property is located. In addition, 31,700 square feet of retail space is under construction on the site adjacent to the west of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties set forth in the above chart titled “Property Type Distribution” or mixed use properties that include office tenants:

●	With respect to the Pentagon Center Mortgage Loan, representing approximately 7.1% of the Initial Pool Balance, the General Services Administration of the United States leases the entire Mortgaged Property, which is occupied by the Department of Defense. If the Mortgaged Property is transferred, the lease requires the United States and the transferee to enter into a novation agreement; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. Such determination by the United States is required to be prompt and not unreasonably withheld. In addition, the lease provides that upon a foreclosure sale or acceptance of a deed-in-lieu of foreclosure the United States will be deemed to have attorned to any purchaser or transferee of the Mortgaged Property so as to establish direct privity of estate between the government and such purchaser or transferee; provided, further that the United States and such purchaser or transferee must with reasonable promptness execute all lease revisions necessary to document the foregoing relationship. The foregoing provisions may delay or impede the ability of the lender to sell the Mortgaged Property following a foreclosure.

In connection with the acquisition of the Mortgaged Property by the borrower, the borrower is in the process of seeking the required novation agreement from the General Services Administration of the United States; however, such novation agreement has not yet been entered into. The borrower is subject to certain requirements regarding management of the Mortgaged Property and borrower that were required by certain United States agencies in connection with the acquisition of the Mortgaged Property by the borrower.

●	With respect to the Pentagon Center Mortgage Loan, representing approximately 7.1% of the Initial Pool Balance, if the General Services Administration of the United States elects to vacate all or a portion of the Mortgaged Property prior to the termination of the lease term, a portion of its annual rents relating to operating costs may be reduced by a maximum of approximately $2,222,858.

●	With respect to the Mortgaged Property identified on Annex A-1 as D.C. Office Portfolio – 1020 19th Street, which partially secures a Mortgage Loan representing approximately 5.0% of the Initial Pool Balance by allocated loan amount, eleven tenants, collectively representing 27.7% of the net rentable area and 29.6% of the gross potential rent, are non-profit corporations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

●	With respect to the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan, collectively representing approximately 5.3% of the Initial Pool Balance, the appraisal identified approximately 328,370 SF of speculative industrial space under construction in the sub-market.

●	With respect to the Chicago Business Center Mortgage Loan, representing approximately 3.3% of the Initial Pool Balance, the second largest tenant at the related Mortgaged Property, Chicago Sports Complex, operates as a local indoor soccer facility. Chicago Sports Complex currently occupies 97,941 SF and contributes 18.5% of the Mortgaged Property’s underwritten base rent.

●	With respect to the Chicago Marketplace Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, cold storage units represent 34.7% of the gross leaseable area.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Hotel Properties

The following Mortgaged Properties are associated with a hotel brand through a license, franchise agreement, operating agreement, management agreement or net lease.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hyatt Regency Austin	$60,000,000	8.5%	1/1/2027	3/1/2022
Key Center Cleveland	$40,000,000	5.7%	5/12/2018	2/6/2027
Home2Suites Nashville Airport	$11,576,152	1.6%	10/31/2036	11/1/2026
Quality Inn Denver CO(1)	$11,381,973	1.6%	3/15/2037	4/1/2027
Holiday Inn Express Quakertown	$6,231,000	0.9%	2/24/2024	5/1/2027

(1)	It is anticipated that the Mortgaged Property will be reflagged as a Clarion Hotel, which is a brand affiliated with Quality Inn, which conversion is contingent upon completion of a property improvement plan. It is further anticipated, if the Clarion Hotel franchise agreement is entered into, it will have a 20 year term from the opening date of the hotel as a Clarion Hotel, and that the borrower would have the right to terminate the franchise every five year anniversary of the opening date. However, under the Mortgage Loan any such termination would be an event of default and full recourse to the non-recourse carveout guarantor, unless consented to by the lender. There can be no assurance as to whether or not such a conversion will occur. The expiration date set forth above is based on the Quality Inn franchise agreement.

In addition, with respect to the hotel properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, a portion of the Mortgaged Property consists of the Marriott Cleveland Downtown hotel, as to which approximately 27.1% of the hotel’s underwritten revenues consist of food and beverage revenues.

●	With respect to the Hyatt Regency Austin Mortgage Loan, representing approximately 8.5% of the Initial Pool Balance, food and beverage revenues comprise 35.6% of underwritten revenues.

With respect to certain Mortgage Loans secured by hotel properties, there are hotels under construction or development that are expected to compete with the related Mortgaged Properties. Below are examples with respect to the 15 largest Mortgage Loans:

●	With respect to the Hyatt Regency Austin Mortgage Loan, representing approximately 8.5% of the Initial Pool Balance, two new hotels, a proposed 1,048-room Fairmont with an estimated opening date of September 1, 2017 and a proposed 615-room Marriott with an estimated opening date of September 1, 2019 are expected to be constructed in the Austin market, which are expected to directly compete with the Mortgaged Property.

●	With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the appraisal identified one 600-room hotel that opened in June 2016 that is expected to directly compete with the Marriott Cleveland Downtown hotel located at the related Mortgaged Property.

Certain of the hotel Mortgage Loans are subject to property improvement plans, as follows:

●	With respect to the Quality Inn Denver CO Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the borrower is required to complete a PIP in connection with its anticipated conversion to a Clarion franchise, which is estimated to cost $430,000, which amount was reserved at origination. There can be no assurance as to whether or not such a conversion will occur.

●	With respect to the Homes2Suites Nashville Airport Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the borrower is required to complete a franchisor-mandated PIP in the amount of $75,000 as part of the agreement with the franchisor to amend and extend the franchise agreement. The majority of the improvements must be completed October 2017, however certain improvements are only required to be completed by October 2018 or October 2019. The borrower deposited $75,000 in an escrow related to the PIP.

See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart titled “Property Type Distribution”:

●	Each such mixed use Mortgaged Property has one or more retail and office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”.

●	With respect to Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the related Mortgaged Property is a mixed use property comprised of an office building (representing approximately 61.3% of Effective Gross Income), a building operated as the Marriott Cleveland Downtown hotel (representing approximately 32.8% of Effective Gross Income) and a subterranean parking garage (representing approximately 5.9% of Effective Gross Income). The parking garage site is ground leased from the City of Cleveland, under a ground lease which requires 45% of spaces to be used for either the hotel or transient parking and the remainder may be leased monthly. The parking garage is operated by a commercial parking operator under a month-to-month parking agreement which provides for automatic renewals, for a fee equal to 3.00% of net revenue from the parking garage.

●	With respect to Midway Office Park Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the related borrower deposited $350,000 into the excess cash reserve at loan origination to avoid a cash sweep period that would otherwise commence upon the largest tenant, Cutting Corners, Inc., representing approximately 9.9% of net rentable area, having less than 13 months remaining on its lease, which expires May 31, 2018.

●	With respect to the Edgemar Center Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the largest tenant at the Mortgaged Property (21.3% of net rentable area) is the Santa Monica Convention and Visitors Bureau, and the second largest tenant is the Edgemar Center for the Arts (17.9% of net rentable area), both of which are non-profit organizations. Edgemar Center for the Arts has lease renewal options through 2032, and its current and renewal rents are approximately 90% below market. Such below market rents were negotiated by a prior owner pursuant to a development agreement with the City of Santa Monica.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

With respect to the self storage properties properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to the SSTII Mindful Portfolio Mortgage Loan, representing approximately 7.4% of the Initial Pool Balance, the related Mortgaged Properties have an aggregate of 306 RV parking spaces. Such RV parking spaces in the aggregate represent approximately 6.3% of the underwritten effective gross income. In addition, the sub-manager of the related mortgaged properties manages two (2) other self-storage properties in Lake Forth Worth, Florida.

●	With respect to the Secure Self Storage Bloomington Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, the related Mortgaged Property has 106 covered units with 20 foot clearance heights to accommodate RVs, larger boats and trailers, as well as169 uncovered RV and boat parking space units. Such covered and uncovered RV and boat units in the aggregate represent approximately 52.2% of total units and 45.9% of net rentable income.

●	With respect to the All Storage Trinity Precinct Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, the related sponsor opened a new self-storage property located nearby the Mortgaged Property which is expected to compete with the Mortgaged Property.

●	With respect to the US Storage Fairview Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property has historically been owned and managed by a local family lacking significant self storage property management experience. Since 2013, occupancy at the Mortgaged Property has averaged 79%, compared to the appraiser’s determined market vacancy of 10%, and current in-place rent averages of $1.22 per SF are below the appraiser’s concluded market rent of $1.31 per SF. The borrower sponsor acquired the Mortgaged Property in March 2017 and is rebranding the property as a US Storage Center and planning $150,000 in capital improvements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Other Properties

With respect to the “other” properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans— Parking Garages and Parking Lots Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have, among their 5 largest tenants, a tenant that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	12	14.5%
Restaurant	9	8.2%
Charity, not-for-profit	4	6.5%
Bank Branch	4	5.7%
Gym, fitness center or a health club	2	2.0%
Salon or day spa	3	1.7%
School/Educational facility	2	0.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Hyatt Regency Austin	$60,000,000	8.5%	$229,910.71	2.40x	58.9%	Hospitality
SSTII Mindful Portfolio(2)	$52,000,000	7.4%	$105.23	1.41x	54.2%(2)	Self Storage
Pentagon Center	$50,000,000	7.1%	$230.31	2.75x	55.3%	Office
Pearlridge Uptown II	$43,200,000	6.1%	$278.81	2.30x	60.0%	Retail
Key Center Cleveland	$40,000,000	5.7%	$160.59	1.59x	60.8%	Mixed Use
Chicago Business Center(3)	$22,875,000	3.3%	$47.11	1.71x	73.0%	Industrial
Chicago Marketplace(3)	$14,490,000	2.1%	$47.11	1.71x	73.0%	Industrial
D.C. Office Portfolio(4)	$35,000,000	5.0%	$319.81	1.71x	53.5%	Office
Calumet Business Center	$34,914,248	5.0%	$21.32	1.89x	73.5%	Industrial
141 Fifth Avenue	$25,000,000	3.6%	$5,649.72	1.54x	64.1%	Retail
Centre at Westbank	$20,900,000	3.0%	$125.07	1.55x	69.7%	Retail
Ralph’s Food Warehouse Portfolio	$16,889,777	2.4%	$62.52	1.69x	53.2%	Retail
Gateway Crossing	$14,952,862	2.1%	$186.59	1.26x	73.2%	Retail
935 First Avenue	$14,800,000	2.1%	$143.22	1.43x	57.5%	Office
Cornerstone Medical Office Portfolio	$14,740,000	2.1%	$171.31	1.41x	64.5%	Office
US Storage - Hawthorne	$13,949,720	2.0%	$171.40	2.25x	45.7%	Self Storage
Top 3 Total/Weighted Average	$162,000,000	23.1%		2.19x	56.3%
Top 5 Total/Weighted Average	$245,200,000	34.9%		2.11x	57.7%
Top 11 Total/Weighted Average	$398,379,248	56.7%		1.95x	61.2%
Top 16 Total/Weighted Average	$473,741,608	67.4%		1.90x	60.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

(2)	The Cut-off Date LTV Ratio is based on the value of the related portfolio of Mortgaged Properties as a whole of $95,900,000. The sum of the values on a stand-alone basis is $90,800,000. The Cut-off Date LTV Ratio based on the appraised values on a stand-alone basis is 57.3%.

(3)	The Mortgage Loans secured by such Mortgaged Properties are cross-collateralized. The Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the aggregate principal balance and debt service payment for both Mortgage Loans.

(4)	The Mortgage Loan Cut-off Date LTV Ratio was calculated based on a Cut-off Date Balance that is net of the $5,000,000 earnout reserve. The Mortgage Loan Cut-off Date LTV Ratio assuming the whole loan of $105,000,000 (without taking into account the earnout reserve) is 56.2%.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

As set forth below in the table entitled “Multi-Property Mortgage Loans”, the Mortgage Pool will include 9 Mortgage Loans, collectively representing approximately 26.3% of the Initial Pool Balance, each of which is secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of properties securing a multi-property Mortgage Loan or group of cross-collateralized Mortgage Loans may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross- Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
SSTII Mindful Portfolio	Multi-Property Loan	$52,000,000	7.4%
D.C. Office Portfolio	Multi-Property Loan	35,000,000	5.0
Chicago Business Center	Cross-Collateralized Group	22,875,000	3.3
Chicago Marketplace	Cross-Collateralized Group	14,490,000	2.1
Ralph’s Food Warehouse Portfolio	Multi-Property Loan	16,889,777	2.4
Cornerstone Medical Office Portfolio	Multi-Property Loan	14,740,000	2.1
MVP Midwest Portfolio	Multi-Property Loan	12,700,000	1.8
CVS Euclid & Austin	Multi-Property Loan	8,600,000	1.2
Tops Portfolio	Multi-Property Loan	7,515,732	1.1
Total		$184,810,509	26.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Related Borrower Loans (other than Cross-Collateralized Groups)(1)

Three groups of Mortgage Loans, set forth in the table below are comprised of separate Mortgage Loans (other than cross-collateralized and cross-defaulted Mortgage Loans) that have borrower sponsors that are related by virtue of having at least one controlling project sponsor or principal in common. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Mortgage Loan Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
Group 1:
Dollar Self Storage Santa Fe Springs	1	$10,876,487	1.5%
Dollar Self Storage Peoria	1	7,284,253	1.0
Dollar Self Storage Corona	1	7,009,846	1.0
Dollar Self Storage Baseline	1	5,600,000	0.8
Total for Group 1:	4	$30,770,585	4.4%
Group 2:
US Storage - Hawthorne	1	$13,979,720	2.0%
US Storage Corona	1	5,500,000	0.8
US Storage Murfreesboro	1	4,700,000	0.7
US Storage Fairview	1	3,600,000	0.5
Total for Group 2:	4	$27,779,720	4.0%
Group 3:
All Storage Trinity Precinct	1	$6,600,000	0.9%
All Storage Kelly Old Mill	1	5,500,000	0.8
Total for Group 3:	2	$12,100,000	1.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State/Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Texas	7	$105,617,031	15.0%
Illinois	3	$72,279,248	10.3%
California	8	$67,769,327	9.6%
Florida	6	$65,100,000	9.3%
Virgina	1	$50,000,000	7.1%
Ohio	3	$49,038,501	7.0%
Hawaii	1	$43,200,000	6.1%
Arizona	4	$40,187,115	5.7%
New York	5	$37,985,547	5.4%
Washington, D.C.	3	$35,000,000	5.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 12 other states and Puerto Rico, with no more than 3.5% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	19 Mortgaged Properties securing approximately 12.0% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean or in Puerto Rico, which areas are more susceptible to hurricanes.

Mortgaged Properties With Limited Prior Operating History

11 of the Mortgage Loans collectively representing approximately 6.5% of the Initial Pool Balance by allocated loan amount, are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Crowd Funding

Two Mortgage Loans secured by the Mortgaged Properties identified as Warner Robins Place and US Storage Fairview on Annex A-1, collectively representing approximately 2.4% of the Initial Pool Balance, have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. With respect to the Warner Robins Place Mortgage Loan, the related tenancy in common agreement provides that the obligation of the tenant-in-common owned by the borrower sponsors to make additional capital contributions is capped at $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Midway Office Park Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the related borrower is a limited partnership with a sole general partner and approximately 50 to 55 cash investors which are limited partners. The borrower has certified that (i) no domestic investor owns 20% or more of the limited partnership interests of the borrower and (ii) no foreign investor owns 10% or more of the limited partnership interests of the borrower.

With respect to the US Storage Fairview Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, three borrowers own the related Mortgaged Property as tenants-in-common. One tenant-in-common holds an approximate 65.5% share of the property, while the other two tenants-in-common each hold an approximate 17.2% share. Each tenant-in-common has provided a guaranty from a related guarantor; however the guaranties related to the minority tenants-in-common are limited. The guarantor related to the majority tenant-in-common acts as an environmental indemnitor and a nonrecourse carve-out guarantor for loss carveouts and full recourse carveouts without limitation. With respect to each minority tenant-in-common, the related guarantor does not act as an environmental indemnitor and only guarantees the full recourse carveouts (and not loss carveouts) to the extent of liabilities caused by the related tenant-in-common or such guarantor.

Condominium Interests

3 Mortgaged Properties, representing approximately 5.7% of the Initial Pool Balance by allocated loan amount, are secured by condominium interests.

With respect to the 141 Fifth Avenue Mortgage Loan, representing approximately 3.6% of the Initial Pool Balance, the related Mortgaged Property consists of a retail condominium unit containing 4,425 square feet of rentable area, comprised of 3,500 square feet of ground floor space and 925 square feet of basement storage space, within a 12-story mixed use condominium building (“The Building”) in New York City. The Building is made up of 37 condominium units: two retail at grade units (one of which is the related Mortgaged Property), one office unit on the second level and 34 residential units from the third floor up. Each of the 37 condominium units has one vote for each 0.0001% common interest owned by such owner at all condominium unit owner meetings. The condominium unit comprising the related Mortgaged Property owns 3.8725% of common interest in the condominium, and accordingly does not control the condominium. The condominium documents provide that, in the event of a casualty to the Building as to which three-fourths or more of the Building is destroyed or substantially damaged, and 75% or more of the unit owners do not resolve to proceed with repairs or restoration within 60 days after the condominium board gives notice to all unit owners stating whether the net amount of any insurance proceeds payable on account of the loss will be sufficient to pay the estimated cost of repairs, the Building will not be restored, and the Building or so much as remains will be subject to an action for partition by the unit owners. If restoration is not effected following a casualty to the Building, there is no assurance that insurance proceeds available to the borrower would be sufficient to repay the Mortgage Loan.

With respect to the Ralph’s Food Warehouse Portfolio Mortgage Loan, representing approximately 2.4% of the Initial Pool Balance by allocated loan amount, as to the Mortgaged Property identified on Annex A-1 to this prospectus as Ralph’s Food Warehouse Portfolio – Supermercado del Este, securing approximately 0.1% of the Initial Pool Balance, the borrower’s interest in the Mortgaged Property consists of one condominium unit in a nine unit condominium; however, the borrower represents 55% of the voting rights of the condominium. The board of directors consists of three directors, and each director is elected by receipt of the greatest number of votes. Since the borrower has a 55% interest in the condominium, the borrower has the ability to elect the board members. However, as of the closing date of the Mortgage Loan, the borrower did not have a position on the board, and therefore did not control the condominium. The loan documents require the borrower to appoint as many directors as possible to the board as a position becomes vacant, and to obtain the consent of the lender to each board member. In addition, the borrower’s 55% voting rights provide it the right to block actions taken by the board of directors with regard to rules and regulations for administration of the condominium, amendments to the condominium declaration and bylaws, and approval of the annual budget. In addition, a condominium estoppel was obtained in which the board acknowledged that decisions regarding restoration after a casualty must comply with the Mortgage Loan documents.

With respect to the 935 First Avenue Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, the related Mortgaged Property consists of a single tenant office building. The Mortgaged Property is part of a development consisting of two office buildings, each of which comprises a separate condominium unit in a condominium association. The other building is currently under development and construction. The declaration of condominium provides that each condominium unit will have a 50% interest or control in the common areas and 50% allocation of the total parking spaces, and accordingly the borrower does not control the condominium. The borrower will be responsible for 100% of the common area repairs and maintenance until the completion of the second building, at which time the borrower will only be responsible for 50% of the expenses and costs related to any repairs and maintenance with respect to the common areas.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	67	$617,262,759	87.9%
Leasehold	2	45,311,222	6.4
Fee/Leasehold	1	40,000,000	5.7
Total	70	$702,573,982	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

The Mortgaged Properties identified on Annex A-1 to this prospectus as Pearlridge Uptown II, Key Center Cleveland and Ralph’s Food Warehouse Portfolio - Yabucoa, collectively representing approximately 12.1% of the Initial Pool Balance, by allocated loan amount, are each comprised in whole or in part of a ground leasehold interest. The ground lessor of each such Mortgaged Property has the right to mortgage its fee interest; however, any such mortgage is required to be subordinate to the ground lease.

With respect to the Pearlridge Uptown II Mortgage Loan, representing approximately 6.1% of the Initial Pool Balance, pursuant to the ground lease, in the event of a partial taking, any condemnation award received by the borrower must be applied to the restoration of the related Mortgaged Property. In certain cases following a partial taking and in the event of a total taking, the ground lessor is entitled to 100% of the condemnation award attributable to the land and a proportionate share of the award attributable to the improvements (which share is determined based on the number of years expired in the ground lease term over the total ground lease term). To cover any potential shortfall that may occur as a result of any such allocation of a condemnation award in respect of the improvements (“Award Shortfall”), the borrower obtained a leasehold enhancement policy for the benefit of the lender in connection with the origination of the Mortgage Loan. In addition, pursuant to the Mortgage Loan agreement, the borrower is required to deposit with the lender the amount of any Award Shortfall.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgaged Property identified on Annex A-1 as US Storage - Hawthorne, representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, the Phase I ESA identified historical contamination attributed to a former semiconductor manufacturing facility which was operated onsite and on adjacent properties by TRW, Inc. and its successor Northrup Grumman until 1992. Remediation has been conducted at the site by Northrop Grumman who was identified as the responsible party. The Phase I ESA recommended that the borrower remain apprised of the status of remaining groundwater remediation efforts until regulatory closure is achieved.

●	With respect to the Canyon Creek Shopping Center Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, the Phase I ESA identified a controlled REC relating to the historical presence of a dry cleaner at the Mortgaged Property. According to the ESA, remedial activities were conducted from 2000 to 2005 and a final Conditional Certificate of Completion was issued in July 2005 by the Texas Commission on Environomental Quality with an activity and use limitation in place that restricts the use of groundwater.

●	With respect to the Quality Inn Denver CO Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the Phase I ESA identified a “business environmental risk” relating to the location of the Mortgaged Property within a federally managed National Priorities List site. With respect to the portion of the site where the Mortgaged Property is located, the United States Environmental Protection Agency (“USEPA”) has supervised various investigations and expects to issue a proposed cleanup plan for soils and groundwater for public comment in 2017. The responsible parties have been identified by the USEPA and will be responsible for the cleanup. In addition, a Pollution and Remediation Legal Liability Policy was purchased from Indian Harbor Insurance Co. (an XL Group Company), which has an A.M. Best rating of A and an S&P rating of A+ naming the lender as an additional named insured with its successors, assigns and/or affiliates. The insurance policy has policy limits of $2,000,000 per incident and in the aggregate with a deductible of $100,000 per incident. The policy period expires on March 15, 2027, with a 90 day extended reporting period. The maturity date of the Mortgage Loan is April 1, 2027.

●	With respect to the 71 Fuller Road Mortgage Loan, representing 0.8% of the Initial Pool Balance, the Phase I ESA identified that two underground storage tanks were removed from the Mortgaged Property in 1995 under the oversight of the New York State Department of Environmental Conservation and no further action was required. Additionally, three additional underground storage tanks were closed in-place under the oversight of the Albany fire department and no further action was required.

●	With respect to the Mortgaged Property identified on Annex A-1 as Tops Plaza – Niagara Falls, which secures a portion of the Tops Portfolio Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, a Phase I ESA identified RECs related to (i) the presence of a gas station on the property that includes three underground storage tanks (“USTs”) and (ii) two separate spills that were remediated in 2000 and 2008 respectively.

●	With respect to the US Storage Fairview Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, portions of the Mortgaged Property were historically filled with materials from unknown sources which constitute a controlled REC. Based on the soil borings, historic fill materials were observed to be present at depths ranging from 0.5 to approximately 10.5 feet below ground surface. Historic fill materials consisted of brick, glass, construction debris, concrete, asphalt, ash, metal, plastic, tile pieces, burlap, and coal. Several soil and groundwater investigations conducted on the Mortgaged Property identified the presence of semi-volatile organic compounds above the New Jersey Department of Environmental Protection’s “groundwater quality standard” and “impact to ground water soil screening levels”. Since the presence of historic fill material was identified across the Mortgaged Property, a classification exemption area for the Mortgaged Property was established for historic fill related compounds including polycyclic aromatic hydrocarbon/base neutrals and metals. The building footprints and both paved and vegetated areas will act as a cap (engineering control) preventing exposure to the historic fill materials. Maintenance costs associated with bi-annual inspections and reporting for the cap inspection are expected to be approximately $7,000 to $10,000 every two years. The borrower escrowed $31,250 at closing to fund the costs required to complete the required bi-annual inspection and reporting requirements.

●	With respect to the Mortgaged Property identified on Annex A-1 Tops Plaza – Medina, which secures a portion of the Tops Portfolio Mortgage Loan representing approximately 0.3% of the Initial Pool Balance by the allocated loan amount, a Phase I ESA identified RECs related to the presence of a gas station on the Mortgaged Property that includes two USTs.

●	With respect to the Mortgaged Property identified on Annex A-1 Tops Plaza – Alden, which secures a portion of the Tops Portfolio Mortgage Loan representing approximately 0.3% of the Initial Pool Balance by the allocated loan amount, a Phase I ESA identified RECs related to the presence of a gas station on the Mortgaged Property that includes three USTs.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are currently undergoing or are expected to undergo redevelopment, renovation or expansion. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the related Mortgaged Property is a mixed use property, comprised of an office building (representing approximately 57.3% of Effective Gross Income), an adjacent building operated as the Marriott Cleveland Downtown hotel (representing approximately 35.4% of Effective Gross Income) and a subterranean parking garage (representing approximately 6.0% of Effective Gross Income). The borrower is required to perform repairs and replacements in the amount of approximately $13,542,750 to the hotel, including with respect to the building exterior and building entry, lobby, public restrooms, restaurants and dining areas, service areas, fitness center, elevator lobbies, concierge lounge, meeting rooms, ballrooms and Key Club banquet facility and fitness center. The borrower is also required to implement repairs and replacements in the amount of approximately $3,603,600 to the office building, including to the lobby, building site, parking garage and mechanical systems. Such repairs and renovations to the hotel and the office building are required under the Mortgage Loan documents to be completed within 24 months of the loan closing date. At loan closing, $18,271,556 was deposited into a reserve for completion of such repairs and renovations to the hotel and office building. The repairs and renovations required under the Mortgage Loan agreement (“Key Center Required Repairs”) had an estimated cost of approximately $20,334,985 (which amount includes contractor fees and a 10% contingency amount); however, $72,000 of such amount was paid at closing, and $1,991,429 was not required to be reserved under the Mortgage Loan, because such amount is held in an FF&E reserve account held by Marriott Corporation as the manager of the hotel. The lender was informed that the hotel manager currently intends to use the funds in the reserve for items that would be duplicative of certain of the Key Center Required Repairs; however the hotel manager is not contractually obligated to do so. In addition, an approximately $5,608,358.72 reserve for tenant improvements due to the tenant Thompson Hine LLP and required under the Mortgage Loan agreement was funded by the seller of the Mortgaged Property and is being held in a separate title company escrow, and not by the lender. The borrower has assigned its rights under the related escrow agreement to the lender, and the parties to such escrow agreement have acknowledged the lender’s right’s as successor to the borrower in the event the lender takes title to the Mortgaged Property and have agreed not to amend such agreement without the lender’s consent. With respect to both the FF&E reserve account held by Marriott and the Thompson Hine escrow account, the lender does not have the right to hold and disburse the funds in such account, or to apply such funds to repay the Mortgage Loan following an event of default. In addition, the subordination, non-disturbance and attornment agreement between the lender and the tenant Forest City Enterprises, LP requires the lender, as a condition to the tenant’s attornment in the event the lender takes title to the Mortgaged Property, to perform the borrower’s obligations to pay any unpaid tenant allowance to such tenant, and to complete the capital improvements to the office portion of the Mortgaged Property, to the extent the borrower has failed to do so. The Mortgage Loan also has a $4,652,415 reserve for a property improvement plan expected to be incurred at the Marriott Cleveland Downtown hotel in connection with the anticipated renewal of the management agreement with Marriott in 2021.

●	With respect to the Calumet Business Center Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, at loan origination $3,500,000 was deposited into an immediate repair fund, which repairs consist primarily of roof replacements for the roofs of six buildings at the Calumet Business Center Mortgaged Property, and also include repair of trip hazards.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Appraised Value” above.

With respect to the Hyatt Regency Austin Mortgage Loan, representing approximately 8.5% of the Initial Pool Balance, the proceeds of such Mortgage Loan were used in part to buy out a prior equity owner of the borrower, at an implied buyout valuation of the Mortgaged Property of approximately $135,000,000. Such buyout valuation would result in a Cut-off Date Loan-to-Value Ratio for the related Whole Loan of 76.3% and of the Whole Loan and related mezzanine loan of 91.9%, compared to the Cut-Off Date Loan-to-Value Ratios of 58.9% and 70.9%, respectively, based on the appraised value of $174,800,000.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 9 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, certain Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the Mortgaged Property identified on Annex A-1 as Calumet Business Center, representing approximately 5.0% of the Initial Pool Balance, the co-owner of the borrower, director of the sponsor and non-recourse carveout guarantor, Kenneth Levy, was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as the former Chairman of the board of directors, member of the compensation committee, director and former CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC, the Department of Justice, and the Department of Labor regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. As a result of the investigations, in mid-2007, KLA-Tencor retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, which resulted in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses. KLA-Tencor also reached a settlement with the SEC in mid-2007 and was not required to pay any fine, penalty, or monetary damages to settle the case. In early 2008, KLA-Tencor agreed to pay $65 million in cash to settle a class-action shareholder lawsuit over backdated stock-option grants, brought by the City of Philadelphia Board of Pensions and other plaintiffs. Other shareholder derivative suits were filed in state and federal court during 2006-2009 against Mr. Levy (among other defendants) in his capacity as member of the board of directors and member of the compensation committee of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

●	With respect to the MVP Midwest Portfolio Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, the sponsor, Michael Shustek (among others) was the subject of an investigation by the United States Securities and Exchange Commission in connection with the use of certain investor presentation and marketing materials, and specifically the manner in which certain calculations were performed related to monthly returns. Michael Shustek (and the other parties involved in the investigation) consented to the entry of an administrative order on September 27, 2006. Michael Shustek (and the other parties involved in the investigation) agreed to a cease and desist order, the payment by Michael Shustek of a $100,000 fine, and Michael Shustek being suspended from the association with any broker or dealer for a period of six months, which expired in March 2007.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below. See also representation and warranty no. 13 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

29 Mortgage Loans, representing approximately 58.5% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

13 Mortgage Loans, representing approximately 33.3% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

1 Mortgage Loan, representing approximately 6.1% of the Initial Pool Balance, was originated in connection with borrower’s recapitalization.

1 Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing/acquisition of the related Mortgaged Property.

With respect to 1 Mortgage Loan, representing approximately 1.1% of the Initial Pool Balance, proceeds of such Mortgage Loan refinanced a prior loan that was in maturity default at the time of refinancing.

With respect to Pentagon Center, Pearlridge Uptown II, Gateway Crossing, 935 First Avenue, Warner Robins Place, Thunderbird Beltway, MVP Midwest Portfolio and StaxUp Self Storage – Enterprise Mortgage Loans, collectively representing approximately 23.4% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the subject Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the related Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

●	With respect to the Pentagon Center Mortgage Loan, representing approximately 7.1% of the Initial Pool Balance, proceeds of the Mortgage Loan provided acquisition financing for the borrower’s purchase of the Mortgaged Property. The Mortgaged Property was previously financed as part of a 20-property office portfolio financing which was modified and extended in December 2010 by the previous lender. The Mortgaged Property was subject to such financing at the time it was acquired by the borrower.

●	With respect to the Pearlridge Uptown II Mortgage Loan, representing approximately 6.1% of the Initial Pool Balance, affiliates and subsidiaries of the guarantor, Washington Prime Group L.P., have a history of defaults and foreclosures. Such affiliates and subsidiaries have held ownership in five different shopping malls which each secured loans ranging from $50 million to $101.5 million. Each of these loans were securitized between 2004 and 2006. Three of the five malls were the subject of a foreclosure or acceptance of a deed-in-lieu of foreclosure in 2016. With respect to the other two malls, each related borrower defaulted by failing to repay the related loan in full at maturity in June 2016.

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, the related whole loan refinanced a commercial mortgage backed securities loan that was subject to a default and loan modification in 2013. The prior loan had a $45,000,000 initial principal balance and a $5,000,000 earnout reserve. After the borrower received $1,000,000 of the earnout reserve, one of the tenants at the Mortgaged Property filed for bankruptcy protection, and the borrower subsequently defaulted and entered into a loan modification whereby the $4,000,000 remaining earnout, and an additional $1,500,000 contributed by the borrower, were applied to prepay the prior loan.

In addition, with respect to large loan sponsors that oversee many real estate projects, there are often prior defaults, foreclosure proceedings and deed-in-lieu of foreclosure transactions associated with such sponsors’ real estate portfolios.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

19 Mortgaged Properties, collectively representing approximately 18.6% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant. See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. There may be significant leases or a significant concentration of leases at a particular Mortgaged Property (including Mortgaged Properties occupied entirely (or substantially in their entirety) by a single tenant) that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

The Mortgage Loans shown in the table below represent Mortgage Loans among the 15 largest Mortgage Loans as to which one or more leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties (excluding any Mortgage Loan that is secured by a single Mortgaged Property leased entirely (or substantially in its entirety) to a single tenant, as to which the expiration date is shown in Annex A-1) expires in a single calendar year prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRA Expiring	Calendar Year of Expiration	Maturity Date
Chicago Business Center	3.3%	29.3%	2021	3/1/2027
Chicago Marketplace	2.1%	37.3%	2019	3/1/2027
Calumet Business	5.0%	25.2%	2017	2/1/2027
Calumet Business	5.0%	25.2%	2018	2/1/2027
Gateway Crossing	2.1%	29.5%	2021	3/1/2027
Gateway Crossing	2.1%	27.8%	2022	3/1/2027
D.C. Office Portfolio - 1020 19th Street	1.7%	27.5%	2021	3/1/2027
D.C. Office Portfolio - 1900 L Street	1.7%	28.1%	2020	3/1/2027
D.C. Office Portfolio - 1920 L Street	1.6%	30.3%	2019	3/1/2027
Centre at Westbank	3.0%	57.6%	2022	4/1/2027

There may be other Mortgaged Properties as to which leases representing at least 25% or greater of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, or over several calendar years prior to, maturity of the related Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 25%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, coinciding with or shortly after, the calendar year in which the maturity of the related Mortgage Loan occurs.

With respect to a substantial portion of the Mortgage Loans, most or all of the leases at the related Mortgaged Property expire prior to the maturity of such Mortgage Loans.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. In particular, several of the Mortgage loans are secured by Mortgaged Properties leased to a single tenant under a lease that expires prior to the maturity of the related Mortgage Loan. The expiration dates for such leases are not set forth above. See Annex A-1 (and for the 15 largest tenants, Annex A-3) for such expiration dates.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without satisfaction of any condition precedent other than notice and/or payment of a termination fee. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties):

●	With respect to the Calumet Business Center Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the largest tenant, Grand Warehouse Corp, which leases 316,395 square feet at the Mortgaged Property (19.3% of net rentable area), has the on-going right to terminate its lease with 60 days’ prior notice; provided that with respect to 237,565 square feet, such termination right is exercisable only if certain conditions exist relating to cancellation of services (or a customer requirement that Grand Warehouse Corp relocate) by a customer representing at least 25% of the premises or Grand Warehouse Corp reasonably determines that operating at the Calumet Business Center Property is not economically feasible. There are no fees associated with this termination. The fourth largest tenant, Cargill, Inc., which leases 228,358 square feet at the Mortgaged Property (13.9% of net rentable area), has a one-time right to terminate with one-year’s notice effective December 31, 2021 and payment of a fee in the amount of $78,167. The fifth largest tenant, Arro Corporation, which leases 213,428 square feet at the Mortgaged Property (13.0% of net rentable area), has on-going rights with respect to 111,528 square feet of its space to terminate its lease with 180 days’ prior notice and with respect to 72,140 square feet, to terminate its lease upon 60 days’ notice. There are no fees associated with such terminations.

●	With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the largest tenant, KeyBank National Association, representing approximately 34.9% of net rentable square feet, may contract up to 103,000 SF in three installments at any time on or after July 1 2020; provided that (i) tenant provides at least 12-months’ prior written notice of the exercise of any contraction option; (ii) no such contraction option may exceed 44,000 SF and each contraction option must be exercised in full floor increments; (iii) tenant is subject to a three-year lock-out period between the exercise of extension options; (iv) upon the exercise of any contraction option, the aggregate rentable area surrendered, sub-leased or otherwise not directly occupied by tenant may not exceed 220,000 SF; and (v) tenant is required to pay a termination fee in connection with the exercise of each contraction option equal to six months’ (or, with respect to the third contraction option, four months’) base rent with respect to the surrendered portion of the premises, plus the tenant improvement allowance and brokerage commission allocable to the surrendered portion of the premises, plus tenant’s share of operating expenses and real estate taxes allocable to the surrendered portion of the premises, each as calculated in accordance with the tenant lease.

In addition, the third largest tenant, Forest City, occupying approximately 10.8% of net rentable square feet of the office component of the Mortgaged Property, has a one-time option to contract its space by no less than one-half and not more than one full floor on March 31, 2023 upon 12-months’ prior notice. The fourth largest tenant, Thompson Hine LLP, representing approximately 9.1% of net rentable square feet, has a one-time option to contract its space by not more than a full floor of either (i) any single, non-contiguous floor or (ii) the highest or lowest full floor of any contiguous block of floors it leases, which termination may be effective, at the tenant’s option, either on October 1, 2023 or October 1, 2025. Such option is exercisable upon written notice no later than 12 months prior to the applicable termination date, and payment of a fee equal to unamortized tenant improvement allowances and leasing commissions that were paid with respect to the terminated space.

●	With respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the second largest tenant at the related portfolio of Mortgaged Properties, League of Conservation Voters, representing approximately 4.0% of net rentable square feet of such portfolio, has provided notice that it will be exercising its termination right as of December 31, 2017; tenant has remitted the termination fee of $324,609 and is expected to occupy its space until December 31, 2017. In addition, the fifth largest tenant of the related portfolio of Mortgaged Properties, Mooney, Green, Saindon, Murphy & Welch PC, representing approximately 2.4% of net rentable square feet of such portfolio, has a one-time right to terminate its lease effective the last day of the fifth lease year (February 28, 2020), upon at least nine months’ prior written notice and payment of a termination fee in the amount of $192,382.

●	With respect to the Chicago Marketplace Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, the second largest tenant, Jack Tuchten Wholesale Produce, Inc., representing approximately 11.4% of net rentable square feet, has the right to terminate the lease at the end of each lease year upon 90 days prior written notice. The lease expires at the end of February 2023.

For more information related to tenant termination options, see the charts entitled “Tenant Summary” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or may not be in physical occupancy, or may have been underwritten based on average or straight-lined rents, as set forth below:

●	With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the third largest tenant, Forest City, is expected to take possession of its leased space in April 2018 and there is no free rent period. At origination, the related borrower delivered a letter of credit to the lender for $5,175,296 for gap rent (the amount of rent not payable from the Mortgage Loan origination date to the date that the tenants are anticipated to commence paying the full amount of unabated rent), of which $4,655,546 relates to Forest City and the remaining portion relates to gap rent for another new tenant. Per the terms of the related Mortgage Loan documents, the borrower requested and was granted a $436,489 burn down of such letter of credit on March 6, 2017 and may request similar reductions on a monthly basis. Additionally, the related borrower reserved $18,461,400 for tenant improvements and tenant relocation costs, of which $15,513,000 relates to Forest City and the remaining portion relates to tenant improvements for another new tenant.

●	With respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the third largest tenant at the related portfolio of Mortgaged Properties, Change to Win, representing approximately 3.9% of net rentable square feet of such portfolio, is entitled to a two month rent abatement commencing April 2017.

●	With respect to the Pentagon Center Mortgage Loan, representing approximately 7.1% of the Initial Pool Balance, at loan closing $3,550,236 was reserved for free rent for the sole tenant at the Mortgaged Property, the General Services Administration of the United States. In addition, with respect to the Pentagon Center Mortgage Loan, such Mortgage Loan was underwritten based on straight-lined rent for the sole tenant through the end of its lease terms.

Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include the following:

●	With respect to the Pearlridge Uptown II Mortgage Loan, representing approximately 6.1% of the Initial Pool Balance, the largest tenant, Ross Dress For Less, occupying approximately 20.1% of the net rentable square footage at the Mortgaged Property, does not have any obligation to operate on the premises continuously after opening for at least one day. If the Ross Dress For Less tenant ceases operations for more than 180 consecutive days, then the borrower has the right to terminate the lease upon 30 days prior written notice. The second largest tenant, T.J. Maxx, occupying approximately 16.3% of the net rentable square footage at the Mortgaged Property, does not have any obligation to operate on the premises continuously after opening for at least one day. If the T.J. Maxx tenant ceases operations for more than 180 consecutive days, then the borrower has the right to terminate the lease upon 30 days prior written notice. The fourth largest tenant, Kaiser Permanente, occupying approximately 7.7% of the net rentable square footage at the Mortgaged Property, does not have any obligation to operate on the premises continuously after opening for at least one day. If the Kaiser Permanente tenant ceases operations for more than 270 consecutive days, then the borrower has the right to terminate the lease upon 60 days prior written notice. Upon termination, the Kaiser Permanente tenant must pay borrower the unamortized portion of both the construction allowance and leasing commissions as well as three months’ rent and other amount due under the lease. In addition, other Mortgaged Properties have various levels of vacancy. See Annex A-1 for the Underwritten Occupancy at each Mortgaged Property.

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, all of the five largest tenants, Hobby Lobby (25.9% of net rentable area and 12.6% of underwritten base rent), Best Buy (21.5% of net rentable area and 15.7% of underwritten base rent), Old Navy (8.0% of net rentable area and 8.1% of underwritten base rent), Guitar Center (7.1% of net rentable area and 7.2% of underwritten base rent), and Empire Beauty (5.2% of net rentable area and 6.3% of underwritten base rent), as well as numerous smaller tenants, have the right to cease to operate at the related Mortgaged Property. With respect to Best Buy and Guitar Center, the borrower does not have the right to recapture the premises, and with respect to Hobby Lobby and Old Navy, the borrower has only one month, and three month, periods, respectively, to recapture.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain tenants at the related Mortgaged Properties or other third parties hold purchase options, rights of first refusal or rights of first offer to purchase the related Mortgaged Property or a portion thereof. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 5 and representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

●	With respect to the Key Center Cleveland Mortgage Loan, securing approximately 5.7% of the Initial Pool Balance, the related hotel manager, Marriott Hotel Services, Inc., has a right of first refusal in connection with any proposed bona fide offer to purchase the hotel portion of the Mortgaged Property. However, such right of first refusal will not apply to a conveyance in connection with a foreclosure or deed-in-lieu thereof, but will apply to subsequent transfers (except for subsequent transfers by the lender). Pursuant to a subordination, non-disturbance and attornment agreement, Marriott Hotel Services, Inc.’s right of first refusal is subject and subordinate to the lien of the Mortgage.

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, Comerica Bank, which ground leases a 1.5 acre pad at the Mortgaged Property, has a right of first refusal to purchase its leased premises.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Ralph’s Food Warehouse Portfolio- Ralph’s Food Warehouse Caguas, securing approximately 0.3% of the Initial Pool Balance, the second largest tenant (McDonald’s), which ground leases a parcel at such Mortgaged Property, has both a purchase option and a right of first refusal to purchase its leased parcel. Such purchase option and right of first refusal have not been subordinated, and accordingly apply to all transfers of the Mortgaged Property, including without limitation a foreclosure or deed in lieu of foreclosure and subsequent transfers. In the event that the purchase option is exercised or right of first refusal is triggered while the borrower owns the Mortgaged Property, the borrower has the right to obtain the release of the parcel leased by McDonald’s at the Mortgaged Property upon payment of the release price and compliance with the other conditions described under “—Certain Terms of the Mortgage Loans—Partial Releases”.

In addition, with respect to the Northside Shopping Center Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, the related Mortgaged Property is subject to a right of reversion, as described below under “—Use Restrictions.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties securing one of the 15 largest Mortgage Loans and as to which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Ralph’s Food Warehouse Portfolio, representing approximately 2.4% of the Initial Pool Balance, 78.1% of the square feet at the Mortgaged Properties are occupied by Ralph’s Food Warehouse Inc. (“Ralphs”), an affiliate of the borrower, pursuant to a master lease. An additional 9.0% of the square feet at one of the Mortgaged Properties is master leased to another affiliate of the borrower through January 31, 2037, and sub-leased to Instituto de Banca Y Commercio, a third party tenant, through December 31, 2024. The master lease relating to the Ralph’s tenants is drafted as a single, unitary, indivisible, nonseverable lease of all the related Mortgaged Properties (or applicable portions thereof) and not to constitute separate leases contained in one document that are each governed by similar terms. However, there can be no assurance that a court would construe such master lease to be a unitary lease. If, in a tenant or borrower bankruptcy, a court were to construe such lease to consist of separate leases, the related bankrupt entity would have the right to assume or reject each separate lease on a separate basis

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 19 of the Mortgaged Properties, securing 12% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk. These areas include all or parts of the state of California and Puerto Rico. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

With respect to many of the Mortgaged Properties, including Mortgaged Properties securing certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

With respect to the CVS Euclid & Austin Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, the related borrower may rely on the sole tenant’s insurance or self-insurance, so long as such tenant’s lease is in effect and no default has occurred under the lease. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related leases, condominium documents or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For example, certain Mortgage Loans being sold by MSMCH provide, and Mortgage Loans sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one (1) credit rating agency (which is generally not required to be a rating agency rating the certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two (2) times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. With respect to the 15 largest Mortgage Loans, examples include:

●	With respect to the 141 Fifth Avenue Mortgage Loan, representing approximately 3.6% of the Initial Pool Balance, the Mortgaged Property is subject to the jurisdiction of the New York City Landmarks Preservation Commission. As a result, any demolition, construction, reconstruction, alteration or minor work as described in certain Rules of the City of New York may not be commenced without the prior written approval of the Landmarks Preservation Commission. In addition, the Mortgaged Property has only a temporary certificate of occupancy (“TCO”), which expires on June 26, 2017. The borrower is required to (a) use commercially reasonable efforts to enforce its rights, if any, under the condominium documents to cause the condominium board for the building in which the Mortgaged Property constitutes a condominium unit to (i) maintain at all times and continue to renew the TCO on or before the then-applicable expiration date until the issuance of a new, valid, permanent certificate of occupancy (“PCO”) and (ii) complete (or cause to be completed) all of the conditions required under applicable legal requirements for the issuance of the renewed TCO and/or PCO and (b) cause a copy of the renewed TCO and/or the PCO to be delivered to the lender promptly following the borrower’s receipt of notice of or actually becoming aware of the issuance of the renewed TCO and/or PCO. The Mortgage Loan documents provide for recourse for losses for the failure to maintain (or cause to be maintained) at all times either (i) a valid TCO for the Mortgaged Property or (ii) a PCO for the Mortgaged Property.

In addition, with respect to the Northside Shopping Center Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a right of reversion set forth in a deed recorded in 1931, which contains a prohibition on the sale of intoxicating liquors on the Mortgaged Property, and provides that if intoxicating liquors are sold on the Mortgaged Property, ownership of the Mortgaged Property will revert to the original grantor under the 1931 deed, without requirement to make any payment to the borrower or the lender. Because the deed was recorded prior to the Mortgage relating to the Mortgaged Property, upon such a reversion, the lien of the Mortgage on such Mortgaged Property would terminate. The Mortgage Loan documents require that, in the event of the reversion of title to the Mortgaged Property due to the sale of intoxicating liquor, the borrower will be required to prepay such Mortgage Loan within 30 days of written demand by the lender. No prepayment premium, yield maintenance premium or other prepayment consideration is required in connection with any such prepayment. The Mortgage Loan documents further provide that any failure to comply with such prepayment obligation is an event of default and is full recourse to the related borrower and guarantor. The borrower has not covenanted to restrict the sale of intoxicating liquor on the Mortgaged Property. In the event that the borrower and guarantor were unable to or failed to comply with the obligation to prepay the Mortgage Loan, there would be a shortfall in distributions to Certificateholders, and the issuing entity could experience a complete loss on such Mortgage Loan.

In addition, the use of certain of the Mortgaged Properties constitutes a legal non-conforming use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated”, “as-complete” and/or “as-hypothetical” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as described below.

With respect to a portfolio of 5 Mortgaged Properties identified on Annex A-1 as SSTII Mindful Portfolio, securing 1 Mortgage Loan representing approximately 7.4% of the Initial Pool Balance, the “as-is” appraised value reflects the value of the related Mortgaged Properties as a collective whole ($95,900,000), which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties ($90,800,000), representing a 5.6% portfolio premium. Based on the $90,800,000 appraised value, the Cut-off Date LTV Ratio of such mortgage loan is 57.3% and the Maturity Date LTV Ratio is 52.6%.

With respect to the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, the appraised value of $362,000,000 reflects an appraisal on a combined “Prospective Value Upon Completion” basis, with an anticipated completion date of capital improvements of December 1, 2017 for the related Mortgaged Property, which is higher than the “as-is” appraised value of $304,100,000 for the related Mortgaged Property as of December 1, 2016. Based on the $304,100,000 “as-is” appraised value, the Cut-off Date LTV Ratio of such Mortgage Loan is 72.3% and the Maturity Date LTV Ratio is 59.2%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Pentagon Center, representing approximately 7.1% of the Initial Pool Balance, there is no separate nonrecourse carveout guarantor or environmental indemnitor other than the borrower.

●	With respect to the Midway Office Park Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the related guarantor’s net worth is 13.2% of the original principal balance of the Mortgage Loan and liquidity is equal to 1.9 months of debt service.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 as Calumet Business Center, representing approximately 5.0% of the Initial Pool Balance, a 50-foot strip of the Mortgaged Property was previously conveyed by a nearby railroad to the seller of the Mortgaged Property; however, the Cook County tax records have not been properly updated to reflect this change. Since the conveyance, the seller, as the owner of the strip, should have been paying taxes on the strip but has never been assessed due to the error in the local records. Based on a review by a tax consultant, the borrower’s maximum liability for the unpaid taxes (as the new owner of the Mortgaged Property) is between $10,000 and $20,000. The lender has required (1) an additional recourse carve-out for any losses resulting from the strip being part of a tax parcel different from the Mortgaged Property, and (2) a covenant requiring the borrower to use “commercially reasonable efforts” to correct the error in the local records.

●	With respect to the Chicago Marketplace Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property receives class 6b tax status. The class 6b classification is designed to encourage industrial development throughout Cook County, Illinois by offering a real estate tax incentive for the development of new industrial facilities. The Mortgaged Property was assessed at 10% of market value from 2006 through 2015, 15% in 2016, and will be assessed at 20% for 2017. In the absence of class 6b tax status, the Mortgaged Property would have been assessed each year at 25% of its market value. The Mortgage Loan was underwritten assuming that, in 2018, the Mortgaged Property will return to a market assessment of 25% of market value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

20 Mortgage Loans, representing approximately 28.0% of the Initial Pool Balance, provide for payments of interest and principal for their entire terms and then have an expected Balloon Balance at the maturity date (or in the case of an ARD loan, the related anticipated repayment date).

6 Mortgage Loans, representing approximately 26.6% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to the stated maturity date.

18 Mortgage Loans, representing approximately 45.4% of the Initial Pool Balance, provide for payments of interest-only for the first 12 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
First	41	$587,573,982	83.6%
Fifth	1	25,000,000	3.6
Sixth	2	90,000,000	12.8
Total	44	$702,573,982	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods (Default Days)

Grace Period (Default Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	11	$208,376,552	29.7%
3	1	14,740,000	2.1
4	11	106,015,899	15.1
5	21	373,441,530	53.2
Total	44	$702,573,982	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

An “ARD Loan” (“ARD Loan”) is a Mortgage Loan that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”), although the Initial Rate remains the current payment rate as described in the paragraph below. There are no ARD Loans related to the Trust.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, and all escrows and property expenses required under such Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Chicago Business Center Mortgage Loan, representing approximately 3.3% of the Initial Pool Balance, a non-consolidation opinion was not delivered in connection with the origination of such Mortgage Loan.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

In addition, with respect to the Northside Shopping Center Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, the Mortgage Loan may be prepaid in full without payment of any prepayment consideration if a reversion of title to the Mortgaged Properties occurs as described under “—Use Restrictions.”

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	43 of the Mortgage Loans, representing approximately 99.2% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an Anticipated Repayment Date or an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	1 of the Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	0	$0	0%
3	12	151,595,279	21.6
4	20	303,778,926	43.2
5	5	103,100,000	14.7
6	3	95,700,000	13.6
7	4	48,399,777	6.9
Total	44	$702,573,982	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests so long as no change of control results or, with respect to

Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

43 Mortgage Loans (the “Defeasance Loans”), representing approximately 99.2% of the Initial Pool Balance, permit the respective borrowers (subject to the satisfaction of various conditions, including that no event of default exists) to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the Mortgage Loan the requisite amount of “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) (“Government Securities”), and to thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. As to any such Mortgage Loan, such option (a “Defeasance Option”) may not be exercised prior to the expiration of a specified period (the “Defeasance Lock-Out Period”), which Defeasance Lock-Out Period, in each case, does not end prior to the second anniversary of the Closing Date. The Mortgage Loans referred to in this paragraph do not include any Mortgage Loan that grants the related borrower the option to either defease or prepay the Mortgage Loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase Government Securities, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts at least equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, or together with, as applicable, a balloon payment due at maturity or the principal amount outstanding as of an anticipated repayment date or open prepayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, defeasance collateral purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Certain of the loans that permit defeasance are secured by multiple properties as to which the borrower may effect a separate defeasance of one or more individual properties, and certain other loans that permit defeasance are secured by single properties but permit a partial defeasance in connection with the release of designated release parcels. Each multi-property mortgage loan or mortgage loan with separate release properties or parcels that allows for partial defeasance of the aggregate debt, and that we intend to include in the issuing entity (excluding Mortgage

Loans that also permit partial releases upon prepayment, which are described below under “—Partial Release”), including the SSTII Mindful Portfolio, D.C. Office Portfolio, Calumet Business Center, Ralph’s Food Warehouse Portfolio, Warner Robins Place, MVP Midwest Portfolio and Tops Portfolio Mortgage Loans, collectively representing approximately 24.5% of the Initial Pool Balance, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to, or sufficient to defease a principal amount equal to, a specified percentage (generally 110% to 125%) of the allocated loan amount (or, in certain cases, a percentage of net sales or an amount necessary to achieve certain loan-to-value ratio, debt service coverage ratio and debt yield thresholds specified in the related Mortgage Loan documents) allocable to such properties or parcels. In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the mortgage loan seller (or, in certain cases, the master servicer) will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. In general, if a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, the related promissory note will be split and only the defeased portion of the borrower’s obligations will be assumed by the successor borrower. Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Releases

The Mortgage Loans described below (which do not include the Mortgage Loans that permit partial release solely upon a defeasance of individual Mortgaged Properties, as identified above) permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property, subject to the satisfaction of certain specified conditions, including the REMIC requirements.

●	With respect to the Ralph’s Food Warehouse Portfolio Mortgage Loan, representing approximately 2.4% of the Initial Pool Balance, the borrower may obtain a partial release of the Ralph’s Food Warehouse Portfolio – Ralph’s Food Warehouse – Caguas Property solely in connection with the McDonald’s tenant’s exercise of its purchase option or right of first refusal to purchase the pad site it leases from the borrower (the “Release Parcel”) pursuant to the terms set forth in the McDonald’s lease. Following are the required release conditions, among others: (i) payment of a release price of the greatest of (a) an amount equal to $1,000,000 plus the payment to the lender of the yield maintenance premium on $1,000,000, and (b) an amount equal to 100% of the net sale proceeds plus the payment to the lender of the yield maintenance premium on such net sales proceeds; (ii) the borrower remains a single purpose entity after giving effect to such release; (iii) the Release Parcel is legally subdivided from the Ralph’s Food Warehouse – Caguas Mortgaged Property and on a separate tax lot; (iv) compliance of both the Release Parcel and the remaining Mortgaged Property with all legal requirements; and (v) satisfaction of REMIC requirements.

Furthermore, some of the other Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to the REMIC requirements, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if certain conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

40 of the Mortgage Loans, representing approximately 83.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

37 of the Mortgage Loans, representing approximately 70.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements, deferred maintenance and capital repairs.

21 of the Mortgage Loans, representing approximately 67.9% of the aggregate Cut-off Date Balance of the Mortgage Loans secured in whole or in part by retail, office, industrial or mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

18 of the Mortgage Loans, representing approximately 28.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

3 of the Mortgage Loans, representing approximately 9.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

With respect to the D.C. Office Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, at closing of such Mortgage Loan, a $5,000,000 earnout reserve was funded, which may be released to the borrower in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following securitization of the last note to be securitized and the first 30 months of the closing date of the D.C. Office Portfolio Whole Loan is required to be used to pay down the D.C. Office Portfolio Whole Loan provided that, in connection with any such prepayment, the borrower will be required to pay a yield maintenance prepayment premium. The guarantors are liable for the yield maintenance premium payment.

Certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	16	$315,305,120	44.9%
Springing/Springing Cash Management	19	201,964,528	28.7
Hard/In Place Cash Management	5	95,242,639	13.6
Soft/In Place Cash Management	1	60,000,000	8.5
NA/NA	2	18,679,720	2.7
Soft/Springing Cash Management	1	11,381,973	1.6
Total	44	$702,573,982	100.0%

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing/Springing Cash Management. A lockbox account is established at origination (or in certain cases, related documentation is signed, but the lockbox account is not opened) or upon the occurrence of certain “trigger” events. However, even if a lockbox is established, revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to open a lockbox account (if not previously established) or instruct tenants to pay directly into such lockbox account (if previously established) or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Delaware Statutory Trusts

With respect to 1 (one) Mortgage Loan, representing approximately 1.5% of the Initial Pool Balance, the related borrower is a Delaware statutory trust (“DST”). The DST is controlled by the signatory trustee (which is 100% owned and controlled by the related sponsor), and the signatory trustee is authorized under the trust agreement to take all customary actions that a manager of a single-purpose entity borrower would be permitted to take. However, because an interest in a DST is treated as real property for certain tax purposes, the IRS restricts a DST’s ability to actively operate a property. Under certain circumstances where active management of and/or investment in the property is required, the signatory trustee can cause the DST to convert to a limited liability company. The holders of the beneficial interests in the borrower do not have authority to control or manage the borrower or the Mortgaged Property under the related trust agreement, and their consent is not required for a conversion of the borrower to a limited liability company.

Exceptions to Underwriting Guidelines

With respect to the Midway Office Park Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the related guarantor’s net worth is approximately 13.2% of the original principal balance of the Mortgage Loan and his liquidity is equal to 1.9 months of debt service, which is outside of Bank of America’s typical underwriting criteria. Bank of America’s decision to include the Mortgage Loan in this transaction is based on several factors, including: (1) upfront escrows in the aggregate amount of $1,256,202 were deposited at loan origination; (2) the Mortgage Loan’s amortizing UW NCF DSCR of 1.67x; and (3) cash flow sweep triggers tied to (a) a debt service coverage ratio of less than 1.25x for six consecutive calendar months and (b) the largest tenant going dark, terminating its lease, defaulting on payment obligations, becoming the subject of certain bankruptcy proceedings or its lease expiration being within twelve months.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●	certain Mortgage Loans do not restrict the related ground tenant from financing the related improvements as long as such financing does not constitute a lien on the borrower’s right, title and interest in the fee collateral.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)
Hyatt Regency Austin	$60,000,000	8.5%	$ 21,000,000	$43,000,000	$ 124,000,000	6.4%	58.9%	70.9%	2.40x	1.69x
Key Center Cleveland	$40,000,000	5.7%	$42,500,000	$180,000,000	$262,500,000	6.5%	60.8%	72.5%	1.59x	1.17x
D.C. Office Portfolio	$35,000,000	5.0%	$25,000,000	$70,000,000	$ 130,000,000	5.1%	53.5%(3)	66.9%(3)	1.71x	1.28x
Lemon Grove Plaza	$10,560,000	1.5%	$2,875,000	N/A	$13,435,000	6.9%	48.7%	62.0%	1.64x	1.10x(4)

(1)	Calculated including the mezzanine debt and any related Pari Passu Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan.

(3)	The Cut-off Date Mortgage Loan LTV Ratio and the Cut-off Date Total Debt LTV Ratio were calculated, in whole or in part, based on the Cut-off Date Balance of the Whole Loan net of the $5,000,000 earnout reserve. The Cut-off Date Mortgage Loan LTV Ratio and Cut-off Date Total Debt LTV Ratio assuming the Whole Loan of $105,000,000 (without taking into account the earnout reserve) is 56.2% and 69.6%, respectively.

(4)	The Total Debt UW NCF DSCR is based on an interest rate of 7.0% for the first two months after the Cut-Off Date and 13.0% thereafter for the rate of the mezzanine debt related to the Lemon Grove Plaza Mortgage Loan.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Chicago Business Center	$22,875,000	$3,000,000	75.0%	1.80x	N/A	Yes	Yes
Chicago Marketplace	$14,490,000	$2,000,000	75.0%	1.58x	10.01%	No	Yes
Centre at Westbank	$20,900,000	N/A	73.0%	1.50x	N/A	Yes	No
Canyon Creek Shopping Center	$12,677,031	N/A	64.0%	1.40x	9.15%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Centre at Westbank Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, one of the members of the borrower (the “Preferred Equity Member”) made an initial contribution in the amount of $6,246,667 to the borrower and in the event, among other things, the Preferred Equity Member’s contributions are not paid back in accordance with the operating agreement of the borrower, the Preferred Equity Member may remove the other member and become the sole member of the borrower. In connection with any such removal, the Preferred Equity Member must, among other things, provide a replacement guarantor in accordance with the related Mortgage Loan documents.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Hyatt Regency Austin Mortgage Loan, Pentagon Center Mortgage Loan, Key Center Cleveland Mortgage Loan, D.C. Office Portfolio Mortgage Loan, Ralph’s Food Warehouse Portfolio Mortgage Loan, Gateway Crossing Mortgage Loan and Tops Portfolio Mortgage Loan is part of a related Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder(s)”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to any specified whole loan should be construed to refer to the whole loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s).

The following terms are used in reference to the Whole Loans:

“BANK 2017-BNK4 PSA” means the pooling and servicing agreement, dated as of April 1, 2017, among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, Rialto Capital Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. The Control Notes with respect to the D.C. Office Portfolio Whole Loan and the Ralph’s Food Warehouse Portfolio Whole Loan were included in the BANK 2017-BNK4 securitization trust, and the BANK 2017-BNK4 PSA will govern the servicing of each of the D.C. Office Portfolio Whole Loan and the Ralph’s Food Warehouse Portfolio Whole Loan.

“CGCMT 2017-P7 PSA” means the pooling and servicing agreement, dated as of April 1, 2017, among Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Deutsche Bank Trust Company Americas, as trustee, Citibank, N.A., as certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. The Control Note with respect to the Key Center Cleveland Whole Loan was included in the CGCMT 2017-P7 securitization trust, and the CGCMT 2017-P7 PSA will govern the servicing of the Key Center Cleveland Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed in the column “Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Controlling Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Companion Loan Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Control Note is included in a securitization trust.

“GSMS 2017-GS5 PSA” means the pooling and servicing agreement, dated as of March 1, 2017, between GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. The GSMS 2017-GS5 will govern the servicing of the Pentagon Center Whole Loan until the securitization of the Control Note with respect to the Pentagon Center Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed in the column “Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Non-Controlling Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Certificateholder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the Pentagon Center Mortgage Loan, (ii) the Key Center Cleveland Mortgage Loan, (iii) the D.C. Office Portfolio Mortgage Loan, (iv) the Ralph’s Food Warehouse Portfolio Mortgage Loan, and (v) each Servicing Shift Mortgage Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Pentagon Center Whole Loan, (ii) the D.C. Office Portfolio Whole Loan, (iii) the Key Center Cleveland Whole Loan, (iv) the Ralph’s Food Warehouse Portfolio Whole Loan and (v) each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which will be (i) with respect to each of the D.C. Office Portfolio Whole Loan and the Ralhp’s Food Warehouse Portfolio Whole Loan, the BANK 2017-BNK4 PSA, (ii) with respect to the Pentagon Center Whole Loan (prior to the securitization of the related Control Note), the GSMST-GS5 PSA, (iii) with respect to the Key Center Cleveland Whole Loan, the CGCMT 2017-P7 PSA and (iv) with respect to each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date and Pentagon Center Whole Loan after the securitization of the related Control Note, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the Pentagon Center Whole Loan, (ii) the D.C. Office Portfolio Whole Loan, (iii) the Key Center Cleveland Whole Loan, (iv) the Ralph’s Food Warehouse Portfolio Whole Loan, and (v) each Servicing Shift Whole Loan (on and after related Controlling Companion Loan Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer that will be appointed under an Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, the pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Pari Passu Companion Loan” means any of the Serviced Pari Passu Companion Loans or the Non-Serviced Pari Passu Companion Loans.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means the (i) Hyatt Regency Austin Mortgage Loan and (ii) each Servicing Shift Mortgage Loan (prior to the related Controlling Companion Loan Securitization Date).

“Serviced Whole Loan” or “Serviced Pari Passu Whole Loan” means each of (i) the Hyatt Regency Austin Whole Loan and (ii) each Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, the related Mortgage Loan included in the Mortgage Pool.

“Servicing Shift Whole Loan” means a Whole Loan that is a Serviced Whole Loan on the Closing Date (the servicing of which is initially governed by the PSA) and on and after the related Controlling Companion Loan Securitization Date, will be a Non-Serviced Whole Loan (the servicing of which will be governed by the related Non-Serviced PSA). As of the Closing Date, the only Servicing Shift Whole Loans related to the Trust will be the Gateway Crossing Whole Loan and the Tops Portfolio Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool.”

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Control Note	Control Note Cut-off Date Balance	Controlling Holder	Non-Control Note	Non-Control Note Cut-off Date Balance	Non-Controlling Holder
Hyatt Regency Austin	Note A-1	$60,000,000	MSBAM 2017-C33	Note A-2	$43,000,000	Morgan Stanley Bank
Pentagon Center	Note A-2	$80,000,000	Goldman Sachs Mortgage Company	Note A-1 Note A-3 Note A-4 Note A-5 Note A-6	$25,000,000 $50,000,000 $20,000,000 $20,000,000 $15,000,000	GSMS 2017-GS5 MSBAM 2017-C33 BANK 2017-BNK4 BANK 2017-BNK4 BANK 2017-BNK4
Key Center Cleveland	Note A-1	$50,000,000	CGCMT 2017-P7	Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	$40,000,000 $40,000,000 $30,000,000 $40,000,000 $20,000,000	BANK 2017-BNK4 JPMDB 2017-C5 Citi Real Estate Funding Inc. MSBAM 2017-C33 JPMDB 2017-C5
D.C. Office Portfolio	Note A-1	$70,000,000	BANK 2017-BNK4	Note A-2	$35,000,000	MSBAM 2017-C33
Ralph’s Food Warehouse Portfolio	Note A-1	$24,837,908	BANK 2017-BNK4	Note A-2	$16,889,777	MSBAM 2017-C33
Gateway Crossing	Note A-1	$24,672,222	Morgan Stanley Bank(1)	Note A-2	$14,952,862	MSBAM 2017-C33
Tops Portfolio	Note A-1	$11,972,492	KeyBank(1)	Note A-2	$7,515,732	MSBAM 2017-C33

(1)	On and after the securitization of the related Control Note, the Controlling Holder will be the related Non-Serviced Securitization Trust.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that :

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder.”

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Controlling Companion Loan Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that (x) with respect to the Gateway Crossing Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder,” and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement and (y) with respect to Tops Portfolio Whole Loan, if such holder (or its designed representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, the holder of the Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement unless the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, in which case no person will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced

Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Companion Loan Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that (x) with respect to each Non-Serviced Whole Loan other than the Pentagon Center Whole Loan and Tops Portfolio Whole Loan (after the related Controlling Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement and (y)(1) with respect to the Pentagon Center Whole Loan, no related borrower or property manager or affiliate thereof will be entitled to act as “Controlling Holder”, and (2) with respect to Tops Portfolio Whole Loan, if such holder (or its designed representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, the holder of the Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement unless the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, in which case no person will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in April 2017 and ending on a hypothetical Determination Date in May 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and KeyBank National Association on the Closing Date. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), representing approximately 39.1% of the Initial Pool Balance, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization; provided, that the Pentagon Center Mortgage Loan was originated in conjunction with Goldman Sachs Mortgage Company. Morgan Stanley Bank is also the holder of one or more of the Companion Loans related to the Hyatt Regency Whole Loan and the Gateway Crossing Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2016.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6
Year ending December 31, 2012	4.7	2.7	0.2	2.9
(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2017, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $37,819,098,430.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Pentagon Center Mortgage Loan, originated in conjunction with Goldman Sachs Mortgage Company) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Pentagon Center Mortgage Loan, originated in conjunction with Goldman Sachs Mortgage Company) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2014 and ending December 31, 2016, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2016 through December 31, 2016 was set forth in a Form ABS-15G filed by MSMCH on February 14, 2017. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Dean Witter Capital I Series 2001-TOP1 (0001133471)(11)	X	Morgan Stanley Dean Witter Mortgage Capital Inc.	15	221,328,651	19.1%	1	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	3.37%	0	-	0.00%	0	-	0.00%	1	81,000,000	3.37%	0	-	0.00%	0	-	0.00%
Aggregate Total			116	2,339,227,150		3	92,164,462		0	-		0	-		1	81,000,000		1	-		1	11,164,462
(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2014 to December 31, 2016. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2014 to December 31, 2016.

(6)	Includes demands received during and prior to the reporting period from January 1, 2014 to December 31, 2016 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2014 to December 31, 2016. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2014 to December 31, 2016. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2016 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2016 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Dean Witter Capital I Series 2001-TOP1 securitization, the demand made with respect to one of the underlying loans was subsequently withdrawn. In addition, the March 2014 distribution date report showed that the current balance of such loan is $0.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank is expected to retain a portion of the VRR Interest with an initial VRR Interest Balance of $6,727,182.85. MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation. Bank of America is the originator of all of the mortgage loans that Bank of America is contributing to this securitization (the “Bank of America Mortgage Loans”), representing approximately 31.9% of the Initial Pool Balance; provided, that the Key Center Cleveland Mortgage Loan was originated in conjunction with Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2012	2013	2014	2015	2016
Multifamily	$ 8,050,000	$ 411,310,000	$ 518,929,738	$ 1,104,590,000	$ 242,008,000
Office	854,800,000	1,122,060,000	1,864,674,000	1,863,491,000	1,207,957,250
Retail	2,521,663,000	1,613,066,013	1,726,602,172	1,254,393,252	1,392,460,000
Industrial	110,780,000	46,200,000	31,185,000	1,342,375,000	257,320,721
Manufactured Housing	150,225,000	365,593,000	87,111,250	116,618,625	19,987,500
Self Storage	173,810,000	140,247,500	93,095,000	546,593,750	156,775,000
Lodging	1,180,501,000	2,205,861,250	2,631,502,433	2,241,228,600	70,509,000
Mixed Use	0	79,242,199	144,100,000	147,725,000	18,362,500
Other	0	0	69,930,000	0	150,000,000
Total	$ 4,999,829,000	$ 6,287,108,854	$ 7,167,129,593	$ 8,617,015,227	$ 3,515,379,971

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2 to this prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan--to--value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

The Key Center Cleveland Mortgage Loan.

The Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, was originated in conjunction with Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the Mortgage Loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as discussed in the next succeeding paragraph, none of the Bank of America mortgage loans was originated (or, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Key Center Cleveland, representing approximately 5.7% of the Initial Pool Balance, originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

With respect to the Midway Office Park Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the related guarantor’s net worth is 13.2% of the original principal balance of the Mortgage Loan and his liquidity is equal to 1.9 months of debt service, which is outside of Bank of America’s typical underwriting criteria. Bank of America’s decision to include the Mortgage Loan in this transaction is based on several factors, including: (1) upfront escrows in the aggregate amount of $1,256,202 were deposited at loan origination; (2) the Mortgage Loan’s amortizing UW NCF DSCR of 1.67x; and (3) cash flow sweep triggers tied to (a) a debt service coverage ratio of less than 1.25x for six consecutive calendar months and (b) the largest tenant going dark, terminating its lease, defaulting on payment obligations, becoming the subject of certain bankruptcy proceedings or its lease expiration being within twelve months.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1 to this prospectus, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated (or with respect to the the Key Center Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, which were co-originated with one or more third parties) in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The following table sets forth, for the period commencing January 1, 2014, and ending December 31, 2016, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2016, through December 31, 2016, was set forth in a Form ABS-15G filed by Bank of America on February 7, 2017. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	22,163,901	89.26	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	2,688,138	10.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4[8]		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bank of America, N.A.	85	617,544,472	56.92	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Eurohypo AG, New York Branch	22	318,825,953	29.39	1	4,200,000	0.39	0	0	0.00	0	0	0.00	1	4,200,000	0.39	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bridger Commercial Funding LLC	16	81,168,285	7.48	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	SunTrust Bank	25	67,354,583	6.21	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,374,634,513	43.40	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	0.26	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,206,547,714	38.10	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	303,477,934	9.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	282,446,121	8.92	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bank of America, N.A.	80	1,047,501,329	95.64	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bridger Commercial Funding LLC	20	47,729,127	4.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,072	5,372,062,073		1	4,200,000		0	0		0	0		3	12,420,279		376	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2014 to December 31, 2016. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2016, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2016, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from January 1, 2014 to December 31, 2016. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of December 31, 2016:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2016;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2014 to December 31, 2016.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2016.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2016.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2016, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on February 7, 2017. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on February 1, 2017. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America is expected to retain a portion of the VRR Interest with an initial VRR Interest Balance of $5,493,289.53. Bank of America and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Bank of America will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator of all of the mortgage loans that KeyBank is contributing to this securitization (the “KeyBank Mortgage Loans”), representing approximately 29.0% of the Initial Pool Balance. KeyBank is also the holder of the Tops Portfolio Serviced Pari Passu Companion Loan and a mezzanine loan related to the Lemon Grove Plaza Mortgage Loan.

The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2016, KeyBank’s Real Estate Capital Group originated a total of $15.6 billion in permanent, bridge, development and construction commercial mortgage loans from 23 offices nationwide. Of this total, $8.1 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of March 31, 2017, KeyBank had originated approximately $15.48 billion of commercial mortgage loans that have been securitized in 73 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the

KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease,

(ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on March 6, 2017 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2016 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including January 1, 2014 to and including December 31, 2016, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank is expected to retain a portion of the VRR Interest with an initial VRR Interest Balance of $4,992,590.18 (and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. KeyBank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The Originators

Morgan Stanley Bank, N.A., Bank of America and KeyBank National Association are referred to in this prospectus as “originators”.

Morgan Stanley Bank, an affiliate of MSMCH, originated all of the mortgage loans with respect to which MSMCH is acting as the mortgage loan seller, representing approximately 39.1% of the Initial Pool Balance. In addition, the Pentagon Center Mortgage Loan, representing approximately 7.1% of the Initial Pool Balance, was originated by Morgan Stanley Bank in conjunction with Goldman Sachs Mortgage Company.

Bank of America originated all of the mortgage loans with respect to which it is acting as the mortgage loan seller, representing in the aggregate approximately 31.9% of the Initial Pool Balance. In addition, the Key Center

Cleveland Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, was originated by Bank of America in conjunction with Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

KeyBank originated all of the mortgage loans with respect to which it is acting as the mortgage loan seller, representing in the aggregate approximately 29.0% of the Initial Pool Balance.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 31, 2017, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $114,300,962,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 227 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The foregoing information set forth under this sub-heading has been provided by WTNA.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties and other related matters, including (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of the trustee are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the trustee with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator and custodian under the PSA. Wells Fargo Bank is also (i) the custodian under the GSMC 2017-GS5 PSA under which the Pentagon Center Whole Loan will be serviced until the related Controlling Companion Loan Securitization Date, (ii) the master servicer under the CGCMT 2017-P7 PSA under which the Key Center Cleveland Whole Loan is serviced, and (iii) the master servicer and custodian under BANK 2017-BNK4 PSA, pursuant to which the D.C. Office Portfolio Whole Loan and the Ralph’s Food Warehouse Portfolio Whole Loan are serviced.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The other transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed Plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to Dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth below under “—The Master Servicer” with respect to Wells Fargo (MS), neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of the certificate administrator are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the certificate administrator with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank (MS)”) will act as the master servicer for all the Mortgage Loans to be deposited into the Trust and as the primary servicer for the Serviced Pari Passu Companion Loans. Wells Fargo Bank (MS) is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank (MS) is also (i) expected to be the certificate administrator and the custodian under the PSA; (ii) the current trustee, certificate administrator and custodian under the GSMS 2017-GS5 PSA, pursuant to which the Pentagon Center Whole Loan will be serviced until the related Controlling Companion Loan Securitization Date; (iii) the current master servicer under the CGCMT 2017-P7 PSA, pursuant to which the Key Center Cleveland Whole Loan is serviced; and (iv) the current master servicer, certificate administrator and custodian under the BANK 2017-BNK4 PSA, pursuant to which the D.C. Office Portfolio Whole Loan and the Ralph’s Food Warehouse Portfolio are serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank (MS). Like Wells Fargo Bank (MS), Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank (MS) and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank (MS) managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank (MS) are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank (MS) are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank (MS) has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank (MS)’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank (MS) reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank (MS)’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017
By Approximate Number	33,605	32,716	31,128	30,325
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$502.11

Within this portfolio, as of March 31, 2017, are approximately 21,243 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $386.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank (MS) also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank (MS)’s servicing portfolio, as of March 31, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank (MS) services in Europe through its London Branch. Wells Fargo Bank (MS) has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of March 31, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank (MS) utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank (MS) to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank (MS), as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank (MS)’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$1,113,577,583	0.29%
YTD Q1 2017	$376,961,069,050	$1,423,418,677	0.38%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank (MS) is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo Bank (MS)’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer	CPS1-	Strong	MOR CS1
Master Servicer	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer	CPS2	Average
Special Servicer	CSS3	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank (MS) are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank (MS) has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank (MS)’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank (MS)’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank (MS) may perform any of its obligations under the PSA (or any related Non-Serviced PSA) through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties under the relevant agreement. Wells Fargo Bank (MS) may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank (MS) monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank (MS) has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank (MS);

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank (MS) may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Pari Passu Companion Loans. Wells Fargo Bank (MS) monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank (MS) on the Mortgage Loans and the Serviced Pari Passu Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank (MS) and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank (MS), that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (MS) (in its capacity as master servicer under the PSA) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Pari Passu Companion Loans. On occasion, Wells Fargo Bank (MS) may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Pari Passu Companion Loans or otherwise. To the extent Wells Fargo Bank (MS) performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank (MS) proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank (MS) is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank (MS) and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank (MS), or to which any property of Wells Fargo Bank (MS) is subject, that are material to the Certificateholders, nor does Wells Fargo Bank (MS) have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the Mortgage Loans and the primary servicing rights with respect to certain of the Serviced Mortgage Loans and Serviced Pari Passu Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Pari Passu Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank (MS) and MSMCH or certain of its affiliates, Wells Fargo Bank (MS) acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans contributed by MSMCH to this securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank (MS) and Bank of America or certain of its affiliates, Wells Fargo Bank (MS) acts as interim servicer with respect to certain mortgage loans owned by Bank of America or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans contributed by Bank of America to this securitization.

Wells Fargo Bank (MS) expects to enter into a primary servicing agreement with KeyBank pursuant to which KeyBank is expected to assume primary servicing duties with respect to some or all of the KeyBank Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo Bank (MS) will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate set forth on Annex A-1 under “Master Servicing Fee Rate”, with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, the Serviced Whole Loans, in each case notwithstanding any termination or resignation of Wells Fargo Bank (MS) as master servicer under the PSA. In addition, Wells Fargo Bank (MS) will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo Bank (MS) nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank (MS) or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “Transaction Parties—The Master Servicer” has been provided by Wells Fargo Bank (MS).

The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer’s obligation to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” and “—Resignation of the Master Servicer and Special Servicer”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to initially be appointed to act as the special servicer under the PSA. In such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans and any associated REO Properties, and generally will process review, evaluate and provide or withhold consent as to certain Major Decisions and all Special Servicer Non-Major Decisions and, in certain circumstances, will process Major Decisions and Special Servicer Non-Major Decisions, and will perform certain enforcement actions relating to non-Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Pari Passu Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Pari Passu Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, the VRR Interest Owners, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2017, Midland was master and/or primary servicing approximately 29,801 commercial and multifamily mortgage loans with a principal balance of approximately $409 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,485 of such loans, with a total principal balance of approximately $148 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2014 to 2016.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
CMBS	$157	$149	$149
Other	$179	$255	$294
Total	$336	$404	$444

As of March 31, 2017, Midland was named the special servicer in approximately 253 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $125 billion. With respect to such transactions as of such date, Midland was administering approximately 84 assets with an outstanding principal balance of approximately $572 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2014 to 2016.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
Total	$85	$110	$121

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Under the GSMS 2017-GS5 PSA, Midland is the related Non-Serviced Master Servicer of the Pentagon Center Whole Loan.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or one of its affiliates has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans prior to the Closing Date.

The foregoing information regarding Midland and its affiliates under this heading “Transaction Parties—The Special Servicer” has been provided by Midland.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Other Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as (i) the special servicer under the GSMS 2017-GS5 PSA (in such capacity, the “GSMS 2017-GS5 Special Servicer”) and in such capacity will be responsible for the servicing and administration of the Pentagon Center Whole Loan (and any associated REO Properties) prior to the related Controlling Companion Loan Securitization Date pursuant to the GSMS 2017-GS5 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to such Whole Loan during such period, (ii) the special servicer under the CGCMT 2017-P7 PSA (in such capacity, the “CGCMT 2017-P7 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Key Center Cleveland Whole Loan if such Whole Loan becomes a specially serviced loan and any associated REO Property pursuant to the CGCMT 2017-P7 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to such Whole Loan, and (iii) the special servicer under the BANK 2017-BNK4 PSA (in such capacity, the “BANK 2017-BNK4 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Ralph’s Food Warehouse Portfolio Whole Loan and the D.C. Office Portfolio Whole Loan if such Whole Loans become specially serviced loans and any associated REO Properties pursuant to the BANK 2017-BNK4 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to such Whole Loans.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 6,800 employees. As of December 31, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity funds (collectively, the “RCM Funds”), and RCM also advised four separately managed accounts, which RCM Funds and accounts have over $4.9 billion of regulatory assets under management in the aggregate. Four of the RCM Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, five of the RCM Funds are focused on investments in commercial mortgage-backed securities and the other two RCM Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through December 31, 2016, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 11,467 loans.

In addition, RCM has underwritten and purchased, primarily for the RCM Funds, over $4.7 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 72 different securitizations totaling approximately $76.4 billion in overall transaction size. RCM (or its affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 365 employees as of December 31, 2016 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has ten additional offices across the United States and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the RCM Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2016, Rialto and its affiliates were actively special servicing approximately 1,000 portfolio loans with a principal balance of approximately $273 million and were responsible for approximately 700 portfolio REO assets with a principal balance of approximately $840 million.

Rialto is also currently performing special servicing for 75 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,037 assets with an original principal balance at securitization of approximately $79 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land. The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016
Number of CMBS Pools Named Special Servicer	27	45	59	75
Approximate Aggregate Unpaid Principal Balance(1)	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	27	28	17	37
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$101 million	$126.9 million	$141.9 million	$320 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as (i) the BANK 2017-BNK4 Special Servicer, (ii) the CGCMT 2017-P7 Special Servicer and (iii) the GSMS 2017-GS5 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing (i) the Ralph’s Food Warehouse Portfolio Whole Loan and the D.C. Office Portfolio Whole Loan, (ii) the Key Center Cleveland Whole Loan and (iii) the Pentagon Center Whole Loan (collectively, and with respect to the Pentagon Center Whole Loan, only to the extent that Rialto is the special servicer thereof, the “Rialto Outside Serviced Whole Loans”), respectively. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving certain of the Rialto Outside Serviced Whole Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard as applicable under the BANK 2017-BNK4 PSA, the CGCMT 2017-P7 PSA and the GSMS 2017-GS5 PSA, respectively. Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the Rialto Outside Serviced Whole Loans, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform as applicable under the BANK 2017-BNK4 PSA, the CGCMT 2017-P7 PSA and the GSMS 2017-GS5 PSA, respectively, for assets of the same type included in the BANK 2017-BNK4 securitization, the CGCMT 2017-P7 securitization and the GSMS 2017-GS5 securitization, including with respect to the Rialto Outside Serviced Whole Loans.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its applicable duties under the BANK 2017-BNK4 PSA, the CGCMT 2017-P7 PSA or the GSMS 2017-GS5 PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Rialto Outside Serviced Whole Loans or the performance of the MSBAM 2017-C33 certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Rialto Outside Serviced Whole Loans pursuant to the BANK 2017-BNK4 PSA, the CGCMT 2017-P7 PSA and the GSMS 2017-GS5 PSA, as applicable. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to certificateholders or VRR Interest Owners under the MSBAM 2017-C33 securitization. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entities that are the initial controlling class certificateholders and the initial controlling class representatives under the BANK 2017-BNK4 PSA and the CGCMT 2017-P7 PSA. From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market.

The foregoing information regarding Rialto under this heading “Transaction Parties—The Other Servicers—Rialto Capital Advisors, LLC” has been provided by Rialto.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
By Approximate Number	16,772	16,876	17,866	17,296
By Approximate Aggregate Principal Balance (in billions)	$174.60	$185.24	$189.30	$185.90

Within this servicing portfolio are, as of March 31, 2017, approximately 8,316 loans with a total principal balance of approximately $142.6 billion that are included in approximately 488 CMBS transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2016, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for CMBS rated by Moody’s, S&P and Fitch and ranked by Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS2” as a primary servicer. Morningstar has assigned KeyBank the rankings of “MOR CS1” as master servicer and primary servicer. S&P’s and Fitch’s ratings and Morningstar’s rankings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of CMBS transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

Long-Term Deposits	S&P	Fitch	Moody’s
	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions with respect to the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of the J.P. Morgan Chase Commercial Mortgage Securities Trust, Series 2007-CIBC18 in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the mortgage loans pursuant to the KeyBank Primary Servicing Agreement. KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank is expected to retain a portion of the VRR Interest with an initial VRR Interest Balance of $4,992,590.18 (and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. KeyBank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth above under this heading “—KeyBank National Association” has been provided by KeyBank and neither the Depositor nor any Underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of KeyBank Primary Servicing Agreement

KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans, representing approximately 29.0% of the Initial Pool Balance. Accordingly, Wells Fargo Bank, National Association, as master servicer, and KeyBank, as primary servicer, will be required to enter into a Primary Servicing Agreement to be dated as of May 1, 2017 (the “KeyBank Primary Servicing Agreement”). The primary servicing of the KeyBank Serviced Mortgage Loans will be required to be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans.

Pursuant to the KeyBank Primary Servicing Agreement, KeyBank, as primary servicer, on behalf of the master servicer, will be responsible for certain of the obligations of the master servicer with respect to the KeyBank Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property. KeyBank will be responsible for performing the primary servicing of the KeyBank Serviced Mortgage Loans in a manner consistent with the Servicing Standard under the PSA.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank may not take any action with respect to any assumption, transfer, defeasance, Major Decision, Special Servicer Non-Major Decision or certain other actions as set forth in the Primary Servicing Agreement unless KeyBank has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer shall process such request pursuant to the

PSA. Following such confirmation, KeyBank may not permit or consent to any assumption, transfer, defeasance, Major Decisions, Special Servicer Non-Major Decisions or take any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer to the extent set forth in the PSA. The master servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

As compensation for its activities under the KeyBank Primary Servicing Agreement, KeyBank will be paid a primary servicing fee equal to 0.01% with respect to the KeyBank Serviced Mortgage Loans only to the extent that the master servicer receives the servicing fee with respect to such KeyBank Serviced Mortgage Loans under the PSA. KeyBank will be entitled to certain additional servicing compensation with respect to the KeyBank Serviced Mortgage Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the master servicer is entitled under the PSA.

KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or from refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of the master servicer in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

The KeyBank Primary Servicing Agreement may be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer (or the depositor to the extent the depositor has the right to terminate KeyBank under the PSA) elects to terminate KeyBank following a an event of default under the KeyBank Primary Servicing Agreement;

●	upon resignation by KeyBank;

●	at the option of the purchaser of any KeyBank Serviced Mortgage Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the KeyBank Serviced Mortgage Loans and not with respect to the entire agreement;

●	upon the later of the final payment or other liquidation of the last KeyBank Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds thereunder;

●	upon termination of the PSA; or

●	by mutual consent of KeyBank and the master servicer in writing.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information under this heading “Transaction Parties—Other Servicers—The Primary Servicer—KeyBank National Association—Summary of KeyBank Primary Servicing Agreement” has been provided by KeyBank.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan and asset representations reviewer with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016, and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor” in the prospectus. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor; provided that Park Bridge Lender Services, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the PSA.

As of March 31, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $110.8 billion issued in 113 transactions.

As of March 31, 2017, Park Bridge Lender Services was acting as asset representations reviewer for 40 CMBS transactions with an approximate aggregate initial principal balance of $33.67 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations under the PSA. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). MSMCH, a New York limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	The VRR Interest is intended to be an “eligible vertical interest” (as defined in Regulation RR) in the Trust in the form of a “single vertical security” (as defined in Regulation RR) with an initial VRR Interest Balance of $17,213,062.56 (representing approximately 2.45% of all “ABS interests” (as defined in Regulation RR) in the Trust (which will consist of the certificates (other than the Class R Certificates) and the VRR Interest and are collectively referred to herein as the “ABS Interests”) as of the Closing Date) and an effective interest rate equal to the WAC Rate. In accordance with the definition of “single vertical security” under Regulation RR, the VRR Interest will entitle the holders thereof to a specified percentage (equal to the Vertical Risk Retention Allocation Percentage) of the amounts paid on each other class of ABS Interests.

○	The Retaining Sponsor is expected to offset a portion of its risk retention requirement by the portion of the VRR Interest acquired on the Closing Date and retained by Bank of America, a national banking association, as the originator of the Bank of America Mortgage Loans. Bank of America will acquire $5,493,289.53 of the VRR Interest, representing approximately 31.9% of the VRR Interest on the Closing Date. Bank of America originated Mortgage Loans representing approximately 31.9% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the VRR Interest in accordance with Rule 11(a)(1) of Regulation RR.

○	The Retaining Sponsor is expected to offset a portion of its risk retention requirement by the portion of the VRR Interest acquired on the Closing Date and retained by KeyBank, a national banking association, as the originator of the KeyBank Mortgage Loans. KeyBank will acquire $4,992,590.18 of the VRR Interest, representing approximately 29.0% of the VRR Interest on the Closing Date. KeyBank originated Mortgage Loans representing approximately 29.0% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the VRR Interest in accordance with Rule 11(a)(1) of Regulation RR.

○	Each of Bank of America and KeyBank will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of Regulation RR, whereby such retaining party will sell to the depositor the Mortgage Loans that it originated in exchange for cash consideration and such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable portion of the VRR Interest (i) will represent a reduction in the price received by such retaining party from the depositor for the Mortgage Loans sold by such retaining party to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such retaining party in accordance with the Credit Risk Retention Rules.

○	Morgan Stanley Bank, a national banking association, is a “majority-owned affiliate” (as defined in Regulation RR) of the Retaining Sponsor, and will acquire from the depositor on the Closing Date, and retain, the remaining portion of the VRR Interest, with a VRR Interest Balance equal to $6,727,182.85 and representing approximately 39.1% of the VRR Interest.

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirement through the purchase by a “third party purchaser (the “Third Party Purchaser”), which is expected to be KKR Real Estate

Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership, as further described under “—HRR Certificates—The Third Party Purchaser”, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as defined in Regulation RR), consisting of all of the Class E, Class F and Class G certificates (collectively, the “HRR Certificates” and, together with the VRR Interest, the “RR Interest”), with an aggregate initial Certificate Balance of $47,975,919, representing at least 2.57% of the fair value of all ABS Interests as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

Morgan Stanley Bank, Bank of America, KeyBank and the Third-Party Purchaser are collectively referred to herein as the “Retaining Parties.” The sum of (i) the percentage of the aggregate Certificate Balance of all ABS Interests as of the Closing Date represented by the VRR Interest and (ii) the percentage of the fair value of all ABS Interests represented by the HRR Certificates will equal at least 5 as of the Closing Date.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Parties have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage, and (b) the certificates will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, pro rata in accordance with the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

VRR Interest Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of (i) the aggregate initial Certificate Balance of all of the classes of certificates and (ii) the initial VRR Interest Balance of the VRR Interest.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the VRR Interest, up to an amount equal to the unreimbursed VRR Interest Realized Losses previously allocated to such class, plus interest in an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on reimbursed Realized Losses distributed to the holders of the Principal Balance Certificates pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The VRR Interest will not have a specified pass-through rate (other than for tax reporting purposes), but the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimburse Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Vertically Retained Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date, as described in “Description of the Certificates—Distributions—Excess Interest”.

The HRR Certificates

Material Terms of the HRR Certificates

The Third Party Purchaser is expected to purchase the HRR Certificates identified in the table below for cash on the Closing Date.

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in %)(2)	Estimated Fair Value (in $)(2)	Expected Purchase Price(3)
Class E	$14,564,000	0.8128%	$6,068,119	41.66519%
Class F	$6,854,000	0.3825%	$2,855,732	41.66519%
Class G	$26,557,919	1.4822%	$11,065,408	41.66519%

(1)	Includes the expected initial Certificate Balance of each Class of HRR Certificates that the Third Party Purchaser expects to purchase on the Closing Date. The VRR Interest Balance of the VRR Interest is not included in the Certificate Balance of any Class of HRR Certificates.

(2)	The fair value of each Class of the HRR Certificates (in each case expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount), which Classes of HRR Certificates collectively would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Third Party Purchaser is approximately $19,989,259, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table is expected to be equal to at least 2.57% of the aggregate fair value of all ABS Interests.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $37,327,856, representing 5% of the aggregate fair value, as of the Closing Date, of all of the ABS Interests.

On any Distribution Date, the Aggregate Available Funds will be allocated between the certificates and the VRR Interest, pro rata, in accordance with the Non-Vertically Retained Percentage and the Vertically Retained Percentage, respectively. Principal, interest (other than Excess Interest, if any) and any recoveries of losses allocated to the certificates will be further allocated to the specified classes of certificates in sequential order, in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

On any Distribution Date, Mortgage Loan losses will be allocated between the certificates and the VRR Interest, pro rata, in accordance with the Non-Vertically Retained Percentage and the Vertically Retained Percentage, respectively. Mortgage Loan losses allocated to the certificates will be further allocated to the specified Classes classes of certificates in reverse sequential order, in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material payment terms of the HRR Certificates see “Description of the Certificates” in this prospectus.

The Retaining Third Party Purchaser

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (“KKR Opportunity Partners”), a Delaware limited partnership, is expected, on the Closing Date, (i) to purchase for cash the HRR Certificates and receive the Class V Certificates, and (ii) to act as the initial Third Party Purchaser.

KKR Opportunity Partners was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). The HRR Certificates will represent KKR Opportunity Partners’ second purchase of CMBS B-Piece Securities.

KKR Opportunity Partners is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 20 years of CMBS experience as of March 31, 2017. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2017, funds advised by KKR own 26 separate real estate credit investments and have participated in 6 purchases of CMBS B-Piece Securities. As of December 31, 2016, KKR is responsible for approximately $129.6 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

If the Retaining Sponsor determines that the Third Party Purchaser or a successor third-party purchaser no longer complies with one or more of the Credit Risk Retention Rules applicable to the Third Party Purchaser or such successor third-party purchaser, the Retaining Sponsor will be required to promptly notify, or cause to be notified, the Certificateholders and the VRR Interest Owners of such noncompliance.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E, Class F and Class G certificates (the “Yield Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X Certificates are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap Priced Principal Balance Certificates and the Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap Priced Principal Balance Certificates.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.222%	1.528%	1.834%
3Y	1.341%	1.676%	2.011%
4Y	1.432%	1.790%	2.148%
5Y	1.509%	1.886%	2.263%
6Y	1.575%	1.969%	2.363%
7Y	1.634%	2.042%	2.450%
8Y	1.682%	2.102%	2.522%
9Y	1.723%	2.154%	2.585%
10Y	1.764%	2.205%	2.646%
11Y	1.800%	2.250%	2.700%

Based on the swap yield curve, the Retaining Sponsor will determine for each Class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.260%	0.300%	0.350%
Class A-2	0.380%	0.450%	0.520%
Class A-SB	0.660%	0.780%	0.900%
Class A-3	0.810%	0.950%	1.090%
Class A-4	0.790%	0.930%	1.070%
Class A-5	0.810%	0.950%	1.090%
Class A-S	0.940%	1.100%	1.270%
Class B	1.150%	1.350%	1.550%
Class C	1.450%	1.700%	1.960%
Class D	3.190%	3.750%	4.310%

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such class and the related credit spread established at pricing. The Retaining Sponsor determined the Discount Yield for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.5812%	1.9514%	2.3316%
Class A-2	1.8776%	2.3217%	2.7659%
Class A-SB	2.3038%	2.8342%	3.3646%
Class A-3	2.4925%	3.0526%	3.6127%
Class A-4	2.5432%	3.1215%	3.6999%
Class A-5	2.5682%	3.1478%	3.7274%
Class A-S	2.7010%	3.3013%	3.9116%
Class B	2.9137%	3.5547%	4.1956%
Class C	3.2144%	3.9055%	4.6066%
Class D	4.9544%	5.9555%	6.9566%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Swap Priced Principal Balance Certificates

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-SB	103%
Class A-3	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	103%
Class D	80%

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.598%	1.971%	2.353%
Class A-2	2.538%	2.990%	3.440%
Class A-SB	2.762%	3.299%	3.835%
Class A-3	2.908%	3.474%	3.750%
Class A-4	2.657%	3.235%	4.057%
Class A-5	2.912%	3.497%	4.081%
Class A-S	3.044%	3.650%	4.264%
Class B	3.256%	3.903%	4.548%
Class C	3.559%	4.255%	4.960%
Class D	2.383%	3.250%	4.112%

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Swap Priced Expected Price for each class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Class X Certificates.

Determination of Treasury Yield Curve for Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	1.541%	2.055%	2.569%
10Y	1.682%	2.242%	2.803%

Based on the treasury yield curve, the Retaining Sponsor determined for each class of Class X Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the class of Principal Balance Certificates that is an Underlying Class of such class of Class X Certificates by using a straight-line interpolation (using treasury yield curves with 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.080%	1.350%	1.620%
Class X-B	0.960%	1.200%	1.440%
Class X-D	2.520%	3.150%	3.780%

Discount Yield Determination for Class X Certificates

The Discount Yield for each class of Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.6643%	3.4624%	4.2609%
Class X-B	2.6283%	3.4238%	4.2202%
Class X-D	4.1939%	5.3813%	6.5696%

Determination of Scheduled Certificate Interest Payments for Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the certificates result in an increase in the Scheduled Certificate Interest Payments to the Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Class X Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Principal Balance Certificates

The Yield Priced Principal Balance Certificates include each class of HRR Certificates expected to be acquired by the Third Party Purchaser, and the valuation of each such class of HRR Certificates was based on the price (based on a targeted discount yield of 17.5% for each class of HRR Certificates, the Structuring Assumptions and 0% CPY) set forth in the bid letter that the Third Party Purchaser submitted to acquire the HRR Certificates, as set forth under “—Material Terms of the HRR Certificates” above (the “Yield Priced Expected Price” and, together with the Swap Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percent of the Certificate Balance of that class.

Determination of Class Sizes of HRR Certificates

The Retaining Sponsor determined the Certificate Balance of each class of HRR Certificates in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap Priced Principal Balance Certificates (based on 0% CPR), Class X Certificates (based on 100% CPY), and HRR Certificates (based on 0% CPY).

Calculation of Fair Value of All Certificates

Fair Value of Non-Vertically Retained Certificates

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class V and Class R Certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Fair Value of VRR Interest

The Retaining Sponsor determined the fair value of the VRR Interest by (i) calculating the aggregate fair value of all of the certificates (other than the Class R Certificates), (ii) multiplying such aggregate fair value by the Vertical Risk Retention Allocation Percentage and, (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the VRR Interest rather than an entity specific restriction, applying a liquidity discount. The Retaining Sponsor determined the range of fair values for the VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

Fair Value of Class V Certificates

The Retaining Sponsor determined that the Class V Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class V Certificates.

Range of Fair Values

Based on the Expected Prices and the fair value of the VRR Interest and the Class V Certificates, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R Certificates) and the VRR Interest. For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates or the VRR Interest by multiplying the relevant Expected Price by the Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, of such class of certificates or VRR Interest. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value for the related class of certificates or the VRR Interest by multiplying the relevant Expected Price by the high estimate certificate balance or notional amount, as applicable, of such class of certificates or the VRR Interest, as applicable. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value of the related class of certificates or the VRR Interest by multiplying the relevant Expected Price by the low estimate Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, of such class of certificates or the VRR Interest.

Range of Fair Values

Class of Certificates or VRR Interest	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)	Base Case Fair Value	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)
Class A-1	$28,499,562	$28,499,636	$28,499,287
Class A-2	$77,452,898	$77,455,248	$77,453,134
Class A-SB	$54,074,468	$54,074,440	$54,074,233
Class A-3	$38,623,706	$38,623,281	$37,873,529
Class A-4	$131,291,477	$131,294,311	$133,890,138
Class A-5	$160,731,876	$160,728,227	$160,725,778
Class A-S	$60,002,904	$60,003,494	$59,999,703
Class B	$39,704,536	$39,706,455	$39,706,099
Class C	$29,118,338	$29,117,684	$28,779,182
Class D	$26,041,656	$26,039,743	$26,040,708
Class E	$6,068,119	$6,068,119	$6,068,119
Class F	$2,855,732	$2,855,732	$2,855,732
Class G	$11,065,408	$11,065,408	$11,065,408
Class X-A	$69,661,668	$49,194,313	$28,277,704
Class X-B	$16,852,296	$9,680,927	$3,299,861
Class X-D	$6,331,655	$3,859,445	$1,640,822
VRR Interest	$19,046,868	$18,290,648	$17,586,992

The estimated range of fair value for all the certificates (other than the Class R Certificates) and the VRR Interest is approximately $717,836,429 to $777,423,167.

Hedging, Transfer and Financing Restrictions

The VRR Interest and the HRR Certificates will be subject to certain hedging, transfer and financing restrictions. The VRR Interest will be in the form of an uncertificated REMIC regular interest representing the right to receive certain distributions under the PSA as described in this “Credit Risk Retention” section, and the HRR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof, as and to the extent provided in the PSA.

Each Retaining Party will agree that it and its affiliates are subject to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in the Regulation RR) when compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to a “majority-owned affiliate” or, in the case of the Third Party Purchaser, to a subsequent third party purchaser (as defined in, and in accordance with, the Credit Risk Retention Rules).

The Retaining Parties have agreed that the restrictions described under this heading “Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the sum of the total outstanding Certificate Balance of the certificates and the VRR Interest Balance of the VRR Interest has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates and the VRR Interest Balance of the VRR Interest as of the Closing Date; and (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer with respect to the Serviced Mortgage Loans. See “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the master servicer and special servicer with respect to Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the PSA. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

MSMCH will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 with respect to the MSMCH Mortgage Loans. At the time of the its decision to include each of the MSMCH Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Bank of America will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 with respect to the Bank of America Mortgage Loans. At the time of the its decision to include each of the Bank of America Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

KeyBank will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 with respect to the KeyBank Mortgage Loans. At the time of the its decision to include each of the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2017-C33 will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”). The certificates and the VRR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The certificates will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class V and Class R certificates. The Class E, Class F and Class G certificates are collectively referred to herein as the “HRR Certificates” and are expected to be purchased and retained by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. as described under “Credit Risk Retention.”

The issuing entity will also issue an uncertificated REMIC regular interest (the “VRR Interest”) representing the right to receive certain distributions under the PSA as described under “Credit Risk Retention.” The VRR Interest will not be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the VRR Interest at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the VRR Interest will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the VRR Interest on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of each class of Class X Certificates will equal the Certificate Balance (or the aggregate of the Certificate Balances, as applicable) of the class(es) of Principal Balance Certificates set forth next to such class of Class X Certificates (each such class of Principal Balance Certificates, with respect to the related class of Class X Certificates, an “Underlying Class”).

Class of Class X Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of the Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V Certificates) and the VRR Interest (other than the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the VRR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in June 2017.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but in the case of any certificate, only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class V and Class R certificates, the Percentage Interest thereof is set forth on the face of such certificate. The allocated portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest”, and the Percentage Interests of each of Morgan Stanley Bank, Bank of America and KeyBank in the VRR Interest are equal to 39.1%, 31.9% and 29.0%, respectively.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (such amounts other than any Excess Interest, together with any balloon payments, the “Periodic Payments”) paid by the borrowers of the Mortgage Loans, that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled payments of interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders or the VRR Interest Owner;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the holders of the VRR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount received from the REO Account allocable to the Mortgage Loans and on deposit in the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

In addition, the master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any balloon payments received during the period that begins two (2) Business Days immediately preceding such Master Servicer Remittance Date and ends on such Master Servicer Remittance Date. In certain cases, the remittance with respect to a Non-Serviced Mortgage Loan in any given calendar month may be received after the Determination Date in that month. If such a remittance includes a principal prepayment or other unscheduled collection or includes a balloon payment, then such principal prepayment or other unscheduled collection will not, and such balloon payment may not, be distributed to certificateholders until the Distribution Date in the following calendar month even if received by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer during the Collection Period for the then current Distribution Date. No additional interest will be distributable in connection with such delayed distribution, thus resulting in a shortfall to certificateholders.

The amount available for distribution to holders of the Regular Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Vertically Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Vertically Retained Percentage, and (ii) any outstanding Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any related Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates and each class of Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)       to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero, and

(g)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed Realized Losses at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the first Distribution Date as of which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates (other than the Class V and Class R certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rate with respect to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through

Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a related Non-Serviced Master Servicer or a related Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month accrual period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan that is a successor to a Mortgage Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, any related Pari Passu Loan Primary Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan, and “Pari Passu Loan Primary Servicing Fee” means the amount of such fee payable for a given Distribution Date. The Pari Passu Loan Primary Servicing Fee Rate will be equal to (i) 0.0025% per annum with respect to the Pentagon Center Mortgage Loan, (ii) 0.01% per annum with respect to the Key Center Cleveland Mortgage Loan, (iii) 0.0025% per annum with respect to the D.C. Office Portfolio Mortgage Loan, (iv) 0.0025% per annum with respect to the Ralph’s Food Warehouse Portfolio, (v) 0.0025% per annum with respect to the Gateway Crossing Mortgage Loan (after the related Controlling Companion Loan Securitization Date) and (vi) 0.0100% per annum with respect to the Tops Portfolio Mortgage Loan (after the related Controlling Companion Loan Securitization Date).

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)        the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)        the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)        Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date or in the Scheduled Principal Distribution Amount for any preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following to the extent not included in the Unscheduled Principal Distribution Amount for any prior Distribution Date: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable in respect of the related Mortgage Loan as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee and any related Pari Passu Loan Primary Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed to the holders of the Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)         the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination or advanced by the master servicer as of the most recent Distribution Date coinciding with or preceding such date of determination;

(ii)        all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination;

(iii)       the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination; and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)         the principal portion of any P&I Advance made with respect to such REO Loan as of the most recent Distribution Date coinciding with or preceding such date of determination; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and all income rents and profits received with respect to such REO Loan on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that relates to the first Determination Date coinciding with or following the date on which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and any related Pari Passu Loan Primary Servicing Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, if acquired in respect of a Whole Loan, one or more outstanding Companion Loans (each, an “REO Loan”), and all references to Mortgage Loans or Companion Loans, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute the Non-Vertically Retained Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates and the Vertically Retained Percentage of such Excess Interest to the VRR Interest Owners. Excess Interest will not be available to make distributions to any class of certificates other than the Class V certificates, to provide credit support for any classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust, there will be no Excess Interest distributable to the Class V certificates or the VRR Interest.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any Collection Period with respect to any Mortgage Loan, then on the Distribution Date immediately succeeding the end of such Collection Period, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates the product of (a) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Control Eligible Certificates) for that Distribution Date. Any portion of the Non-Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Underlying Class(es) of Principal Balance Certificates for such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates. The Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium will be distributed to the holders of the VRR Interest.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to both the mortgage interest rate on the related Mortgage Loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates is set forth under “Summary of Certificates” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates were calculated on the basis of a 0% CPY prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls (other than relating to any Non-Serviced Mortgage Loan) or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or related Serviced Pari Passu Companion Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, subject to the DCH Limitations and so long as no Control Termination Event has occurred or is continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Vertically Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of each class of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and the rights of holders of each other class of Subordinate Certificates, if any, with an earlier alphabetical designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit support will be available for the benefit of the Offered Certificates. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the Mortgage Loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Loss”. No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of the Principal Distribution Amount to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, and second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the Certificate Balance thereof has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Certificates (other than the Class X Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Senior Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of such Senior Certificates, the percentage interest in the issuing entity evidenced by such Senior Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to such Senior Certificates by the Subordinate Certificates.

Following retirement of the Senior Certificates (other than the Class X Certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and the VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans immediately following such Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses to the respective classes of Subordinate Certificates in reverse order of alphabetical designation, in each case until the Certificate Balance of the subject class is reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates or the VRR Interest and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the Underlying Classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee”, “—Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest, in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the

amount of the distribution on each Distribution Date allocable to interest, in each case of clause (i) and (ii), as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (in the case of clause (1) below) or required in the PSA (in the case of clauses (2) – (15) below), which forms are subject to change and including substantially the following information:

(1)         a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)         a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)         a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)         a CREFC® advance recovery report;

(5)         a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)         a CREFC® net operating income adjustment worksheet;

(9)         a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA; provided, that such document will not be required to be periodically updated or provided in respect of each Distribution Date); and

(15)       a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to each Serviced Mortgage Loan that is not a Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans and each REO Property related to a Serviced Mortgage Loan), as applicable, is also required to prepare the following for each related Mortgaged Property or such REO Property, as applicable:

●	within 45 days after receipt of a quarterly operating statement, if any, commencing with the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List); and

●	within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Pari Passu Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or the Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan, to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of the PSA and subject to the limitations set forth therein, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower

Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict the special servicer from receiving any information related to any Mortgage Loan other than any Excluded Special Servicer Loan with respect to which the special servicer is a Borrower Party, and the certificate administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® Special Servicer Loan File for the related Excluded Controlling Class Loan).

“Excluded DCH Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Excluded RRCP Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party.

“Excluded Loan” means, collectively, Excluded DCH Loans and Excluded RRCP Loans. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder, the Risk Retention Consultation Party or one of the following (in each case, to the extent such person is not a Certificateholder): a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing

Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Holder, that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, (x) any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan and (y) any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “VRR Interest Owner” is an owner of any portion of the VRR Interest that has been identified to the certificate administrator in writing in accordance with the PSA.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, will be provided by the certificate administrator at the direction of the depositor to certain market data providers pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), the master servicer or the special servicer, as applicable, may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	any annual reports provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report; and

o	the CREFC® Appraisal Reduction Template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates or the VRR Interest;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders and/or VRR Interest Owners for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the hedging, transfer, financing and other restrictions under the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded DCH Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded DCH Loan.

In the event that MSMCH in its capacity as the retaining sponsor determines that the Third Party Purchaser or an originator that holds any portion of the VRR Interest no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the Risk Retention tab.

Notwithstanding the description set forth above, all Excluded Information will be made available on the certificate administrator’s website under one separate restricted tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party and, if such Excluded Information is not available to such party via the certificate administrator’s website because of such party’s Excluded Controlling Class Holder status, such party will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D) .

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or information, other than, in the case of each of clauses (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it as to which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of

Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and any beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, may each provide certain of the reports or, with respect to a Controlling Class Certificateholder, will be required to provide access to the reports available as set forth above. The master servicer and the special servicer may each also deliver certain other information received by it to any Certificateholder or Certificate Owner that requests reports or information. However, each of the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or the VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders and the VRR Interest as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any class of Principal Balance Certificates or the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related Certificate Balance or the VRR Interest Balance, as applicable, each determined as of the prior Determination Date, and the denominator of which is equal to the aggregate of the Certificate Balances of all classes of Principal Balance Certificates and the VRR Interest Balance, each determined as of the prior Determination Date; provided, that solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, the Certificate Balances of the respective classes of the Principal Balance Certificates and the VRR Interest Balance referred to in this clause (2) will take into account any notional reduction in such Certificate Balances and/or the VRR Interest Balance for Cumulative Appraisal Reduction Amounts.

The Voting Rights of any class of certificates or the VRR Interest are required to be allocated among Certificateholders of such class or the VRR Interest Owners, as applicable, in proportion to their respective Percentage Interests.

The Class V certificates and the Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor and Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSBAM 2017-C33

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates and is required to include a copy of the communication the Certificateholder proposes to transmit, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the “Mortgage File” (as defined in Annex F) with respect to each Mortgage

Loan (except that the Mortgage File with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) may, under certain circumstances, be held by the custodian under the related Non-Serviced PSA with various assignments running in favor of the Non-Serviced Trustee instead of the trustee for this securitization transaction).

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

“Diligence File” means, with respect to each Mortgage Loan, collectively the following documents in electronic format:

(a) A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)	the Mortgage, together with any intervening assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)	any related assignment of leases and of any intervening assignments (if any such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)	the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)	any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)	any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	all related environmental reports; and

(xiv)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of the organizational documents of the related mortgagor and any guarantor;

(t)	unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days (or 85 days in the case of clause (y) below) following:

(x)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)        cure such Material Defect in all material respects, at its own expense,

(B)        repurchase the affected Mortgage Loan or successor REO Loan at the Purchase Price, or

(C)        substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or successor REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan, if it is diligently proceeding toward that cure, and has delivered an officer’s certificate to the master servicer, the special servicer, the certificate administrator (who will be required to promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder subject to the DCH Limitations) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan not previously paid by the mortgage loan seller and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Distribution Date in May 2050), (iv) an original loan-to-value ratio not higher than that of the substituted Mortgage Loan and a current loan-to-value ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current loan-to-value ratio of the substituted Mortgage Loan; (v) an original debt service coverage ratio equal to or greater than that of the substituted Mortgage Loan and a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan; (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed, (viii) a REMIC opinion has been delivered to the trustee and certificate administrator and (ix) a Rating Agency Confirmation has been obtained from each Rating Agency) and otherwise satisfying the conditions set forth in the PSA. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that such Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trust under the PSA for any uncured Material Defect; provided, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Pari Passu Companion Loans and any related REO Properties will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Properties will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan or any REO Property related to a Non-Serviced Mortgage Loan.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Serviced Mortgage Loans, any related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan, any related REO Properties and any related Intercreditor Agreement are summarized under “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Serviced Mortgage Loans, any related Serviced Pari Passu Companion Loans and any related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and any related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loans, and the best interests of the issuing entity and the certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan or a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)       any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or a related Companion Loan that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)       any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate equal to (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a

Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and, subject to the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)), the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)) the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer and the special servicer will be solely liable for all fees owed by it to any sub-servicer retained by it, without regard to whether its compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer or the special servicer, as applicable, for certain expenditures which such sub-servicer makes, only to the same extent the master servicer or special servicer, as applicable, is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below with respect to nonrecoverable Advances and other limited exceptions, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and, if applicable, Excess Interest) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any successor REO Loan during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any successor REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any successor REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Serviced Mortgage Loan or a related REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance in its sole discretion, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed by the master servicer, the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA, and no Servicing Advances will be made with respect to any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer must deliver to any master servicer (and the special servicer, if specified in the related Intercreditor Agreement) under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan has been deposited, and, with respect to each Non-Serviced Mortgage Loan, the master servicer must deliver to the related Non-Serviced Master Servicer (and Non-Serviced Special Servicer, if specified in the related Intercreditor Agreement), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee (but this statement will not be construed to entitle the special servicer to reverse the determination of the master servicer or the trustee, or to prohibit the master servicer or the trustee from making a determination, that a P&I Advance or Servicing Advance would be a Nonrecoverable Advance). The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, each of the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances at the time of such consideration, the recovery of which is being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for any delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer or the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer or Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA or Intercreditor Agreement provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that is subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If an Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from Related Proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, subject to the DCH Limitations, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the master servicer, the special servicer or the trustee, as the case may be, has not timely received from the other such party information required by it to determine whether to defer reimbursement for a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s decision to defer such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for information regarding reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

On each Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date, and any Withheld Amounts to be deposited in the Interest Reserve Account in respect of the related Collection Period.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include various funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit into the Interest Reserve Account during the related interest period, in respect of any Mortgage Loan that accrues interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V Certificates and the VRR Interest. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain accounts (the “Gain-on-Sale Reserve Account”) and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement) the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Vertically Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Vertically Retained Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R Certificates after all amounts payable to the Regular Certificates and the VRR Interest have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting certain ratings and other requirements set forth in the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account (other than the Companion Distribution Account)) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)         to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)        to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA and any related Intercreditor Agreement for Advances made by any of them and interest thereon as described above under “—Advances”;

(iii)       to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)       to reimburse the trustee, the master servicer and the special servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)      to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)        to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)      to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan will be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loans or from general collections with respect to any securitization of a related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover a related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to Serviced Mortgage Loans that are not Specially Serviced Loans) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

Any P&I Advance made with respect to a Serviced Pari Passu Mortgage Loan (and interest thereon) may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Pari Passu Loan Primary Servicing Fee / Non-Serviced Master Servicer	With respect to each Non-Serviced Mortgage Loan, the monthly portion of the related annual Pari Passu Loan Primary Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Non-Serviced Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, in each case that is a Specially Serviced Loan, the monthly portion of the annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, in each case that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan or Serviced Pari Passu Companion Loan for so long as it remains a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, in each case that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Serviced Mortgage Loans and related Serviced Pari Passu Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Pari Passu Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Operating Advisor Fee Rate calculated on the Stated Principal Balance of each Serviced Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or such lesser amount actually received from the related borrower with respect to such Mortgage Loan.	Payable by the related borrower when incurred.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	(4)	Payable by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of	In connection with each Asset Review with respect to a

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
		written request by the asset representations reviewer, such fee will be paid by the trust.	Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer and special servicer (and, solely with respect to certain indemnification expenses, operating advisor, certificate administrator and trustee) under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee that is equal to the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Master Servicing Compensation

The fee of the master servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan or REO Loan, equal to (1) with respect to each Mortgage Loan, a per annum rate equal to the sum of 0.0025% per annum and the rate set forth on Annex A-1 under “Primary Servicing Fee Rate”, and (2) with respect to each Serviced Pari Passu Companion Loan, 0.0025% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Controlling Companion Loan Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the Pari Passu Loan Primary Servicing Fee Rate). The Servicing Fee payable to the master servicer with respect to each Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, with respect to each Serviced Mortgage Loan as additional servicing compensation, the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Serviced Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the master servicer), and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision;

●	(x) 100% of assumption fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and that do not involve a Major Decision or Special Servicer Non-Major Decision, and (y) 50% of assumption fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the master servicer);

●	100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision, and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the master servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and any Serviced Pari Passu Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Serviced Mortgage Loans and any Serviced Pari Passu Companion Loan other than any Specially Serviced Loan;

●	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Serviced Mortgage Loans and any Serviced Pari Passu Companion Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loans were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any

Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank (MS) will be entitled to retain a portion of the Servicing Fee with respect to each Serviced Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of Wells Fargo Bank (MS) as master servicer; provided that Wells Fargo Bank (MS) may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank (MS) will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or its sub-servicer) will be entitled to the related Pari Passu Loan Primary Servicing Fee.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a per annum rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan, and during the continuance of a Consultation Termination Event, $5,000 (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the special servicer as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (together with any related Serviced Pari Passu Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made) (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan (including any Serviced Whole Loan that is a Specially Serviced Loan) or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)         (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)        the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase or exchange of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)        100% of Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loans and any related Serviced Pari Passu Companion Loan (or any successor REO Loan);

(ii)        50% of Excess Modification Fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and that involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer);

(iii)       (x) 100% of assumption fees collected during the related collection period with respect to Serviced Mortgage Loans that are Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan), and (y) 50% of assumption fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the special servicer);

(iv)       100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)        100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(vi)       50% of waiver, consent and earnout fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the special servicer);

(vii)      100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans; and

(viii)      late payment charges and default interest paid by the borrowers and accrued while the related Serviced Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loans since the Closing Date.

Notwithstanding anything to the contrary, the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment Reserve Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A)

neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including when such Non-Serviced Mortgage Loan has been transferred to special servicing thereunder). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan or any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that trustee fee will be paid by the certificate administrator from the Certificate Administrator/Trustee Fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate equal to 0.00961% per annum (the “Certificate Administrator/Trustee Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Serviced Mortgage Loan and any successor REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans. The Operating Advisor Fee Rate will be equal to (i) 0.00321% per annum with respect to each Serviced Mortgage Loan (other than any Mortgage Loan listed in the other clauses of this definition), (ii) 0.00571% per annum with respect to the Hyatt Regency Austin Mortgage Loan and (iii) 0% per annum with respect to the Gateway Crossing Mortgage Loan and the Tops Portfolio Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount actually received from the related borrower) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will accrue at a rate equal to 0.00071% per annum (the “Asset Representations Reviewer Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. With respect to each Delinquent Loan that is subject to an Asset Review (each, for purposes of this paragraph, a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of Certificateholders and VRR Interest Owners to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price or Loss of Value Payment for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price or Loss of Value Payment received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and successor REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use its names and trademarks and the CREFC® Investor Reporting Package in connection with the servicing and administration of the issuing entity. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or related Companion Loan;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity) becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or, if a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan or related Companion Loan, 120 days after such uncured delinquency); and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event will occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (subject to the DCH Limitations) and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal or completes a valuation described below and (ii) the date on which the related Appraisal Reduction Event occurred, equal to the excess of

(a)	the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicers’ option either (i) by an MAI appraisal obtained by the special servicer (the cost of which will be paid by the master servicer as a Servicing Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and any Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Cumulative Appraisal Reduction Amount.

The “Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Vertically Retained Percentage of such Collateral Deficiency Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or complete a valuation promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan. On the first Determination Date occurring on or after the 10th business day following the later of (i) the date on which the special servicer receives the related MAI appraisal or completes a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent a related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) or clause (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received or performed by the special servicer (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (i) the date on which the special servicer receives such MAI appraisal or completes a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the later of (i) the date on which the special servicer receives the related MAI appraisal or completes a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred); provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to complete an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations, the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and second, to the Senior Certificates, pro rata based on their respective interest entitlements). See “—Advances”. The resulting reduction of interest distributions will also result in a corresponding reduction in any amount of the interest distributions on the VRR Interest.

Any Appraisal Reduction Amount and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, based on the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer (except with respect to a Non-Serviced Mortgage Loan), the special servicer (with respect to a Non-Serviced Mortgage Loan), the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. The master servicer, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to a Non-Serviced Mortgage Loan, and the special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, (i) Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates), and (ii) Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., to the Class G, Class F and Class E certificates, in that order). The Vertically Retained Percentage of Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the VRR Interest will be applied to notionally reduce the VRR Interest Balance thereof until the VRR Interest Balance is reduced to zero.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event or Consultation Termination Event and the Voting Rights of the related Classes and the VRR Interest for purposes of removal of the special servicer or the operating advisor, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer or the master servicer, as the case may be, will be required to promptly notify the other such party, and the certificate administrator of, to the extent calculated by the special servicer or the master servicer, as applicable, (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Allocated Appraisal Reduction Amounts or Allocated Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage

Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on the Non-Serviced Mortgage Loans), Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to related REO Properties and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, that the master servicer will not be required to cause the borrower to maintain, and the special servicer will not be required to maintain, terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH Limitations)). If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to such REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined in accordance with the Servicing Standard. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded RRCP Loan) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property securing a Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and the non-binding consultation rights of the Risk Retention Consultation Party as described under “—The Retention Consultation Party”, the master servicer (with respect to all Mortgage Loans) or the special servicer (with respect to REO Properties) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder and/or upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property with respect to a Serviced Mortgage Loan, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the deemed outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations) and, with respect to a Specially Serviced Loan that is not an Excluded RRCP Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy, and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance, by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Serviced Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties, as applicable. Any losses incurred due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, is required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Processing and Consent

Processing

The master servicer will be responsible for processing the following actions with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Master Servicer Major Decisions, (ii) Special Servicer Non-Major Decisions (but only with respect to clause (i) of the definition of such term), and (iii) any servicing action that is not a Major Decision or Special Servicer Non-Major Decision).

The special servicer will be responsible for processing all servicing actions in respect of Specially Serviced Loans and the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Non-Major Decisions (other than with respect to clause (i) of the definition of such term) and (ii) Special Servicer Major Decisions. The master servicer will be required to refer any request with respect to an action described in the preceding sentence to the special servicer and, subject to the following paragraph, will have no further obligation with respect to such request except to deliver to the special servicer any additional information in the master servicer’s possession requested by the special servicer related to such request.

Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the special servicer is responsible for processing, the master servicer and special servicer may mutually agree that the master servicer will process such action, subject to the special servicer’s consent (which may be deemed given under the circumstances described below under “—Consent”).

“Special Servicer Non-Major Decision” means any of the following with respect to a Serviced Mortgage Loan or Serviced Whole Loan that is not otherwise a Major Decision:

(i)      approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(ii)     in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; provided, that the Special Servicer will be required to provide written notice of its determination to grant any such request to the Directing Certificateholder;

(iii)     in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than (A) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; and

(iv)     approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan.

Consent

The master servicer will be required to obtain the consent of the special servicer with respect to any Special Servicer Non-Major Decision or Special Servicer Major Decision (or the determination not to take action with respect thereto) that it is processing, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such action and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such action, plus, if applicable, (i) any time provided to the Directing Certificateholder or other relevant party under the PSA to consent to such action and (ii) any time period provided to a holder of a Companion Loan to consent to or consult on such action under a related Intercreditor Agreement.

The party responsible for processing any Major Decision will be responsible for seeking any required consent of the Directing Certificateholder (and, if consultation is required, will be responsible for consulting with the Directing Certificateholder) as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions.” Such processing party will also be responsible for consulting with the Risk Retention Consultation Party as described under “Pooling and Servicing Agreement—The Risk Retention Consultation Party.”

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with any party, including the special servicer, the Directing Certificateholder, the operating advisor and the Risk Retention Consultation Party.

Modifications, Waivers and Amendments

Waivers, modifications, amendments and consents with respect to the Mortgage Loans will be processed as described above under “—Processing and Consent—Processing” and will require the consents described above under “—Processing and Consent—Consent”; provided, that neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions.

With respect to any Specially Serviced Loan, if, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable) is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case, as provided in the PSA and described in this prospectus and (z) the rights of the holder of any related Companion Loan or mezzanine loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)	extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations) and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or the related Serviced Whole Loan at the related Mortgage Rate.

If the master servicer or special servicer processes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or related Companion Loan, the applicable party will be required to notify the special servicer (if such action is processed by the master servicer), the master servicer (if such action is processed by the special servicer), the holder of any related Companion Loan, the operating advisor (after the occurrence and during the continuance of a Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (subject to the DCH Limitations, and only if a Consultation Termination Event has not occurred) or the Risk Retention Consultation Party, and the 17g-5 Information Provider (which will be required to post such notice to the 17g-5 Information Provider’s website). The party processing such action will be required to deliver to the custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan, and such realized losses will be allocated among the various classes of certificates and the VRR Interest in the manner described under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates or the VRR Interest beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Pari Passu Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that (i) with respect to such consent or waiver of rights that is a Major Decision, the master servicer or the special servicer, as applicable, (x) has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder as and to the extent required under the PSA) and (y) consulted with the Risk Retention Consultation Party as and to the extent required under the PSA, and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to $20,000,000, (B) with a stated principal balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (C) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof), that is one of the 10 largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any related Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

With respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that, (i) with respect to such consent or waiver of rights that is a Major Decision, the master servicer or the special servicer, as applicable, (x) has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder as and to the extent required under the PSA) and (y) consulted with the Risk Retention Consultation Party as and to the extent required under the PSA, and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) that has a combined loan-to-value ratio greater than 85% (based upon any and all existing and proposed debt), (C) that has a combined debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate debt service on the related Mortgage Loan and any related Companion Loan, if any, and the debt service on the proposed additional lien), (D) that is one of the 10 largest Mortgage Loans outstanding (by Stated Principal Balance) or (E) with a Stated Principal Balance greater than or equal to $20,000,000, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less, but a Rating Agency Communication will be required in all cases) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Serviced Mortgage Loan (other than any Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2018, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer will be responsible for performing inspections in respect of the related Mortgaged Property pursuant to similar provisions in the related Non-Serviced PSA.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements beginning with calendar year end 2017 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase agreement (which commitment or other similar refinancing documentation must be reasonably acceptable to the master servicer) (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)       as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to any Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)       as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and VRR Interest Owners (and, with respect to a Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days

(provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (with, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (or any related Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Serviced Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Serviced Mortgage Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder (subject to the DCH Limitations) will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The process described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event,

Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the Risk Retention Consultation Party. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, subject to the DCH Limitations, if a Control Termination Event exists, but so long as no Consultation Termination Event has occurred, by the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments received in response from the operating advisor or the Directing Certificateholder, to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holder(s) of the related Companion Loan(s), as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of a recommendation, objection or comment by the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date, the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer (or, with respect to each Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date, the special servicer) with respect to the related Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3-year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, the VRR Interest Owners and any related Companion Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan and it would be in the best economic interests of the Certificateholders and the VRR Interest Owners, or, in the case of a Serviced Whole Loan, Certificateholders, the VRR Interest Owners and any holder of a related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and such Companion Holders constituted a single lender) to attempt to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances permitted under the related Intercreditor Agreement, be entitled to sell (with the consent of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing, and subject to the DCH Limitations)) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners and, subject to the terms of the related Intercreditor Agreement, the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, the Directing Certificateholder (subject to the DCH Limitations) and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer with written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan (which commitment must be reasonably acceptable to the special servicer); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least one other offer is received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists and subject to the DCH Limitations) and, upon request, the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and VRR Interest Owners, and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the DCH Limitations (as defined below) and the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Special Servicer Major Decision or (2) the master servicer with respect to any Master Servicer Major Decision, and will have the right to replace the special servicer with or without cause and certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent. With respect to any Mortgage Loan, upon the occurrence of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate Certificate Balance will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate thereof).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” above), at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to the application of the Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

Notwithstanding anything to the contrary herein, the Directing Certificateholder will not have the appointment, consent, consultation or notice rights described herein with respect to (x) a Serviced Mortgage Loan that is an Excluded DCH Loan or (y) a Servicing Shift Mortgage Loan (provided, that prior to a Control Termination Event, the Directing Certificateholder will be entitled to exercise any consultation rights of the “Non-Controlling Note Holder” under the related Intercreditor Agreement) (collectively, the “DCH Limitations”).

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below, and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to a Mortgage Loan (to the extent the master servicer is responsible for processing the subject action as described under “Pooling and Servicing Agreement—Processing and Consent”), the master servicer will not be permitted to take any of the following actions that constitute Special Servicer Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Special Servicer Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Special Servicer Major Decision plus any time period which the Directing Certificateholder is permitted for review and any time permitted in the related Intercreditor Agreement, (b) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any action constituting a Major Decision that it is responsible for processing as described under “Pooling and Servicing Agreement—Processing and Consent”, and the special servicer will not be permitted to consent to the master servicer’s taking any action constituting a Special Servicer Major Decision that the master servicer is responsible for processing as described under “Pooling and Servicing Agreement—Processing and Consent”, as to which the Directing Certificateholder has objected in writing within 10 business days after receipt of a written report by special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder or the operating advisor, as applicable, and in the special servicer’s possession in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action), and (c) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan (and with respect to Specially Serviced Loans solely as to clause (xv)) prior to the occurrence and continuance of a Control Termination Event, the master servicer will not be permitted to take any action constituting a Master Servicer Major Decision as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xv) of the definition of “Major Decision”) after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and in the master servicer’s possession in order to grant or withhold such consent (provided that if such written objection has not been received by the master servicer within such 10 business day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of properties securing such of the Serviced Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted payoffs, but excluding the waiver of penalty charges) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)     any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price (excluding the amounts described in clauses (4) of the definition of “Purchase Price”);

(iv)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(vi)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)    approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (a) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, (b) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (c) any Mortgage Loans specifically identified in the PSA (for the avoidance of doubt with respect to clauses (a) and (b) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Major Decision);

(viii)   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)    the determination of the special servicer pursuant to clause (5), clause (6) or clause (7) of the definition of “Specially Serviced Loan”;

(x)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xi)    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease (including, without limitation any entry into a new ground lease or determining whether to cure any default by a borrower under a ground lease) or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xii)   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xiii)  any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xiv)  any modification, waiver or amendment of an Intercreditor Agreement (excluding any amendment solely to re-size and/or change the number of pari passu promissory notes evidencing a whole loan without changing the aggregate principal balance of such pari passu promissory notes) or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xv)   any determination of an Acceptable Insurance Default;

(xvi)  any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xvii) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xviii) approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan).

“Master Servicer Major Decision” means any Major Decision under clauses (xiii) through (xviii) of the definition of “Major Decision” with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan.

“Special Servicer Major Decision” means any Major Decision with respect to a Specially Serviced Loan and any Major Decision under clauses (i) through (xii) of the definition of “Major Decision” with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan.

Asset Status Report

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described in and subject to the conditions set forth under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but subject to the DCH Limitations will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or special servicer, as applicable, if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or special servicer. In the event the master servicer or special servicer, as applicable, receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the master servicer or special servicer, as applicable, will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, that the failure of the Directing Certificateholder to respond will not relieve the master servicer or special servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Serviced Mortgage Loan or Serviced Whole Loan.

Subject to the DCH Limitations, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be entitled to select (and, at any time, replace) an Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

After the occurrence and during the continuance of a Control Termination Event, if the Directing Certificateholder is restricted from appointing the Excluded Special Servicer due to the DCH Limitations or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor at the same time that it is required to provide such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation); provided, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or special servicer, as applicable, will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the master servicer or special servicer, as applicable, receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, that the failure of the operating advisor to respond will not relieve the master servicer or special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded DCH Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions and asset status reports to the extent set forth in the PSA, and no Controlling Class Certificateholder will have any right to approve or be consulted with respect to asset status reports or Major Decisions.

A “Control Termination Event” will occur when the Class E Certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

Notwithstanding the proviso to, or any other contrary provision of, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to an Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Operating Advisor Consultation Event” will occur when the aggregate Certificate Balance of the HRR certificates (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balance of such classes.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any related Serviced Pari Passu Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and Servicing Shift Mortgage Loan, the Directing Certificateholder will not be entitled to exercise the rights described above under “—Major Decisions” or “Pooling and Servicing Agreement—Asset Status Report” or replace the related special servicer with or without cause as described above under “—Replacement of Special Servicer”; however, such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or controlling Companion Loan holder.

With respect to each Non-Serviced Whole Loan, the issuing entity, as the holder of the related Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to such Non-Serviced Whole Loan and, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder will be entitled to exercise such rights. In addition, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA.

With respect to each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date), the issuing entity, as holder of the related Mortgage Loan, will have similar consultation rights and rights to consent to a sale of such Whole Loan, and the Directing Certificateholder will be entitled to exercise such rights under the same circumstance described above with respect to Non-Serviced Whole Loans.

See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan, the holder of a related Pari Passu Companion Loan has consultation rights (or, in the case of the Control Note with respect to a Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), consent rights) with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it becomes a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity, the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)       may take actions that favor the interests of the holders of one or more Classes, including the Controlling Class, over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Non-Serviced Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest, by VRR Interest Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be MSMCH.

With respect to any Major Decision related to any Serviced Mortgage Loan that is not an Excluded RRCP Loan, upon request of the Risk Retention Consultation Party, the party processing the Major Decision as described under “—Processing and Consent” will be required to consult on a non-binding basis with the Risk Retention Consultation Party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such Major Decision (assuming the Directing Certificateholder had such right with respect to such Mortgage Loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan. In the event the master servicer or the special servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation (and in the possession of the master servicer or special servicer, as applicable), the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan.

In the event that no Risk Retention Consultation Party has been appointed or identified to the master servicer or the special servicer, as applicable then until such time as the new Risk Retention Consultation Party is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party, as the case may be.

If the Risk Retention Consultation Party or a holder of the majority of the VRR Interest receives access under the PSA to certain information related to a Mortgage Loan with respect to which it is a Borrower Party, it (i) may not directly or indirectly provide any such information to (a) the related Borrower Party, (b) any of its employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (c) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will be required to maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA and in accordance with Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, the VRR Interest or any VRR Interest Owner. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding anything to the contrary herein, the operating advisor will have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties. It is expected that the operating advisor under each Non-Serviced PSA will have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan securitized thereunder, which are expected to be substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to Specially Serviced Loans and, if an Operating Advisor Consultation Event exists, Major Decisions with respect to any Mortgage Loan as to which the operating advisor has consultation rights, in each case to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons on the certificate administrator’s website or otherwise provided to the operating advisor pursuant to the PSA, and (ii) each Final Asset Status Report;

(c)       recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)       preparing an annual report as described under “—Annual Report” below (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

In connection with the performance of the duties described in clause (c) above:

(i)       after the subject calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver any such calculation together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of and for the benefit of the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and VRR Interest Owners constituted a single lender) and not for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates.

Annual Report. Based on the operating advisor’s review of any Assessment of Complilance and any Attestation Report delivered to the operating advisor or made available to the operating advisor on the certificate administrator’s website, any attestation report delivered to the operating advisor, any Final Asset Status Report and other information (other than any communications between the related Directing Certificateholder, any Risk Retention Consultation Party or any related Companion Loan holder (or its representative), as applicable, and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, the operating advisor will be required ((i) if any Serviced Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) to prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth the operating advisor’s assessment, in its sole discretion exercised in good faith, as to whether the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Serviced Mortgage Loans that are not Specially Serviced Loans) during the prior calendar year (on the basis described in the following paragraph) and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to any Specially Serviced Loan, REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) and, after the occurrence and continuance of an Operating Advisor Consultation Event, non-Specially Serviced Loans (solely with respect to Major Decisions with respect thereto); provided, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Notwithstanding any of the foregoing to the contrary, the operating advisor will not be obligated to prepare an annual report with respect to any calendar year unless at least one of the following occurs with respect to such calendar year: (i) the operating advisor receives a Final Asset Status Report with respect to a Specially Serviced Loan; (ii) the operating advisor is entitled to consult with respect to any Major Decision; or (iii) the operating advisor does not receive a Final Asset Status Report for any Serviced Mortgage Loan that was a Specially Serviced Loan for a period of at least 180 consecutive days following a Servicing Transfer Event.

The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor

Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA based on the operating advisor’s limited review. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report may, to the extent the operating advisor deems relevant, describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any reliance thereon.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult on a non-binding basis with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult on a non-binding basis with the master servicer and special servicer (telephonically or electronically) with respect to Major Decisions processed by the master servicer or the special servicer as described under “—Processing and Consent”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the Trust;

(iii)       that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and, to the extent it also acts as the asset representations reviewer, its role as asset representations reviewer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer, Directing Certificateholder or Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation right under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor will be required to keep all such Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and the Directing Certificateholder (with respect to any Serviced Mortgage Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from performing operating advisor functions for such other securitizations will not be imputed to the operating advisor in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged

Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written legal advice), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of ABS Interests with greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may terminate, and upon the written direction of holders of ABS Interests representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will be required to give written notice of the termination and appointment as soon as possible to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (subject to the DCH Limitations and for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of ABS Interests representing at least 25% of the Voting Rights may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

The operating advisor will be subject to termination without cause if (i) the holders of ABS Interests representing at least 15% of the voting rights allocable to Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of ABS Interests representing more than 50% of the voting rights allocable to the Non-Reduced Interests that exercise their right to vote, provided that the holders of ABS Interests representing at least 50% of the voting rights allocable to the Non-Reduced Interests have exercised their right to vote, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

“Non-Reduced Interest” means any ABS Interest then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates or initial principal balance of the VRR Interest, as applicable, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates or the VRR Interest Owners, as applicable, (y) any Cumulative Appraisal Reduction Amounts allocated to such Class of Certificates or VRR Interest, as applicable and (z) any Realized Losses previously allocated to such Class of Certificates or VRR Interest, as applicable, is equal to or greater than (b) 25% of the difference between (1) the initial Certificate Balance of such Class of Certificates or initial principal balance of the VRR Interest, as applicable, and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates or the VRR Interest owners, as applicable.

The certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor will be required to pay all reasonable costs and expenses (including costs and expenses incurred by the trustee and the certificate administrator) associated with a transfer of its duties pursuant to the PSA.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will also be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to each party to the PSA and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be

Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 64 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to March 31, 2017, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2017 was approximately 44.34%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 2.68%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 8.13% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 1.77%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 2 largest Mortgage Loans in the Mortgage Pool represent approximately 15.9% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 2 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If holders of ABS Interests evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, all VRR Interest Owners and the asset representations reviewer, and to conduct a solicitation of votes of Certificateholders and VRR Interest Owners to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by holders of ABS Interests evidencing (i) a majority of those holders who cast votes and (ii) a majority of a minimum Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder or VRR Interest Owner may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder or VRR Interest Owner may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the certificate administrator of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the certificate administrator, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of the Certificateholders and the VRR Interest Owners to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of ABS Interests evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)       any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In addition, if the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and is necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clause (i) – (v) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 45 business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) as described above under “—Review Materials” within 10 business days following the asset representations reviewer’s request, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to the Specially Serviced Mortgage Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii)

if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if any such document or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

Any person into which the asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, will be the successor of the asset representations reviewer under the PSA, and will be deemed to have assumed all of the liabilities and obligations of the asset representations reviewer under the PSA, without the execution or filing of any paper or any further act on the part of any of the parties to the PSA; provided, that the trustee has received a Rating Agency Confirmation with respect to such successor or surviving person if the asset representations reviewer is not the successor or surviving person. The rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated will not be affected by such merger, consolidation or succession, and the asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such merger, consolidation or succession.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of ABS Interests evidencing at least 25% of the Voting Rights of all then outstanding ABS Interests, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of ABS Interests representing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of ABS Interests evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of holders of ABS Interests evidencing at least 75% of the Voting Rights that constitute a minimum Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the VRR Interest;

(c)       does not have any liability or duties to the holders of any class of certificates;

(d)       may take actions that favor the interests of the VRR Interest over the interests of the holders of one or more classes of certificates; and

(e)       will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer (other than with respect to any Excluded DCH Loan or Servicing Shift Whole Loan) may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class.After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances and VRR Interest Balance) allocable to the Principal Balance Certificates and the VRR Interest, as applicable, requesting a vote to replace the special servicer with a new special servicer (other than with respect to any Servicing Shift Whole Loan), (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the VRR Interest evidencing at least 75% of the Voting Rights that constitute a minimum Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA (other than with respect to any Servicing Shift Whole Loan) and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or VRR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or VRR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of ABS Interests evidencing at least 75% of the aggregate Voting Rights allocable to all Principal Balance Certificates and the VRR Interest on an aggregate basis (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance of the VRR Interest).

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded DCH Loan, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer. The special servicer will also have no liability with respect to the identity of the applicable Excluded Special Servicer, so long as at the time of appointment, the Excluded Special Servicer selected by the resigning special servicer meets the criteria of a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer (i) that satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) that is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) that is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) that is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) that is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, (vii) that currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) that is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole, the operating advisor may recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of ABS Interests representing a majority of the aggregate outstanding principal balance of all ABS Interests whose holders voted on the matter, provided that the ABS Interest holders that so voted on the matter (i) hold ABS Interests representing at least 20% of the outstanding principal balance of all ABS Interests on an aggregate basis and (ii) include at least three Certificateholders, Certificate Owners and/or VRR Interest Owners that are not affiliated with each other.

In the event the requisite holders of Principal Balance Certificates and/or VRR Interest Owners, as described in the prior paragraph, elect to remove and replace the special servicer (which requisite affirmative votes must be received) within 180 days of posting of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer recommended by the operating advisor, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan and any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), the related special servicer with respect to such Whole Loan may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA (or, with respect to any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), in the PSA) and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by holders of ABS Interests representing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the holders of ABS Interests representing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)       either of Moody’s or DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized to terminate, and at the written direction of (A) holders entitled to 25% of the Voting Rights, (B) the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or (C) the Directing Certificateholder (for so long as no Control Termination Event has occurred and is continuing, subject to the DCH Limitations and solely with respect to the special servicer (unless the Directing Certificateholder is entitled to exercise the termination rights of the “Non-Controlling Note Holder” under the related Intercreditor Agreement)) or the Risk Retention Consultation Party (solely with respect to the special servicer and other than with respect to an applicable Excluded RRCP Loan and each Servicing Shift Whole Loan)), the trustee will be required to terminate, all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be, (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of holders of ABS Interests entitled to a majority of the Voting Rights, the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or, for so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, that has been approved by the Directing Certificateholder (for so long as no Control Termination Event has occurred and is continuing) or, with respect to a Servicing Shift Mortgage Loan, the related Controlling Holder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if such Companion Loan has been securitized, the designated party under the related pooling and servicing agreement) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

In addition, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (or, if a Control Termination Event has occurred and is continuing, acting at the direction of the master servicer or special servicer, as applicable), will be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s) (to the extent provided under the related Intercreditor Agreement), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under

“—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The holders of ABS Interests representing at least 66-2/3% of the Voting Rights allocated to the certificates and the VRR Interest affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and the affected VRR Interest Owners, and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders and/or VRR Interest Owners, the trustee and the certificate administrator will be entitled to recover from the issuing entity all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that fulfillment of its obligations is no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that fulfillment of its obligations is no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor, certificate administrator, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the

Certificateholders, the VRR Interest Owners and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and/or a fidelity bond requirement so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any such entity is a party, or any person succeeding to the business of any such entity, will be the successor thereof under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

Neither the trustee nor the certificate administrator will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of ABS Interests evidencing not less than 25% of the percentage interest of each affected class and, if affected, the VRR Interest, or of the aggregate Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Each of the trustee and certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Holder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Holder’s Rights When a Repurchase Request Is Initially Delivered by a Holder

In the event an Initial Requesting Holder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Holder Repurchase Request”), the receiving party will be required to promptly forward that Holder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Holder Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Holder” is the first Certificateholder, Certificate Owner or VRR Interest Owner to deliver a Holder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Holder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Holder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Holder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer (in the case of all Mortgage Loans) from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request relating to a non-Specially Serviced Loan made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Pari Passu Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Holder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Holder, if any, to the address specified in the Initial Requesting Holder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders, Certificate Owners and VRR Interest Owner (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders and VRR Interest Owner to indicate their agreement with or dissent from such Proposed Course of Action and (b) a statement that in the event any Requesting Holder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Holders as described below. The certificate administrator will, within 3 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and VRR Interest Owners and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder or VRR Interest Owner agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders or VRR Interest Owners regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder or VRR Interest Owner responses of “agree” or “disagree” to the

Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the Voting Rights held by the responding Certificateholders and VRR Interest Owners. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other Certificateholder, Certificate Owner or VRR Interest Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other Certificateholder, Certificate Owner or VRR Interest Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Holder, if any, or such other Certificateholder, Certificate Owner or VRR Interest Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder, Certificate Owner or VRR Interest Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders, Certificate Owners or VRR Interest Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of the Voting Rights held by the Certificateholders and the VRR Interest Owners.

If neither the Initial Requesting Holder, if any, nor any other Certificateholder, Certificate Owner or VRR Interest Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder, Certificate Owner or VRR Interest Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Holder, if any, or (ii) any other Certificateholder, Certificate Owner or VRR Interest Owner (each of clauses (i) and (ii), a “Requesting Holder”), the Enforcing Servicer will be required to consult with each Requesting Holder regarding such Requesting Holder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If multiple Requesting Holders timely deliver a Final Dispute Resolution Election Notice, then such Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Holder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder, Certificate Owner or VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, that such Material Defect will not be deemed waived with respect to a Requesting Holder, any other Certificateholder, Certificate Owner or VRR Interest Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Holder or a Requesting Holder.

The Requesting Holder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Holder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Holder is the Enforcing Party, the Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the Enforcing Servicer on behalf of the issuing entity will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Holder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Holder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans.” The servicing terms of each such Non-Serviced PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each of the Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the MSBAM 2017-C33 mortgage pool, if necessary).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	The servicing decisions for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Special Servicer Major Decisions and Special Servicer Non-Major Decisions under the PSA.

●	Appraisal Reduction Amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the MSBAM 2017-C33 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Pentagon Center Mortgage Loan

The Pentagon Center Mortgage Loan will at all times be serviced under the pooling and servicing agreement for other securitization. Until the securitization of the related Control Note, the Pentagon Center Mortgage Loan will be serviced pursuant to GSMS 2017-GS5 PSA. The servicing terms of the GSMS 2017-GS5 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the related Non-Serviced Master Servicer (Midland Loan Services, a Division of PNC Bank, National Association) under the GSMS 2017-GS5 PSA with respect to the Pentagon Center Mortgage Loan will be calculated at 0.0025% per annum rate (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loans).

●	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the GSMS 2017-GS5 PSA with respect to the Pentagon Center Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the GSMS 2017-GS5 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the D.C. Office Portfolio Mortgage Loan and the Ralph’s Food Warehouse Portfolio Mortgage Loan

The D.C. Office Portfolio Mortgage Loan and the Ralph’s Food Warehouse Portfolio Mortgage Loan will each be serviced pursuant to the BANK 2017-BNK4 PSA. The servicing terms of the BANK 2017-BNK4 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to each of the D.C. Office Portfolio Mortgage Loan and the Ralph’s Food Warehouse Portfolio Mortgage Loan that is calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).

●	Special servicing fees, liquidation fees and work-out fees payable to the Non-Serviced Special Servicer under the BANK 2017-BNK4 PSA with respect to the D.C. Office Portfolio Mortgage Loan and the Ralph’s Food Warehouse Portfolio Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to each of the D.C. Office Portfolio Mortgage Loan and the Ralph’s Food Warehouse Portfolio Mortgage Loan if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions will be similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties,” but will be subject to certain differences, including that such Non-Serviced Special Servicer may accept the first cash offer that constitutes a fair price in connection with the sale of a defaulted loan and approval of a sale to a party to the Non-Serviced PSA, a borrower party or certain other conflicted parties will require that such party’s offer is the highest offer and that at least two offers (rather than one) are received from independent third parties.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the BANK 2017-BNK4 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Key Center Cleveland Mortgage Loan

The Key Center Cleveland Mortgage Loan will be serviced pursuant to the CGCMT 2017-P7 PSA. The servicing terms of the CGCMT 2017-P7 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer (or a sub-servicer acting for such Non-Serviced Master Servicer) is expected to earn a primary servicing fee with respect to the Key Center Cleveland Mortgage Loan that is calculated at 0.01000% per annum (which includes any applicable sub-servicing fee rate).

●	Special servicing fees, liquidation fees and work-out fees payable to the Non-Serviced Special Servicer under the CGCMT 2017-P7 PSA with respect to the Key Center Cleveland Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the CGCMT 2017-P7 PSA, which is available online at www.sec.gov by requesting a copy from the underwriters.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Controlling Companion Loan Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. The provisions of such future pooling and servicing agreement have not yet been determined, although such agreement will be required to contain terms and conditions that are customary for securitization transactions involving assets similar to the related Servicing Shift Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such pooling and servicing agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related securitization. In addition:

●	Following the related Controlling Companion Loan Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Controlling Companion Loan Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Controlling Companion Loan Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead and will be the “Pari Passu Loan Primary Servicing Fee” payable with respect to such Mortgage Loan.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the related Servicing Shift Mortgage Loan and the related Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, special servicing fee, liquidation fee and workout fee with respect to the related Servicing Shift Whole Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum (or, with respect to the Pentagon Center Mortgage Loan, if such rate would result in a special servicing fee that would be less than $3,500 in any given month, such higher rate as would result in a special servicing fee equal to $3,500), 1.00% and 1.00%, respectively (in each case, other than with respect to the Pentagon Center Mortgage Loan, without regard to any related fee floor or cap).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice of the action taken to the 17g-5 Information Provider’s website pursuant to the PSA.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. At any time during which no certificates are rated by a Rating Agency, a Rating Agency Confirmation will not be required from that Rating Agency. “Rating Agencies” means the rating agencies engaged by the depositor to rate the certificates.

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which is required to be delivered at least ten (10) business days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the PSA).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (but only if an advance was made by the trustee in the calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons therefor), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Holder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every Certificateholder and VRR Interest Owner (other than itself) and the trustee, that no one or more Certificateholders or VRR Interest Owners will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and a relinquishment of the rights relating to the VRR Interest in exchange for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates has been reduced to zero, and (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and the VRR Interest and (C) if the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is equal to or greater than 1.0% of the Initial Pool Balance of the Mortgage Loans, such exchanging party pays to the master servicer an amount equal to (x) the product of (I) the Prime Rate, (II) the aggregate of the Certificate Balances of the then-outstanding Principal Balance Certificates and the VRR Interest Balance of the VRR Interest as of the date of such exchange and (III) three, divided by (y) 360 and, if the then-aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance, such exchanging party pays the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution on the certificates will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then outstanding certificates and the VRR Interest, provided, that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance of the Mortgage Loans. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees and any related Pari Passu Loan Primary Servicing Fees remaining outstanding and payable solely to the master servicer or the related Non-Serviced Master Servicer (which items will be deemed to have been paid or reimbursed to the master servicer or the related Non-Serviced Master Servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) and the VRR Interest, for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates and the VRR Interest being held by one holder (or multiple holders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection

Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(1)       to cure any ambiguity or to correct any error;

(2)       to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the VRR Interest, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3)       to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

(4)       to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5)       to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R Certificates;

(6)       to amend any provision of the PSA to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

(7)       to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the CMBS industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8)       to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the operating advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9)       to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

(10)       to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed in whole or in part, to the extent required to comply with any such amendment or, to the extent applicable, to modify or eliminate the affected provision(s) related to the risk retention requirements in the event of such repeal; or

(11)       any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents) or the VRR Interest holder (unless such holder consents).

The PSA may also be amended by the parties to the PSA with the consent of the VRR Interest Owners (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or the VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or the related Intercreditor Agreement without the consent of the holder of the related Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affects any VRR Interest Owner or the Third Party Purchaser without the consent of such VRR Interest Owner or the Third Party Purchaser, as applicable.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received (i) an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code and (ii) an officer’s certificate from the party requesting the amendment to the effect that all conditions precedent to such amendment set forth herein have been satisfied.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, at such removed party’s cost, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of ABS Interests representing at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of ABS Interests representing at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.

The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served. In certain circumstances, the lender may have a receiver appointed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor), conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value”

under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease.

The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable non-bankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of MSMCH, a mortgage loan seller, a sponsor and the initial Risk Retention Consultation Party, Morgan Stanley Bank, an originator, the holder of a portion of the VRR Interest and the holder of one or more of the Hyatt Regency Austin and the Gateway Crossing Companion Loans, and Morgan Stanley & Co. LLC, one of the underwriters.

Bank of America, a mortgage loan seller, a sponsor, an originator and the holder of a portion of the VRR Interest, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

KeyBank, a mortgage loan seller, a primary servicer, an originator, a sponsor, the holder of a portion of the VRR Interest, the holder of the Tops Portfolio Companion Loan and the holder of a mezzanine loan related to the Lemon Grove Plaza Mortgage Loan, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

The master servicer is also (i) expected to be the certificate administrator and the custodian under the PSA; (ii) the current trustee, certificate administrator and custodian under the GSMS 2017-GS5 PSA, pursuant to which the Pentagon Center Whole Loan will be serviced until the related Controlling Companion Loan Securitization Date; (iii) the current master servicer under the CGCMT 2017-P7 PSA, pursuant to which the Key Center Cleveland Whole Loan is serviced; and (iv) the current master servicer, certificate administrator and custodian under the BANK 2017-BNK4 PSA, pursuant to which the D.C. Office Portfolio Whole Loan and the Ralph’s Food Warehouse Portfolio Whole Loan are serviced.

The special servicer is also the master servicer under the GSMS 2017-GS5 PSA, pursuant to which the Pentagon Center Whole Loan will be serviced until the related Controlling Companion Loan Securitization Date.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or one of its affiliates has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans prior to the Closing Date.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also the current operating advisor and asset representations reviewer under the CGCMT 2017-P7 PSA, pursuant to which the Key Center Cleveland Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will generally not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA (or related Non-Serviced PSA), neither the related master servicer nor the related special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that such master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). With respect to each class of Class X Certificates, any reduction of the Certificate Balances of the Underlying Classes of Certificates will also reduce the Notional Amount of such class of Class X Certificates.

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related Underlying Classes of Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates offered by this prospectus that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate Certificate Balance or Notional Amount, as the case may be, of each interest-bearing class of Offered Certificates is as described in this prospectus;

●	the Pass-Through Rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, any related Pari Passu Loan Primary Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in June 2017; and

●	the Offered Certificates are settled with investors on May 11, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	88%	88%	88%	88%	88%
May 2019	72%	72%	72%	72%	72%
May 2020	48%	48%	48%	48%	48%
May 2021	21%	21%	21%	21%	21%
May 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.83	2.82	2.81	2.81	2.81

 Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.85	4.83	4.80	4.76	4.49

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	99%	99%	99%	99%	99%
May 2023	80%	80%	80%	80%	80%
May 2024	46%	46%	46%	46%	46%
May 2025	27%	27%	27%	27%	27%
May 2026	8%	8%	8%	8%	8%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.20	7.20	7.19	7.18	7.13

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	8.01	8.00	7.98	7.96	7.76

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.74	9.69	9.65	9.60	9.43

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.85	9.84	9.81	9.55

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.92	9.89	9.68

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.99	9.97	9.95	9.93	9.71

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.01	10.01	10.01	9.99	9.76

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including May 1, 2017 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986 (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The VRR Interest will consist of a REMIC regular interest (the “VRR REMIC Regular Interest“) and a portion of the entitlement to Excess Interest (the “VRR Excess Interest Portion“). Each of these assets is subject to different income tax treatment. Upon acquiring any interest in the VRR Interest, a VRR Interest Owner must establish the initial, separate tax basis for each asset by allocating the cost of the interest in the VRR Interest between them based on their relative fair market values at the time of acquisition. Upon disposing of any interest in the VRR Interest, a VRR Interest Owner must establish the separate amount realized for each property by allocating the sales price of the interest in the VRR Interest between them based on their relative fair market values at the time of disposition.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates and the VRR REMIC Regular Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, for federal income tax purposes, (i) the portion of the Trust that consists of the entitlement to any Excess Interest and the related distribution account and the VRR REMIC Regular Interest will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations and (ii) the VRR Interest will represent beneficial ownership of the VRR REMIC Regular Interest and the VRR Excess Interest Portion under Section 671 of the Code, and the Class V Certificates will represent beneficial ownership of the Excess Interest (other than the VRR Excess Interest Portion) under Section 671 of the Code.

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and structural components that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and

(2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”)

indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR REMIC Regular Interest, for the portion of the price of the VRR Interest allocated to the VRR REMIC Regular Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests (including the VRR REMIC Regular Interest) for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as reduced for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPY; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest.

It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular

Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the applicable classes of certificates receiving such amounts, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable classes of certificates receiving such amounts. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an VRR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and VRR Interest Owners.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Puerto Rico Withholding Taxes

The issuing entity must include in income any Puerto Rico withholding taxes paid (or deemed paid) on behalf of the issuing entity by the borrowers, including any “gross up” amounts relating to such withholding taxes. The REMIC provisions of the Code do not allow a deduction (or a tax credit) to a REMIC or the holder of a residual interest in such REMIC for foreign withholding taxes paid (or deemed paid). As a result, the taxable income of the Class R Certificateholders may include the amount of such withholding taxes and gross up amounts without any matching deduction (or offsetting credit). Depending on a Class R Certificateholder’s basis in the Class R Certificate, upon a sale of the Class R Certificates or termination of the issuing entity, the Class R Certificateholders may have a loss that reflects the mismatch, but such loss would likely be a capital loss.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from principal payments on, and sales and other dispositions of, debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates and nonresident VRR Interest Owners to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Morgan Stanley & Co. LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-S	Class B	Class C
Morgan Stanley & Co. LLC	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$
KeyBanc Capital Markets Inc.	$	$	$
Total	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State other than:

(a)       to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)       in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the Offered Certificates shall require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA“) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2017, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

Expenses payable by the depositor are estimated at $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, MSMCH, a mortgage loan seller, a sponsor and the initial Risk Retention Consultation Party, and Morgan Stanley Bank, an originator and the holder of a portion of the VRR Interest under this securitization. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the VRR Interest. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a mortgage loan seller, an originator, a sponsor, a primary servicer and the holder of a portion of the VRR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to MSMCH (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans, and the payment by MSMCH to Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC, in its capacity as an originator, of the purchase price for the MSMCH Mortgage Loans (less any amounts retained by MSMCH); (ii) the payment by the depositor to Bank of America (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), in its capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans, and (iii) the payment by the depositor to KeyBank (an affiliate of KeyBanc Capital Markets Inc.), in its capacity as a mortgage loan seller, of the purchase price for the KeyBank Mortgage Loans.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of the preliminary prospectus with respect to the offered certificates are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206582) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code

Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act“). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit.

In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

INDEX OF DEFINED TERMS

1
17g-5 Information Provider	235
1986 Act	353
1996 Act	338

3

30/360 Basis	261

4

401(c) Regulations	368

A

AB Modified Loan	270
ABS	198
Acceptable Insurance Default	272
Acting General Counsel’s Letter	100
Actual/360 Basis	136
Actual/360 Loans	252
ADA	340
Additional Exclusions	272
Administrative Cost Rate	217
ADR	103
Advances	248
Affirmative Asset Review Vote	300
Aggregate Available Funds	212
Aggregate Excess Prepayment Interest Shortfall	226
Aggregate Gain-on-Sale Entitlement Amount	214
Aggregate Principal Distribution Amount	218
Allocated Appraisal Reduction Amount	267
Allocated Collateral Deficiency Amount	268
Allocated Cumulative Appraisal Reduction Amount	268
Allocated Loan Amount	103
Annual Debt Service	104
Anticipated Repayment Date	137
Appraisal Reduction Amount	267
Appraisal Reduction Event	266

Appraised Value	104
Appraised-Out Class	270
ARD Loan	137
ASR Consultation Process	281
Assessment of Compliance	324
Asset Representations Reviewer Asset Review Fee	265

Asset Representations Reviewer Fee	265
Asset Representations Reviewer Fee Rate	265
Asset Representations Reviewer Termination Event	304
Asset Review	302
Asset Review Notice	301
Asset Review Quorum	301
Asset Review Report	302
Asset Review Report Summary	302
Asset Review Standard	302
Asset Review Trigger	299
Asset Review Vote Election	300
Asset Status Report	279
Assumed Certificate Coupon	204
Assumed Final Distribution Date	224
Assumed Scheduled Payment	219
Attestation Report	324
Available Funds	213

B

Balloon Balance	104
Balloon LTV	106
BAMLCM	176
BANA Qualification Criteria	172
BANK 2017-BNK4 PSA	146
BANK 2017-BNK4 Special Servicer	191
Bank of America	165
Bank of America Data File	171
Bank of America Guidelines	166

Bank of America Mortgage Loans	165
Bank of America Securitization Database	171
Bankruptcy Code	333
Base Interest Fraction	223
Borrower Party	230
Borrower Party Affiliate	230
Breach Notice	242

C

C(WUMP)O	12
Cash Flow Analysis	104
CERCLA	338
Certificate Administrator/Trustee Fee	264
Certificate Administrator/Trustee Fee Rate	264
Certificate Balance	211
Certificate Owners	237
Certificateholder	231
CGCMT 2017-P7 PSA	147

CGCMT 2017-P7 Special Servicer	191
Class A Certificates	211
Class A-SB Planned Principal Balance	219
Class X Certificates	211
Class X YM Distribution Amount	223
Clearstream	236
Clearstream Participants	238
Closing Date	103
CMBS	43
CMBS B-Piece Securities	202
CMMBS	189
Code	351
Collateral Deficiency Amount	270
Collection Account	251
Collection Period	214
Communication Request	239

Companion Distribution Account	251
Companion Holder(s)	146
Companion Loans	102
Compensating Interest Payment	225
Complaint	185
Constant Prepayment Rate	345
Constraining Level	204
Consultation Termination Event	290
Control Eligible Certificates	286
Control Note	147
Control Termination Event	290
Controlling Class	286
Controlling Class Certificateholder	286
Controlling Companion Loan Securitization Date	147
Controlling Holder	147
Corrected Loan	279
CPP	345
CPR	202, 345
CPY	345
CRE Loans	162
Credit Risk Retention Rules	198
CREFC®	228
CREFC® Intellectual Property Royalty License Fee	266
CREFC® Intellectual Property Royalty License Fee Rate	266
CREFC® Reports	228
Crossed Mortgage Loan Group	243
Crossed Underlying Loan	243
Crossed Underlying Loan Repurchase Criteria	243
Cross-Over Date	216
CRR	88
Cumulative Appraisal Reduction Amount	270
Cure/Contest Period	302
Current LTV	105

Cut-off Date	102
Cut-off Date Balance	105

Cut-off Date Loan-to-Value Ratio	105
Cut-off Date LTV	105
Cut-off Date LTV Ratio	105
Cut-off Date UW NCF	109

D

DBRS	189
DCH Limitations	286
DEF(#)	108
DEF/YM@(#)	108
Defaulted Loan	283
Defeasance Deposit	139
Defeasance Loans	139
Defeasance Lock-Out Period	139
Defeasance Option	139
Definitive Certificate	236
Delinquent Loan	300
Demand Entities	163
Depositaries	236
Determination Date	212
Diligence File	240
Directing Certificateholder	285
Directing Certificateholder Asset Status Report Approval Process	280
Disclosable Special Servicer Fees	264
Discount Rate	224
Discount Yield	203
Dispute Resolution Consultation	316
Dispute Resolution Cut-off Date	316
Distribution Accounts	251
Distribution Date	212
Distribution Date Statement	228
Dodd-Frank Act	88

DOL	366
DST	142
DTC	236
DTC Participants	237
DTC Rules	237
Due Date	136, 214
Due Diligence Requirement	88

E

EDGAR	365
EEA	88
Effective Gross Income	104
EGI	106
Eligible Asset Representations Reviewer	303
Eligible Operating Advisor	295
Enforcing Party	314
Enforcing Servicer	314
ESA	123
Euroclear	236
Euroclear Operator	238
Euroclear Participants	238

Excess Interest	212
Excess Interest Distribution Account	252
Excess Modification Fee Amount	261
Excess Modification Fees	260
Excess Prepayment Interest Shortfall	226
Exchange Act	154
Excluded Controlling Class Holder	229
Excluded Controlling Class Loan	230
Excluded DCH Loan	230
Excluded Information	230
Excluded Loan	230
Excluded Plan	367
Excluded RRCP Loan	230

Excluded Special Servicer	307
Excluded Special Servicer Loan	307
Exemption	366
Exemption Rating Agency	367
Expected Prices	207

F

FATCA	361
FDIA	99
FDIC	100
FETL	13
FIEL	13
Final Asset Status Report	280
Final Dispute Resolution Election Notice	316
Financial Promotion Order	11
FIRREA	100
Fitch	186
FPO Persons	11
FSCMA	13
FSMA	11, 363

G

GAAP	199
Gain-on-Sale Remittance Amount	213
Garn Act	339
GLA	106
Government Securities	138, 139
Grace Period	106
Grantor Trust	212
GSMS 2017-GS5 PSA	147
GSMS 2017-GS5 Special Servicer	191

H

Hard Lockbox	106
Holder Repurchase Request	314
HRR Certificates	4, 199, 211

I

Indirect Participants	237
Initial Delivery Date	279

Initial Pool Balance	102
Initial Rate	137
Initial Requesting Holder	314
In-Place Cash Management	106
Insurance and Condemnation Proceeds	251
Intercreditor Agreement	146
Interest Accrual Amount	218
Interest Accrual Period	218
Interest Distribution Amount	218
Interest Reserve Account	251
Interest Shortfall	218
Interested Person	284
Interest-Only Expected Price	206
Investment Company Act	369
Investor Certification	230
IO	106
IO Period UW NCF DSCR	106

K

KBRA	189
KeyBank	177
KeyBank Data Tape	178
KeyBank Mortgage Loans	177
KeyBank Parties	196
KeyBank Primary Servicing Agreement	195
KeyBank Qualification Criteria	178
KeyBank Review Team	177
KeyBank Serviced Mortgage Loans	193
KKR	202
KKR Opportunity Partners	201

L

Largest Tenant	106
Lease Expiration of Largest Tenant	106
Lennar	191
Liquidation Fee	262
Liquidation Proceeds	251
LO(#)	108
Loan Per Unit	106
Loan-to-Value Ratio at Maturity or ARD	106
Lock-out Period	138
Loss of Value Payment	243
Lower-Tier Regular Interests	352
Lower-Tier REMIC	212, 352
LTV Ratio at Maturity or ARD	106

M

Major Decision	287
Major Decision Reporting Package	287
MAS	12
Master Servicer Major Decision	288
Master Servicer Proposed Course of Action Notice	315

Master Servicer Remittance Date	247
Material Defect	242
Maturity Date LTV	106
Maturity Date LTV Ratio	106
Midland	189
MLPA	239
Modification Fees	260
Moody’s	187
Morgan Stanley Bank	155
Morgan Stanley Group	155
Morgan Stanley Origination Entity	156
Morningstar	186
Mortgage	103
Mortgage File	239

Mortgage Loans	102
Mortgage Note	103
Mortgage Pool	102
Mortgage Rate	107, 217
Mortgaged Property	103
Most Recent NOI	107
MSA	107
MSMCH	155
MSMCH Data File	161
MSMCH Mortgage Loans	155
MSMCH Qualification Criteria	162
MSMCH Securitization Database	160

N

Net Mortgage Rate	217
Net Operating Income	107
NOI	107
NOI Date	107
Non-Control Note	147
Non-Controlling Holder	147
Nonrecoverable Advance	249
Non-Reduced Interest	298
Non-Serviced Certificate Administrator	147
Non-Serviced Companion Loan	147
Non-Serviced Custodian	147
Non-Serviced Directing Certificateholder	147
Non-Serviced Master Servicer	147
Non-Serviced Mortgage Loan	147
Non-Serviced Pari Passu Companion Loan	148
Non-Serviced Pari Passu Whole Loan	148
Non-Serviced PSA	148
Non-Serviced Securitization Trust	148
Non-Serviced Special Servicer	148
Non-Serviced Trustee	148

Non-Serviced Whole Loan	148
Non-U.S. Tax Person	361
Non-Vertically Retained Percentage	199
Notional Amount	211
NRA	107

NRSRO	229
NRSRO Certification	231

O

O(#)	108
OCC	165
Occupancy Date	108
Occupancy Rate	107
Occupancy Rate As-of Date	107
Offered Certificates	211
OID Regulations	354
OLA	100
Operating Advisor Consultation Event	290
Operating Advisor Consulting Fee	265
Operating Advisor Expenses	265
Operating Advisor Fee	265
Operating Advisor Fee Rate	265
Operating Advisor Standard	294
Operating Advisor Termination Event	297
Original Balance	108
Other Master Servicer	148
Other PSA	148

P

P&I Advance	247
Pads	111
Par Purchase Price	283
Pari Passu Companion Loan	148
Pari Passu Companion Loans	102
Pari Passu Loan Primary Servicing Fee	217

Pari Passu Loan Primary Servicing Fee Rate	217
Pari Passu Mortgage Loan	148
Park Bridge Financial	197
Park Bridge Lender Services	197
Participants	236
Parties in Interest	366
Pass-Through Rate	216
Patriot Act	341
PCIS Persons	11
Percentage Interest	212
Periodic Payments	213
Permitted Investments	212, 252
Permitted Special Servicer/Affiliate Fees	264
PIPs	59
Plans	365
PRC	11
Preliminary Dispute Resolution Election Notice	316
Prepayment Assumption	355
Prepayment Interest Excess	225
Prepayment Interest Shortfall	225
Prepayment Premium	224
Prepayment Provisions	108

Prime Rate	251
Principal Balance Certificates	211
Principal Distribution Amount	218
Principal Shortfall	219
Privileged Information	296
Privileged Information Exception	296
Privileged Person	229
Professional Investors	12
Prohibited Prepayment	225
Promotion of Collective Investment Schemes Exemptions Order	11
Proposed Course of Action	315

Proposed Course of Action Notice	315
Prospectus Directive	11, 363
PSA	210
PSA Party Repurchase Request	315
PTCE	368
Purchase Price	244

Q

Qualified Replacement Special Servicer	308
Qualified Substitute Mortgage Loan	244
Qualifying CRE Loan Percentage	199
Quorum	307

R

RAC No-Response Scenario	322
Rated Final Distribution Date	225
Rating Agencies	323
Rating Agency Communication	323
Rating Agency Confirmation	323
RCM	191
RCM Funds	191
REA	49
Realized Loss	227
REC	124
Record Date	212
Registration Statement	365
Regular Certificates	211
Regular Interestholder	354
Regular Interests	352
Regulation AB	324
Regulation RR	198
Reimbursement Rate	251
Related Proceeds	250
Release Date	139
Relevant Member State	10

Relevant Persons	11
Relief Act	340
REMIC	352
REMIC Regulations	351
REO Account	252
REO Loan	220
REO Property	279

Repurchase Request	315
Requesting Holder	316
Requesting Holders	271
Requesting Investor	239
Requesting Party	322
Required Credit Risk Retention Percentage	199
Requirements	341
Residual Certificates	211
Resolution Failure	315
Resolved	315
Restricted Group	367
Restricted Party	296
Retaining Parties	199
Retaining Sponsor	198
Retention Requirement	88
Review Materials	301
Revised Rate	137
RevPAR	108
Rialto	191
Rialto Outside Serviced Whole Loans	192
Risk Retention Consultation Party	292
RMBS	184
Rooms	111
RR Interest	199
Rule 17g-5	231

S

S&P	186
Scheduled Certificate Interest Payments	205
Scheduled Certificate Principal Payments	202
Scheduled Principal Distribution Amount	218
SEC	154
Securities Act	324
Securitization Accounts	210, 252
Senior Certificates	211
Serviced Mortgage Loans	245
Serviced Pari Passu Companion Loan	148
Serviced Pari Passu Companion Loan Securities	310
Serviced Pari Passu Mortgage Loan	148
Serviced Pari Passu Whole Loan	148
Serviced Whole Loan	148
Servicer Termination Event	309
Servicing Advances	248
Servicing Fee	259
Servicing Fee Rate	259
Servicing Shift Mortgage Loan	148
Servicing Shift Whole Loan	148
Servicing Standard	246
SF	109
SFA	12

SFO	12
Similar Law	365
Similar Requirements	88
SMMEA	368
Soft Lockbox	108
Soft Springing Lockbox	108
Special Servicer Major Decision	288
Special Servicer Non-Major Decision	274
Special Servicing Fee	261
Special Servicing Fee Rate	261

Specially Serviced Loans	278
Springing Cash Management	108
Springing Lockbox	109
Sq. Ft.	109
Square Feet	109
Startup Day	352
Stated Principal Balance	219
Structured Product	12
Structuring Assumptions	345
Subject Loan	258, 265
Subordinate Certificates	211
Subordinate Companion Loan	102
Subsequent Asset Status Report	279
Sub-Servicing Agreement	247
Swap Curve Interpolated Yield	203
Swap Priced Expected Price	205
Swap Priced Principal Balance Certificates	202

T

T-12	109
Target Price	204
Term to Maturity	109
Term to Maturity or ARD	109
Terms and Conditions	238
Tests	302
Third Party Purchaser	198
Title V	340
Total Operating Expenses	105
Trailing 12 NOI	107
TRIPRA	63
Trust	182
Trust REMICs	212, 352
Trustee	183
TTM	109

U

U.S. Tax Person	360
UCC	330
Underlying Class	211
Underwriter Entities	81
Underwriting Agreement	362
Underwritten Effective Gross Income	111
Underwritten EGI	111
Underwritten Expenses	109

Underwritten NCF	110
Underwritten NCF Debt Yield	109
Underwritten NCF DSCR	110
Underwritten Net Cash Flow	110
Underwritten Net Cash Flow DSCR	110
Underwritten Net Operating Income	110
Underwritten NOI Debt Yield	111
Underwritten NOI DSCR	111
Underwritten Revenue	111
Units	111
Unscheduled Principal Distribution Amount	219
Unsolicited Information	302
Upper-Tier REMIC	212, 352
UW EGI	111
UW Expenses	109
UW NCF	110
UW NCF Debt Yield	109
UW NCF DSCR	110
UW NOI	110
UW NOI Debt Yield	111
UW NOI DSCR	111
UW Revenue	111

V

Vertical Risk Retention Allocation Percentage	200

Vertically Retained Percentage	199
Volcker Rule	88
Voting Rights	236
VRR Excess Interest Portion	352
VRR Interest	211
VRR Interest Available Funds	199
VRR Interest Balance	211
VRR Interest Distribution Amount	200
VRR Interest Gain-on-Sale Remittance Amount	199
VRR Interest Gain-on-Sale Reserve Account	252
VRR Interest Owner	231
VRR Interest Realized Loss	200
VRR Principal Distribution Amount	200
VRR REMIC Regular Interest	352

W

WAC Rate	217
Wachovia	185
Weighted Average Mortgage Rate	112
Wells Fargo Bank	184
Wells Fargo Bank (MS)	185
Whole Loan	102
Withheld Amounts	252
Workout Fee	261
Workout Fee Rate	261

Workout-Delayed Reimbursement Amount	250
WTNA	183

Y

Yield Curve Interpolated Yield	205

Yield Maintenance Charge	224
Yield Priced Expected Price	207
Yield Priced Principal Balance Certificates	202
YM(#)	108
YM@(#)	108

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Loan	4	1	Hyatt Regency Austin	8.5%	MSBNA	MSMCH	$60,000,000	$60,000,000	$60,000,000	$229,910.71	Refinance	Tariq M. Shaikh
Loan	5, 6, 7	2	SSTII Mindful Portfolio	7.4%	KeyBank	KeyBank	$52,000,000	$52,000,000	$47,783,045	$105.23	Refinance	Strategic Storage Trust II, Inc.
Property		2.01	SSTII Mindful - Delray Beach		KeyBank	KeyBank	$11,854,625	$11,854,625	$10,893,271
Property		2.02	SSTII Mindful - Jupiter		KeyBank	KeyBank	$11,568,280	$11,568,280	$10,630,147
Property		2.03	SSTII Mindful - Lake Worth		KeyBank	KeyBank	$10,308,370	$10,308,370	$9,472,410
Property		2.04	SSTII Mindful - Royal Palm Beach		KeyBank	KeyBank	$9,678,415	$9,678,415	$8,893,541
Property		2.05	SSTII Mindful - Pompano Beach		KeyBank	KeyBank	$8,590,310	$8,590,310	$7,893,676
Loan	4	3	Pentagon Center	7.1%	MSBNA	MSMCH	$50,000,000	$50,000,000	$50,000,000	$230.31	Acquisition	DC REIT Pentagon LLC
Loan		4	Pearlridge Uptown II	6.1%	BANA	BANA	$43,200,000	$43,200,000	$38,365,946	$278.81	Recapitalization	Washington Prime Group, L.P.
Loan	4, 8, 9, 10	5	Key Center Cleveland	5.7%	BANA	BANA	$40,000,000	$40,000,000	$32,722,026	$160.59	Acquisition	Frank T. Sinito; Malisse J. Sinito
Loan	11, 12	6	Chicago Business Center	3.3%	BANA	BANA	$22,875,000	$22,875,000	$19,279,989	$47.11	Refinance	Ruben Espinoza; Gloria Flores Soto
Loan	11, 12	7	Chicago Marketplace	2.1%	BANA	BANA	$14,490,000	$14,490,000	$12,521,884	$47.11	Refinance	Ruben Espinoza; Gloria Flores Soto
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	5.0%	BANA	BANA	$35,000,000	$35,000,000	$35,000,000	$319.81	Refinance	Charles Gravely; Shelton Zuckerman
Property		8.01	1020 19th Street		BANA	BANA	$11,823,333	$11,823,333	$11,823,333
Property		8.02	1900 L Street		BANA	BANA	$11,616,667	$11,616,667	$11,616,667
Property		8.03	1920 L Street		BANA	BANA	$11,560,000	$11,560,000	$11,560,000
Loan	6	9	Calumet Business Center	5.0%	MSBNA	MSMCH	$35,062,500	$34,914,248	$28,218,792	$21.32	Acquisition	Glen Una Management
Loan		10	141 Fifth Avenue	3.6%	MSBNA	MSMCH	$25,000,000	$25,000,000	$25,000,000	$5,649.72	Refinance	Michael Adam Goldstein
Loan	12	11	Centre at Westbank	3.0%	KeyBank	KeyBank	$20,900,000	$20,900,000	$18,532,071	$125.07	Acquisition	PMAT Real Estate Investments
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	2.4%	MSBNA	MSMCH	$17,000,000	$16,889,777	$11,326,214	$62.52	Refinance	Rafael A. Soto Vazquez
Property		12.01	Ralph’s Food Warehouse - Fajardo		MSBNA	MSMCH	$3,683,333	$3,659,452	$2,454,013
Property		12.02	Instituto de Banca y Comercio		MSBNA	MSMCH	$2,509,524	$2,493,253	$1,671,965
Property		12.03	Ralph’s Food Warehouse - Yabucoa		MSBNA	MSMCH	$2,125,000	$2,111,222	$1,415,777
Property		12.04	Ralph’s Food Warehouse - Caguas		MSBNA	MSMCH	$1,902,381	$1,890,047	$1,267,457
Property		12.05	Ralph’s Food Warehouse - Humacao		MSBNA	MSMCH	$1,619,048	$1,608,550	$1,078,687
Property		12.06	Ralph’s Food Warehouse - Gurabo		MSBNA	MSMCH	$1,355,952	$1,347,161	$903,400
Property		12.07	Ralph’s Food Warehouse - Naguabo		MSBNA	MSMCH	$1,254,762	$1,246,626	$835,982
Property		12.08	Ralph’s Food Warehouse - San Lorenzo		MSBNA	MSMCH	$708,333	$703,741	$471,926
Property		12.09	Ralph’s Food Warehouse - Cayey		MSBNA	MSMCH	$688,095	$683,634	$458,442
Property		12.10	Ralph’s Food Warehouse - Las Piedras		MSBNA	MSMCH	$647,619	$643,420	$431,475
Property		12.11	Supermercado del Este		MSBNA	MSMCH	$505,952	$502,672	$337,090
Loan	4	13	Gateway Crossing	2.1%	MSBNA	MSMCH	$15,000,000	$14,952,862	$11,409,393	$186.59	Refinance	Joseph R. Walters; Patrick Sauer; Darren Pitts; Darrell S. David; Denise Walters
Loan		14	935 First Avenue	2.1%	KeyBank	KeyBank	$14,800,000	$14,800,000	$12,861,390	$143.22	Acquisition	Gladstone Commercial Corporation
Loan	5	15	Cornerstone Medical Office Portfolio	2.1%	KeyBank	KeyBank	$14,740,000	$14,740,000	$12,816,580	$171.31	Refinance/Acquisition	Cornerstone Companies, Inc.
Property		15.01	Baptist Health		KeyBank	KeyBank	$6,930,000	$6,930,000	$6,025,705
Property		15.02	Lone Tree Medical Center		KeyBank	KeyBank	$5,115,000	$5,115,000	$4,447,545
Property		15.03	Indiana University Health		KeyBank	KeyBank	$2,695,000	$2,695,000	$2,343,330
Loan		16	US Storage - Hawthorne	2.0%	KeyBank	KeyBank	$14,000,000	$13,979,720	$11,137,199	$171.40	Refinance	US Storage Centers
Loan	6	17	Warner Robins Place	1.9%	MSBNA	MSMCH	$13,432,000	$13,432,000	$11,558,479	$124.44	Acquisition	Richard O. Fine, Jason Fine, David Tomlinson, S. Robert Elkan, and Ray P. Korte
Loan		18	Shoppes at New Tampa	1.9%	BANA	BANA	$13,100,000	$13,100,000	$11,585,649	$191.76	Refinance	Vahik Babaian
Loan	5, 6	19	MVP Midwest Portfolio	1.8%	KeyBank	KeyBank	$12,700,000	$12,700,000	$10,276,235	$27.00	Refinance	MVP REIT I; MVP REIT II
Property		19.01	Saint Paul Holiday Inn		KeyBank	KeyBank	$4,131,784	$4,131,784	$3,343,243
Property		19.02	Cleveland IMG Garage		KeyBank	KeyBank	$3,998,501	$3,998,501	$3,235,397
Property		19.03	Milwaukee Arena		KeyBank	KeyBank	$2,142,054	$2,142,054	$1,733,248
Property		19.04	St. Louis Washington		KeyBank	KeyBank	$1,380,435	$1,380,435	$1,116,982
Property		19.05	Denver Sherman 1935		KeyBank	KeyBank	$761,619	$761,619	$616,266
Property		19.06	Denver Sherman 1963		KeyBank	KeyBank	$285,607	$285,607	$231,100
Loan	12	20	Canyon Creek Shopping Center	1.8%	MSBNA	MSMCH	$12,700,000	$12,677,031	$9,354,578	$198.62	Refinance	Ari Joshua Feinstein
Loan		21	Thunderbird Beltway	1.8%	BANA	BANA	$12,350,000	$12,350,000	$11,101,584	$179.77	Refinance	West Valley Properties
Loan		22	Home2Suites Nashville Airport	1.6%	KeyBank	KeyBank	$11,700,000	$11,576,152	$8,665,171	$110,249.07	Acquisition	HRC Hotels, LLC
Loan		23	Quality Inn Denver CO	1.6%	MSBNA	MSMCH	$11,400,000	$11,381,973	$8,675,774	$53,436.49	Acquisition	Christopher S. Stocks
Loan		24	Midway Office Park	1.6%	BANA	BANA	$11,280,000	$11,280,000	$10,670,768	$47.57	Acquisition	Main Street Investment Company
Loan		25	Edgemar Center	1.6%	MSBNA	MSMCH	$11,000,000	$11,000,000	$11,000,000	$309.90	Refinance	Betty A. Colwell
Loan		26	Dollar Self Storage Santa Fe Springs	1.5%	KeyBank	KeyBank	$10,900,000	$10,876,487	$9,054,915	$116.59	Refinance	Stadium Properties, LLC
Loan	16	27	Lemon Grove Plaza	1.5%	KeyBank	KeyBank	$10,560,000	$10,560,000	$9,793,741	$121.74	Acquisition	Starboard Realty Advisors LLC
Loan	5	28	CVS Euclid & Austin	1.2%	BANA	BANA	$8,600,000	$8,600,000	$8,118,498	$332.42	Acquisition	Peter C. Cooper
Property		28.01	CVS Euclid		BANA	BANA	$5,040,000	$5,040,000	$4,757,817
Property		28.02	CVS Austin		BANA	BANA	$3,560,000	$3,560,000	$3,360,681
Loan	4, 5, 6	29	Tops Portfolio	1.1%	KeyBank	KeyBank	$7,533,000	$7,515,732	$6,199,808	$78.97	Refinance	Robert Gershon
Property		29.01	Tops Plaza - Niagara Falls		KeyBank	KeyBank	$3,431,944	$3,424,077	$2,824,558
Property		29.02	Tops Plaza - Alden		KeyBank	KeyBank	$2,290,791	$2,285,540	$1,885,366
Property		29.03	Tops Plaza - Medina		KeyBank	KeyBank	$1,810,265	$1,806,115	$1,489,884
Loan		30	Dollar Self Storage Peoria	1.0%	KeyBank	KeyBank	$7,300,000	$7,284,253	$6,064,300	$83.31	Refinance	Stadium Properties, LLC
Loan		31	Dollar Self Storage Corona	1.0%	KeyBank	KeyBank	$7,025,000	$7,009,846	$5,835,851	$102.40	Refinance	Stadium Properties, LLC
Loan		32	All Storage Trinity Precinct	0.9%	MSBNA	MSMCH	$6,600,000	$6,600,000	$5,284,974	$71.53	Refinance	All Storage Trinity Precinct, Inc.; Jay Schuminsky
Loan		33	Holiday Inn Express Quakertown	0.9%	MSBNA	MSMCH	$6,231,000	$6,231,000	$5,091,432	$79,884.62	Refinance	Ayer Capital Advisors; Wankawala Organization
Loan		34	Secure Self Storage Bloomington	0.9%	BANA	BANA	$6,000,000	$6,000,000	$6,000,000	$34.86	Refinance	James P. Karas
Loan		35	Northside Shopping Center	0.9%	MSBNA	MSMCH	$6,000,000	$6,000,000	$4,787,504	$57.01	Refinance	Tri-State Commercial Associates
Loan		36	Trolley Industrial	0.8%	KeyBank	KeyBank	$6,000,000	$5,923,912	$4,408,208	$24.30	Refinance	John Bogdasarian
Loan		37	Dollar Self Storage Baseline	0.8%	KeyBank	KeyBank	$5,600,000	$5,600,000	$4,646,215	$82.16	Refinance	Stadium Properties, LLC
Loan		38	US Storage Corona	0.8%	BANA	BANA	$5,500,000	$5,500,000	$5,045,507	$91.01	Refinance	Westport Properties, Inc.
Loan		39	All Storage Kelly Old Mill	0.8%	MSBNA	MSMCH	$5,500,000	$5,500,000	$4,404,145	$66.85	Refinance	Jay Schuminsky
Loan		40	71 Fuller Road	0.8%	KeyBank	KeyBank	$5,500,000	$5,469,815	$4,871,713	$20.85	Refinance	Tomer Slutzky
Loan		41	US Storage Murfreesboro	0.7%	BANA	BANA	$4,700,000	$4,700,000	$4,285,695	$64.76	Refinance	Westport Properties, Inc.
Loan		42	US Storage Fairview	0.5%	BANA	BANA	$3,600,000	$3,600,000	$3,295,159	$79.14	Acquisition	Westport Properties, Inc.
Loan		43	Butler Crossing Plaza	0.5%	BANA	BANA	$3,525,000	$3,520,899	$2,920,678	$209.33	Refinance	Cedarwood Development
Loan		44	StaxUp Self Storage - Enterprise	0.4%	KeyBank	KeyBank	$2,870,000	$2,843,274	$2,314,819	$59.07	Acquisition	Strat Property Management, Inc.

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Loan	4	1	Hyatt Regency Austin	Tariq M. Shaikh	1	Hospitality	Full Service	Fee	N/A
Loan	5, 6, 7	2	SSTII Mindful Portfolio	Strategic Storage Trust II, Inc.	5
Property		2.01	SSTII Mindful - Delray Beach			Self Storage	Self Storage	Fee	N/A
Property		2.02	SSTII Mindful - Jupiter			Self Storage	Self Storage	Fee	N/A
Property		2.03	SSTII Mindful - Lake Worth			Self Storage	Self Storage	Fee	N/A
Property		2.04	SSTII Mindful - Royal Palm Beach			Self Storage	Self Storage	Fee	N/A
Property		2.05	SSTII Mindful - Pompano Beach			Self Storage	Self Storage	Fee	N/A
Loan	4	3	Pentagon Center	N/A	1	Office	Suburban	Fee	N/A
Loan		4	Pearlridge Uptown II	Washington Prime Group, L.P.	1	Retail	Anchored	Leasehold	4/30/2043
Loan	4, 8, 9, 10	5	Key Center Cleveland	Frank T. Sinito; Malisse J. Sinito	1	Mixed Use	Office/Hospitality/Parking	Fee / Leasehold	12/31/2059
Loan	11, 12	6	Chicago Business Center	Gloria Flores Soto	1	Industrial	Flex	Fee	N/A
Loan	11, 12	7	Chicago Marketplace	Gloria Flores Soto	1	Industrial	Distribution Warehouse/Cold Storage	Fee	N/A
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	Charles Gravely; Shelton Zuckerman	3
Property		8.01	1020 19th Street			Office	CBD	Fee	N/A
Property		8.02	1900 L Street			Office	CBD	Fee	N/A
Property		8.03	1920 L Street			Office	CBD	Fee	N/A
Loan	6	9	Calumet Business Center	Kenneth Levy; Kenneth Levy, as Trustee of the Levy Family Trust Dated February 18, 1983	1	Industrial	Warehouse	Fee	N/A
Loan		10	141 Fifth Avenue	Michael Adam Goldstein	1	Retail	Single-Tenant	Fee	N/A
Loan	12	11	Centre at Westbank	Robert A. Whelan	1	Retail	Anchored	Fee	N/A
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	Rafael A. Soto Vazquez	11
Property		12.01	Ralph’s Food Warehouse - Fajardo			Retail	Anchored	Fee	N/A
Property		12.02	Instituto de Banca y Comercio			Retail	Free-Standing	Fee	N/A
Property		12.03	Ralph’s Food Warehouse - Yabucoa			Retail	Anchored	Leasehold	2/29/2040
Property		12.04	Ralph’s Food Warehouse - Caguas			Retail	Anchored	Fee	N/A
Property		12.05	Ralph’s Food Warehouse - Humacao			Retail	Anchored	Fee	N/A
Property		12.06	Ralph’s Food Warehouse - Gurabo			Retail	Anchored	Fee	N/A
Property		12.07	Ralph’s Food Warehouse - Naguabo			Retail	Anchored	Fee	N/A
Property		12.08	Ralph’s Food Warehouse - San Lorenzo			Retail	Free-Standing	Fee	N/A
Property		12.09	Ralph’s Food Warehouse - Cayey			Retail	Free-Standing	Fee	N/A
Property		12.10	Ralph’s Food Warehouse - Las Piedras			Retail	Free-Standing	Fee	N/A
Property		12.11	Supermercado del Este			Retail	Free-Standing	Fee	N/A
Loan	4	13	Gateway Crossing	Joseph R. Walters	1	Retail	Anchored	Fee	N/A
Loan		14	935 First Avenue	Gladstone Commercial Corporation	1	Office	Suburban	Fee	N/A
Loan	5	15	Cornerstone Medical Office Portfolio	Robert Whitacre; J. Taggart Birge	3
Property		15.01	Baptist Health			Office	Medical	Fee	N/A
Property		15.02	Lone Tree Medical Center			Office	Medical	Fee	N/A
Property		15.03	Indiana University Health			Office	Medical	Fee	N/A
Loan		16	US Storage - Hawthorne	Drew C. Hoeven; Grayburn Properties, Inc.; Drew C. Hoeven, as Trustee of the Drew and Jaime Hoeven Family Trust Established December 12, 2016; Drew Hoeven, Trustee of the Drew C. Hoeven 2006 Trust, as established by the order on the petition to reform Hoeven 2006 Irrevocable Trust Dated December 29, 2006 Issued by The Superior Court of California on August 16, 2016	1	Self Storage	Self Storage	Fee	N/A
Loan	6	17	Warner Robins Place	Richard O. Fine; Jason Fine; S. Robert Elkan; David Tomlinson; Ray P. Korte	1	Retail	Shadow Anchored	Fee	N/A
Loan		18	Shoppes at New Tampa	Vahik Babaian	1	Retail	Anchored	Fee	N/A
Loan	5, 6	19	MVP Midwest Portfolio	Michael Shustek	6
Property		19.01	Saint Paul Holiday Inn			Other	Parking Garage	Fee	N/A
Property		19.02	Cleveland IMG Garage			Other	Parking Garage	Fee	N/A
Property		19.03	Milwaukee Arena			Other	Parking	Fee	N/A
Property		19.04	St. Louis Washington			Other	Parking	Fee	N/A
Property		19.05	Denver Sherman 1935			Other	Parking	Fee	N/A
Property		19.06	Denver Sherman 1963			Other	Parking	Fee	N/A
Loan	12	20	Canyon Creek Shopping Center	Ari Joshua Feinstein; Feinstein Family Holdings, LP	1	Retail	Unanchored	Fee	N/A
Loan		21	Thunderbird Beltway	Cupertino Partners VI	1	Retail	Anchored	Fee	N/A
Loan		22	Home2Suites Nashville Airport	HRC Hotels, LLC	1	Hospitality	Extended Stay	Fee	N/A
Loan		23	Quality Inn Denver CO	Christopher S. Stocks	1	Hospitality	Full Service	Fee	N/A
Loan		24	Midway Office Park	Kenneth G. Mayberry	1	Mixed Use	Office/Retail/Flex	Fee	N/A
Loan		25	Edgemar Center	Betty A. Colwell	1	Mixed Use	Retail/Office	Fee	N/A
Loan		26	Dollar Self Storage Santa Fe Springs	John C. Thomson; The Thomson Family Trust, Dated June 18, 1997	1	Self Storage	Self Storage	Fee	N/A
Loan	16	27	Lemon Grove Plaza	William H. Winn	1	Retail	Anchored	Fee	N/A
Loan	5	28	CVS Euclid & Austin	Peter C. Cooper	2
Property		28.01	CVS Euclid			Retail	Free-Standing	Fee	N/A
Property		28.02	CVS Austin			Retail	Free-Standing	Fee	N/A
Loan	4, 5, 6	29	Tops Portfolio	Robert Gershon	3
Property		29.01	Tops Plaza - Niagara Falls			Retail	Anchored	Fee	N/A
Property		29.02	Tops Plaza - Alden			Retail	Anchored	Fee	N/A
Property		29.03	Tops Plaza - Medina			Retail	Anchored	Fee	N/A
Loan		30	Dollar Self Storage Peoria	John C. Thomson; The Thomson Family Trust, Dated June 18, 1997	1	Self Storage	Self Storage	Fee	N/A
Loan		31	Dollar Self Storage Corona	John C. Thomson; The Thomson Family Trust, Dated June 18, 1997	1	Self Storage	Self Storage	Fee	N/A
Loan		32	All Storage Trinity Precinct	Jay Schuminsky	1	Mixed Use	Self Storage/Retail	Fee	N/A
Loan		33	Holiday Inn Express Quakertown	Mihir Wankawala; Venkateshwaran Raja	1	Hospitality	Limited Service	Fee	N/A
Loan		34	Secure Self Storage Bloomington	James P. Karas	1	Self Storage	Self Storage	Fee	N/A
Loan		35	Northside Shopping Center	Tri-State Commercial Associates	1	Retail	Anchored	Fee	N/A
Loan		36	Trolley Industrial	John Bogdasarian	1	Industrial	Distribution Warehouse	Fee	N/A
Loan		37	Dollar Self Storage Baseline	John C. Thomson; The Thomson Family Trust, Dated June 18, 1997	1	Self Storage	Self Storage	Fee	N/A
Loan		38	US Storage Corona	Drew Hoeven; The Drew and Jaime Hoeven Family Trust; Drew C. Hoeven 2006 Trust; Grayburn Properties, Inc.	1	Self Storage	Self Storage	Fee	N/A
Loan		39	All Storage Kelly Old Mill	Jay Schuminsky	1	Self Storage	Self Storage	Fee	N/A
Loan		40	71 Fuller Road	Tomer Slutzky	1	Mixed Use	Industrial/Retail	Fee	N/A
Loan		41	US Storage Murfreesboro	Drew Hoeven; Drew Hoeven, as trustee of The Drew and Jaime Hoeven Family Trust; Drew Hoeven, as trustee of Drew C. Hoeven 2006 Trust	1	Self Storage	Self Storage	Fee	N/A
Loan		42	US Storage Fairview	Drew Hoeven; The Drew and Jaime Hoeven Family Trust; Drew C. Hoeven 2006 Trust; Kim Jalbert; Terrence Jalbert	1	Self Storage	Self Storage	Fee	N/A
Loan		43	Butler Crossing Plaza	Lenora J. Petrarca	1	Retail	Shadow Anchored	Fee	N/A
Loan		44	StaxUp Self Storage - Enterprise	Donald R. Clauson	1	Self Storage	Self Storage	Fee	N/A

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure
Loan	4	1	Hyatt Regency Austin	208 Barton Springs Road	Austin	Travis	TX	78704	1982	2013-2016	448	Rooms
Loan	5, 6, 7	2	SSTII Mindful Portfolio								494,152	SF
Property		2.01	SSTII Mindful - Delray Beach	189 Linton Boulevard	Delray Beach	Palm Beach	FL	33444	1980	N/A	121,857	SF
Property		2.02	SSTII Mindful - Jupiter	2581 Jupiter Park Drive	Jupiter	Palm Beach	FL	33458	1992	N/A	87,534	SF
Property		2.03	SSTII Mindful - Lake Worth	8135 Lake Worth Road	Lake Worth	Palm Beach	FL	33467	1998	N/A	78,351	SF
Property		2.04	SSTII Mindful - Royal Palm Beach	10719 Southern Boulevard	Royal Palm Beach	Palm Beach	FL	33411	2001	N/A	92,289	SF
Property		2.05	SSTII Mindful - Pompano Beach	2320 Northeast 5th Avenue	Pompano Beach	Broward	FL	33064	1979	N/A	114,121	SF
Loan	4	3	Pentagon Center	2521 South Clark Street & 2530 Crystal Drive	Arlington	Arlington	VA	22202	1970, 1971	2002	911,818	SF
Loan		4	Pearlridge Uptown II	98-1025 Moanalua Road	Aiea	Honolulu	HI	96701	1971	2005	154,944	SF
Loan	4, 8, 9, 10	5	Key Center Cleveland	127 Public Square	Cleveland	Cuyahoga	OH	44114	1991	2015	1,369,980	SF
Loan	11, 12	6	Chicago Business Center	2600 West 35th Street	Chicago	Cook	IL	60632	1930	2010	683,533	SF
Loan	11, 12	7	Chicago Marketplace	2455 South Damen Avenue	Chicago	Cook	IL	60608	2006	N/A	109,681	SF
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio								328,319	SF
Property		8.01	1020 19th Street	1020 19th Street Northwest	Washington	District of Columbia	D.C.	20036	1982	1999	115,737	SF
Property		8.02	1900 L Street	1900 L Street Northwest	Washington	District of Columbia	D.C.	20036	1965	2002	104,859	SF
Property		8.03	1920 L Street	1920 L Street Northwest	Washington	District of Columbia	D.C.	20036	1963	1999	107,723	SF
Loan	6	9	Calumet Business Center	9500, 9501, 9540, 9810 and 9860 South Dorchester Avenue; 1501 East 96th Street; 1400 East 97th Street; 1400-1550 East 97th Place; 1401-1581 East 98th Street; 1400-1550 East 98th Place	Chicago	Cook	IL	60628	1951-1971	2014	1,637,851	SF
Loan		10	141 Fifth Avenue	141 Fifth Avenue	New York	New York	NY	10010	1902	2010	4,425	SF
Loan	12	11	Centre at Westbank	1601, 1617, 1629 and 1631 Westbank Expressway	Harvey	Jefferson	LA	70058	2001	N/A	167,106	SF
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio								667,457	SF
Property		12.01	Ralph’s Food Warehouse - Fajardo	Carretera #3, KM 45.5, Bo. Quebrada, Esquina Calle Igualdad	Fajardo	N/A	PR	00738	2011	N/A	98,260	SF
Property		12.02	Instituto de Banca y Comercio	PR #1, Km 33.8, Bo. Bairoa Lot 3	Caguas	N/A	PR	00725	1992	2007	60,000	SF
Property		12.03	Ralph’s Food Warehouse - Yabucoa	PR-901, Km 13.5, Plaza Yabucoa	Yabucoa	N/A	PR	00767	2001	N/A	89,312	SF
Property		12.04	Ralph’s Food Warehouse - Caguas	Angora Industrial Park, Km 33.3 Bairoa	Caguas	N/A	PR	00725	2008	N/A	72,640	SF
Property		12.05	Ralph’s Food Warehouse - Humacao	Triumph Plaza, Lote #6, PR-3	Humacao	N/A	PR	00792	2005	N/A	82,357	SF
Property		12.06	Ralph’s Food Warehouse - Gurabo	Carretera 189, Km. 7.8 Plaza Gurabo	Gurabo	N/A	PR	00778	2000	N/A	50,954	SF
Property		12.07	Ralph’s Food Warehouse - Naguabo	PR-31, Km 3.7, El Duque Ward	Naguabo	N/A	PR	00718	2007	N/A	57,134	SF
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	PR-183, Ramal 9931, Bo Hato	San Lorenzo	N/A	PR	00754	1989	N/A	45,109	SF
Property		12.09	Ralph’s Food Warehouse - Cayey	PR-15, Km 25.5, Industrial Avenue	Cayey	N/A	PR	00737	1999	N/A	40,424	SF
Property		12.10	Ralph’s Food Warehouse - Las Piedras	PR-183, Centro Industrial	Las Piedras	N/A	PR	00771	1990	2012	40,862	SF
Property		12.11	Supermercado del Este	H Este San Jose Shopping Center, Carretera #3	Humacao	N/A	PR	00792	1989	N/A	30,405	SF
Loan	4	13	Gateway Crossing	9915-10115 West McDowell Road	Avondale	Maricopa	AZ	85392	2006	N/A	212,361	SF
Loan		14	935 First Avenue	935 First Avenue	King of Prussia	Montgomery	PA	19406	2001	N/A	103,334	SF
Loan	5	15	Cornerstone Medical Office Portfolio								86,043	SF
Property		15.01	Baptist Health	1010 Medical Center Drive	Powderly	Muhlenberg	KY	42367	2000	2002, 2005	56,500	SF
Property		15.02	Lone Tree Medical Center	8500 Park Meadows Drive	Lone Tree	Douglas	CO	80124	2006	N/A	14,343	SF
Property		15.03	Indiana University Health	820 North Samuel Moore Parkway	Mooresville	Morgan	IN	46158	2012	N/A	15,200	SF
Loan		16	US Storage - Hawthorne	14680 Aviation Boulevard	Hawthorne	Los Angeles	CA	90250	2000	N/A	81,562	SF
Loan	6	17	Warner Robins Place	2724 Watson Boulevard	Warner Robins	Houston	GA	31093	1997, 2000	N/A	107,941	SF
Loan		18	Shoppes at New Tampa	1640-1726 Bruce B Downs Boulevard	Wesley Chapel	Pasco	FL	33544	2006	N/A	68,314	SF
Loan	5, 6	19	MVP Midwest Portfolio								470,339	SF
Property		19.01	Saint Paul Holiday Inn	234 West Kellogg Boulevard	Saint Paul	Ramsey	MN	55102	2005	N/A	101,568	SF
Property		19.02	Cleveland IMG Garage	616-800 Saint Clair Avenue Northeast	Cleveland	Cuyahoga	OH	44114	1917	N/A	278,508	SF
Property		19.03	Milwaukee Arena	1124 North Old World Third Street	Milwaukee	Milwaukee	WI	53203	1992	N/A	48,344	SF
Property		19.04	St. Louis Washington	1101 Washington Avenue	St. Louis	St. Louis City	MO	63101	1982	N/A	16,919	SF
Property		19.05	Denver Sherman 1935	1935 Sherman Street	Denver	Denver	CO	80203	1975	N/A	18,750	SF
Property		19.06	Denver Sherman 1963	1963 Sherman Street	Denver	Denver	CO	80203	1983	N/A	6,250	SF
Loan	12	20	Canyon Creek Shopping Center	200, 300, and 320 West Campbell Road and 2060 North Collins Boulevard	Richardson	Dallas	TX	75080	1979	1984, 2015	63,827	SF
Loan		21	Thunderbird Beltway	8360-8440 West Thunderbird Road	Peoria	Maricopa	AZ	85381	2005	N/A	68,700	SF
Loan		22	Home2Suites Nashville Airport	832 Royal Parkway	Nashville	Davidson	TN	37214	2013	N/A	105	Rooms
Loan		23	Quality Inn Denver CO	200 West 48th Avenue	Denver	Denver	CO	80216	1971	2014-2016	213	Rooms
Loan		24	Midway Office Park	13604-13740 Midway Road	Farmers Branch	Dallas	TX	75244	1971	N/A	237,148	SF
Loan		25	Edgemar Center	2428 2nd Street; 2415-2449 Main Street	Santa Monica	Los Angeles	CA	90405	1908	1928, 1988, 2003	35,495	SF
Loan		26	Dollar Self Storage Santa Fe Springs	8717 Pioneer Boulevard	Santa Fe Springs	Los Angeles	CA	90670	2001	N/A	93,292	SF
Loan	16	27	Lemon Grove Plaza	7014-7050, 7080 and 7100-7144 Broadway	Lemon Grove	San Diego	CA	91945	1990	N/A	86,742	SF
Loan	5	28	CVS Euclid & Austin								25,871	SF
Property		28.01	CVS Euclid	22001 Lake Shore Boulevard	Euclid	Cuyahoga	OH	44123	2009	N/A	13,013	SF
Property		28.02	CVS Austin	1701 East Parmer Lane	Austin	Travis	TX	78754	2006	N/A	12,858	SF
Loan	4, 5, 6	29	Tops Portfolio								246,777	SF
Property		29.01	Tops Plaza - Niagara Falls	810 and 1000 Portage Road	Niagara Falls	Niagara	NY	14301	1965, 1989	N/A	117,014	SF
Property		29.02	Tops Plaza - Alden	12755, 12765, 12771 and 12775 Broadway Street	Alden	Erie	NY	14004	1999	N/A	64,595	SF
Property		29.03	Tops Plaza - Medina	11170, 11184, 11188 and 11200 Maple Ridge Road	Medina	Orleans	NY	14103	1996	N/A	65,168	SF
Loan		30	Dollar Self Storage Peoria	4170 West Peoria Avenue	Phoenix	Maricopa	AZ	85029	2000	N/A	87,435	SF
Loan		31	Dollar Self Storage Corona	205 North Lincoln Avenue	Corona	Riverside	CA	92882	2001	N/A	68,455	SF
Loan		32	All Storage Trinity Precinct	8850 Trinity Boulevard & 2977 Precinct Line Road	Fort Worth	Tarrant	TX	76118 and 76053	2006	N/A	92,263	SF
Loan		33	Holiday Inn Express Quakertown	1918 John Fries Highway	Quakertown	Bucks	PA	18951	2001	2015-2017	78	Rooms
Loan		34	Secure Self Storage Bloomington	18949 Valley Boulevard	Bloomington	San Bernardino	CA	92316	2006	N/A	172,126	SF
Loan		35	Northside Shopping Center	3204-3220, 3301-3313 North Man Street; 3300 North Main Street; 101 & 113 East Long Street Avenue	Fort Worth	Tarrant	TX	76106	1960, 1964, 1985, 1996	2017	105,248	SF
Loan		36	Trolley Industrial	21100, 21110, 21130, 21140, 21146 and 21150 Trolley Industrial Drive	Taylor	Wayne	MI	48180	1967-1969	2015-2016	243,818	SF
Loan		37	Dollar Self Storage Baseline	5445 West Baseline Road	Laveen	Maricopa	AZ	85339	2006	N/A	68,160	SF
Loan		38	US Storage Corona	22237 Knabe Road	Corona	Riverside	CA	92883	2007	N/A	60,434	SF
Loan		39	All Storage Kelly Old Mill	2640 Kelly Boulevard	Carrollton	Dallas and Denton	TX	75007	2006	N/A	82,270	SF
Loan		40	71 Fuller Road	71 and 95 Fuller Road	Colonie	Albany	NY	12205	1955	2012	262,385	SF
Loan		41	US Storage Murfreesboro	136 River Rock Boulevard	Murfreesboro	Rutherford	TN	37128	1998	2015	72,575	SF
Loan		42	US Storage Fairview	51, 53 and 55 Broad Avenue	Fairview	Bergen	NJ	07022	1927	1996	45,487	SF
Loan		43	Butler Crossing Plaza	620 Butler Crossing	Butler	Butler	PA	16001	2016	N/A	16,820	SF
Loan		44	StaxUp Self Storage - Enterprise	2420 Enterprise Boulevard	Calexico	Imperial	CA	92231	1998, 2003	N/A	48,138	SF

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)
Loan	4	1	Hyatt Regency Austin	86.1%	12/31/2016	$174,800,000	11/17/2016	5.461165%	0.02153%	0.00250%	0.00250%	0.00000%	0.00961%	0.00571%	0.00071%	0.00050%	Actual/360	2	No
Loan	5, 6, 7	2	SSTII Mindful Portfolio	93.4%		$95,900,000		4.650%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Property		2.01	SSTII Mindful - Delray Beach	94.7%	3/28/2017	$20,700,000	3/6/2017
Property		2.02	SSTII Mindful - Jupiter	94.7%	3/28/2017	$20,200,000	3/6/2017
Property		2.03	SSTII Mindful - Lake Worth	90.6%	3/28/2017	$18,000,000	3/6/2017
Property		2.04	SSTII Mindful - Royal Palm Beach	93.5%	3/28/2017	$16,900,000	3/6/2017
Property		2.05	SSTII Mindful - Pompano Beach	92.6%	3/28/2017	$15,000,000	3/6/2017
Loan	4	3	Pentagon Center	100.0%	1/13/2017	$379,800,000	12/22/2016	4.326%	0.01582%	0.00250%	0.00000%	0.00250%	0.00961%	0.00000%	0.00071%	0.00050%	Actual/360	3	No
Loan		4	Pearlridge Uptown II	95.8%	2/13/2017	$72,000,000	2/16/2017	4.071%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan	4, 8, 9, 10	5	Key Center Cleveland	92.9%	10/19/2016	$362,000,000	12/1/2017	5.310%	0.02332%	0.00250%	0.00000%	0.01000%	0.00961%	0.00000%	0.00071%	0.00050%	Actual/360	3	No
Loan	11, 12	6	Chicago Business Center	88.3%	1/19/2017	$30,500,000	12/22/2016	4.854%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	2	No
Loan	11, 12	7	Chicago Marketplace	98.7%	1/19/2017	$20,700,000	12/22/2016	4.854%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	2	No
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	89.4%		$186,800,000		4.7579048%	0.01582%	0.00250%	0.00000%	0.00250%	0.00961%	0.00000%	0.00071%	0.00050%	Actual/360	2	No
Property		8.01	1020 19th Street	93.9%	1/26/2017	$63,100,000	12/22/2016
Property		8.02	1900 L Street	91.4%	1/26/2017	$62,000,000	12/22/2016
Property		8.03	1920 L Street	82.6%	1/11/2017	$61,700,000	12/22/2016
Loan	6	9	Calumet Business Center	98.2%	1/26/2017	$47,500,000	1/27/2017	4.305%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	3	No
Loan		10	141 Fifth Avenue	100.0%	5/1/2017	$39,000,000	3/6/2017	4.590%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan	12	11	Centre at Westbank	100.0%	3/1/2017	$30,000,000	1/24/2017	5.000%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	97.8%		$78,450,000		6.290%	0.01582%	0.00250%	0.00000%	0.00250%	0.00961%	0.00000%	0.00071%	0.00050%	Actual/360	3	No
Property		12.01	Ralph’s Food Warehouse - Fajardo	92.9%	1/25/2017	$16,900,000	12/22/2016
Property		12.02	Instituto de Banca y Comercio	100.0%	1/25/2017	$11,500,000	12/22/2016
Property		12.03	Ralph’s Food Warehouse - Yabucoa	97.6%	1/25/2017	$9,000,000	12/22/2016
Property		12.04	Ralph’s Food Warehouse - Caguas	100.0%	1/25/2017	$8,800,000	12/22/2016
Property		12.05	Ralph’s Food Warehouse - Humacao	97.5%	1/25/2017	$7,400,000	12/22/2016
Property		12.06	Ralph’s Food Warehouse - Gurabo	100.0%	1/25/2017	$6,250,000	12/22/2016
Property		12.07	Ralph’s Food Warehouse - Naguabo	93.3%	1/25/2017	$6,000,000	12/22/2016
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	100.0%	1/25/2017	$3,500,000	12/22/2016
Property		12.09	Ralph’s Food Warehouse - Cayey	100.0%	1/25/2017	$3,400,000	12/22/2016
Property		12.10	Ralph’s Food Warehouse - Las Piedras	100.0%	1/25/2017	$3,200,000	12/22/2016
Property		12.11	Supermercado del Este	100.0%	1/25/2017	$2,500,000	12/22/2016
Loan	4	13	Gateway Crossing	99.1%	1/31/2017	$54,100,000	1/6/2017	4.730%	0.01582%	0.00250%	0.00250%	0.00000%	0.00961%	0.00000%	0.00071%	0.00050%	Actual/360	2	No
Loan		14	935 First Avenue	100.0%	5/1/2017	$25,750,000	11/2/2016	5.100%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	4	No
Loan	5	15	Cornerstone Medical Office Portfolio	100.0%		$22,850,000		5.110%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Property		15.01	Baptist Health	100.0%	5/1/2017	$10,700,000	3/3/2017
Property		15.02	Lone Tree Medical Center	100.0%	5/1/2017	$7,900,000	3/8/2017
Property		15.03	Indiana University Health	100.0%	5/1/2017	$4,250,000	3/8/2017
Loan		16	US Storage - Hawthorne	87.8%	3/17/2017	$30,600,000	3/7/2017	3.970%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan	6	17	Warner Robins Place	100.0%	3/7/2017	$18,200,000	2/25/2017	4.700%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		18	Shoppes at New Tampa	100.0%	2/15/2017	$20,800,000	1/25/2017	4.880%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan	5, 6	19	MVP Midwest Portfolio	100.0%		$26,680,000		4.900%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Property		19.01	Saint Paul Holiday Inn	100.0%	5/1/2017	$8,680,000	3/8/2017
Property		19.02	Cleveland IMG Garage	100.0%	5/1/2017	$8,400,000	3/14/2017
Property		19.03	Milwaukee Arena	100.0%	5/1/2017	$4,500,000	3/3/2017
Property		19.04	St. Louis Washington	100.0%	5/1/2017	$2,900,000	3/9/2017
Property		19.05	Denver Sherman 1935	100.0%	5/1/2017	$1,600,000	3/13/2017
Property		19.06	Denver Sherman 1963	100.0%	5/1/2017	$600,000	3/13/2017
Loan	12	20	Canyon Creek Shopping Center	93.7%	3/28/2017	$21,000,000	2/16/2017	4.499%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		21	Thunderbird Beltway	100.0%	3/23/2017	$17,900,000	2/20/2017	4.590%	0.07653%	0.00250%	0.06000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		22	Home2Suites Nashville Airport	82.3%	12/31/2016	$18,100,000	9/3/2016	4.650%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	6	No
Loan		23	Quality Inn Denver CO	80.9%	12/31/2016	$19,500,000	1/2/2017	5.400%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		24	Midway Office Park	77.6%	2/28/2017	$18,100,000	2/2/2017	4.698%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		25	Edgemar Center	100.0%	3/31/2017	$25,000,000	2/24/2017	4.103%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		26	Dollar Self Storage Santa Fe Springs	93.1%	1/26/2017	$17,800,000	1/5/2017	5.240%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	2	No
Loan	16	27	Lemon Grove Plaza	95.5%	2/6/2017	$21,670,000	2/8/2017	5.280%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan	5	28	CVS Euclid & Austin	100.0%		$11,840,000		5.303%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Property		28.01	CVS Euclid	100.0%	2/10/2017	$6,940,000	11/5/2016
Property		28.02	CVS Austin	100.0%	2/10/2017	$4,900,000	1/24/2017
Loan	4, 5, 6	29	Tops Portfolio	92.6%		$27,130,000		4.950%	0.02332%	0.00250%	0.01000%	0.00000%	0.00961%	0.00000%	0.00071%	0.00050%	Actual/360	2	No
Property		29.01	Tops Plaza - Niagara Falls	89.5%	1/12/2017	$12,360,000	12/20/2016
Property		29.02	Tops Plaza - Alden	93.9%	12/1/2016	$8,250,000	12/15/2016
Property		29.03	Tops Plaza - Medina	96.9%	12/1/2016	$6,520,000	12/20/2016
Loan		30	Dollar Self Storage Peoria	95.7%	12/29/2016	$13,950,000	12/27/2016	5.240%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	2	No
Loan		31	Dollar Self Storage Corona	94.4%	1/26/2017	$11,610,000	1/5/2017	5.240%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	2	No
Loan		32	All Storage Trinity Precinct	89.9%	3/28/2017 (Self Storage); 3/21/2017 (Retail)	$10,750,000	3/3/2017	4.150%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		33	Holiday Inn Express Quakertown	67.5%	2/28/2017	$9,300,000	2/10/2017	4.740%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		34	Secure Self Storage Bloomington	94.6%	1/31/2017	$11,050,000	11/7/2016	4.829%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	2	No
Loan		35	Northside Shopping Center	95.4%	3/21/2017	$11,000,000	3/3/2017	4.050%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		36	Trolley Industrial	100.0%	1/20/2017	$9,150,000	8/5/2016	4.430%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	7	No
Loan		37	Dollar Self Storage Baseline	92.3%	1/23/2017	$9,690,000	2/7/2017	5.210%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		38	US Storage Corona	88.7%	3/21/2017	$9,570,000	2/22/2017	4.552%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		39	All Storage Kelly Old Mill	86.8%	3/28/2017	$8,950,000	3/3/2017	4.150%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	0	No
Loan		40	71 Fuller Road	94.6%	1/24/2017	$13,000,000	10/27/2016	4.610%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	3	No
Loan		41	US Storage Murfreesboro	87.7%	3/21/2017	$9,280,000	2/27/2017	4.176%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		42	US Storage Fairview	81.4%	2/18/2017	$6,220,000	2/22/2017	4.411%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		43	Butler Crossing Plaza	91.7%	3/1/2017	$5,125,000	2/1/2017	5.174%	0.01903%	0.00250%	0.00250%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	1	No
Loan		44	StaxUp Self Storage - Enterprise	87.2%	1/31/2017	$4,100,000	8/16/2016	4.360%	0.02653%	0.00250%	0.01000%	0.00000%	0.00961%	0.00321%	0.00071%	0.00050%	Actual/360	7	No

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans
Loan	4	1	Hyatt Regency Austin	60	58	60	58	0	0	3/1/2017	4/1/2017	N/A	3/1/2022	N/A	$0.00	$276,850.73	$0.00	$3,322,208.76	Soft	In Place	No
Loan	5, 6, 7	2	SSTII Mindful Portfolio	120	120	60	60	360	360	4/11/2017	6/1/2017	6/1/2022	5/1/2027	N/A	$268,131.14	$204,298.61	$3,217,573.68	$2,451,583.32	Springing	Springing	No
Property		2.01	SSTII Mindful - Delray Beach
Property		2.02	SSTII Mindful - Jupiter
Property		2.03	SSTII Mindful - Lake Worth
Property		2.04	SSTII Mindful - Royal Palm Beach
Property		2.05	SSTII Mindful - Pompano Beach
Loan	4	3	Pentagon Center	121	118	121	118	0	0	2/21/2017	3/6/2017	N/A	3/6/2027	N/A	$0.00	$182,753.47	$0.00	$2,193,041.64	Hard	Springing	No
Loan		4	Pearlridge Uptown II	97	96	24	23	360	360	3/30/2017	5/1/2017	5/1/2019	5/1/2025	N/A	$208,015.60	$148,591.50	$2,496,187.20	$1,783,098.00	Hard	Springing	No
Loan	4, 8, 9, 10	5	Key Center Cleveland	120	117	24	21	300	300	1/31/2017	3/6/2017	3/6/2019	2/6/2027	N/A	$241,117.11	$179,458.33	$2,893,405.32	$2,153,499.96	Hard	In Place	No
Loan	11, 12	6	Chicago Business Center	120	118	12	10	360	360	2/23/2017	4/1/2017	4/1/2018	3/1/2027	N/A	$120,764.97	$93,814.51	$1,449,179.64	$1,125,774.12	Hard	Springing	Yes
Loan	11, 12	7	Chicago Marketplace	120	118	24	22	360	360	2/23/2017	4/1/2017	4/1/2019	3/1/2027	N/A	$76,497.68	$59,426.11	$917,972.16	$713,113.32	Hard	Springing	Yes
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	120	118	120	118	0	0	2/13/2017	4/1/2017	N/A	3/1/2027	N/A	$0.00	$140,699.61	$0.00	$1,688,395.32	Hard	Springing	No
Property		8.01	1020 19th Street
Property		8.02	1900 L Street
Property		8.03	1920 L Street
Loan	6	9	Calumet Business Center	120	117	0	0	360	357	1/31/2017	3/1/2017	N/A	2/1/2027	N/A	$173,617.26	$0.00	$2,083,407.12	$0.00	Hard	Springing	No
Loan		10	141 Fifth Avenue	120	120	120	120	0	0	4/7/2017	6/5/2017	N/A	5/5/2027	N/A	$0.00	$96,953.13	$0.00	$1,163,437.56	Hard	Springing	No
Loan	12	11	Centre at Westbank	120	119	36	35	360	360	3/23/2017	5/1/2017	5/1/2020	4/1/2027	N/A	$112,195.72	$88,292.82	$1,346,348.64	$1,059,513.84	Hard	Springing	No
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	120	117	0	0	240	237	1/30/2017	3/1/2017	N/A	2/1/2027	N/A	$124,654.46	$0.00	$1,495,853.46	$0.00	Hard	In Place	No
Property		12.01	Ralph’s Food Warehouse - Fajardo
Property		12.02	Instituto de Banca y Comercio
Property		12.03	Ralph’s Food Warehouse - Yabucoa
Property		12.04	Ralph’s Food Warehouse - Caguas
Property		12.05	Ralph’s Food Warehouse - Humacao
Property		12.06	Ralph’s Food Warehouse - Gurabo
Property		12.07	Ralph’s Food Warehouse - Naguabo
Property		12.08	Ralph’s Food Warehouse - San Lorenzo
Property		12.09	Ralph’s Food Warehouse - Cayey
Property		12.10	Ralph’s Food Warehouse - Las Piedras
Property		12.11	Supermercado del Este
Loan	4	13	Gateway Crossing	120	118	0	0	312	310	2/9/2017	4/1/2017	N/A	3/1/2027	N/A	$83,634.94	$0.00	$1,003,619.28	$0.00	Hard	In Place	No
Loan		14	935 First Avenue	120	116	24	20	360	360	12/14/2016	2/1/2017	2/1/2019	1/1/2027	N/A	$80,356.57	$63,773.61	$964,278.84	$765,283.32	Hard	In Place	No
Loan	5	15	Cornerstone Medical Office Portfolio	120	120	24	24	360	360	4/10/2017	6/1/2017	6/1/2019	5/1/2027	N/A	$80,121.39	$63,639.61	$961,456.68	$763,675.32	Hard	Springing	No
Property		15.01	Baptist Health
Property		15.02	Lone Tree Medical Center
Property		15.03	Indiana University Health
Loan		16	US Storage - Hawthorne	120	119	0	0	360	359	3/31/2017	5/1/2017	N/A	4/1/2027	N/A	$66,596.23	$0.00	$799,154.76	$0.00	N/A	N/A	No
Loan	6	17	Warner Robins Place	120	120	24	24	360	360	4/7/2017	6/1/2017	6/1/2019	5/1/2027	N/A	$69,663.43	$53,339.34	$835,961.16	$640,072.08	Springing	Springing	No
Loan		18	Shoppes at New Tampa	120	119	36	35	360	360	3/15/2017	5/1/2017	5/1/2020	4/1/2027	N/A	$69,366.04	$54,013.24	$832,392.48	$648,158.88	Springing	Springing	No
Loan	5, 6	19	MVP Midwest Portfolio	120	120	24	24	300	300	4/13/2017	6/1/2017	6/1/2019	5/1/2027	N/A	$73,504.88	$52,578.59	$882,058.56	$630,943.08	Hard	Springing	No
Property		19.01	Saint Paul Holiday Inn
Property		19.02	Cleveland IMG Garage
Property		19.03	Milwaukee Arena
Property		19.04	St. Louis Washington
Property		19.05	Denver Sherman 1935
Property		19.06	Denver Sherman 1963
Loan	12	20	Canyon Creek Shopping Center	120	119	0	0	300	299	3/31/2017	5/1/2017	N/A	4/1/2027	N/A	$70,583.52	$0.00	$847,002.24	$0.00	Springing	Springing	No
Loan		21	Thunderbird Beltway	120	120	48	48	360	360	4/10/2017	6/1/2017	6/1/2021	5/1/2027	N/A	$63,237.79	$47,894.84	$758,853.48	$574,738.08	Springing	Springing	No
Loan		22	Home2Suites Nashville Airport	120	114	0	0	300	294	10/31/2016	12/1/2016	N/A	11/1/2026	N/A	$66,032.54	$0.00	$792,390.48	$0.00	Hard	Springing	No
Loan		23	Quality Inn Denver CO	120	119	0	0	300	299	3/15/2017	5/1/2017	N/A	4/1/2027	N/A	$69,326.81	$0.00	$831,921.72	$0.00	Soft	Springing	No
Loan		24	Midway Office Park	60	59	18	17	360	360	3/7/2017	5/1/2017	11/1/2018	4/1/2022	N/A	$58,488.79	$44,774.55	$701,865.48	$537,294.60	Springing	Springing	No
Loan		25	Edgemar Center	120	119	120	119	0	0	3/31/2017	5/1/2017	N/A	4/1/2027	N/A	$0.00	$38,133.21	$0.00	$457,598.52	Springing	Springing	No
Loan		26	Dollar Self Storage Santa Fe Springs	120	118	0	0	360	358	3/1/2017	4/1/2017	N/A	3/1/2027	N/A	$60,122.71	$0.00	$721,472.52	$0.00	Springing	Springing	No
Loan	16	27	Lemon Grove Plaza	120	119	60	59	360	360	3/15/2017	5/1/2017	5/1/2022	4/1/2027	N/A	$58,509.08	$47,109.33	$702,108.96	$565,311.96	Hard	Springing	No
Loan	5	28	CVS Euclid & Austin	84	83	36	35	360	360	3/13/2017	5/1/2017	5/1/2020	4/1/2024	N/A	$47,772.22	$38,532.68	$573,266.64	$462,392.16	Hard	In Place	No
Property		28.01	CVS Euclid
Property		28.02	CVS Austin
Loan	4, 5, 6	29	Tops Portfolio	120	118	0	0	360	358	2/16/2017	4/1/2017	N/A	3/1/2027	N/A	$40,208.89	$0.00	$482,506.71	$0.00	Hard	Springing	No
Property		29.01	Tops Plaza - Niagara Falls
Property		29.02	Tops Plaza - Alden
Property		29.03	Tops Plaza - Medina
Loan		30	Dollar Self Storage Peoria	120	118	0	0	360	358	3/1/2017	4/1/2017	N/A	3/1/2027	N/A	$40,265.67	$0.00	$483,188.04	$0.00	Springing	Springing	No
Loan		31	Dollar Self Storage Corona	120	118	0	0	360	358	3/1/2017	4/1/2017	N/A	3/1/2027	N/A	$38,748.81	$0.00	$464,985.72	$0.00	Springing	Springing	No
Loan		32	All Storage Trinity Precinct	120	120	0	0	360	360	4/3/2017	6/1/2017	N/A	5/1/2027	N/A	$32,082.82	$0.00	$384,993.84	$0.00	Springing	Springing	No
Loan		33	Holiday Inn Express Quakertown	120	120	0	0	360	360	4/10/2017	6/1/2017	N/A	5/1/2027	N/A	$32,466.30	$0.00	$389,595.60	$0.00	Springing	Springing	No
Loan		34	Secure Self Storage Bloomington	120	118	120	118	0	0	2/6/2017	4/1/2017	N/A	3/1/2027	N/A	$0.00	$24,480.35	$0.00	$293,764.20	Springing	Springing	No
Loan		35	Northside Shopping Center	120	120	0	0	360	360	4/25/2017	6/1/2017	N/A	5/1/2027	N/A	$28,818.14	$0.00	$345,817.68	$0.00	Springing	Springing	No
Loan		36	Trolley Industrial	120	113	0	0	300	293	9/27/2016	11/1/2016	N/A	10/1/2026	N/A	$33,112.00	$0.00	$397,344.00	$0.00	Springing	Springing	No
Loan		37	Dollar Self Storage Baseline	120	120	0	0	360	360	4/4/2017	6/1/2017	N/A	5/1/2027	N/A	$30,784.81	$0.00	$369,417.72	$0.00	Springing	Springing	No
Loan		38	US Storage Corona	120	119	60	59	360	360	3/31/2017	5/1/2017	5/1/2022	4/1/2027	N/A	$28,037.88	$21,153.10	$336,454.56	$253,837.20	Springing	Springing	No
Loan		39	All Storage Kelly Old Mill	120	120	0	0	360	360	4/3/2017	6/1/2017	N/A	5/1/2027	N/A	$26,735.68	$0.00	$320,828.16	$0.00	Springing	Springing	No
Loan		40	71 Fuller Road	60	57	0	0	300	297	1/30/2017	3/1/2017	N/A	2/1/2022	N/A	$30,915.20	$0.00	$370,982.40	$0.00	Hard	Springing	No
Loan		41	US Storage Murfreesboro	120	119	60	59	360	360	3/31/2017	5/1/2017	5/1/2022	4/1/2027	N/A	$22,918.02	$16,583.17	$275,016.24	$198,998.04	N/A	N/A	No
Loan		42	US Storage Fairview	120	119	60	59	360	360	3/22/2017	5/1/2017	5/1/2022	4/1/2027	N/A	$18,050.79	$13,416.79	$216,609.48	$161,001.48	Springing	Springing	No
Loan		43	Butler Crossing Plaza	120	119	0	0	360	359	3/10/2017	5/1/2017	N/A	4/1/2027	N/A	$19,299.58	$0.00	$231,594.96	$0.00	Hard	Springing	No
Loan		44	StaxUp Self Storage - Enterprise	120	113	0	0	360	353	9/6/2016	11/1/2016	N/A	10/1/2026	N/A	$14,304.11	$0.00	$171,649.32	$0.00	Hard	Springing	No

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield
Loan	4	1	Hyatt Regency Austin	N/A	N/A	2.74x	N/A	2.40x	58.9%	58.9%	0	5	First	LO(26);DEF(28);O(6)		$41,579,964	$28,031,688	$13,548,276	12/31/2014	13.2%
Loan	5, 6, 7	2	SSTII Mindful Portfolio	N/A	1.44x	1.89x	1.41x	1.85x	54.2%	49.8%	0	5	First	LO(24);DEF(93);O(3)		$7,977,350	$2,628,415	$5,348,935	12/31/2015	10.3%
Property		2.01	SSTII Mindful - Delray Beach													$2,007,594	$571,812	$1,435,782	12/31/2015
Property		2.02	SSTII Mindful - Jupiter													$1,661,479	$519,428	$1,142,051	12/31/2015
Property		2.03	SSTII Mindful - Lake Worth													$1,401,212	$524,599	$876,613	12/31/2015
Property		2.04	SSTII Mindful - Royal Palm Beach													$1,505,932	$519,400	$986,532	12/31/2015
Property		2.05	SSTII Mindful - Pompano Beach													$1,401,133	$493,176	$907,957	12/31/2015
Loan	4	3	Pentagon Center	N/A	N/A	2.76x	N/A	2.75x	55.3%	55.3%	0	0	Sixth	LO(27);DEF(89);O(5)		$34,159,542	$10,296,987	$23,862,555	12/31/2014	11.4%
Loan		4	Pearlridge Uptown II	N/A	2.45x	3.42x	2.30x	3.21x	60.0%	53.3%	5	5	First	LO(25);DEF(68);O(4)		$10,027,338	$4,133,043	$5,894,295	12/31/2014	13.6%
Loan	4, 8, 9, 10	5	Key Center Cleveland	N/A	1.70x	2.28x	1.59x	2.14x	60.8%	49.7%	0	0	Sixth	LO(27);DEF(89);O(4)		$64,203,206	$39,347,384	$24,855,822	12/31/2014	11.3%
Loan	11, 12	6	Chicago Business Center	Group 1	1.91x	2.45x	1.71x	2.21x	73.0%	62.1%	5	4	First	LO(26);DEF(90);O(4)		$3,006,052	$617,280	$2,388,772	12/31/2014	10.9%
Loan	11, 12	7	Chicago Marketplace	Group 1	1.91x	2.45x	1.71x	2.21x	73.0%	62.1%	5	4	First	LO(26);DEF(90);O(4)		$1,981,802	$312,173	$1,669,629	12/31/2014	10.9%
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	N/A	N/A	1.83x	N/A	1.71x	53.5%	53.5%	0	0	First	LO(26);DEF(89);O(5)		$15,126,403	$5,572,552	$9,553,851	12/31/2014	9.6%
Property		8.01	1020 19th Street													$5,188,508	$1,945,025	$3,243,483	12/31/2014
Property		8.02	1900 L Street													$4,872,868	$1,749,551	$3,123,317	12/31/2014
Property		8.03	1920 L Street													$5,065,027	$1,877,976	$3,187,051	12/31/2014
Loan	6	9	Calumet Business Center	N/A	2.14x	N/A	1.89x	N/A	73.5%	59.4%	5	5	First	LO(27);DEF(89);O(4)		$5,785,290	$1,845,148	$3,940,142	12/31/2014	11.3%
Loan		10	141 Fifth Avenue	N/A	N/A	1.56x	N/A	1.54x	64.1%	64.1%	0	0	Fifth	LO(24);DEF(92);O(4)		$2,104,406	$438,992	$1,665,414	12/31/2014	6.7%
Loan	12	11	Centre at Westbank	N/A	1.68x	2.14x	1.55x	1.96x	69.7%	61.8%	0	5	First	LO(25);DEF(89);O(6)		$3,090,097	$741,507	$2,348,590	12/31/2014	11.2%
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	N/A	1.73x	N/A	1.69x	N/A	53.2%	35.7%	0	5	First	LO(27);DEF(86);O(7)		$7,799,517	$1,296,308	$6,503,209	12/31/2014	15.6%
Property		12.01	Ralph’s Food Warehouse - Fajardo													$1,617,746	$183,056	$1,434,690	12/31/2014
Property		12.02	Instituto de Banca y Comercio													$1,325,000	$153,908	$1,171,092	12/31/2014
Property		12.03	Ralph’s Food Warehouse - Yabucoa													$779,754	$123,324	$656,430	12/31/2014
Property		12.04	Ralph’s Food Warehouse - Caguas													$879,222	$164,184	$715,038	12/31/2014
Property		12.05	Ralph’s Food Warehouse - Humacao													$738,662	$165,115	$573,547	12/31/2014
Property		12.06	Ralph’s Food Warehouse - Gurabo													$784,306	$130,943	$653,363	12/31/2014
Property		12.07	Ralph’s Food Warehouse - Naguabo													$557,397	$83,617	$473,780	12/31/2014
Property		12.08	Ralph’s Food Warehouse - San Lorenzo													$388,944	$110,508	$278,436	12/31/2014
Property		12.09	Ralph’s Food Warehouse - Cayey													$404,376	$88,342	$316,034	12/31/2014
Property		12.10	Ralph’s Food Warehouse - Las Piedras													$206,330	$45,141	$161,189	12/31/2014
Property		12.11	Supermercado del Este													$117,780	$48,170	$69,610	12/31/2014
Loan	4	13	Gateway Crossing	N/A	1.34x	N/A	1.26x	N/A	73.2%	55.9%	0	5	First	LO(26);DEF(90);O(4)		$4,696,266	$1,147,631	$3,548,635	12/31/2014	9.0%
Loan		14	935 First Avenue	N/A	1.62x	2.04x	1.43x	1.80x	57.5%	49.9%	0	5	First	LO(28);DEF(86);O(6)		N/A	N/A	N/A	N/A	N/A
Loan	5	15	Cornerstone Medical Office Portfolio	N/A	1.55x	1.96x	1.41x	1.78x	64.5%	56.1%	0	3	First	LO(24);DEF(93);O(3)		N/A	N/A	N/A	N/A	N/A
Property		15.01	Baptist Health													N/A	N/A	N/A	N/A
Property		15.02	Lone Tree Medical Center													N/A	N/A	N/A	N/A
Property		15.03	Indiana University Health													N/A	N/A	N/A	N/A
Loan		16	US Storage - Hawthorne	Group 3	2.27x	N/A	2.25x	N/A	45.7%	36.4%	0	5	First	LO(25);DEF(92);O(3)		$2,186,521	$488,662	$1,697,859	12/31/2015	12.1%
Loan	6	17	Warner Robins Place	N/A	1.65x	2.16x	1.51x	1.97x	73.8%	63.5%	5	5	First	LO(24);DEF(92);O(4)		$1,693,790	$296,002	$1,397,788	12/31/2014	10.4%
Loan		18	Shoppes at New Tampa	N/A	1.71x	2.20x	1.64x	2.11x	63.0%	55.7%	5	4	First	LO(25);DEF(91);O(4)		$1,816,880	$517,775	$1,299,105	12/31/2014	9.9%
Loan	5, 6	19	MVP Midwest Portfolio	N/A	1.39x	1.94x	1.36x	1.91x	47.6%	38.5%	0	5	First	LO(24);DEF(93);O(3)		N/A	N/A	N/A	N/A	N/A
Property		19.01	Saint Paul Holiday Inn													N/A	N/A	N/A	N/A
Property		19.02	Cleveland IMG Garage													N/A	N/A	N/A	N/A
Property		19.03	Milwaukee Arena													N/A	N/A	N/A	N/A
Property		19.04	St. Louis Washington													N/A	N/A	N/A	N/A
Property		19.05	Denver Sherman 1935													N/A	N/A	N/A	N/A
Property		19.06	Denver Sherman 1963													N/A	N/A	N/A	N/A
Loan	12	20	Canyon Creek Shopping Center	N/A	1.60x	N/A	1.48x	N/A	60.4%	44.5%	5	5	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A
Loan		21	Thunderbird Beltway	N/A	1.59x	2.10x	1.47x	1.94x	69.0%	62.0%	5	4	First	LO(24);DEF(89);O(7)		$1,572,057	$337,732	$1,234,325	12/31/2014	10.0%
Loan		22	Home2Suites Nashville Airport	N/A	2.27x	N/A	2.08x	N/A	64.0%	47.9%	0	0	First	LO(30);DEF(87);O(3)		$3,218,260	$1,866,426	$1,351,834	12/31/2014	11.7%
Loan		23	Quality Inn Denver CO	N/A	2.27x	N/A	1.97x	N/A	58.4%	44.5%	5	5	First	LO(25);DEF(91);O(4)		$5,356,566	$3,949,799	$1,406,767	12/31/2014	12.4%
Loan		24	Midway Office Park	N/A	1.96x	2.56x	1.67x	2.18x	62.3%	59.0%	5	4	First	LO(25);DEF(31);O(4)		$1,772,634	$971,743	$800,891	12/31/2014	7.1%
Loan		25	Edgemar Center	N/A	N/A	2.79x	N/A	2.57x	44.0%	44.0%	5	5	First	LO(25);DEF(91);O(4)		$1,740,537	$755,881	$984,656	12/31/2014	9.0%
Loan		26	Dollar Self Storage Santa Fe Springs	Group 2	1.34x	N/A	1.32x	N/A	61.1%	50.9%	5	0	First	LO(26);DEF(91);O(3)		$1,262,900	$381,621	$881,279	12/31/2014	8.1%
Loan	16	27	Lemon Grove Plaza	N/A	1.73x	2.15x	1.64x	2.04x	48.7%	45.2%	0	0	First	LO(25);DEF(88);O(7)		$2,150,582	$744,168	$1,406,414	12/31/2014	13.3%
Loan	5	28	CVS Euclid & Austin	N/A	1.25x	1.55x	1.25x	1.55x	72.6%	68.6%	5	4	First	LO(25);DEF(52);O(7)		N/A	N/A	N/A	N/A	N/A
Property		28.01	CVS Euclid													N/A	N/A	N/A	N/A
Property		28.02	CVS Austin													N/A	N/A	N/A	N/A
Loan	4, 5, 6	29	Tops Portfolio	N/A	1.60x	N/A	1.42x	N/A	71.8%	59.3%	5	5	First	LO(26);DEF(91);O(3)		$2,497,458	$419,106	$2,078,352	12/31/2014	10.7%
Property		29.01	Tops Plaza - Niagara Falls													$1,093,104	$99,942	$993,162	12/31/2014
Property		29.02	Tops Plaza - Alden													$880,684	$257,083	$623,601	12/31/2014
Property		29.03	Tops Plaza - Medina													$523,670	$62,081	$461,589	12/31/2014
Loan		30	Dollar Self Storage Peoria	Group 2	1.42x	N/A	1.40x	N/A	52.2%	43.5%	5	0	First	LO(26);DEF(91);O(3)		$888,372	$314,616	$573,756	12/31/2014	7.9%
Loan		31	Dollar Self Storage Corona	Group 2	1.35x	N/A	1.34x	N/A	60.4%	50.3%	5	0	First	LO(26);DEF(91);O(3)		$864,330	$323,548	$540,782	12/31/2014	7.7%
Loan		32	All Storage Trinity Precinct	Group 4	1.97x	N/A	1.93x	N/A	61.4%	49.2%	5	5	First	LO(24);DEF(91);O(5)		$1,038,283	$375,723	$662,560	12/31/2014	10.0%
Loan		33	Holiday Inn Express Quakertown	N/A	2.06x	N/A	1.81x	N/A	67.0%	54.7%	5	5	First	LO(24);DEF(92);O(4)		$1,841,156	$1,063,198	$777,958	12/31/2014	12.5%
Loan		34	Secure Self Storage Bloomington	N/A	N/A	2.38x	N/A	2.34x	54.3%	54.3%	5	4	First	LO(26);DEF(90);O(4)		$770,775	$249,021	$521,754	12/31/2014	8.7%
Loan		35	Northside Shopping Center	N/A	2.27x	N/A	2.08x	N/A	54.5%	43.5%	5	5	First	LO(24);DEF(91);O(5)		$962,652	$246,096	$716,556	12/31/2014	11.9%
Loan		36	Trolley Industrial	N/A	2.00x	N/A	1.55x	N/A	64.7%	48.2%	0	5	First	LO(25);YM1(91);O(4)	A	$207,740	$100,796	$106,945	12/31/2014	1.8%
Loan		37	Dollar Self Storage Baseline	Group 2	1.38x	N/A	1.36x	N/A	57.8%	47.9%	5	0	First	LO(24);DEF(93);O(3)		$625,182	$253,916	$371,266	12/31/2014	6.6%
Loan		38	US Storage Corona	Group 3	1.73x	2.30x	1.71x	2.26x	57.5%	52.7%	5	4	First	LO(25);DEF(91);O(4)		$665,964	$248,432	$417,532	12/31/2015	7.6%
Loan		39	All Storage Kelly Old Mill	Group 4	1.92x	N/A	1.88x	N/A	61.5%	49.2%	5	5	First	LO(24);DEF(91);O(5)		$870,076	$334,594	$535,482	12/31/2014	9.7%
Loan		40	71 Fuller Road	N/A	2.91x	N/A	2.48x	N/A	42.1%	37.5%	0	0	First	LO(27);DEF(30);O(3)		$1,109,236	$296,946	$812,289	12/31/2014	14.9%
Loan		41	US Storage Murfreesboro	Group 3	2.01x	2.78x	1.98x	2.74x	50.6%	46.2%	5	4	First	LO(25);DEF(91);O(4)		$491,169	$164,094	$327,075	12/31/2015	7.0%
Loan		42	US Storage Fairview	Group 3	1.73x	2.32x	1.69x	2.27x	57.9%	53.0%	5	4	First	LO(25);DEF(91);O(4)		$629,214	$345,466	$283,748	12/31/2014	7.9%
Loan		43	Butler Crossing Plaza	N/A	1.46x	N/A	1.41x	N/A	68.7%	57.0%	5	4	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A
Loan		44	StaxUp Self Storage - Enterprise	N/A	1.67x	N/A	1.64x	N/A	69.3%	56.5%	0	5	First	LO(31);DEF(86);O(3)		$468,923	$147,842	$321,081	12/31/2014	11.3%

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC
Loan	4	1	Hyatt Regency Austin	$42,328,804	$29,977,125	$12,351,679	12/31/2015	12.0%	$47,720,790	$31,817,119	$15,903,671	12/31/2016	15.4%	86.1%	$47,590,405	$31,983,161	$15,607,244	15.2%	$1,903,616	$0
Loan	5, 6, 7	2	SSTII Mindful Portfolio	$8,134,717	$2,539,247	$5,595,470	12/31/2016 T-10 Ann.	10.8%	$8,055,848	$2,703,748	$5,352,100	2/28/2017 T-9 Ann.	10.3%	92.7%	$7,944,809	$3,321,015	$4,623,794	8.9%	$93,924	$0
Property		2.01	SSTII Mindful - Delray Beach	$1,952,606	$555,427	$1,397,179	12/31/2016 T-10 Ann.		$1,926,903	$605,953	$1,320,949	2/28/2017 T-9 Ann.		92.9%	$1,906,401	$793,066	$1,113,335		$35,339	$0
Property		2.02	SSTII Mindful - Jupiter	$1,761,156	$509,182	$1,251,974	12/31/2016 T-10 Ann.		$1,742,808	$547,124	$1,195,684	2/28/2017 T-9 Ann.		92.1%	$1,721,453	$695,760	$1,025,693		$17,507	$0
Property		2.03	SSTII Mindful - Lake Worth	$1,451,190	$476,936	$974,253	12/31/2016 T-10 Ann.		$1,443,827	$492,017	$951,809	2/28/2017 T-9 Ann.		93.3%	$1,446,457	$591,682	$854,775		$7,835	$0
Property		2.04	SSTII Mindful - Royal Palm Beach	$1,586,867	$512,906	$1,073,960	12/31/2016 T-10 Ann.		$1,569,832	$551,528	$1,018,304	2/28/2017 T-9 Ann.		92.2%	$1,476,922	$658,967	$817,955		$13,843	$0
Property		2.05	SSTII Mindful - Pompano Beach	$1,382,898	$484,795	$898,103	12/31/2016 T-10 Ann.		$1,372,479	$507,125	$865,353	2/28/2017 T-9 Ann.		93.3%	$1,393,576	$581,539	$812,037		$19,401	$0
Loan	4	3	Pentagon Center	$36,729,753	$11,212,486	$25,517,267	12/31/2015	12.2%	$40,103,592	$14,428,936	$25,674,656	9/30/2016 TTM	12.2%	95.0%	$36,352,465	$10,939,034	$25,413,431	12.1%	$59,084	$0
Loan		4	Pearlridge Uptown II	$10,082,848	$3,762,481	$6,320,367	12/31/2015	14.6%	$9,478,139	$3,712,309	$5,765,830	12/31/2016	13.3%	94.9%	$10,285,716	$4,180,508	$6,105,208	14.1%	$30,989	$342,770
Loan	4, 8, 9, 10	5	Key Center Cleveland	$63,246,960	$40,993,349	$22,253,611	12/31/2015	10.1%	$59,240,408	$40,182,682	$19,057,726	12/31/2016	8.7%	92.9%	$67,329,103	$40,324,409	$27,004,694	12.3%	$351,405	$1,326,153
Loan	11, 12	6	Chicago Business Center	$2,419,237	$677,077	$1,742,160	12/31/2015	9.7%	$3,568,035	$643,501	$2,924,534	12/31/2016	12.5%	88.0%	$3,774,718	$790,729	$2,983,989	12.1%	$102,530	$273,771
Loan	11, 12	7	Chicago Marketplace	$2,147,670	$258,824	$1,888,846	12/31/2015	9.7%	$2,038,767	$276,572	$1,762,195	12/31/2016	12.5%	95.0%	$1,990,217	$463,475	$1,526,742	12.1%	$21,654	$54,202
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	$15,237,554	$5,852,879	$9,384,675	12/31/2015	9.4%	$14,640,747	$5,784,367	$8,856,380	12/31/2016	8.9%	90.1%	$15,106,635	$5,846,676	$9,259,959	9.3%	$65,664	$541,727
Property		8.01	1020 19th Street	$5,261,516	$2,108,634	$3,152,882	12/31/2015		$4,880,419	$1,975,457	$2,904,962	12/31/2016		94.6%	$5,231,055	$2,074,300	$3,156,755		$23,147	$190,966
Property		8.02	1900 L Street	$5,025,765	$1,837,769	$3,187,996	12/31/2015		$4,698,165	$1,805,647	$2,892,518	12/31/2016		92.1%	$5,126,333	$1,834,210	$3,292,123		$20,972	$173,018
Property		8.03	1920 L Street	$4,950,273	$1,906,476	$3,043,797	12/31/2015		$5,062,163	$2,003,263	$3,058,900	12/31/2016		83.7%	$4,749,247	$1,938,166	$2,811,081		$21,545	$177,743
Loan	6	9	Calumet Business Center	$5,946,350	$1,954,216	$3,992,134	12/31/2015	11.4%	$6,436,548	$1,135,445	$5,301,103	10/31/2016 TTM	15.2%	94.0%	$6,484,082	$2,020,270	$4,463,812	12.8%	$245,678	$278,435
Loan		10	141 Fifth Avenue	$2,148,661	$476,550	$1,672,111	12/31/2015	6.7%	$2,243,879	$539,237	$1,704,642	12/31/2016	6.8%	97.5%	$2,364,427	$545,996	$1,818,431	7.3%	$841	$29,205
Loan	12	11	Centre at Westbank	$3,123,221	$695,028	$2,428,193	12/31/2015	11.6%	$3,158,055	$698,589	$2,459,466	12/31/2016	11.8%	93.4%	$3,050,136	$788,026	$2,262,109	10.8%	$34,889	$147,012
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	$7,612,038	$1,333,503	$6,278,535	12/31/2015	15.0%	$7,623,324	$1,328,881	$6,294,443	7/31/2016 TTM	15.1%	95.0%	$8,706,078	$2,328,751	$6,377,327	15.3%	$131,542	$0
Property		12.01	Ralph’s Food Warehouse - Fajardo	$1,636,570	$187,437	$1,449,133	12/31/2015		$1,648,179	$193,431	$1,454,748	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.02	Instituto de Banca y Comercio	$1,085,000	$152,604	$932,396	12/31/2015		$1,085,000	$154,490	$930,510	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.03	Ralph’s Food Warehouse - Yabucoa	$783,030	$136,583	$646,447	12/31/2015		$784,550	$136,695	$647,855	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.04	Ralph’s Food Warehouse - Caguas	$883,464	$171,245	$712,219	12/31/2015		$887,580	$160,648	$726,932	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.05	Ralph’s Food Warehouse - Humacao	$739,141	$171,236	$567,905	12/31/2015		$713,529	$154,568	$558,961	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.06	Ralph’s Food Warehouse - Gurabo	$815,518	$132,506	$683,012	12/31/2015		$832,217	$148,310	$683,907	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.07	Ralph’s Food Warehouse - Naguabo	$551,885	$84,002	$467,883	12/31/2015		$554,132	$87,686	$466,446	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	$388,944	$110,508	$278,436	12/31/2015		$388,944	$110,513	$278,431	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.09	Ralph’s Food Warehouse - Cayey	$404,376	$95,628	$308,748	12/31/2015		$405,083	$93,070	$312,013	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.10	Ralph’s Food Warehouse - Las Piedras	$206,330	$43,584	$162,746	12/31/2015		$206,330	$41,302	$165,028	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Property		12.11	Supermercado del Este	$117,780	$48,170	$69,610	12/31/2015		$117,780	$48,168	$69,612	7/31/2016 TTM		N/A	N/A	N/A	N/A		N/A	N/A
Loan	4	13	Gateway Crossing	$4,809,839	$1,087,859	$3,721,980	12/31/2015	9.4%	$4,900,921	$1,040,000	$3,860,921	12/31/2016	9.7%	95.0%	$4,649,339	$1,096,086	$3,553,253	9.0%	$31,854	$178,383
Loan		14	935 First Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.0%	$2,704,163	$1,144,372	$1,559,792	10.5%	$25,834	$155,001
Loan	5	15	Cornerstone Medical Office Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	92.1%	$1,980,407	$487,126	$1,493,282	10.1%	$21,511	$114,740
Property		15.01	Baptist Health	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		92.5%	$846,541	$133,756	$712,785		$14,125	$45,818
Property		15.02	Lone Tree Medical Center	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		91.5%	$720,782	$199,392	$521,390		$3,586	$40,808
Property		15.03	Indiana University Health	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		92.5%	$413,084	$153,977	$259,107		$3,800	$28,115
Loan		16	US Storage - Hawthorne	$2,363,627	$490,589	$1,873,038	12/31/2016	13.4%	$2,392,220	$503,237	$1,888,983	2/28/2017 TTM	13.5%	88.2%	$2,392,220	$578,138	$1,814,082	13.0%	$18,963	$0
Loan	6	17	Warner Robins Place	$1,692,827	$290,891	$1,401,935	12/31/2015	10.4%	$1,681,241	$288,554	$1,392,687	12/31/2016	10.4%	95.0%	$1,679,479	$299,908	$1,379,571	10.3%	$16,191	$99,307
Loan		18	Shoppes at New Tampa	$1,836,722	$513,388	$1,323,334	12/31/2015	10.1%	$2,007,289	$520,236	$1,487,053	12/31/2016	11.4%	95.0%	$1,898,030	$471,312	$1,426,718	10.9%	$10,247	$51,126
Loan	5, 6	19	MVP Midwest Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.1%	$1,793,272	$566,438	$1,226,834	9.7%	$24,850	$0
Property		19.01	Saint Paul Holiday Inn	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		95.0%	$635,503	$207,800	$427,702		$7,125	$0
Property		19.02	Cleveland IMG Garage	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		95.3%	$644,439	$161,798	$482,640		$11,775	$0
Property		19.03	Milwaukee Arena	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		95.0%	$199,500	$120,253	$79,247		$1,875	$0
Property		19.04	St. Louis Washington	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		95.0%	$154,375	$17,650	$136,725		$1,575	$0
Property		19.05	Denver Sherman 1935	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		95.0%	$114,000	$42,209	$71,791		$1,800	$0
Property		19.06	Denver Sherman 1963	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		95.0%	$45,456	$16,728	$28,728		$700	$0
Loan	12	20	Canyon Creek Shopping Center	$1,087,415	$393,945	$693,470	12/31/2015	5.5%	$1,450,809	$452,596	$998,213	12/31/2016	7.9%	94.0%	$1,996,614	$641,676	$1,354,938	10.7%	$12,127	$92,572
Loan		21	Thunderbird Beltway	$1,564,245	$328,302	$1,235,943	12/31/2015	10.0%	$1,652,233	$342,693	$1,309,540	12/31/2016	10.6%	92.5%	$1,548,879	$343,329	$1,205,550	9.8%	$13,740	$78,828
Loan		22	Home2Suites Nashville Airport	$3,528,295	$1,952,800	$1,575,495	12/31/2015	13.6%	$4,137,714	$1,965,238	$2,172,476	12/31/2016	18.8%	75.0%	$3,767,874	$1,965,253	$1,802,620	15.6%	$150,715	$0
Loan		23	Quality Inn Denver CO	$5,986,407	$4,059,963	$1,926,444	12/31/2015	16.9%	$6,373,548	$4,558,134	$1,815,414	12/31/2016	15.9%	80.9%	$6,356,134	$4,464,278	$1,891,856	16.6%	$254,245	$0
Loan		24	Midway Office Park	$1,974,419	$928,814	$1,045,605	12/31/2015	9.3%	$1,920,020	$795,077	$1,124,943	11/30/2016 TTM	10.0%	100.0%	$2,552,568	$1,178,280	$1,374,288	12.2%	$59,246	$145,591
Loan		25	Edgemar Center	$1,901,971	$775,198	$1,126,773	12/31/2015	10.2%	$2,035,513	$828,005	$1,207,508	12/31/2016	11.0%	95.0%	$2,121,289	$846,306	$1,274,983	11.6%	$7,454	$89,448
Loan		26	Dollar Self Storage Santa Fe Springs	$1,345,570	$429,280	$916,290	12/31/2015	8.4%	$1,433,123	$413,114	$1,020,009	12/31/2016	9.4%	92.0%	$1,443,740	$478,537	$965,204	8.9%	$9,329	$0
Loan	16	27	Lemon Grove Plaza	$2,035,296	$718,525	$1,316,770	12/31/2015	12.5%	$2,059,874	$748,951	$1,310,923	12/31/2016	12.4%	92.0%	$2,018,430	$803,790	$1,214,640	11.5%	$17,348	$43,904
Loan	5	28	CVS Euclid & Austin	N/A	N/A	N/A	N/A	N/A	$753,360	$0	$753,360	12/31/2016	8.8%	97.0%	$730,759	$14,615	$716,144	8.3%	$0	$0
Property		28.01	CVS Euclid	N/A	N/A	N/A	N/A		$438,594	$0	$438,594	12/31/2016		97.0%	$425,436	$8,509	$416,927		$0	$0
Property		28.02	CVS Austin	N/A	N/A	N/A	N/A		$314,766	$0	$314,766	12/31/2016		97.0%	$305,323	$6,106	$299,217		$0	$0
Loan	4, 5, 6	29	Tops Portfolio	$2,502,686	$550,431	$1,952,255	12/31/2015	10.0%	$2,575,129	$534,762	$2,040,367	12/31/2016	10.5%	92.2%	$2,872,207	$866,725	$2,005,482	10.3%	$82,143	$148,866
Property		29.01	Tops Plaza - Niagara Falls	$1,067,126	$132,019	$935,107	12/31/2015		$1,066,596	$143,482	$923,114	12/31/2016		90.0%	$1,167,996	$267,752	$900,244		$37,159	$73,329
Property		29.02	Tops Plaza - Alden	$843,936	$283,009	$560,927	12/31/2015		$886,389	$286,986	$599,403	12/31/2016		93.9%	$937,339	$314,524	$622,815		$25,865	$35,080
Property		29.03	Tops Plaza - Medina	$591,624	$135,403	$456,221	12/31/2015		$622,144	$104,294	$517,850	12/31/2016		93.5%	$766,872	$284,449	$482,423		$19,119	$40,457
Loan		30	Dollar Self Storage Peoria	$947,602	$344,787	$602,816	12/31/2015	8.3%	$1,047,412	$363,891	$683,521	12/31/2016	9.4%	88.0%	$1,047,414	$361,153	$686,261	9.4%	$8,744	$0
Loan		31	Dollar Self Storage Corona	$979,155	$372,242	$606,913	12/31/2015	8.7%	$1,032,559	$383,850	$648,708	12/31/2016	9.3%	89.5%	$1,032,559	$402,796	$629,763	9.0%	$6,846	$0
Loan		32	All Storage Trinity Precinct	$1,091,660	$384,139	$707,521	12/31/2015	10.7%	$1,180,548	$424,763	$755,785	2/28/2017 TTM	11.5%	85.3%	$1,181,047	$422,345	$758,702	11.5%	$13,854	$0
Loan		33	Holiday Inn Express Quakertown	$1,896,664	$1,060,976	$835,688	12/31/2015	13.4%	$1,912,038	$1,119,720	$792,318	2/28/2017 TTM	12.7%	67.5%	$1,912,038	$1,109,736	$802,302	12.9%	$95,602	$0
Loan		34	Secure Self Storage Bloomington	$831,845	$255,159	$576,686	12/31/2015	9.6%	$937,632	$276,929	$660,703	12/31/2016	11.0%	89.2%	$937,632	$239,740	$697,892	11.6%	$9,120	$0
Loan		35	Northside Shopping Center	$903,873	$332,855	$571,018	12/31/2015	9.5%	$1,016,628	$326,572	$690,056	2/28/2017 TTM	11.5%	92.8%	$1,110,575	$324,020	$786,555	13.1%	$21,050	$47,359
Loan		36	Trolley Industrial	$794,039	$350,799	$443,240	12/31/2015	7.5%	$1,092,757	$366,779	$725,979	12/31/2016	12.3%	90.1%	$1,253,361	$458,318	$795,044	13.4%	$48,764	$131,192
Loan		37	Dollar Self Storage Baseline	$728,457	$277,882	$450,575	12/31/2015	8.0%	$821,589	$302,524	$519,065	12/31/2016	9.3%	88.0%	$821,816	$312,667	$509,150	9.1%	$6,816	$0
Loan		38	US Storage Corona	$771,721	$260,109	$511,612	12/31/2016	9.3%	$788,063	$262,038	$526,025	2/28/2017 TTM	9.6%	82.4%	$828,182	$245,221	$582,961	10.6%	$9,065	$0
Loan		39	All Storage Kelly Old Mill	$932,599	$357,869	$574,730	12/31/2015	10.4%	$966,107	$402,585	$563,522	2/28/2017 TTM	10.2%	77.4%	$983,307	$367,979	$615,328	11.2%	$12,341	$0
Loan		40	71 Fuller Road	$1,290,259	$308,688	$981,571	12/31/2015	17.9%	$1,537,817	$306,920	$1,230,897	12/31/2016	22.5%	90.0%	$1,407,911	$330,157	$1,077,754	19.7%	$33,162	$125,700
Loan		41	US Storage Murfreesboro	$697,028	$184,143	$512,885	12/31/2016	10.9%	$713,428	$185,836	$527,592	2/28/2017 TTM	11.2%	74.7%	$727,164	$173,685	$553,479	11.8%	$8,835	$0
Loan		42	US Storage Fairview	$641,428	$351,280	$290,148	12/31/2015	8.1%	$633,891	$366,223	$267,668	12/31/2016	7.4%	77.7%	$657,254	$283,246	$374,008	10.4%	$8,833	$0
Loan		43	Butler Crossing Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	91.2%	$457,795	$119,659	$338,136	9.6%	$3,364	$8,992
Loan		44	StaxUp Self Storage - Enterprise	$447,962	$126,014	$321,948	12/31/2015	11.3%	$457,783	$128,472	$329,311	12/31/2016 T-11 Ann.	11.6%	87.2%	$435,777	$148,526	$287,250	10.1%	$6,394	$0

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(3)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(3)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Loan	4	1	Hyatt Regency Austin	$13,703,628	13.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	2	SSTII Mindful Portfolio	$4,529,870	8.7%
Property		2.01	SSTII Mindful - Delray Beach	$1,077,996		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	SSTII Mindful - Jupiter	$1,008,186		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	SSTII Mindful - Lake Worth	$846,940		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	SSTII Mindful - Royal Palm Beach	$804,112		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	SSTII Mindful - Pompano Beach	$792,636		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	4	3	Pentagon Center	$25,354,347	12.1%	GSA (DoD) Pentagon II (Taylor)	4/30/2023	558,187	61.2%	GSA (DoD) Pentagon I (Polk)	9/14/2025	353,631	38.8%
Loan		4	Pearlridge Uptown II	$5,731,450	13.3%	Ross Dress for Less	1/31/2024	31,199	20.1%	TJ Maxx	5/31/2022	25,245	16.3%
Loan	4, 8, 9, 10	5	Key Center Cleveland	$25,327,136	11.5%	KeyBank National Association	6/30/2030	477,781	34.9%	Squire Patton Boggs	4/30/2022	150,890	11.0%
Loan	11, 12	6	Chicago Business Center	$2,607,688	10.9%	Villegas Furniture, Inc	Various (8/31/2021 - 59,484 SF; 3/30/2025 - 44,976 SF)	104,460	15.3%	Chicago Sports Complex, LLC	6/30/2023	97,941	14.3%
Loan	11, 12	7	Chicago Marketplace	$1,450,886	10.9%	Dearborn Marketplace Inc.	4/30/2019	25,047	22.8%	Jack Tuchten Whole Sale Produce, Inc.	2/28/2023	12,500	11.4%
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	$8,652,568	8.7%
Property		8.01	1020 19th Street	$2,942,642		Farr, Miller & Washington	3/31/2018	7,661	6.6%	Community Action Partnership	4/30/2026	6,291	5.4%
Property		8.02	1900 L Street	$3,098,133		Change to Win	9/30/2020	12,711	12.1%	Questex Media Group, LLC	5/31/2020	12,513	11.9%
Property		8.03	1920 L Street	$2,611,793		Liquidity Services, Inc.	9/30/2019	27,347	25.4%	League of Conservation Voters	12/31/2017	13,030	12.1%
Loan	6	9	Calumet Business Center	$3,939,700	11.3%	Grand Warehouse Corp	Various (12/31/2019 - 233,280 SF; 2/28/2020 - 83,115 SF)	316,395	19.3%	WestRock Packaging Systems, Inc.	Various (6/30/2017 - 79,343 SF; 4/30/2020 - 174,814 SF)	254,157	15.5%
Loan		10	141 Fifth Avenue	$1,788,385	7.2%	HSBC Bank USA, National Association	10/31/2022	4,425	100.0%	N/A	N/A	N/A	N/A
Loan	12	11	Centre at Westbank	$2,080,209	10.0%	Best Buy	1/31/2022	45,733	27.4%	Michaels	2/28/2021	24,626	14.7%
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	$6,245,785	15.0%
Property		12.01	Ralph’s Food Warehouse - Fajardo	N/A		Ralph’s Food Warehouse - Fajardo	1/31/2037	82,000	83.5%	Rent Express by Berrios Inc	1/31/2019	7,257	7.4%
Property		12.02	Instituto de Banca y Comercio	N/A		Instituto de Banca y Comercio	1/31/2037	60,000	100.0%	N/A	N/A	N/A	N/A
Property		12.03	Ralph’s Food Warehouse - Yabucoa	N/A		Ralph’s Food Warehouse - Yabucoa	1/31/2037	59,276	66.4%	Grands	6/30/2021	15,835	17.7%
Property		12.04	Ralph’s Food Warehouse - Caguas	N/A		Ralph’s Food Warehouse - Caguas	1/31/2037	62,281	85.7%	McDonalds	9/30/2031	4,094	5.6%
Property		12.05	Ralph’s Food Warehouse - Humacao	N/A		Ralph’s Food Warehouse - Humacao	1/31/2037	74,679	90.7%	Banco Popular	10/31/2026	5,652	6.9%
Property		12.06	Ralph’s Food Warehouse - Gurabo	N/A		Ralph’s Food Warehouse - Gurabo	1/31/2037	38,725	76.0%	Empresas Saez	11/14/2017	3,448	6.8%
Property		12.07	Ralph’s Food Warehouse - Naguabo	N/A		Ralph’s Food Warehouse - Naguabo	1/31/2037	47,484	83.1%	Me Salve	8/31/2022	3,600	6.3%
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	N/A		Ralph’s Food Warehouse - San Lorenzo	1/31/2037	45,109	100.0%	N/A	N/A	N/A	N/A
Property		12.09	Ralph’s Food Warehouse - Cayey	N/A		Ralph’s Food Warehouse - Cayey	1/31/2037	40,424	100.0%	N/A	N/A	N/A	N/A
Property		12.10	Ralph’s Food Warehouse - Las Piedras	N/A		Ralph’s Food Warehouse - Las Piedras	1/31/2037	40,862	100.0%	N/A	N/A	N/A	N/A
Property		12.11	Supermercado del Este	N/A		Supermercados del Este	1/31/2037	30,405	100.0%	N/A	N/A	N/A	N/A
Loan	4	13	Gateway Crossing	$3,343,016	8.4%	Hobby Lobby	10/31/2021	55,022	25.9%	Best Buy	1/31/2022	45,657	21.5%
Loan		14	935 First Avenue	$1,378,957	9.3%	Radial, Inc.	12/31/2031	103,334	100.0%	N/A	N/A	N/A	N/A
Loan	5	15	Cornerstone Medical Office Portfolio	$1,357,031	9.2%
Property		15.01	Baptist Health	$652,842		Baptist Health Madisonville, Inc.	12/31/2025	56,500	100.0%	N/A	N/A	N/A	N/A
Property		15.02	Lone Tree Medical Center	$476,996		SpineOne	1/31/2032	14,343	100.0%	N/A	N/A	N/A	N/A
Property		15.03	Indiana University Health	$227,192		Indiana University Health, Inc.	11/30/2026	15,200	100.0%	N/A	N/A	N/A	N/A
Loan		16	US Storage - Hawthorne	$1,795,119	12.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	17	Warner Robins Place	$1,264,073	9.4%	TJ Maxx	4/30/2020	30,000	27.8%	Beall’s Outlet	1/31/2027	23,942	22.2%
Loan		18	Shoppes at New Tampa	$1,365,345	10.4%	Office Depot	10/31/2021	20,337	29.8%	Nail Country and Tan, Inc.	12/31/2021	5,610	8.2%
Loan	5, 6	19	MVP Midwest Portfolio	$1,201,984	9.5%
Property		19.01	Saint Paul Holiday Inn	$420,577		Interstate Parking Co.	8/11/2026	101,568	100.0%	N/A	N/A	N/A	N/A
Property		19.02	Cleveland IMG Garage	$470,865		SP+	10/24/2021	278,508	100.0%	N/A	N/A	N/A	N/A
Property		19.03	Milwaukee Arena	$77,372		SP+	1/31/2021	48,344	100.0%	N/A	N/A	N/A	N/A
Property		19.04	St. Louis Washington	$135,150		SP+	7/31/2021	16,919	100.0%	N/A	N/A	N/A	N/A
Property		19.05	Denver Sherman 1935	$69,991		SP+	2/11/2026	18,750	100.0%	N/A	N/A	N/A	N/A
Property		19.06	Denver Sherman 1963	$28,028		Denver School	6/30/2024	6,250	100.0%	N/A	N/A	N/A	N/A
Loan	12	20	Canyon Creek Shopping Center	$1,250,239	9.9%	Torchys Tacos	10/31/2025	4,745	7.4%	Sun Lee Taekwondo Institute	2/28/2022	4,333	6.8%
Loan		21	Thunderbird Beltway	$1,112,982	9.0%	EOS Fitness	11/13/2020	29,600	43.1%	Hubbard Swim School	11/30/2021	7,000	10.2%
Loan		22	Home2Suites Nashville Airport	$1,651,905	14.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		23	Quality Inn Denver CO	$1,637,611	14.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Midway Office Park	$1,169,451	10.4%	Cutting Corners, Inc.	5/31/2018	23,545	9.9%	Soka Gakkai International, USA	5/31/2021	12,511	5.3%
Loan		25	Edgemar Center	$1,178,082	10.7%	Santa Monica Convention and Visitors Bureau	6/30/2024	7,545	21.3%	Edgemar Center for the Arts	11/21/2022	6,350	17.9%
Loan		26	Dollar Self Storage Santa Fe Springs	$955,875	8.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	16	27	Lemon Grove Plaza	$1,153,387	10.9%	CVS	11/30/2019	15,000	17.3%	Factory 2 U	10/31/2020	12,000	13.8%
Loan	5	28	CVS Euclid & Austin	$716,144	8.3%
Property		28.01	CVS Euclid	$416,927		CVS Pharmacy, Inc.	7/31/2034	13,013	100.0%	N/A	N/A	N/A	N/A
Property		28.02	CVS Austin	$299,217		CVS Pharmacy, Inc.	1/31/2032	12,858	100.0%	N/A	N/A	N/A	N/A
Loan	4, 5, 6	29	Tops Portfolio	$1,774,473	9.1%
Property		29.01	Tops Plaza - Niagara Falls	$789,756		Tops Markets	3/31/2028	73,003	62.4%	Rainbow	1/31/2023	13,202	11.3%
Property		29.02	Tops Plaza - Alden	$561,870		Tops Markets	10/31/2029	47,475	73.5%	Dollar Tree	2/29/2020	8,480	13.1%
Property		29.03	Tops Plaza - Medina	$422,847		Tops Markets	11/30/2026	45,515	69.8%	Dollar Tree	8/31/2026	7,647	11.7%
Loan		30	Dollar Self Storage Peoria	$677,517	9.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Dollar Self Storage Corona	$622,918	8.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	All Storage Trinity Precinct	$744,848	11.3%	La Rose Nails	7/31/2020	1,388	1.5%	Little Caesar’s Restaurant	6/30/2020	1,300	1.4%
Loan		33	Holiday Inn Express Quakertown	$706,700	11.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Secure Self Storage Bloomington	$688,772	11.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		35	Northside Shopping Center	$718,147	12.0%	El Rancho	5/31/2028	41,719	39.6%	Family Dollar	12/31/2018	10,125	9.6%
Loan		36	Trolley Industrial	$615,088	10.4%	New Branch LLC	Various (1/31/2019 - 41,666 SF; 6/30/2019 - 41,375 SF)	83,041	34.1%	AJM Packaging	MTM	80,088	32.8%
Loan		37	Dollar Self Storage Baseline	$502,334	9.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38	US Storage Corona	$573,896	10.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	All Storage Kelly Old Mill	$602,987	11.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	71 Fuller Road	$918,892	16.8%	Cargill, Inc.	Various (1/31/2019 - 78,548 SF; MTM - 8,696 SF)	87,244	33.3%	Cascades Recovery U.S. Inc./Metro Waste	12/31/2017	47,030	17.9%
Loan		41	US Storage Murfreesboro	$544,644	11.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		42	US Storage Fairview	$365,175	10.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43	Butler Crossing Plaza	$325,780	9.3%	Levin Mattress	2/28/2027	5,010	29.8%	T-Mobile TCC Wireless, LLC	1/31/2022	3,010	17.9%
Loan		44	StaxUp Self Storage - Enterprise	$280,857	9.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(3)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(3)	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan	4	1	Hyatt Regency Austin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	2	SSTII Mindful Portfolio
Property		2.01	SSTII Mindful - Delray Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	SSTII Mindful - Jupiter	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	SSTII Mindful - Lake Worth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	SSTII Mindful - Royal Palm Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	SSTII Mindful - Pompano Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	4	3	Pentagon Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		4	Pearlridge Uptown II	Pali Momi Medical Center	10/31/2021	24,748	16.0%	Kaiser Permanente	8/31/2023	12,000	7.7%
Loan	4, 8, 9, 10	5	Key Center Cleveland	Forest City	3/31/2033	147,795	10.8%	Thompson Hine LLP	9/30/2029	125,120	9.1%
Loan	11, 12	6	Chicago Business Center	Amberleaf Cabinetry Inc.	9/30/2026	59,700	8.7%	New Era Windows, Inc.	7/31/2022	49,551	7.2%
Loan	11, 12	7	Chicago Marketplace	Christopher Ranch LLC	2/28/2018	12,500	11.4%	Cream Wine Company, LLC	3/31/2018	12,500	11.4%
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio
Property		8.01	1020 19th Street	Strategic Marketing Innovations	5/31/2021	6,045	5.2%	FSG.Inc.	3/31/2022	5,127	4.4%
Property		8.02	1900 L Street	Robert Half International Inc.	3/31/2019	4,715	4.5%	Nat’l Committee for Responsive Philanthropy (NCRP)	7/31/2026	3,140	3.0%
Property		8.03	1920 L Street	Mooney, Green, Saindon, Murphy & Welch PC	10/31/2025	7,803	7.2%	PNC Bank	12/31/2018	5,304	4.9%
Loan	6	9	Calumet Business Center	MWD Logistics	7/31/2017	253,919	15.5%	Cargill, Inc.	Various (12/31/2018 - 90,624 SF; 12/31/2024 - 137,734 SF)	228,358	13.9%
Loan		10	141 Fifth Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	12	11	Centre at Westbank	Barnes & Noble	1/31/2022	23,000	13.8%	Cost Plus World Market	1/31/2026	18,300	11.0%
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio
Property		12.01	Ralph’s Food Warehouse - Fajardo	Medical Card Systems	1/31/2018	2,034	2.1%	N/A	N/A	N/A	N/A
Property		12.02	Instituto de Banca y Comercio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		12.03	Ralph’s Food Warehouse - Yabucoa	Rent A Center	10/31/2018	4,321	4.8%	Centro Radiologico de Yabucoa, Inc.	11/30/2021	2,734	3.1%
Property		12.04	Ralph’s Food Warehouse - Caguas	Banco Popular	12/31/2019	2,100	2.9%	Conmed Laboratories	3/31/2025	2,100	2.9%
Property		12.05	Ralph’s Food Warehouse - Humacao	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		12.06	Ralph’s Food Warehouse - Gurabo	Laboratorio Clinico	12/31/2031	2,577	5.1%	Capital Taco Maker	8/31/2024	1,912	3.8%
Property		12.07	Ralph’s Food Warehouse - Naguabo	Zulyer Pharmacy	3/31/2018	2,250	3.9%	N/A	N/A	N/A	N/A
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		12.09	Ralph’s Food Warehouse - Cayey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		12.10	Ralph’s Food Warehouse - Las Piedras	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		12.11	Supermercado del Este	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	4	13	Gateway Crossing	Old Navy	3/31/2020	17,000	8.0%	Guitar Center	2/28/2027	15,000	7.1%
Loan		14	935 First Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	15	Cornerstone Medical Office Portfolio
Property		15.01	Baptist Health	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		15.02	Lone Tree Medical Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		15.03	Indiana University Health	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		16	US Storage - Hawthorne	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	17	Warner Robins Place	PetSmart	1/31/2021	19,235	17.8%	Rack Room Shoes	4/30/2027	7,200	6.7%
Loan		18	Shoppes at New Tampa	Bonefish	10/31/2021	5,203	7.6%	First Watch Restaurant	10/31/2021	3,500	5.1%
Loan	5, 6	19	MVP Midwest Portfolio
Property		19.01	Saint Paul Holiday Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.02	Cleveland IMG Garage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.03	Milwaukee Arena	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.04	St. Louis Washington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.05	Denver Sherman 1935	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.06	Denver Sherman 1963	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	12	20	Canyon Creek Shopping Center	Spin! Neapolitan Pizza	11/30/2024	4,332	6.8%	Snuffers	6/30/2026	4,170	6.5%
Loan		21	Thunderbird Beltway	Performance Bicycles	4/30/2022	5,972	8.7%	Kid to Kid	2/28/2023	5,196	7.6%
Loan		22	Home2Suites Nashville Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		23	Quality Inn Denver CO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Midway Office Park	Career Institute of America, Inc.	7/31/2022	9,485	4.0%	Salvador Urena	1/31/2021	7,854	3.3%
Loan		25	Edgemar Center	Buffalo Exchange, LTD	2/14/2024	4,418	12.4%	Business Affairs, Inc.	8/31/2019	3,881	10.9%
Loan		26	Dollar Self Storage Santa Fe Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	16	27	Lemon Grove Plaza	Family Health Centers	2/29/2024	10,600	12.2%	Petco	1/31/2023	10,075	11.6%
Loan	5	28	CVS Euclid & Austin
Property		28.01	CVS Euclid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		28.02	CVS Austin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	4, 5, 6	29	Tops Portfolio
Property		29.01	Tops Plaza - Niagara Falls	Dollar Tree	11/30/2021	10,751	9.2%	Fashion King	4/30/2020	7,812	6.7%
Property		29.02	Tops Plaza - Alden	Alden Dental	10/31/2023	2,300	3.6%	Tin Chi House	11/30/2018	1,200	1.9%
Property		29.03	Tops Plaza - Medina	Carquest	2/29/2020	4,700	7.2%	Snap Fitness	4/30/2025	4,000	6.1%
Loan		30	Dollar Self Storage Peoria	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Dollar Self Storage Corona	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	All Storage Trinity Precinct	Hong DDS	9/30/2017	1,300	1.4%	Tom’s Asian Bistro	3/31/2021	1,300	1.4%
Loan		33	Holiday Inn Express Quakertown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Secure Self Storage Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		35	Northside Shopping Center	AutoZone	11/30/2021	8,400	8.0%	Rodeo Dental	11/30/2019	5,200	4.9%
Loan		36	Trolley Industrial	Kace Logistics	12/31/2018	40,489	16.6%	Core Products	1/31/2021	40,200	16.5%
Loan		37	Dollar Self Storage Baseline	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38	US Storage Corona	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	All Storage Kelly Old Mill	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	71 Fuller Road	Grossman Bargain Outlet	11/30/2022	28,865	11.0%	Capital Win Air	1/31/2021	27,803	10.6%
Loan		41	US Storage Murfreesboro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		42	US Storage Fairview	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43	Butler Crossing Plaza	Kay Jewelers	1/31/2027	2,500	14.9%	Firehouse Subs	1/31/2027	2,100	12.5%
Loan		44	StaxUp Self Storage - Enterprise	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration(3)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves
Loan	4	1	Hyatt Regency Austin	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$376,870	$188,435
Loan	5, 6, 7	2	SSTII Mindful Portfolio					$7,827	$7,827	$0	$0	$0	$0	$481,695	$68,814
Property		2.01	SSTII Mindful - Delray Beach	N/A	N/A	N/A	N/A
Property		2.02	SSTII Mindful - Jupiter	N/A	N/A	N/A	N/A
Property		2.03	SSTII Mindful - Lake Worth	N/A	N/A	N/A	N/A
Property		2.04	SSTII Mindful - Royal Palm Beach	N/A	N/A	N/A	N/A
Property		2.05	SSTII Mindful - Pompano Beach	N/A	N/A	N/A	N/A
Loan	4	3	Pentagon Center	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0
Loan		4	Pearlridge Uptown II	Pedodontic Associates	10/31/2025	8,052	5.2%	$0	$0	$92,966	$0	$0	$856,923	$0	$0
Loan	4, 8, 9, 10	5	Key Center Cleveland	Baker Hostetler LLP	10/31/2031	115,615	8.4%	$18,271,556	$29,284	$1,757,065	$24,069,759	$110,513	$0	$1,540,363	$770,181
Loan	11, 12	6	Chicago Business Center	Poppies Dough of Illinois, Inc.	10/30/2018	40,602	5.9%	$0	$8,544	$307,590	$0	$22,784	$1,093,653	$40,739	$20,370
Loan	11, 12	7	Chicago Marketplace	National Produce Sales Inc.	3/31/2021	10,687	9.7%	$0	$1,805	$64,963	$0	$4,511	$216,542	$16,432	$8,216
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio					$0	$4,925	$237,000	$0	$41,040	$1,970,000	$1,614,433	$230,633
Property		8.01	1020 19th Street	Roth Staffing Companies, L.P.	11/30/2017	3,836	3.3%
Property		8.02	1900 L Street	The Reagan-Udall Foundation for the Food & Drug Administration	5/31/2022	2,795	2.7%
Property		8.03	1920 L Street	Booking.com	8/31/2020	5,106	4.7%
Loan	6	9	Calumet Business Center	Arro Corporation	Various (4/30/2017 - 29,760 SF; 10/31/2018 - 183,668 SF)	213,428	13.0%	$0	$20,473	$491,700	$0	$34,122	$818,900	$559,578	$84,784
Loan		10	141 Fifth Avenue	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$198,983	$39,797
Loan	12	11	Centre at Westbank	Petco	1/31/2022	14,000	8.4%	$200,000	$2,786	$335,000	$600,000	24,167 for the first 36 months, 13,487 thereafter	$1,470,000	$78,311	$26,104
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio					$0	$12,237	$734,203	$0	$55,621	$0	$69,001	$69,001
Property		12.01	Ralph’s Food Warehouse - Fajardo	N/A	N/A	N/A	N/A
Property		12.02	Instituto de Banca y Comercio	N/A	N/A	N/A	N/A
Property		12.03	Ralph’s Food Warehouse - Yabucoa	Humberto Vidal	1/31/2018	2,640	3.0%
Property		12.04	Ralph’s Food Warehouse - Caguas	Vitalidad Wellness	6/30/2018	2,065	2.8%
Property		12.05	Ralph’s Food Warehouse - Humacao	N/A	N/A	N/A	N/A
Property		12.06	Ralph’s Food Warehouse - Gurabo	Ilka Rodriguez (Optometry World)	3/21/2023	1,596	3.1%
Property		12.07	Ralph’s Food Warehouse - Naguabo	N/A	N/A	N/A	N/A
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	N/A	N/A	N/A	N/A
Property		12.09	Ralph’s Food Warehouse - Cayey	N/A	N/A	N/A	N/A
Property		12.10	Ralph’s Food Warehouse - Las Piedras	N/A	N/A	N/A	N/A
Property		12.11	Supermercado del Este	N/A	N/A	N/A	N/A
Loan	4	13	Gateway Crossing	Empire Beauty	2/28/2018	11,050	5.2%	$0	$2,655	$63,708	$0	$23,890	$1,433,400	$0	$42,042
Loan		14	935 First Avenue	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0
Loan	5	15	Cornerstone Medical Office Portfolio					$1,814	$1,814	$0	$9,281	$9,281	$0	$21,833	$9,607
Property		15.01	Baptist Health	N/A	N/A	N/A	N/A
Property		15.02	Lone Tree Medical Center	N/A	N/A	N/A	N/A
Property		15.03	Indiana University Health	N/A	N/A	N/A	N/A
Loan		16	US Storage - Hawthorne	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$9,780	$9,780
Loan	6	17	Warner Robins Place	Northside Hospital	11/30/2021	6,300	5.8%	$0	$1,349	$48,573	$0	$7,196	$259,058	$34,260	$8,565
Loan		18	Shoppes at New Tampa	Beef O’Brady’s	10/31/2021	3,260	4.8%	$0	$854	$0	$0	$4,270	$150,000	$140,768	$23,461
Loan	5, 6	19	MVP Midwest Portfolio					$2,071	$2,071	$0	$0	$0	$0	$142,564	$36,295
Property		19.01	Saint Paul Holiday Inn	N/A	N/A	N/A	N/A
Property		19.02	Cleveland IMG Garage	N/A	N/A	N/A	N/A
Property		19.03	Milwaukee Arena	N/A	N/A	N/A	N/A
Property		19.04	St. Louis Washington	N/A	N/A	N/A	N/A
Property		19.05	Denver Sherman 1935	N/A	N/A	N/A	N/A
Property		19.06	Denver Sherman 1963	N/A	N/A	N/A	N/A
Loan	12	20	Canyon Creek Shopping Center	MumTaz Indian Restaurant	2/28/2022	3,270	5.1%	$0	$1,064	$0	$300,000	$0	$300,000	$142,609	$35,652
Loan		21	Thunderbird Beltway	Funugyz, LLC	6/30/2018	4,532	6.6%	$0	$1,145	$54,960	$14,000	$6,355	$228,771	$12,624	$12,624
Loan		22	Home2Suites Nashville Airport	N/A	N/A	N/A	N/A	$0	$12,701	$0	$0	$0	$0	$112,251	$11,225
Loan		23	Quality Inn Denver CO	N/A	N/A	N/A	N/A	$0	$21,245	$0	$0	$0	$0	$0	$15,928
Loan		24	Midway Office Park	AECC, Inc.	5/31/2019	5,926	2.5%	$0	$4,937	$0	$497,360	$0	$700,000	$112,985	$16,141
Loan		25	Edgemar Center	Brick & Mortar	5/31/2026	3,573	10.1%	$0	$618	$0	$0	$0	$0	$22,416	$22,416
Loan		26	Dollar Self Storage Santa Fe Springs	N/A	N/A	N/A	N/A	$778	$778	$18,658	$0	$0	$0	$0	$5,714
Loan	16	27	Lemon Grove Plaza	Rainbow	1/31/2019	6,870	7.9%	$100,000	$1,446	$0	$750,000	$2,169	$0	$16,882	$16,882
Loan	5	28	CVS Euclid & Austin					$0	$0	$0	$0	$0	$0	$0	$0
Property		28.01	CVS Euclid	N/A	N/A	N/A	N/A
Property		28.02	CVS Austin	N/A	N/A	N/A	N/A
Loan	4, 5, 6	29	Tops Portfolio					$6,845	$6,845	$500,000	$8,339	$8,339	$0	$31,186	$40,503
Property		29.01	Tops Plaza - Niagara Falls	N/A	N/A	N/A	N/A
Property		29.02	Tops Plaza - Alden	Subway	8/31/2022	1,200	1.9%
Property		29.03	Tops Plaza - Medina	Supercuts	12/31/2021	1,315	2.0%
Loan		30	Dollar Self Storage Peoria	N/A	N/A	N/A	N/A	$729	$729	$17,487	$0	$0	$0	$0	$5,999
Loan		31	Dollar Self Storage Corona	N/A	N/A	N/A	N/A	$570	$570	$13,689	$0	$0	$0	$0	$5,168
Loan		32	All Storage Trinity Precinct	Subway	5/31/2020	1,200	1.3%	$0	$1,155	$41,563	$0	$833	$40,000	$54,794	$10,959
Loan		33	Holiday Inn Express Quakertown	N/A	N/A	N/A	N/A	$0	$7,967	$0	$0	$0	$0	$26,717	$6,679
Loan		34	Secure Self Storage Bloomington	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$34,470	$5,981
Loan		35	Northside Shopping Center	El Famoso Vaquero	5/31/2018	4,925	4.7%	$0	$1,754	$63,149	$200,000	$0	$200,000	$15,494	$4,149
Loan		36	Trolley Industrial	N/A	N/A	N/A	N/A	$4,064	$4,064	$243,840	$258,127	$8,127	$350,000	$16,207	$8,104
Loan		37	Dollar Self Storage Baseline	N/A	N/A	N/A	N/A	$568	$568	$13,632	$0	$0	$0	$6,404	$6,404
Loan		38	US Storage Corona	N/A	N/A	N/A	N/A	$0	$755	$0	$0	$0	$0	$0	$5,291
Loan		39	All Storage Kelly Old Mill	N/A	N/A	N/A	N/A	$0	$1,028	$37,022	$0	$0	$0	$33,502	$6,700
Loan		40	71 Fuller Road	International Mediterranean Market	2/29/2024	20,350	7.8%	$2,764	$2,764	$100,000	$75,000	$8,583	$200,000	$37,573	$15,427
Loan		41	US Storage Murfreesboro	N/A	N/A	N/A	N/A	$0	$741	$0	$0	$0	$0	$18,797	$3,133
Loan		42	US Storage Fairview	N/A	N/A	N/A	N/A	$0	$1,338	$0	$0	$0	$0	$19,653	$6,551
Loan		43	Butler Crossing Plaza	Sport Clips	12/31/2021	1,400	8.3%	$0	$280	$0	$0	$1,051	$0	$27,395	$4,981
Loan		44	StaxUp Self Storage - Enterprise	N/A	N/A	N/A	N/A	$533	$533	$0	$0	$0	$0	$20,307	$2,901

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date
Loan	4	1	Hyatt Regency Austin	$0	$0	$0	$0	$0	N/A	2/22/2017	1/30/2017	N/A
Loan	5, 6, 7	2	SSTII Mindful Portfolio	$0	$0	$25,000	$0	$0	N/A
Property		2.01	SSTII Mindful - Delray Beach							3/28/2017	5/17/2016	N/A
Property		2.02	SSTII Mindful - Jupiter							3/28/2017	5/17/2016	N/A
Property		2.03	SSTII Mindful - Lake Worth							4/11/2017	5/17/2016	N/A
Property		2.04	SSTII Mindful - Royal Palm Beach							3/28/2017	5/17/2016	N/A
Property		2.05	SSTII Mindful - Pompano Beach							3/28/2017	5/17/2016	N/A
Loan	4	3	Pentagon Center	$0	$0	$0	$16,959,724	$0	Unfunded Obligations Account ($16,959,724); Government Tenant 2023 Leasing Reserve (Springing); Government Tenant 2025 Leasing Reserve (Springing)	1/18/2017	12/29/2016	N/A
Loan		4	Pearlridge Uptown II	$0	$0	$0	$1,368,244	$0	Landlord Obligations Reserve ($1,224,922); Ground Rent Reserve ($143,322)	3/6/2017	1/27/2017	N/A
Loan	4, 8, 9, 10	5	Key Center Cleveland	$55,406	$27,703	$64,625	$11,819,140	$5,000	Marriott PIP Reserve ($4,652,415); Marriott FF&E Reserve ($1,991,429); New Lease Reserve ($5,175,296); Ground Rent Reserve ($5,000 Monthly)	1/20/2017	8/11/2016	N/A
Loan	11, 12	6	Chicago Business Center	$0	$0	$113,750	$0	$0	N/A	2/8/2017	12/27/2016	N/A
Loan	11, 12	7	Chicago Marketplace	$0	$0	$0	$0	$0	N/A	2/8/2017	12/28/2016	N/A
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio	$0	$0	$0	$6,933,668	$0	Earnout Reserve ($5,000,000); Existing TI/LC Reserve ($816,325); Free Rent Reserve ($806,797); Vacant Tenant Rent Reserve ($310,546)
Property		8.01	1020 19th Street							1/12/2017	12/28/2016	N/A
Property		8.02	1900 L Street							1/10/2017	12/29/2016	N/A
Property		8.03	1920 L Street							12/27/2016	12/30/2016	N/A
Loan	6	9	Calumet Business Center	$0	$0	$3,500,000	$0	$0	N/A	1/27/2017	11/10/2016	N/A
Loan		10	141 Fifth Avenue	$0	$0	$0	$0	$0	N/A	3/24/2017	3/6/2017	N/A
Loan	12	11	Centre at Westbank	$22,521	$11,260	$0	$0	$0	N/A	2/9/2017	2/16/2017	N/A
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio	$0	$0	$101,494	$43,788	$0	Ground Rent Funds ($30,000); Condominium Common Charge Funds ($8,988); Use Agreement Reserve Funds ($4,800)
Property		12.01	Ralph’s Food Warehouse - Fajardo							1/30/2017	8/15/2016	N/A
Property		12.02	Instituto de Banca y Comercio							1/30/2017	8/15/2016	N/A
Property		12.03	Ralph’s Food Warehouse - Yabucoa							1/25/2017	8/15/2016	N/A
Property		12.04	Ralph’s Food Warehouse - Caguas							1/27/2017	8/15/2016	N/A
Property		12.05	Ralph’s Food Warehouse - Humacao							1/29/2017	8/15/2016	N/A
Property		12.06	Ralph’s Food Warehouse - Gurabo							1/29/2017	8/15/2016	N/A
Property		12.07	Ralph’s Food Warehouse - Naguabo							1/30/2017	8/15/2016	N/A
Property		12.08	Ralph’s Food Warehouse - San Lorenzo							1/29/2017	8/15/2016	N/A
Property		12.09	Ralph’s Food Warehouse - Cayey							1/29/2017	8/15/2016	N/A
Property		12.10	Ralph’s Food Warehouse - Las Piedras							1/29/2017	8/15/2016	N/A
Property		12.11	Supermercado del Este							1/29/2017	8/15/2016	N/A
Loan	4	13	Gateway Crossing	$20,920	$5,230	$0	$0	$0	N/A	2/8/2017	1/16/2017	N/A
Loan		14	935 First Avenue	$0	$0	$62,813	$0	$0	N/A	12/1/2016	11/11/2016	N/A
Loan	5	15	Cornerstone Medical Office Portfolio	$0	$0	$0	$0	$0	N/A
Property		15.01	Baptist Health							3/28/2017	12/28/2016	N/A
Property		15.02	Lone Tree Medical Center							4/3/2017	3/10/2017	N/A
Property		15.03	Indiana University Health							4/5/2017	3/10/2017	N/A
Loan		16	US Storage - Hawthorne	$11,546	$1,283	$0	$0	$0	N/A	3/15/2017	3/14/2017	N/A
Loan	6	17	Warner Robins Place	$0	$0	$5,000	$419,130	$0	Bealls Outstanding TI/LC Funds ($216,072); Rack Room Shoes Outstanding TI/LC Funds ($171,558); Northside Outstanding TI Funds ($31,500)	4/5/2017	2/20/2017	N/A
Loan		18	Shoppes at New Tampa	$0	$0	$0	$0	$0	N/A	3/9/2017	1/27/2017	N/A
Loan	5, 6	19	MVP Midwest Portfolio	$0	$0	$3,189,706	$0	$0	Garage Re-Sealing Reserve (Springing)
Property		19.01	Saint Paul Holiday Inn							3/29/2017	5/18/2016	N/A
Property		19.02	Cleveland IMG Garage							4/3/2017	7/8/2016	N/A
Property		19.03	Milwaukee Arena							3/29/2017	3/17/2017	N/A
Property		19.04	St. Louis Washington							3/24/2017	7/1/2016	N/A
Property		19.05	Denver Sherman 1935							3/31/2017	3/15/2017	N/A
Property		19.06	Denver Sherman 1963							3/31/2017	3/16/2017	N/A
Loan	12	20	Canyon Creek Shopping Center	$0	$0	$0	$32,700	$0	Freebird Reserve	3/14/2017	3/30/2017	N/A
Loan		21	Thunderbird Beltway	$0	$0	$144,375	$0	$0	N/A	3/17/2017	2/28/2017	N/A
Loan		22	Home2Suites Nashville Airport	$0	$0	$0	$75,000	$0	Current PIP Renovations Reserve ($75,000); Required Future PIP Renovations Reserve (Springing)	9/28/2016	9/13/2016	N/A
Loan		23	Quality Inn Denver CO	$14,642	$7,321	$110,938	$430,000	$0	PIP Reserve	3/13/2017	12/28/2016	N/A
Loan		24	Midway Office Park	$31,931	$2,661	$24,175	$589,751	$0	Free Rent Reserve ($64,053); Holdback Reserve ($11,848); Landlord Obligation Reserve ($163,850); Cutting Corners Reserve ($350,000)	3/1/2017	12/30/2016	N/A
Loan		25	Edgemar Center	$13,263	$1,474	$0	$0	$0	N/A	3/17/2017	3/1/2017	N/A
Loan		26	Dollar Self Storage Santa Fe Springs	$4,237	$385	$0	$0	$0	N/A	2/17/2017	2/7/2017	N/A
Loan	16	27	Lemon Grove Plaza	$3,735	$1,867	$0	$0	$0	N/A	2/28/2017	11/30/2016	N/A
Loan	5	28	CVS Euclid & Austin	$0	$0	$0	$0	$0	N/A
Property		28.01	CVS Euclid							11/10/2016	2/16/2017	N/A
Property		28.02	CVS Austin							2/1/2017	2/14/2017	N/A
Loan	4, 5, 6	29	Tops Portfolio	$12,457	$4,152	$92,500	$14,217	$0	Rent Concession Reserve ($9,062); Fashion King Reserve ($5,154.75)
Property		29.01	Tops Plaza - Niagara Falls							1/17/2017	12/21/2016	N/A
Property		29.02	Tops Plaza - Alden							2/2/2017	12/20/2016	N/A
Property		29.03	Tops Plaza - Medina							2/2/2017	12/20/2016	N/A
Loan		30	Dollar Self Storage Peoria	$4,936	$449	$0	$0	$0	N/A	2/17/2017	2/21/2017	N/A
Loan		31	Dollar Self Storage Corona	$4,333	$394	$0	$0	$0	N/A	2/17/2017	2/6/2017	N/A
Loan		32	All Storage Trinity Precinct	$0	$0	$0	$0	$0	N/A	3/31/2017	3/21/2017	N/A
Loan		33	Holiday Inn Express Quakertown	$17,491	$1,458	$0	$0	$0	PIP Reserve (Springing)	3/17/2017	2/24/2017	N/A
Loan		34	Secure Self Storage Bloomington	$7,397	$678	$0	$0	$0	N/A	12/30/2016	12/6/2016	N/A
Loan		35	Northside Shopping Center	$0	$0	$0	$1,107,107	$0	El Rancho Reserve ($1,000,000); Senor Cash Checking TI Reserve ($76,500); Senor Cash Checking Free Rent Reserve ($30,607)	4/11/2017	3/23/2017	N/A
Loan		36	Trolley Industrial	$9,915	$1,652	$51,000	$250,000	$0	Environmental Reserve	9/26/2016	8/15/2016	N/A
Loan		37	Dollar Self Storage Baseline	$520	$520	$0	$0	$0	N/A	2/23/2017	2/8/2017	N/A
Loan		38	US Storage Corona	$0	$0	$3,125	$0	$0	N/A	4/12/2017	3/1/2017	N/A
Loan		39	All Storage Kelly Old Mill	$0	$0	$0	$0	$0	N/A	3/24/2017	3/21/2017	N/A
Loan		40	71 Fuller Road	$4,692	$4,692	$0	$0	$0	N/A	1/12/2017	11/3/2016	N/A
Loan		41	US Storage Murfreesboro	$0	$0	$15,563	$0	$0	N/A	4/12/2017	3/1/2017	N/A
Loan		42	US Storage Fairview	$0	$0	$67,813	$31,250	$0	Environmental Reserve	3/14/2017	3/3/2017	N/A
Loan		43	Butler Crossing Plaza	$0	$0	$0	$136,762	$0	Outstanding Tenant Improvement and Leasing Commissions	2/14/2017	2/3/2017	N/A
Loan		44	StaxUp Self Storage - Enterprise	$1,534	$384	$0	$0	$0	N/A	8/26/2016	8/17/2016	N/A

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	4	1	Hyatt Regency Austin	1/27/2017	N/A	No	N/A	$43,000,000		58.9%	2.40x	15.2%	$21,000,000	70.9%	1.69x	12.6%
Loan	5, 6, 7	2	SSTII Mindful Portfolio
Property		2.01	SSTII Mindful - Delray Beach	3/14/2017	N/A	No	N/A
Property		2.02	SSTII Mindful - Jupiter	3/14/2017	N/A	No	N/A
Property		2.03	SSTII Mindful - Lake Worth	3/14/2017	N/A	No	N/A
Property		2.04	SSTII Mindful - Royal Palm Beach	3/14/2017	N/A	No	N/A
Property		2.05	SSTII Mindful - Pompano Beach	3/14/2017	N/A	No	N/A
Loan	4	3	Pentagon Center	12/29/2016	N/A	No	N/A	$160,000,000		55.3%	2.75x	12.1%
Loan		4	Pearlridge Uptown II	2/17/2017	N/A	No	N/A
Loan	4, 8, 9, 10	5	Key Center Cleveland	8/3/2016	N/A	No	N/A	$180,000,000		60.8%	1.59x	12.3%	$42,500,000	72.5%	1.17x	10.3%
Loan	11, 12	6	Chicago Business Center	12/27/2016	N/A	No	N/A
Loan	11, 12	7	Chicago Marketplace	12/27/2016	N/A	No	N/A
Loan	4, 5, 6, 13, 14	8	D.C. Office Portfolio					$70,000,000		53.5%	1.71x	9.3%	$25,000,000	66.9%	1.28x	7.4%
Property		8.01	1020 19th Street	12/28/2016	N/A	No	N/A
Property		8.02	1900 L Street	12/28/2016	N/A	No	N/A
Property		8.03	1920 L Street	12/28/2016	N/A	No	N/A
Loan	6	9	Calumet Business Center	11/10/2016	N/A	No	N/A
Loan		10	141 Fifth Avenue	3/6/2017	N/A	No	N/A
Loan	12	11	Centre at Westbank	2/16/2017	N/A	No	N/A
Loan	4, 5, 6, 15	12	Ralph’s Food Warehouse Portfolio					$24,837,908		53.2%	1.69x	15.3%
Property		12.01	Ralph’s Food Warehouse - Fajardo	8/15/2016	8/26/2016	Yes - 3	11.0%
Property		12.02	Instituto de Banca y Comercio	8/15/2016	8/26/2016	Yes - 3	14.0%
Property		12.03	Ralph’s Food Warehouse - Yabucoa	8/15/2016	8/26/2016	Yes - 3	11.0%
Property		12.04	Ralph’s Food Warehouse - Caguas	8/15/2016	8/26/2016	Yes - 3	16.0%
Property		12.05	Ralph’s Food Warehouse - Humacao	8/15/2016	8/26/2016	Yes - 3	12.0%
Property		12.06	Ralph’s Food Warehouse - Gurabo	8/15/2016	8/26/2016	Yes - 3	11.0%
Property		12.07	Ralph’s Food Warehouse - Naguabo	8/15/2016	8/26/2016	Yes - 3	12.0%
Property		12.08	Ralph’s Food Warehouse - San Lorenzo	8/15/2016	8/26/2016	Yes - 3	12.0%
Property		12.09	Ralph’s Food Warehouse - Cayey	1/24/2017	8/26/2016	Yes - 3	18.0%
Property		12.10	Ralph’s Food Warehouse - Las Piedras	1/24/2017	8/26/2016	Yes - 3	18.0%
Property		12.11	Supermercado del Este	8/15/2016	8/26/2016	Yes - 3	11.0%
Loan	4	13	Gateway Crossing	1/16/2017	N/A	No	N/A	$24,672,222		73.2%	1.26x	9.0%
Loan		14	935 First Avenue	11/10/2016	N/A	No	N/A
Loan	5	15	Cornerstone Medical Office Portfolio
Property		15.01	Baptist Health	1/3/2017	N/A	No	N/A
Property		15.02	Lone Tree Medical Center	3/9/2017	N/A	No	N/A
Property		15.03	Indiana University Health	3/9/2017	N/A	No	N/A
Loan		16	US Storage - Hawthorne	3/20/2017	3/8/2017	Yes - 4	10.0%
Loan	6	17	Warner Robins Place	2/21/2017	N/A	No	N/A
Loan		18	Shoppes at New Tampa	1/31/2017	N/A	No	N/A
Loan	5, 6	19	MVP Midwest Portfolio
Property		19.01	Saint Paul Holiday Inn	3/17/2017	N/A	No	N/A
Property		19.02	Cleveland IMG Garage	3/17/2017	N/A	No	N/A
Property		19.03	Milwaukee Arena	3/17/2017	N/A	No	N/A
Property		19.04	St. Louis Washington	3/17/2017	N/A	No	N/A
Property		19.05	Denver Sherman 1935	3/17/2017	N/A	No	N/A
Property		19.06	Denver Sherman 1963	3/17/2017	N/A	No	N/A
Loan	12	20	Canyon Creek Shopping Center	3/3/2017	N/A	No	N/A
Loan		21	Thunderbird Beltway	2/28/2017	N/A	No	N/A
Loan		22	Home2Suites Nashville Airport	9/13/2016	N/A	No	N/A
Loan		23	Quality Inn Denver CO	12/28/2016	N/A	No	N/A
Loan		24	Midway Office Park	12/30/2016	N/A	No	N/A
Loan		25	Edgemar Center	3/1/2017	3/1/2017	Yes - 4	12.0%
Loan		26	Dollar Self Storage Santa Fe Springs	2/7/2017	2/7/2017	Yes - 4	11.0%
Loan	16	27	Lemon Grove Plaza	11/29/2016	2/17/2017	Yes - 4	8.0%						$2,875,000	62.0%	1.10x	9.0%
Loan	5	28	CVS Euclid & Austin
Property		28.01	CVS Euclid	2/16/2017	N/A	No	N/A
Property		28.02	CVS Austin	2/13/2017	N/A	No	N/A
Loan	4, 5, 6	29	Tops Portfolio					$11,972,492		71.8%	1.42x	10.3%
Property		29.01	Tops Plaza - Niagara Falls	12/20/2016	N/A	No	N/A
Property		29.02	Tops Plaza - Alden	12/20/2016	N/A	No	N/A
Property		29.03	Tops Plaza - Medina	12/20/2016	N/A	No	N/A
Loan		30	Dollar Self Storage Peoria	2/21/2017	N/A	No	N/A
Loan		31	Dollar Self Storage Corona	2/6/2017	2/6/2017	Yes - 4	10.0%
Loan		32	All Storage Trinity Precinct	3/21/2017	N/A	No	N/A
Loan		33	Holiday Inn Express Quakertown	2/24/2017	N/A	No	N/A
Loan		34	Secure Self Storage Bloomington	12/7/2016	12/6/2016	Yes - 4	5.0%
Loan		35	Northside Shopping Center	3/22/2017	N/A	No	N/A
Loan		36	Trolley Industrial	8/12/2016	N/A	No	N/A
Loan		37	Dollar Self Storage Baseline	2/8/2017	N/A	No	N/A
Loan		38	US Storage Corona	3/2/2017	2/28/2017	Yes - 4	12.00% for Building 1 & 4, 16.00% for Building 2 & 3.
Loan		39	All Storage Kelly Old Mill	3/21/2017	N/A	No	N/A
Loan		40	71 Fuller Road	11/3/2016	N/A	No	N/A
Loan		41	US Storage Murfreesboro	3/1/2017	N/A	No	N/A
Loan		42	US Storage Fairview	3/2/2017	N/A	No	N/A
Loan		43	Butler Crossing Plaza	2/6/2017	N/A	No	N/A
Loan		44	StaxUp Self Storage - Enterprise	8/17/2016	8/17/2016	Yes - 4	17.0%

A-1-12

MSBAM 2017-C33
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; KeyBank—KeyBank National Association

(2)	The Administrative Cost Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 16 largest mortgage loans.

(4)	Each of the Hyatt Regency Austin Mortgage Loan (Mortgage Loan No. 1), the Pentagon Center Mortgage Loan (Mortgage Loan No. 3), the Key Center Cleveland Mortgage Loan (Mortgage Loan No. 5), the D.C. Office Portfolio Mortgage Loan (Mortgage Loan No. 8), the Ralph’s Food Warehouse Portfolio Mortgage Loan (Mortgage Loan No. 12), the Gateway Crossing Mortgage Loan (Mortgage Loan No. 13) and the Tops Portfolio Mortgage Loan (Mortgage Loan No. 29) is part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, as applicable, in this prospectus.

(5)	With respect to Mortgage Loan No. 2, SSTII Mindful Portfolio, Mortgage Loan No. 8, D.C. Office Portfolio, Mortgage Loan No. 12, Ralph’s Food Warehouse Portfolio, Mortgage Loan No. 15, Cornerstone Medical Office Portfolio, Mortgage Loan No. 19, MVP Midwest Portfolio, Mortgage Loan No. 28, CVS Euclid & Austin and Mortgage Loan No. 29, Tops Portfolio, each such mortgage loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(6)	With respect to Mortgage Loan No. 2, SSTII Mindful Portfolio, Mortgage Loan No. 8, D.C. Office Portfolio, Mortgage Loan No. 9, Calumet Business Center, Mortgage Loan No. 12, Ralph’s Food Warehouse Portfolio, Mortgage Loan No. 17, Warner Robins Place, Mortgage Loan No. 19 MVP Midwest Portfolio and Mortgage Loan No. 29, Tops Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(7)	With respect to Mortgage Loan No. 2, SSTII Mindful Portfolio, the appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $90,800,000 resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.3% and 52.6%, respectively. Partial collateral releases are permitted within the terms of the SSTII Mindful Portfolio Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Limitations of Appraisals”, “Description of the

A-1-13

Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(8)	With respect to Mortgage Loan No. 5, Key Center Cleveland, Size represents only the office portion of the mortgaged property. Collateral for the mortgage loan also includes a 400-room hotel and 985 space parking garage.

(9)	With respect to Mortgage Loan No. 5, Key Center Cleveland, the Appraised Value represents the “prospective value upon completion” and assumes the completion of all budgeted capital expenditures and performance improvement plan work at the Key Center Cleveland Property as of December 1, 2017. At loan origination, $18,271,556 and $4,652,415 was reserved by the lender for capital expenditures and property improvement plan work, respectively. Based on the “as-is” appraised value of $304,100,000 as of December 1, 2016, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 72.3% and 59.2%, respectively. In addition, $1,991,429 is held in a furniture, fixtures and equipment reserve account held by Marriott Hotel Services, Inc. as the hotel manager for planned capital improvements for the hotel portion of the mortgaged property.

(10)	With respect to Mortgage Loan No. 5, Key Center Cleveland, the 3rd Largest Tenant (147,795 SF), representing 10.8% of NRA, has executed a lease but has yet to take occupancy at the mortgaged property or commence paying rent. The tenant is expected to commence paying rent in April 2018. The borrower provided a letter of credit with respect to all free rent through March 2018 and all planned leasing costs associated with the tenant’s lease were reserved at loan origination.

(11)	With respect to Mortgage Loan Nos. 6 and 7, Chicago Business Center and Chicago Marketplace, the loans are cross-collateralized and cross-defaulted. For the purpose of the statistical information set forth in the Preliminary Prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis.

(12)	With respect to Mortgage Loan No. 6, Chicago Business Center, Mortgage Loan No. 7, Chicago Marketplace, Mortgage Loan No. 11, Centre at Westbank and Mortgage Loan No. 20, Canyon Creek Shopping Center, the related mortgage loan documents permit future subordinate secured financing or mezzanine financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

(13)	With respect to Mortgage Loan No. 8, D.C. Office Portfolio, all LTVs and Debt Yields are calculated net of the $5,000,000 earnout reserve. The earnout reserve can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum debt yield of 6.73%, based on a total debt amount equal to $130,000,000; and (ii) no event of default has occurred or is continuing. If the earnout reserve has not been released within the later of the second year following securitization of the last note to be securitized and the first 30 months of the loan closing, the lender is required to apply the unreleased proceeds to pay down the D.C. Office Portfolio Whole Loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield and UW NCF Debt Yield assuming the whole loan of $105,000,000 are 56.2%, 56.2%, 8.8% and 8.2%, respectively.

(14)	With respect to Mortgage Loan No. 8, D.C. Office Portfolio, Occupancy Rate includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017. The lender has reserved six months’ rent associated with three of the four tenants. The Occupancy Rate excluding the four tenants is 85.9%.

A-1-14

(15)	With respect to Mortgage Loan No. 12, Ralph’s Food Warehouse Portfolio, the Largest Tenant Lease Expiration reflects the expiration of the master lease with Ralph’s Food Warehouse Inc. (in one case operating as Supermercado del Este) (“Ralph’s”), a supermarket chain owned by an affiliate of the borrower. Ralph’s is signed to a 20-year master lease expiring in 2037 with no termination options.

(16)	With respect to Mortgage Loan No. 27, Lemon Grove Plaza, the Total Debt UW NCF DSCR is based on an interest rate of 7.0000% for the first two months after the Cut-off Date and 13.0000% thereafter for the rate of the mezzanine debt related to the Lemon Grove Plaza Mortgage Loan.

A.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value, as of the Prepayment Date (hereinafter defined), of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date including any balloon payment determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. The “Prepayment Date” shall mean the date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note.

A-1-15

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	14	$274,578,892	39.1%	4.7957%	105	2.08x	12.5%	61.4%	54.7%
Bank of America, National Association	14	$224,215,899	31.9%	4.7415%	110	1.78x	11.6%	62.3%	55.6%
KeyBank National Association	16	$203,779,191	29.0%	4.8412%	117	1.56x	10.7%	57.5%	49.4%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,843,274 - 5,000,000	4	$14,664,173	2.1%	4.5090%	118	1.71x	10.6%	60.4%	52.5%
5,000,001 - 10,000,000	13	$83,234,557	11.8%	4.7625%	111	1.70x	11.3%	60.5%	51.4%
10,000,001 - 15,000,000	16	$203,896,226	29.0%	4.7894%	115	1.66x	11.3%	60.8%	51.3%
15,000,001 - 20,000,000	1	$16,889,777	2.4%	6.2900%	117	1.69x	15.3%	53.2%	35.7%
20,000,001 - 35,000,000	5	$138,689,248	19.7%	4.6660%	118	1.70x	10.5%	66.1%	59.6%
35,000,001 - 50,000,000	3	$133,200,000	19.0%	4.5388%	111	2.26x	12.8%	58.5%	53.0%
50,000,001 - 60,000,000	2	$112,000,000	15.9%	5.0846%	87	1.94x	12.3%	56.7%	54.7%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: $2,843,274
Maximum: $60,000,000
Average: $15,967,590

A-2-1

Annex A-2
Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Texas	7	$105,617,031	15.0%	5.028%	77	2.10x	13.5%	59.9%	55.5%
Illinois	3	$72,279,248	10.3%	4.589%	118	1.80x	12.4%	73.2%	60.8%
California	8	$67,769,327	9.6%	4.671%	118	1.90x	11.0%	52.6%	46.5%
Florida	6	$65,100,000	9.3%	4.696%	120	1.46x	9.3%	56.0%	51.0%
Virginia	1	$50,000,000	7.1%	4.326%	118	2.75x	12.1%	55.3%	55.3%
Ohio	3	$49,038,501	7.0%	5.276%	114	1.54x	11.7%	60.9%	50.7%
Hawaii	1	$43,200,000	6.1%	4.071%	96	2.30x	14.1%	60.0%	53.3%
Arizona	4	$40,187,115	5.7%	4.846%	119	1.36x	9.3%	66.0%	54.4%
New York	5	$37,985,547	5.4%	4.664%	111	1.65x	9.7%	62.5%	59.3%
District of Columbia	3	$35,000,000	5.0%	4.758%	118	1.71x	9.3%	53.5%	53.5%
Pennsylvania	3	$24,551,899	3.5%	5.019%	117	1.52x	11.0%	61.5%	52.1%
Louisiana	1	$20,900,000	3.0%	5.000%	119	1.55x	10.8%	69.7%	61.8%
Colorado	4	$17,544,199	2.5%	5.286%	119	1.77x	14.3%	59.5%	47.5%
Puerto Rico	11	$16,889,777	2.4%	6.290%	117	1.69x	15.3%	53.2%	35.7%
Tennessee	2	$16,276,152	2.3%	4.513%	115	2.05x	14.5%	60.1%	47.4%
Georgia	1	$13,432,000	1.9%	4.700%	120	1.51x	10.3%	73.8%	63.5%
Kentucky	1	$6,930,000	1.0%	5.110%	120	1.41x	10.1%	64.5%	56.1%
Michigan	1	$5,923,912	0.8%	4.430%	113	1.55x	13.4%	64.7%	48.2%
Minnesota	1	$4,131,784	0.6%	4.900%	120	1.36x	9.7%	47.6%	38.5%
New Jersey	1	$3,600,000	0.5%	4.411%	119	1.69x	10.4%	57.9%	53.0%
Indiana	1	$2,695,000	0.4%	5.110%	120	1.41x	10.1%	64.5%	56.1%
Wisconsin	1	$2,142,054	0.3%	4.900%	120	1.36x	9.7%	47.6%	38.5%
Missouri	1	$1,380,435	0.2%	4.900%	120	1.36x	9.7%	47.6%	38.5%
Total:	70	$702,573,982	100.0%	4.792%	110	1.83x	11.7%	60.5%	53.4%

A-2-2

Annex A-2
Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Retail
Anchored	16	$140,441,652	20.0%	4.725%	112	1.79x	12.0%	62.9%	53.6%
Single-Tenant	1	$25,000,000	3.6%	4.590%	120	1.54x	7.3%	64.1%	64.1%
Shadow Anchored	2	$16,952,899	2.4%	4.798%	120	1.49x	10.2%	72.7%	62.2%
Free-Standing	7	$13,626,719	1.9%	5.667%	96	1.41x	10.9%	65.4%	56.5%
Unanchored	1	$12,677,031	1.8%	4.499%	119	1.48x	10.7%	60.4%	44.5%
Subtotal:	27	$208,698,301	29.7%	4.763%	113	1.69x	11.2%	63.9%	55.2%
Self Storage
Self Storage	16	$124,893,580	17.8%	4.669%	119	1.60x	9.9%	55.0%	48.4%
Subtotal:	16	$124,893,580	17.8%	4.669%	119	1.60x	9.9%	55.0%	48.4%
Office
Suburban	2	$64,800,000	9.2%	4.503%	118	2.45x	11.7%	55.8%	54.1%
CBD	3	$35,000,000	5.0%	4.758%	118	1.71x	9.3%	53.5%	53.5%
Medical	3	$14,740,000	2.1%	5.110%	120	1.41x	10.1%	64.5%	56.1%
Subtotal:	8	$114,540,000	16.3%	4.659%	118	2.09x	10.8%	56.2%	54.2%
Hospitality
Full Service	2	$71,381,973	10.2%	5.451%	68	2.33x	15.4%	58.8%	56.6%
Extended Stay	1	$11,576,152	1.6%	4.650%	114	2.08x	15.6%	64.0%	47.9%
Limited Service	1	$6,231,000	0.9%	4.740%	120	1.81x	12.9%	67.0%	54.7%
Subtotal:	4	$89,189,125	12.7%	5.298%	77	2.26x	15.3%	60.1%	55.3%
Industrial
Warehouse	1	$34,914,248	5.0%	4.305%	117	1.89x	12.8%	73.5%	59.4%
Flex	1	$22,875,000	3.3%	4.854%	118	1.71x	12.1%	73.0%	62.1%
Distribution Warehouse/Cold Storage	1	$14,490,000	2.1%	4.854%	118	1.71x	12.1%	73.0%	62.1%
Distribution Warehouse	1	$5,923,912	0.8%	4.430%	113	1.55x	13.4%	64.7%	48.2%
Subtotal:	4	$78,203,160	11.1%	4.577%	117	1.78x	12.5%	72.6%	59.8%
Mixed Use
Office/Hospitality/Parking	1	$40,000,000	5.7%	5.310%	117	1.59x	12.3%	60.8%	49.7%
Office/Retail/Flex	1	$11,280,000	1.6%	4.698%	59	1.67x	12.2%	62.3%	59.0%
Retail/Office	1	$11,000,000	1.6%	4.103%	119	2.57x	11.6%	44.0%	44.0%
Self Storage/Retail	1	$6,600,000	0.9%	4.150%	120	1.93x	11.5%	61.4%	49.2%
Industrial/Retail	1	$5,469,815	0.8%	4.610%	57	2.48x	19.7%	42.1%	37.5%
Subtotal:	5	$74,349,815	10.6%	4.884%	104	1.84x	12.7%	57.2%	49.3%
Other
Parking Garage	2	$8,130,285	1.2%	4.900%	120	1.36x	9.7%	47.6%	38.5%
Parking	4	$4,569,715	0.7%	4.900%	120	1.36x	9.7%	47.6%	38.5%
Subtotal:	6	$12,700,000	1.8%	4.900%	120	1.36x	9.7%	47.6%	38.5%

Total:	70	$702,573,982	100.0%	4.792%	110	1.83x	11.7%	60.5%	53.4%

 A-2-3

Annex A-2
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.9700 - 4.0000	1	$13,979,720	2.0%	3.9700%	119	2.25x	13.0%	45.7%	36.4%
4.0001 - 4.5000	12	$186,958,465	26.6%	4.2432%	113	2.22x	12.5%	60.3%	53.0%
4.5001 - 5.0000	18	$290,372,561	41.3%	4.7471%	115	1.60x	10.4%	62.4%	55.7%
5.0001 - 6.2900	13	$211,263,235	30.1%	5.3924%	99	1.78x	12.6%	59.2%	51.9%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 3.970%
Maximum: 6.2900%
Weighted Average: 4.7916%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	3	$76,749,815	10.9%	5.2883%	58	2.30x	15.1%	58.2%	57.4%
84	1	$8,600,000	1.2%	5.3030%	83	1.25x	8.3%	72.6%	68.6%
97	1	$43,200,000	6.1%	4.0710%	96	2.30x	14.1%	60.0%	53.3%
120	38	$524,024,166	74.6%	4.8143%	118	1.65x	11.0%	61.2%	52.4%
121	1	$50,000,000	7.1%	4.3260%	118	2.75x	12.1%	55.3%	55.3%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 112 mos.

 A-2-4

Annex A-2
Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
57 - 84	4	$85,349,815	12.1%	5.2898%	61	2.19x	14.4%	59.7%	58.5%
96 - 97	1	$43,200,000	6.1%	4.0710%	96	2.30x	14.1%	60.0%	53.3%
100 - 120	39	$574,024,166	81.7%	4.7718%	118	1.74x	11.1%	60.7%	52.7%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 57 mos.
Maximum: 120 mos.
Weighted Average: 110 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$187,000,000	26.6%	4.8094%	99	2.26x	11.9%	56.6%	56.6%
240	1	$16,889,777	2.4%	6.2900%	117	1.69x	15.3%	53.2%	35.7%
300	7	$99,728,884	14.2%	4.9977%	114	1.69x	13.1%	58.4%	46.1%
312	1	$14,952,862	2.1%	4.7300%	118	1.26x	9.0%	73.2%	55.9%
360	29	$384,002,459	54.7%	4.6659%	114	1.69x	11.2%	62.8%	54.5%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 343 mos.

A-2-5

Annex A-2
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$187,000,000	26.6%	4.8094%	99	2.26x	11.9%	56.6%	56.6%
237 - 300	8	$116,618,661	16.6%	5.1849%	114	1.69x	13.4%	57.6%	44.6%
301 - 360	30	$398,955,321	56.8%	4.6683%	114	1.67x	11.1%	63.2%	54.5%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 237 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.25 - 1.30	2	$23,552,862	3.4%	4.9392%	105	1.26x	8.7%	73.0%	60.5%
1.31 - 1.40	5	$43,470,585	6.2%	5.1368%	119	1.35x	9.3%	55.1%	45.6%
1.41 - 1.50	7	$117,603,662	16.7%	4.7766%	119	1.43x	9.7%	59.7%	52.1%
1.51 - 1.60	5	$105,255,912	15.0%	4.9501%	118	1.56x	10.6%	65.2%	57.2%
1.61 - 1.80	10	$136,138,051	19.4%	4.9958%	113	1.69x	11.5%	60.7%	53.7%
1.81 - 2.00	6	$69,327,221	9.9%	4.4881%	118	1.91x	13.1%	66.8%	53.9%
2.01 - 2.25	3	$31,555,873	4.5%	4.2347%	117	2.16x	14.0%	54.1%	42.0%
2.26 - 2.50	4	$114,669,815	16.3%	4.8638%	75	2.36x	14.8%	58.3%	55.5%
2.51 - 2.75	2	$61,000,000	8.7%	4.2858%	118	2.72x	12.0%	53.3%	53.3%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 1.25x
Maximum: 2.75x
Weighted Average: 1.83x

A-2-6

Annex A-2
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
42.1 - 50.0	5	$53,709,536	7.6%	4.5399%	113	2.01x	12.3%	46.0%	40.3%
50.1 - 60.0	15	$321,956,003	45.8%	4.8221%	104	2.04x	12.2%	56.3%	52.1%
60.1 - 65.0	12	$164,283,428	23.4%	4.8723%	114	1.60x	10.9%	62.3%	53.1%
65.1 - 70.0	5	$45,845,173	6.5%	4.8279%	119	1.56x	10.7%	69.0%	60.2%
70.1 - 73.8	7	$116,779,842	16.6%	4.6955%	115	1.63x	11.3%	73.2%	61.0%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 42.1%
Maximum: 73.8%
Weighted Average: 60.5%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
35.7 - 40.0	4	$49,039,313	7.0%	5.0813%	112	1.85x	13.7%	48.4%	36.8%
40.1 - 50.0	15	$205,603,321	29.3%	4.8181%	118	1.66x	11.4%	56.7%	47.9%
50.1 - 55.0	8	$117,417,332	16.7%	4.5610%	110	1.91x	11.4%	58.1%	53.0%
55.1 - 60.0	10	$212,867,015	30.3%	4.8155%	98	2.10x	12.5%	63.0%	57.5%
60.1 - 65.0	6	$109,047,000	15.5%	4.7726%	119	1.59x	10.3%	70.0%	62.7%
65.1 - 68.6	1	$8,600,000	1.2%	5.3030%	83	1.25x	8.3%	72.6%	68.6%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 35.7%
Maximum: 68.6%
Weighted Average: 53.4%

A-2-7

Annex A-2
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Partial Interest Only	18	$318,827,000	45.4%	4.7914%	113	1.64x	11.1%	61.8%	54.3%
Amortizing Balloon	20	$196,746,982	28.0%	4.7751%	116	1.74x	12.3%	62.2%	49.0%
Interest Only	6	$187,000,000	26.6%	4.8094%	99	2.26x	11.9%	56.6%	56.6%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
7.3 - 8.0	1	$25,000,000	3.6%	4.5900%	120	1.54x	7.3%	64.1%	64.1%
8.1 - 9.0	5	$93,439,195	13.3%	4.8358%	116	1.36x	8.9%	60.2%	52.7%
9.1 - 9.5	3	$47,884,253	6.8%	4.8841%	118	1.62x	9.3%	53.8%	51.3%
9.6 - 10.0	3	$28,570,899	4.1%	4.7998%	120	1.41x	9.7%	59.5%	50.9%
10.1 - 11.0	10	$109,108,037	15.5%	4.8567%	119	1.52x	10.5%	65.1%	55.8%
11.1 - 12.0	6	$44,360,000	6.3%	4.5019%	119	2.07x	11.5%	52.0%	47.3%
12.1 - 14.0	10	$205,693,881	29.3%	4.6134%	114	2.01x	12.4%	63.0%	54.5%
14.1 - 16.0	4	$131,665,929	18.7%	5.0401%	83	2.25x	14.9%	59.0%	53.1%
16.1 - 19.7	2	$16,851,788	2.4%	5.1436%	99	2.14x	17.6%	53.1%	42.2%
Total:	44	$702,573,982	100.0%	4.7916%	110	1.83x	11.7%	60.5%	53.4%

Minimum: 7.3%
Maximum: 19.7%
Weighted Average: 11.7%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

MSBAM 2017-C33	Hyatt Regency Austin

Mortgage Loan No. 1 – Hyatt Regency Austin

A-3-2

MSBAM 2017-C33	Hyatt Regency Austin

Mortgage Loan No. 1 – Hyatt Regency Austin

Georgetown
Leander
ROUND ROCK
Cedar Park
Hutto
Brushy Creek
Anderson Mill
Jollyville
Wells Branch
Pflugerville
Lakeway
AUSTIN
Manor
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Downtown
Austin Bergstrom Airport
Garfield
Bear Creek
Shady Hollow
Onion Creek
Wyldwood
Arts District
W. 18th St
W. 16th St
W. 17th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
W. 6th St
W. 5th St
W. 4th St
W. 3rd St
W. 2nd St
W. Cesar Chavez St
Bob Bullock Texas State History Museum
Blanton Museum of Art
MLK Jr. Blvd
Lee and Joe Jamail Texas Swimming Ctr.
University of Texas
Nursing School
Frank Erwin Center
Red River St
E. 15th St
Austin Community College - Rio Grande Campus
John Reagan State Office Building
Governor's Mansion
TX State Library and Archives
University Medical Ctr. Brackenridge
Travis County Law Library
Travis County Courthouse
Texas State Capitol
TX Capitol Visitor's Center
Waterloo Park
E. 12th St
E. 11th St
E. 10th St
E. 9th St
E. 7th St
E. 6th St
E. 5th St
E. 4th St
E. 3rd St
E. 2nd St
E. Cesar Chavez St
Wooldridge Square Park
Old Bakery and Emporium
Faulk Central Library
AUSTIN
Cirrus Logic
Market District
Spring
The Bowie
The Contemporary Austin-Jones Ctr.
Paramount Theatre
Red River District
Austin Municipal Court
One America Center
The Driskill
Warehouse District
6th Street District
Town Lake Metropolitan Park
360 Condominiums
Mexic-Arte Museum
Frost Bank Tower
Brazos Hall
O. Henry Museum
2nd Street District
Ballet Austin
Austin City Limits
W Austin
AMLI on 2nd
Downtown
Brush Square
DOWNTOWN
Shoal Beach at Town Lake
Northshore Austin
Austin City Hall
Google Fiber Space
JW Marriott
The Austonian
Austin Visitor Ctr.
Topfer Theatre
The People's Gallery
Austin Convention Center
METRORAIL
Riverside Dr
Auditorium Shores
Stevie Ray Vaughan Tribute Statue
Palm Park
Four Seasons Hotel Austin
Butler Park
Dougherty Arts Center
Bat Colony
Waller Beach at Town Lake
TRAVIS COUNTY
Palmer Events Center
Long Center-Performing Arts
Barton Springs Rd
Hyatt Regency Austin
208 Barton Springs Road
Austin, TX 78704
Willow St
Spence St
Garden St
Sanchez Playground
Holly St
Haskell St
West Bouldin Creek Park
Texas State Buildings
Riverside Dr
Colorado River
Bouldin
Texas School for the Deaf
SoCo
Academy Dr
Nash Hernandez Sr. Rd
East Ave
Rainey St
Austin-Bergstrom Intl. Airport 9 miles
S. Lamar Blvd
S. 1st St
S. Congress Ave
Congress Ave
Guadalupe St
Lavaca St
Colorado St
San Antonio St
Nueces St
Rio Grande St
West Ave
San Jacinto Blvd
Trinity St
Neches St
Sabine St
Brazos St
San Marcos St
Waller St
Dawson Rd
Bouldin Ave
S. 5th St
Gibson St
Elizabeth St
Newton St
290
35

A-3-3

MSBAM 2017-C33	Hyatt Regency Austin

Mortgage Loan No. 1 – Hyatt Regency Austin

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Austin, TX 78704
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	8.5%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Tariq M. Shaikh			Year Built/Renovated:	1982/2013-2016
Mortgage Rate:	5.461165%			Size:	448 Rooms
Note Date:	3/1/2017			Cut-off Date Balance per Room(1):	$229,911
First Payment Date:	4/1/2017			Maturity Date Balance per Room(1):	$229,911
Maturity Date:	3/1/2022			Property Manager:	Hyatt Corporation
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$15,607,244
Prepayment Provisions(2):	LO (26); DEF (28); O (6)			UW NOI Debt Yield(1):	15.2%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(3):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.40x
Additional Debt Balance(3):	$43,000,000/$21,000,000			Most Recent NOI:	$15,903,671 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(5):	$12,351,679 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$13,548,276 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.1% (12/31/2016)
RE Tax:	$376,870	$188,435	N/A	2nd Most Recent Occupancy(5):	76.8% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.8% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$174,800,000 (11/17/2016)
				Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$103,000,000	83.1%	Loan Payoff:	$79,686,989	64.3%
Mezzanine:	$21,000,000	16.9%	Partnership Buyout(6):	$41,515,335	33.5%
			Closing Costs:	$1,523,319	1.2%
			Reserves:	$376,870	0.3%
			Return of Equity:	$897,488	0.7%
Total Sources:	$124,000,000	100.0%	Total Uses:	$124,000,000	100.0%

(1)	The Hyatt Regency Austin Mortgage Loan (as defined below) is part of the Hyatt Regency Austin Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $103,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Hyatt Regency Austin Whole Loan. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan (as defined below) are $276,786, $276,786, 12.6%, 1.69x, 70.9% and 70.9%, respectively.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Hyatt Regency Austin Whole Loan promissory note to be securitized and (b) March 1, 2020. The assumed lockout period of 26 payments is based on the expected trust closing date for this transaction in May 2017.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

(6)	Represents a buyout of a joint venture partner’s 75% interest in the Hyatt Regency Austin Property. The buyout price reflects a buyout valuation of $135,000,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.3% for the Hyatt Regency Austin Whole Loan and 91.9% based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan. The buyout was privately negotiated with the joint venture partner, as the joint venture agreement prohibited a sale of the Hyatt Regency Property without the consent of both partners. According to the borrower, the prior joint venture partner was requested by its regulator to sell its interest, and the price was sufficient to return the joint venture partner’s cost basis. Under the buyout agreement, if the Hyatt Regency Austin Property is sold within three years of the buyout at a price in excess of $135,000,000, the remaining owner must pay the joint venture partner 75% of the excess if sold within two years of the buyout and 50% of the excess if sold within three years of the buyout.

The Mortgage Loan. The largest mortgage loan (the “Hyatt Regency Austin Mortgage Loan”) is part of a whole loan (the “Hyatt Regency Austin Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $103,000,000. The Hyatt Regency Austin Whole Loan is secured by a first priority fee mortgage encumbering the 448-room Hyatt Regency Austin hotel located in Austin, Texas (the “Hyatt Regency Austin Property”). Promissory Note A-1, in the original principal amount of $60,000,000, represents the Hyatt Regency Austin Mortgage Loan and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-2, in the original principal amount of $43,000,000, is expected to be held by Morgan Stanley Bank, N.A., or an affiliate thereof, on the closing date of this transaction, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Note A-2 represents the serviced pari passu companion loan (the “Hyatt Regency Austin Serviced Pari Passu Companion Loan”). The Hyatt Regency Austin Whole Loan will be serviced pursuant to the pooling and

A-3-4

MSBAM 2017-C33	Hyatt Regency Austin

servicing agreement for the MSBAM 2017-C33 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Hyatt Regency Austin Whole Loan and a $21,000,000 mezzanine loan were used to refinance previous mortgage loans secured by the Hyatt Regency Austin Property, fund the buyout of the joint venture partner’s 75% interest in the Hyatt Regency Austin Property, fund reserves, pay closing costs and return equity to the loan sponsor.

The Borrower and the Sponsor. The borrower is Tantallon Austin Hotel, LLC (the “Hyatt Regency Austin Borrower”), a recycled single-purpose Delaware limited liability company, with two independent directors. The loan sponsor and non-recourse carveout guarantor is Tariq M. Shaikh.

Tariq M. Shaikh is the president of Edinburgh Management, LLC. Edinburgh Management, LLC is a privately-held hospitality investment, development, and management company that was founded in 2003 and is headquartered in Houston, Texas. Edinburgh owns and manages nearly 1,000 hotel rooms and 95,000 SF of meeting space, and its senior management team has over 35 years of hospitality experience in markets across the United States.

The Property. The Hyatt Regency Austin Property is a 16-story, full service hotel located in Austin, Texas. The Hyatt Regency Austin Property contains 448 rooms, including 225 king rooms, 205 queen/queen rooms and 18 suites. Guestrooms are located on floors 3 through 16. There are 782 parking spaces located in a seven-story parking garage and surface parking areas. Amenities include two restaurants, a Starbucks, a sushi bar, a market pantry, an outdoor pool, a fitness center, a business center and nine meeting rooms totaling approximately 33,080 SF of meeting space. Laundry service is also available to guests staying at the Hyatt Regency Austin Property. Guestrooms are equipped with flat-screen televisions, oversized working desks, individual climate control, full bath amenities, coffee maker, hair dryer and imported marble tile flooring in the bathroom. The Hyatt Regency Austin Property was constructed in 1982 and most recently renovated between 2013 and 2016. According to the loan sponsor, the Hyatt Regency Austin Property recently underwent an approximately $44.5 million ($99,409 per room) renovation from 2013-2016, which included a comprehensive guestroom and corridor renovation, the addition of a 27,000 SF event pavilion, completion of a new 782-car parking garage, and lobby/elevator cab upgrades.

The Hyatt Regency Austin Property operates under a management agreement with Hyatt Corporation that expires on January 1, 2027. Hyatt Corporation has four five-year renewal options, solely at Hyatt Corporation’s option.

According to the appraisal, the Hyatt Regency Austin Property generated approximately 35% of its room nights from commercial demand, 45% from meeting and group demand and 20% from leisure demand in 2016.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hyatt Regency Austin Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	78.8%	$196.92	$155.10	83.8%	$192.89	$161.69	106.4%	98.0%	104.2%
2015(3)	81.3%	$202.49	$164.58	76.8%	$202.86	$155.78	94.5%	100.2%	94.7%
2016	79.6%	$200.14	$159.24	86.1%	$203.28	$174.92	108.2%	101.6%	109.8%

Source: Industry Report

(1)	The competitive set includes Radisson Hotel & Suites Austin Downtown, Hilton Garden Inn Austin Downtown Convention Center, Embassy Suites Austin Downtown Town Lake, Omni Austin Hotel Downtown, Sheraton Hotel Austin @ The Capitol and Hilton Austin Convention Center.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

The Market. The Hyatt Regency Austin Property is located in Austin, Travis County, Texas, in Austin’s central business district (“CBD”). The Hyatt Regency Austin Property is situated on the south shore of Lady Bird Lake to the northwest of the intersection formed by South Congress Avenue and Barton Springs Road. The Hyatt Regency Austin Property is in close proximity to business and leisure demand drivers including the financial district and the South Congress shopping and dining district. Its neighborhood is characterized by high-rise office towers, restaurants, apartment and condominium style residential buildings, entertainment venues and high-end retail outlets. Some economic drivers in the area include the Texas State Capitol Complex, two federal courthouses, University Medical Center at Brackenridge and numerous high-technology firms. The University of Texas at Austin is located adjacent to the northern boundary of the CBD.

According to the appraisal, new supply coming to the Austin market that is expected to be competitive with the Hyatt Regency Austin Property includes a proposed 1,048-room Fairmont (expected to be 75% competitive) with an estimated opening date of September 1, 2017 and a proposed 615-room Marriott (expected to be 100% competitive) with an estimated opening date of September 1, 2019. According to a third party market report, the CBD has achieved RevPAR growth each year from 2011 through October 2016. In 2015, supply in the CBD increased by 38.8%; however, RevPAR and ADR grew by 6.8% and 8.1%, respectively. From January to October 2016, supply in the CBD increased by 8.2% while RevPAR and ADR increased by 4.7% and 1.4%, respectively.

According to the appraisal, the Austin economy includes the technology industry, with numerous global technology firms, including Apple, Samsung, Google, IBM, Dell, and Facebook having a presence in the area. The city also benefits from a mix of tourist attractions throughout the year. South by Southwest is a music, film, and interactive festival, with over 85,000 registrants and artists attending in 2015. The Austin Film Festival and Austin City Limits Music Festival (“ACL”) both have a substantial impact on the Austin economy each year, with ACL attracting approximately 65,000 visitors to the city each year.

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MSBAM 2017-C33	Hyatt Regency Austin

The following table presents certain information relating to the primary competitive properties to the Hyatt Regency Austin Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2016 Occupancy(3)	Estimated 2016 ADR(3)	Estimated 2016 RevPAR(3)
Hyatt Regency Austin	448	1982	33,080	35%	45%	20%	85.60%	$202.26	$173.13
Omni Austin Centre	392	1986	21,027	50%	35%	15%	75.0% - 80.0%	$220 - $230	$180 - $190
Sheraton Austin Hotel	363	1986	17,252	35%	45%	20%	80.0% - 85.0%	$180 - $190	$150 - $160
Radisson Hotel & Suites Austin Downtown	413	1965	9,420	35%	45%	20%	70.0% - 75.0%	$170 - $180	$125 - $130
Westin Austin Downtown	366	2015	13,971	35%	45%	20%	75.0% - 80.0%	$260 - $270	$200 - $210

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Secondary competitors, as identified by the appraiser, include Embassy Suites Austin Downtown, DoubleTree by Hilton Guest Suites Austin, Hilton Austin Convention Center and JW Marriott Austin Downtown.

(3)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Austin Property.

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW per Room
Occupancy(1)(2)	78.0%	83.8%	76.8%	86.1%	86.1%
ADR(1)	$179.74	$194.52	$202.86	$203.28	$203.28
RevPAR(1)	$140.16	$163.05	$155.78	$174.92	$174.92

Rooms Revenue	$22,919,633	$26,661,600	$25,473,137	$28,681,916	$28,603,550	$63,847.21
Food & Beverage	$11,312,752	$13,208,244	$15,260,411	$17,012,313	$16,965,831	$37,870.16
Other Income	$878,429	$1,710,120	$1,595,256	$2,026,561	$2,021,024	$4,511.21
Total Revenue	$35,110,814	$41,579,964	$42,328,804	$47,720,790	$47,590,405	$106,228.58
Total Expenses	$24,865,531	$28,031,688	$29,977,125	$31,817,119	$31,983,161	$71,390.98
Net Op. Income	$10,245,283	$13,548,276	$12,351,679	$15,903,671	$15,607,244	$34,837.60
FF&E	$1,404,846	$1,663,042	$1,693,738	$1,908,832	$1,903,616	$4,249.14
Net Cash Flow	$8,840,437	$11,885,234	$10,657,941	$13,994,839	$13,703,628	$30,588.45

NOI DSCR(3)	1.80x	2.38x	2.17x	2.79x	2.74x
NCF DSCR(3)	1.55x	2.08x	1.87x	2.45x	2.40x
NOI Debt Yield(3)	9.9%	13.2%	12.0%	15.4%	15.2%
NCF Debt Yield(3)	8.6%	11.5%	10.3%	13.6%	13.3%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Hyatt Regency Austin Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.
(3)	Debt service coverage ratios and debt yields shown are based on the Hyatt Regency Austin Whole Loan.

Escrows and Reserves. The Hyatt Regency Austin Whole Loan documents provide for upfront reserves in the amount of $376,870 for real estate taxes. The Hyatt Regency Austin Borrower is required to escrow monthly: 1/12th of the annual estimated real estate taxes, which currently equates to $188,435, and 1/12 of the annual estimated insurance premiums (unless the Hyatt Regency Austin Borrower maintains an acceptable blanket policy). The Hyatt Regency Austin Borrower is required to make monthly deposits into an escrow for furniture, fixtures and equipment (“FF&E”) equal to 1/12 of 4.00% of the gross operating income for the Hyatt Regency Austin Property, but only to the extent such deposits are not retained and disbursed by the Hyatt Manager under the Hyatt Management Agreement (as such terms are defined below).

Lockbox and Cash Management. All hotel revenue with respect to the Hyatt Regency Austin Property is collected by the Hyatt Corporation, the related manager and franchisor (the “Hyatt Manager”) and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The Hyatt Manager is required to pay all operating expenses (other than property taxes, insurance premiums and debt service) from the Hotel Operating Account pursuant to its management agreement with the Hyatt Regency Austin Borrower (the “Hyatt Management Agreement”). The Hyatt Manager is required to remit to the Hyatt Regency Austin Borrower, on a monthly basis, the amount by which the total funds then in the Hotel Operating Account exceeds the amount, as reasonably determined by the Hyatt Manager, then required to be maintained in the Hotel Operating Account (after withdrawal of the management fee and other amounts due to the Hyatt Manager) in order to carry on the uninterrupted operation of the Hyatt Regency Austin Property in accordance with the First-Class Hotel Standard (as defined in the Hyatt Management Agreement) and in order to enable the Hyatt Manager to perform its obligations thereunder. The Hyatt Regency Austin Borrower has directed the Hyatt Regency Manager to deposit into a lockbox account all funds so payable to the Hyatt Regency Austin Borrower under the Hyatt Management Agreement.

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MSBAM 2017-C33	Hyatt Regency Austin

The Hyatt Regency Austin Whole Loan has in place cash management. Funds in the lockbox account are required to be swept into the cash management account on each business day and applied to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Hyatt Regency Austin Whole Loan, to disburse the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, to pay debt service with respect to the Hyatt Regency Austin Mezzanine Loan (as defined below), and to pay any remaining funds on deposit in the cash management account (i) provided no Cash Sweep Event Period (as defined below) has occurred and is continuing, if (a) the lender under the Hyatt Regency Austin Whole Loan has received written notice from the mezzanine lender that an event of default under the Hyatt Regency Austin Mezzanine Loan exists (a “Mezz Default Notice”), to the mezzanine lender pursuant to the Mezz Default Notice or (b) if the lender under the Hyatt Regency Austin Whole Loan has not received a Mezz Default Notice, to the Hyatt Regency Austin Borrower or (ii) if a Cash Sweep Event Period has occurred and is continuing, to a lender controlled account to be held as additional collateral for the Hyatt Regency Austin Whole Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Hyatt Regency Austin Whole Loan and ending upon the cure of such event of default,

(ii) commencing if the aggregate debt service coverage ratio (based on the interest only constant) for the Hyatt Regency Austin Whole Loan and the Hyatt Regency Austin Mezzanine Loan is less than 1.30x for 12 consecutive calendar months and ending upon the date such aggregate debt service coverage ratio is equal to or greater than 1.50x for 12 consecutive calendar months, or

(iii) commencing upon the termination or cancellation of the Hyatt Management Agreement, or the Hyatt Management Agreement otherwise ceases to exist and ending upon the date on which a replacement management agreement (and, if applicable, a replacement franchise agreement) is in effect in accordance with the terms of the Hyatt Regency Austin Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Hyatt Regency Austin Property also secures the Hyatt Regency Austin Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $43,000,000. The Hyatt Regency Austin Serviced Pari Passu Companion Loan accrues interest at the same rate as the Hyatt Regency Austin Mortgage Loan. The Hyatt Regency Austin Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Hyatt Regency Austin Serviced Pari Passu Companion Loan. The holders of the Hyatt Regency Austin Mortgage Loan and the Hyatt Regency Austin Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hyatt Regency Austin Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Hyatt Regency Austin Mezzanine Loan” refers to a loan in the original principal amount of $21,000,000 made to Austin Hotel Mezz Borrower, LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the Hyatt Regency Austin Borrower and put in place simultaneously with the origination of the Hyatt Regency Austin Whole Loan. The Hyatt Regency Austin Mezzanine Loan and the Hyatt Regency Austin Whole Loan are subject to an intercreditor agreement between the Hyatt Regency Austin Whole Loan lender and the related mezzanine lender. The Hyatt Regency Austin Mezzanine Loan was transferred to CC6 Investments Ltd., a Blackrock Realty Advisors Inc. owned entity, on March 7, 2017.

The following table presents certain information relating to the Hyatt Regency Austin Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$21,000,000	11.30%	60	0	60	1.69x	12.6%	70.9%

Release of Property. Not permitted.

Terrorism Insurance. The Hyatt Regency Austin Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Hyatt Regency Austin Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Austin Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

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MSBAM 2017-C33	SSTII Mindful Portfolio

Mortgage Loan No. 2 – SSTII Mindful Portfolio

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MSBAM 2017-C33	SSTII Mindful Portfolio

Mortgage Loan No. 2 – SSTII Mindful Portfolio

Boynton Beach
Delray Beach
Villages of Oriole
PALM BEACH COUNTY
Atlantic Ocean
Highland Beach
BOCA RATON

Jonathan Dickinson State Park
Jupiter Island
MARTIN COUNTY
Tequesta
Atlantic Ocean
Jupiter Farms
Jupiter
Juno Beach
PALM BEACH COUNTY
Loxahatchee Slough
Palm Beach Gardens

Jupiter
Palm Beach
Lake Worth
Delray Beach
Boca Raton
Pompano Beach
Fort Lauderdale
Miami
Cape Coral
Fort Myers
Naples

SSTII Mindful Portfolio

1	SSTII Mindful - Delray Beach	189 Linton Boulevard	Delray Beach, FL	33444
2	SSTII Mindful - Jupiter	2581 Jupiter Park Drive	Jupiter, FL	33458
3	SSTII Mindful - Lake Worth	8135 Lake Worth Road	Lake Worth, FL	33467
4	SSTII Mindful - Royal Palm Beach	10719 Southern Boulevard	Royal Palm Beach, FL	33411
5	SSTII Mindful - Pompano Beach	2320 Northeast 5th Avenue	Pompano Beach, FL	33064

Riviera Beach
Century Village
WEST PALM BEACH
Royal Palm Beach
Palm Beach
PALM BEACH COUNTY
Wellington
Palm Springs
Greenacres
Lake Worth
Lantana
Boynton Beach
Hypoluxo

Parkland
Coconut Creek
Deerfield Beach
Hillsboro Beach
Coral Springs
Lighthouse Point
BROWARD COUNTY
Pompano Beach
Margate
Atlantic Ocean
Lauderdale-by-the-Sea
FORT LAUDERDALE

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MSBAM 2017-C33	SSTII Mindful Portfolio

Mortgage Loan No. 2 – SSTII Mindful Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$52,000,000			Location:	Florida
Cut-off Date Balance:	$52,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Strategic Storage Trust II, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.6500%			Size:	494,152 SF
Note Date:	4/11/2017			Cut-off Date Balance per SF:	$105
First Payment Date:	6/1/2017			Maturity Date Balance per SF:	$97
Maturity Date:	5/1/2027			Property Manager:	Strategic Storage Property Management II, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,623,794
Seasoning:	0 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.85x (IO) 1.41x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	$5,352,100 (2/28/2017 T-9 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$5,595,470 (12/31/2016 T-10 Ann.)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,348,935 (12/31/2015)
Reserves(1)				Most Recent Occupancy:	93.4% (3/28/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.8% (12/31/2016)
RE Tax:	$481,695	$68,814	N/A	3rd Most Recent Occupancy:	97.4% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$95,900,000 (3/6/2017)
Recurring Replacements:	$7,827	$7,827	N/A	Cut-off Date LTV Ratio(3):	54.2%
Deferred Maintenance:	$25,000	$0	N/A	Maturity Date LTV Ratio(3):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$52,000,000	100.0%	Loan Payoff:	$47,111,224	90.6%
			Reserves:	$514,522	1.0%
			Closing Costs:	$449,517	0.9%
			Return of Equity:	$3,924,737	7.5%
Total Sources:	$52,000,000	100.0%	Total Uses:	$52,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent NOI is based on the trailing-nine months from June 2016 through February 2017, to reflect the period when the SSTII Mindful Portfolio Borrower owned the SSTII Mindful Portfolio. 2nd Most Recent NOI is based on the 2016 period excluding the months of April and May 2016, since the SSTII Mindful Portfolio Borrower purchased the SSTII Mindful Portfolio in June 2016 and the statements for April and May 2016 were not provided by the seller.

(3)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $90,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.3% and 52.6%, respectively. Partial collateral releases are permitted within the terms of the SSTII Mindful Portfolio Mortgage Loan. See “Release of Property” below for further discussion of permitted partial collateral releases.

The Mortgage Loan. The second largest mortgage loan (the “SSTII Mindful Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $52,000,000, which is secured by first priority fee mortgages encumbering five self storage properties located in various cities throughout south Florida (collectively, the “SSTII Mindful Portfolio”). The proceeds of the SSTII Mindful Portfolio Mortgage Loan were used to refinance existing debt secured by the SSTII Mindful Portfolio in the amount of $47,111,224, fund reserves, pay closing costs and return equity to the SSTII Mindful Portfolio Borrower (as defined below).

The Borrower and the Sponsor. The borrowers are SST II 189 W Linton Blvd, LLC, SST II 2581 Jupiter Park Dr, LLC, SST II 10719 Southern Blvd, LLC, SST II 2320 NE 5th Ave, LLC, and SST II 8135 Lake Worth Rd, LLC (collectively, the “SSTII Mindful Portfolio Borrower”), five recycled single-purpose Delaware limited liability companies, each with two independent directors. The SSTII Mindful Portfolio Borrower is 99.9% owned by Strategic Storage Trust II, Inc. (“SST II”), the sponsor and nonrecourse carve-out guarantor. Founded in January 2013, SST II is a public non-traded REIT focused on stabilized income-producing self storage facilities located in primary and secondary markets across the United States and Toronto, Canada. As of April 2017, SST II’s aggregate portfolio includes 83 properties and two parcels of land totaling 51,330 units comprised of approximately 6.0 million SF, valued at approximately $839.5 million.

The Properties. The SSTII Mindful Portfolio is comprised of five cross-collateralized self storage facilities located in south Florida within the Miami-Fort Lauderdale-Pompano Beach, FL metropolitan statistical area (“MSA”) with a total of 3,955 units and 306 parking spaces totaling approximately 494,152 SF, excluding space associated with the 306 parking spaces. All facilities contain a leasing office and on-site management. The SSTII Mindful Portfolio was constructed between 1979 and 2001 and, as of March 28, 2017, was 93.4% occupied. Extra Space Management, Inc. manages the SSTII Mindful Portfolio through a sub-management agreement with the property manager, Strategic Storage Property Management II, LLC, an affiliate of the SSTII

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MSBAM 2017-C33	SSTII Mindful Portfolio

Mindful Portfolio Borrower. The SSTII Mindful Portfolio Borrower purchased the SSTII Mindful Portfolio at the beginning of June 2016. The SSTII Mindful Portfolio Borrower has a cost basis of approximately $123.4 million and approximately $71.4 million in hard equity in the SSTII Mindful Portfolio.

The five properties within the SSTII Mindful Portfolio are described below:

SSTII Mindful - Delray Beach. The SSTII Mindful - Delray Beach property is a four-building, 121,857 SF, 869-unit self storage facility located in Delray Beach, Florida, approximately 20 miles south of West Palm Beach and approximately 27 miles north of Fort Lauderdale. Situated on a 6.97-acre site, the property was originally constructed in 1980 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 578 climate controlled units (66.5% of total units) and 35 RV parking spaces. The property was 94.7% occupied as of March 28, 2017. The area surrounding the property consists primarily of a mixture of flex industrial and distribution warehouses, as well as a smaller concentration of retail, office, and residential properties. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 13,624, 71,049 and 153,081 people, respectively, with an estimated median household income of $47,420, $52,366 and $50,080, respectively, as of 2016.

SSTII Mindful - Jupiter. The SSTII Mindful - Jupiter property is a six-building, 87,534 SF self storage facility containing 787 units, inclusive of 38 office units containing 30,600 SF. The property is located in Jupiter, Florida, approximately 21 miles northwest of West Palm Beach. Situated on a 6.70-acre site, the property was originally constructed in 1992 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 293 climate controlled units (37.2% of total units) and 28 RV parking spaces. The property was 94.7% occupied as of March 28, 2017. The property is located within a business/industrial park and the area surrounding the property consists of a mix of retail, office, and single and multifamily developments. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 9,153, 58,664 and 104,365 people, respectively, with an estimated median household income of $44,681, $70,280 and $74,345, respectively, as of 2016.

SSTII Mindful - Lake Worth. The SSTII Mindful - Lake Worth property is a 14-building, 78,351 SF self storage facility containing 667 units, inclusive of one, 1,650-SF retail space. The property is located in Lake Worth, Florida, approximately 14 miles southwest of West Palm Beach. Situated on a 12.51-acre site, the property was originally constructed in 1998 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 355 climate controlled units (53.2% of total units) and 161 RV parking spaces. The property was 90.6% occupied as of March 28, 2017. The area surrounding the property is primarily residential with commercial uses situated along the main thoroughfares. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 6,847, 91,850 and 244,644 people, respectively, with an estimated median household income of $54,704, $52,314 and $53,276, respectively, as of 2016.

SSTII Mindful - Royal Palm Beach. The SSTII Mindful - Royal Palm Beach property is a 10-building, 92,289 SF self storage facility containing 773 units, inclusive of one, 350-SF office space. The property is located in Royal Palm Beach, Florida, approximately 10 miles southwest of the West Palm Beach central business district. Situated on a 13.29-acre site, the property was originally constructed in 2001 and contains an office for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 483 climate controlled units (62.5% of total units) and 76 RV parking spaces. The property was 93.5% occupied as of March 28, 2017. The area surrounding the property consists primarily of retail, commercial, and industrial uses, with single and multifamily developments along secondary roadways. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 9,032, 74,485 and 159,407 people, respectively, with an estimated median household income of $67,003, $67,967 and $66,116, respectively, as of 2016.

SSTII Mindful - Pompano Beach. The SSTII Mindful - Pompano Beach property is a 114,121 SF, 859-unit self storage facility consisting of three, two-story buildings located in Pompano Beach, Florida, approximately 10 miles north of downtown Fort Lauderdale. Situated on a 2.94-acre site, the property was originally constructed in 1979 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 471 climate controlled units (54.8% of total units) and six RV parking spaces. The property was 92.6% occupied as of March 28, 2017. The area surrounding the property consists primarily of office, flex and industrial properties, with residential uses along secondary roadways. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 13,873, 117,397 and 259,421 people, respectively, with an estimated median household income of $36,356, $41,383 and $43,979, respectively, as of 2016.

The following tables present certain information relating to the SSTII Mindful Portfolio:

Property Summary
Property Name	Year Built	% of Cut- off Date ALA	Units(1)(2)	Climate Controlled Units(1)	Parking Spaces	GLA (SF)(1)(2)	Total SF Occ.(1)	% of UW NOI	Appraised Value(3)	% of Combined Appraised Value(3)
SSTII Mindful - Delray Beach	1980	22.8%	869	578	35	121,857	94.7%	24.1%	$20,700,000	22.8%
SSTII Mindful - Jupiter	1992	22.2%	787	293	28	87,534	94.7%	22.2%	$20,200,000	22.2%
SSTII Mindful - Lake Worth	1998	19.8%	667	355	161	78,351	90.6%	18.5%	$18,000,000	19.8%
SSTII Mindful - Royal Palm Beach	2001	18.6%	773	483	76	92,289	93.5%	17.7%	$16,900,000	18.6%
SSTII Mindful - Pompano Beach	1979	16.5%	859	471	6	114,121	92.6%	17.6%	$15,000,000	16.5%
Total		100.0%	3,955	2,180	306	494,152	93.4%	100.0%	$95,900,000	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Units and GLA (SF) include retail and office space and exclude parking spaces.

(3)	The Total Appraised Value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $90,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.3% and 52.6%, respectively. % of Combined Appraised Value for each individual property is based on the appraised value on a standalone basis.

A-3-11

MSBAM 2017-C33	SSTII Mindful Portfolio

The Market. As of 2016, per a third party self storage market research report, the U.S. self storage market contained approximately 41,879 facilities with nearly 2.2 billion SF. It is estimated that Extra Space Storage, an affiliate of the sub-manager of the SSTII Mindful Portfolio, is the second largest market participant behind Public Storage. Public Storage operates approximately 151.0 million SF and Extra Space Storage operates approximately 106.3 million SF, while the next largest operators are CubeSmart with approximately 50.5 million SF and U-Haul International with approximately 49.5 million SF. The self storage industry in the United States has experienced steadily increasing performance in recent years, with overall occupancy increasing each year since 2011. In general, self storage customers fall into one of four main categories of renters as follows: residential (70%), commercial (18%), military (6%), and student (6%).

The SSTII Mindful Portfolio is located within the Miami-Fort Lauderdale-Pompano Beach, FL MSA, also known as the South Florida region. South Florida has a population of approximately 6.0 million, making it the eighth most populous metropolitan statistical area in the nation. The regional economy is known for and largely dependent on its tourism, strong international ties, and population growth, as well as its popularity as a retirement destination. The SSTII Mindful - Pompano Beach property is located within Broward County, while the remaining four properties are located within Palm Beach County. South Florida is comprised of Broward County, Palm Beach County, and Miami-Dade County, which are the three most populous counties in the state of Florida and account for roughly 30.0% of the state’s population.

The SSTII Mindful - Delray Beach property’s three-mile trade area contains 4,432 units totaling 534,561 SF with average occupancy of 94.0% and no new self storage facilities currently under construction. The SSTII Mindful - Jupiter property’s three-mile trade area contains 4,070 units totaling 339,431 SF with average occupancy of 92.0% and no new self storage facilities currently under construction. The SSTII Mindful - Lake Worth property’s three-mile trade area contains 3,975 units totaling 319,904 SF with average occupancy of 95.0% and no new self storage facilities currently under construction. The SSTII Mindful - Royal Palm Beach property’s three-mile trade area contains 4,416 units totaling 507,402 SF with average occupancy of 96.0% and no new self storage facilities currently under construction. The SSTII Mindful - Pompano Beach property’s three-mile trade area contains 13,537 units totaling 1,309,513 SF with average occupancy of 90.0% and three new self storage facilities totaling approximately 185,339 SF currently under construction.

The following table presents certain information related to the demographic profile of the SSTII Mindful Portfolio:

Portfolio Demographic Profile(1)
	2016 Population Demographics			2016-2021 Projected Population Growth %			2016 Household Income
	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
Wtd. Avg.	10,472	80,713	179,139	1.22%	1.35%	1.26%	$50,072	$57,430	$58,089
Median	9,153	74,485	159,407	1.17%	1.29%	1.23%	$47,420	$52,366	$53,276

(1)	Source: A third party market research report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the SSTII Mindful Portfolio:

Cash Flow Analysis
	2013	2014	2015	2016 T10 Ann.(1)	2/28/2017 T9 Ann.(1)	UW	UW PSF
Base Rent	$7,314,226	$7,623,062	$7,920,446	$8,109,656	$8,068,351	$8,034,398	$16.26
Total Recoveries	$0	$0	$0	$0	$0	$0	$0.00
Other Income(2)	$474,707	$492,379	$547,242	$282,374	$205,005	$712,243	$1.44
Less Discounts Concessions	($245,857)	($214,572)	($168,233)	($186,812)	($217,508)	($217,507)	($0.44)
Less Vacancy & Credit Loss	($540,676)	($496,096)	($322,105)	($70,501)	$0	($584,326)	($1.18)
Effective Gross Income	$7,002,400	$7,404,773	$7,977,350	$8,134,717	$8,055,848	$7,944,809	$16.08
Total Operating Expenses	$2,383,034	$2,423,656	$2,628,415	$2,539,247	$2,703,748	$3,321,015	$6.72
Net Operating Income	$4,619,366	$4,981,117	$5,348,935	$5,595,470	$5,352,100	$4,623,794	$9.36
Capital Expenditures	$71,684	$74,674	$74,605	$0	$0	$93,924	$0.19
Net Cash Flow	$4,547,682	$4,906,443	$5,274,330	$5,595,470	$5,352,100	$4,529,870	$9.17

Occupancy %	93.5%	93.4%	97.4%	94.8%	93.4%(3)	92.7%
NOI DSCR	1.44x	1.55x	1.66x	1.74x	1.66x	1.44x
NOI DSCR (IO)	1.88x	2.03x	2.18x	2.28x	2.18x	1.89x
NCF DSCR	1.41x	1.52x	1.64x	1.74x	1.66x	1.41x
NCF DSCR (IO)	1.85x	2.00x	2.15x	2.28x	2.18x	1.85x
NOI Debt Yield	8.9%	9.6%	10.3%	10.8%	10.3%	8.9%
NCF Debt Yield	8.7%	9.4%	10.1%	10.8%	10.3%	8.7%

(1)	The 2016 T10 Ann. is based on the 2016 period excluding the months of April and May 2016, since the SSTII Mindful Portfolio Borrower purchased the SSTII Mindful Portfolio in June 2016 and the statements for April and May 2016 were not provided by the seller. The 2/28/2017 T9 Ann. is based on the trailing-nine months from June 2016 through February 2017, to reflect the period when the SSTII Mindful Portfolio Borrower owned the SSTII Mindful Portfolio.

(2)	Other Income is comprised of late fees, administration fees, merchandise sales and miscellaneous fees, and with regard to UW Other Income, parking income.

(3)	Occupancy % as of March 28, 2017, based on SF and excluding parking spaces.

A-3-12

MSBAM 2017-C33	SSTII Mindful Portfolio

Escrows and Reserves. The SSTII Mindful Portfolio Borrower deposited $481,695 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12th of the annual estimated tax payments, which currently equates to $68,814. The SSTII Mindful Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the SSTII Mindful Portfolio Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents). The SSTII Mindful Portfolio Borrower deposited $25,000 in escrow at loan origination for deferred maintenance at the SSTII Mindful - Royal Palm Beach property as set forth in the related loan documents. The SSTII Mindful Portfolio Borrower deposited $7,827 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $7,827 for replacement reserves.

Lockbox and Cash Management. The SSTII Mindful Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Following the commencement of a Cash Sweep Period (defined below) and during the continuance of a Cash Sweep Period, the SSTII Mindful Portfolio Borrower is required to cause all revenues to be deposited into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, and in connection with a Cash Sweep Period triggered by clause (iii) below, all excess cash is required to be held by the lender as additional security for the SSTII Mindful Portfolio Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the SSTII Mindful Portfolio Mortgage Loan and continue until such event of default is cured,

(ii)	commence upon the occurrence of any bankruptcy action of the SSTII Mindful Portfolio Borrower, or

(iii)	commence upon the date that the debt service coverage ratio for the SSTII Mindful Portfolio Mortgage Loan for the immediately preceding three-month period is less than 1.00x (and continue until such time as the debt service coverage ratio for the immediately preceding three-month period is 1.05x or greater for two consecutive quarters).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the SSTII Mindful Portfolio Borrower may obtain the release of a property included in the SSTII Mindful Portfolio, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the SSTII Mindful Portfolio Borrower defeases a portion of the SSTII Mindful Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.41x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.7%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 57.3%.

Terrorism Insurance. The SSTII Mindful Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-13

MSBAM 2017-C33	Pentagon Center

Mortgage Loan No. 3 – Pentagon Center

A-3-14

MSBAM 2017-C33	Pentagon Center

Mortgage Loan No. 3 – Pentagon Center

Pentagon Center
2521 South Clark Street & 2530 Crystal Drive
Arlington, VA 22202
WASHINGTON D.C.
ARLINGTON
Crystal City
VIRGINIA
ALEXANDRIA
DIST. OF COLUMBIA
Potomac River
Reagan National Airport
Rosslyn
Foggy Bottom
Fort Myer
ARLINGTON NATIONAL CEMETERY
The Pentagon
ARLINGTON COUNTY
Southwest/ Waterfront
Fort McNair
Anacostia River
Washington Channel
East Potomac Park Golf Course
Anacostia Naval Station
Army Navy Country Club
Fort Scott Park
Four Mile Run Park
Rosemont
Del Ray
Eugene Simpson Stadium Park
Forest Park
Northeast Alexandria
THE NATIONAL MALL
Tidal Basin
Dulles Intl. Airport 26 miles

A-3-15

MSBAM 2017-C33	Pentagon Center

Mortgage Loan No. 3 – Pentagon Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Arlington, VA 22202
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.1%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	DC REIT Pentagon LLC			Year Built/Renovated:	1970, 1971/2002
Mortgage Rate:	4.3260%			Size:	911,818 SF
Note Date:	2/21/2017			Cut-off Date Balance per SF(1):	$230
First Payment Date:	3/6/2017			Maturity Date Balance per SF(1):	$230
Maturity Date:	3/6/2027			Property Manager:	LCPC Pentagon Property Manager LLC and LAZ Parking Mid-Atlantic, LLC (borrower affiliated)
Original Term to Maturity:	121 months
Original Amortization Term:	0 months
IO Period:	121 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$25,413,431
Prepayment Provisions(2):	LO (27); DEF (89); O (5)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.75x
Additional Debt Balance(3):	160,000,000			Most Recent NOI):	$25,674,656 (9/30/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$25,517,267 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$23,862,555 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (1/13/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$379,800,000 (12/22/2016)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	55.3%
Other:	$16,959,724	Springing	N/A	Maturity Date LTV Ratio(1):	55.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$210,000,000	52.9%	Purchase Price:	$379,500,000	95.7%
Borrower Equity:	$186,684,633	47.1%	Reserves:	$16,959,724	4.3%
			Closing Costs:	$224,909	0.1%
Total Sources:	$396,684,633	100.0%	Total Uses:	$396,684,633	100.0%

(1)	The Pentagon Center Mortgage Loan is part of the Pentagon Center Whole Loan, which is comprised of six pari passu notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Pentagon Center Whole Loan.

(2)	Defeasance of the Pentagon Center Whole Loan is permitted at any time after the earlier of (i) February 21, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Pentagon Center Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in May 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Pentagon Center Mortgage Loan”) is part of a whole loan (the “Pentagon Center Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $210,000,000, all of which are secured by a first priority fee mortgage encumbering an office property located in Arlington, Virginia (the “Pentagon Center Property”). The Pentagon Center Whole Loan was co-originated by Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. Promissory Note A-3 in the original principal amount of $50,000,000 represents the Pentagon Center Mortgage Loan and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-4 in the original principal amount of $20,000,000, Promissory Note A-5 in the original principal amount of $20,000,000 and Promissory Note A-6 in the original principal amount of $15,000,000 were included in the BANK 2017-BNK4 securitization trust. Promissory Note A-1 in the original principal amount of $25,000,000 has been contributed to the GSMS 2017-GS5 securitization trust and the controlling Promissory Note A-2 in the original principal amount of $80,000,000 is currently being held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. Promissory Notes A-1, A-2, A-4, A-5 and A-6, in the aggregate original principal amount of $160,000,000, collectively represent the companion loans (the “Pentagon Center Non-Serviced Pari Passu Companion Loans”). The Pentagon Center Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the GSMS 2017-GS5 securitization trust and from and after the securitization of the Pentagon Center Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-2, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such promissory note is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-16

MSBAM 2017-C33	Pentagon Center

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$25,000,000	GSMS 2017-GS5	No
A-2	$80,000,000	Goldman Sachs Mortgage Company	Yes
A-3	$50,000,000	MSBAM 2017-C33	No
A-4	$20,000,000	BANK 2017-BNK4	No
A-5	$20,000,000	BANK 2017-BNK4	No
A-6	$15,000,000	BANK 2017-BNK4	No
Total	$210,000,000

The proceeds of the Pentagon Center Whole Loan together with $186,684,633 of borrower equity were used to acquire the Pentagon Center Property, fund $16,959,724 of reserves and pay closing costs. The Pentagon Center Property was previously securitized in the MSC 2007-IQ14, BSCMS 2007-PW16, WBCMT 2007-C32, WBCMT 2007-C31, BACM 2007-2 and MSC 2007-HQ12 transactions. The Pentagon Center Property was previously financed as part of a 20-property office portfolio financing which was modified and extended in December 2010 by the previous lender. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower and the Sponsor. The borrower is LCPC Pentagon Property LLC (the “Pentagon Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. Other than the Pentagon Center Borrower, no person or entity guarantees the non-recourse carveouts with respect to the Pentagon Center Whole Loan.

The Pentagon Center Borrower is indirectly wholly-owned by a joint venture between and among affiliates of Beacon Capital Partners, LLC (“Beacon”), affiliates of GIC (Realty) Private Limited (“GIC”), and Korea Investment Corporation, a corporation organized under the laws of the Republic of Korea (“KIC”). Affiliates of Beacon indirectly own an approximately 2.5% interest in the Pentagon Center Borrower, affiliates of GIC indirectly own an approximately 48.75% interest in the Pentagon Center Borrower, and KIC indirectly owns an approximately 48.75% interest in the Pentagon Center Borrower. GIC is a global investment firm with over $100 billion of assets under management in more than 40 countries worldwide. KIC is a global investment firm with over $91.8 billion of assets under management in more than 50 countries worldwide.

The sponsor is DC REIT Pentagon LLC, the owner of the Pentagon Center Borrower.

The Property. The Pentagon Center Property consists of the fee interest in two office buildings (the “Polk Building” and the “Taylor Building”) on approximately four acres in the Crystal City submarket of Arlington, Virginia. The Polk Building was built in 1970 and the Taylor Building was built in 1971, and both buildings were most recently renovated in 2002. The Polk Building is 12 stories tall and is LEED Gold certified. The Taylor Building is 13 stories tall and is LEED Silver certified.

The Pentagon Center Property is located approximately one mile south of the Pentagon with a free shuttle option for employees operated by the Department of Defense (“DoD”) that runs every 15 minutes during the work day and stops throughout Crystal City. The Pentagon Center Property is three blocks from the Crystal City Metro Station via underground walkway, providing access to downtown Washington, DC and suburban Virginia and Maryland via the Blue and Yellow lines, and is four blocks from the Virginia Railway Express (VRE), which provides a direct commute for employees traveling from the suburbs. Additionally, the Pentagon Center Property is located directly off of US Route 1 (Jefferson Davis Highway) and adjacent to the Ronald Reagan Washington National Airport.

An affiliate of a fund sponsored by Beacon acquired the Pentagon Center Property in 2007 and has since managed the Pentagon Center Property. The Pentagon Center Borrower utilized the proceeds of the Pentagon Center Whole Loan to acquire the Pentagon Center Property from an affiliate of Beacon. An affiliate of Beacon retained an equity interest in the Pentagon Center Borrower and is expected to continue to manage the Pentagon Center Property. See “The Borrower and the Sponsor” above.

Major Tenants.

The Pentagon Center Property is 100.0% leased to the United States General Services Administration (“GSA”) on behalf of the DoD. The GSA has leased the property since 1993, and the DoD has been the sole occupant since 2003. The Pentagon Center Property is a Level IV secure office facility with a securable underground parking garage and dark fiber access to the Pentagon and DoD network, a key infrastructure requirement that is estimated to cost approximately $200 PSF to replicate. Approximately 5,500 employees working for several DoD agencies are based at the Pentagon Center Property, and employees are able to move freely between buildings once entering through security at either entrance. The two buildings are connected and share amenities, including a fitness center, and an on-site deli, as well as Potomac River views.

A-3-17

MSBAM 2017-C33	Pentagon Center

The following table presents certain information relating to the leases at the Pentagon Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant(2)
GSA (DoD) Pentagon II (Taylor)(3)	AAA/Aaa/AA+	558,187	61.2%	$20,740,439	60.5%	$37.16	4/30/2023(4)
GSA (DoD) Pentagon I (Polk)(3)	AAA/Aaa/AA+	353,631	38.8%	$13,526,386	39.5%	$38.25	9/14/2025
Subtotal/Wtd. Avg.		911,818	100.0%	$34,266,825	100.0%	$37.58
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		911,818	100.0%	$34,266,825	100.0%	$37.58

(1)	The ratings are those of the United States.

(2)	If the Pentagon Center Property is transferred, the GSA and the transferee must enter into a novation agreement. The obligation of the GSA to pay rent to the transferee is suspended until the transferee has followed certain government transfer procedures, and the United States has determined that recognizing the transferee is in its interest (which determination is required to be prompt and not unreasonably withheld). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

(3)	GSA leases the space on behalf of the DoD.

(4)	The initial lease term expires in 2018; however, the tenant executed an early renewal extending its term to 2023. GSA (DoD) Pentagon II (Taylor) has one 5-year renewal option in May 2023 with base rent increasing to $41.66 PSF, which has been pre-approved by Congress.

The following table presents certain information relating to the lease rollover schedule at the Pentagon Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	1	558,187	61.2%	61.2%	$20,740,439	$37.16	60.5%	60.5%
2024	0	0	0.0%	61.2%	$0	$0.00	0.0%	60.5%
2025	1	353,631	38.8%	100.0%	$13,526,386	$38.25	39.5%	100.0%
2026	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	2	911,818	100.0%		$34,266,825	$37.58	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Pentagon Center Property is located in the Crystal City sub-market of Arlington, Virginia, one mile south of the Pentagon. According to a third party report, for the third quarter of 2016, vacancy in the 10.8 million-SF Crystal City submarket was 17.5%, up 10 basis points from the quarter prior and down 60 basis points over 12 months. Average asking rents were $40.24 PSF as of the same period. According to the appraisal, as Base Realignment and Closures began to occur, vacancy within the Jefferson Davis Corridor office submarket increased from 7.6% in 2010 to a high of 23.3% in 2013, which was down to 19.0% as of the third quarter of 2016. Since 1997, only three projects have been delivered in the Crystal City submarket, totaling approximately 1.3 million SF, and no further new projects are planned.

Since 2014, there has been an increase in government spending, including specifically in the District of Columbia region, which has driven job growth in the surrounding Washington, DC market. The DoD accounts for $578 billion of the overall 2016 national $1.15 trillion budget, a $24 billion increase from their 2015 budget. Crystal City offers an affordable and Metro-accessible location for government agencies, contractors and nonprofits. Crystal City is more affordable than other core Northern Virginia and Washington, DC submarkets, offering a 5% discount to Rosslyn rents and a 25% discount to Washington, DC rents. 18 tenants have signed leases to relocate from Washington, DC to Crystal City since 2013.

A-3-18

MSBAM 2017-C33	Pentagon Center

The following table presents information relating to comparable office property sales for the Pentagon Center Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total GLA (SF)	Total Occupancy	Sale Price	Sales Price PSF	OAR
Confidential	Oct-2016	1992	605,897	100.0%	$375,000,000	$618.92	5.5%
4001 North Fairfax Drive Arlington, VA(1)	Aug-2016	1989	182,304	95.0%	$72,665,000	$398.59	6.1%
Tysons Overlook (LMI Condominium) McLean, VA	Dec-2015	2014	157,021	100.0%	$92,500,000	$589.09	5.9%
Suffolk Building Falls Church, VA	Mar-2015	1964 / 2003	258,248	100.0%	$96,712,497	$374.49	6.9%
3 White Flint North (NRC HQ) North Bethesda, MD	Feb-2014	2012	358,440	100.0%	$195,000,000	$544.02	6.3%

Source: Appraisal.

(1)	The sale price for 4001 North Fairfax Drive reflects the adjusted sale price. The actual sale price was $62,300,000.

The following table presents certain information relating to comparable leases for the Pentagon Center Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
Two Potomac Yard - North Tower 2733 Crystal Drive, Arlington, VA	2006/NAP	310,741	MWAA	Mar-2017 / 11.0 Yrs	74,248	$38.18	Full Service
One Potomac Yard 2777 Crystal Drive, Arlington, VA	2006/NAP	315,231	GSA - EPA	Mar-2016 / 5.1 Yrs	326,057	$37.00	Full Service
Crystal Gateway 3 1215 South Clark Street, Arlington, VA	1983/NAP	352,700	GSA - U.S. Marshalls	Jun-2016 / 15.0 Yrs	332,970	$32.00	Full Service
TSA Buildings 601 & 701 South 12th Street, Arlington, VA	1983/NAP	550,806	GSA - TSA	Apr-2016 / 5.0 Yrs	545,747	$38.85	Full Service
Presidential Tower 2511 Jefferson Davis Highway, Arlington, VA	1968/2014	339,221	Cherokee Nation Prop. Man. (Spec)	Sep-2016 / 5.4 Yrs	5,973	$34.00	Full Service

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pentagon Center Property:

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW(1)	UW PSF
Base Rent	$30,518,317	$31,397,149	$33,528,046	$34,251,362	$34,266,825	$37.58
Contractual Rent Steps(2)	$0	$0	$0	$0	$874,264	$0.96
Total Reimbursement Revenue	($1,194,178)	$314,589	$723,098	$584,798	$633,821	$0.70
Parking Income	$1,352,704	$1,401,403	$1,466,590	$1,465,079	$1,620,117	$1.78
Tenant Service Income	$1,704,791	$1,046,401	$1,012,019	$3,802,353	$870,726	$0.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,913,288)(3)	($2.10)
Effective Gross Income	$32,381,634	$34,159,542	$36,729,753	$40,103,592	$36,352,465	$39.87
Total Operating Expenses	$10,817,524	$10,296,987	$11,212,486	$14,428,936	$10,939,034	$12.00
Net Operating Income	$21,564,110	$23,862,555	$25,517,267	$25,674,656	$25,413,431	$27.87
TI/LC	$0	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$0	$59,084	$0.06
Net Cash Flow	$21,564,110	$23,862,555	$25,517,267	$25,674,656	$25,354,347	$27.81

Occupancy %	100.0%	100.0%	100.0%	100.0%(3)	95.0%(3)
NOI DSCR(4)	2.34x	2.59x	2.77x	2.79x	2.76x
NCF DSCR(4)	2.34x	2.59x	2.77x	2.79x	2.75x
NOI DY(4)	10.3%	11.4%	12.2%	12.2%	12.1%
NCF DY(4)	10.3%	11.4%	12.2%	12.2%	12.1%

(1)	UW Base Rent reflects contractual rents as of January 13, 2017.

(2)	Based on net present value of future contractual rent steps for the GSA tenants through the end of their lease terms, using a discount rate of 7.0%, which includes executed renewal for GSA (DoD) Pentagon II (Taylor) through 2023.

(3)	The underwritten economic vacancy is 5.0%. As of January 13, 2017, the Pentagon Center Property was 100.0% physically occupied.

(4)	The debt service coverage ratios and debt yields are based on the Pentagon Center Whole Loan.

A-3-19

MSBAM 2017-C33	Pentagon Center

Escrows and Reserves. On the origination date, the Pentagon Center Borrower funded an unfunded obligations account in the amount of $16,959,724 in connection with approximately $13,409,488 of tenant improvements and approximately $3,550,236 of free rent at the Polk Building.

On each due date during the continuance of a Pentagon Center Trigger Period (as defined below), the Pentagon Center Borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the Pentagon Center Borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the Pentagon Center Borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a capital expenditure reserve in an amount equal to $18,996 and (iii) a tenant improvements and leasing commissions reserve in an amount equal to $151,970.

In addition, the Pentagon Center Borrower is required to deposit into the unfunded obligations account $1,800,000 within five business days following the date on which the tenant under the Government 2025 Lease (as defined below) notifies the Pentagon Center Borrower that it wishes for the Pentagon Center Borrower to commence the tenant improvements set forth in such lease.

In addition, on each due date during the continuance of a Pentagon Center Trigger Period, the related loan documents require an excess cash flow reserve (see “Lockbox and Cash Management” section below).

Lockbox and Cash Management. The Pentagon Center Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the Pentagon Center Borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Pentagon Center Property and all other money received by the Pentagon Center Borrower or the property manager with respect to the Pentagon Center Property (other than tenant termination fees and tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt (provided that cash receipts from the parking garage may be first deposited into a local bank account owned by the Pentagon Center Borrower so long as they are deposited into the lockbox account by the end of such second business day). At the end of each business day, all funds in the lockbox account are required to be swept into (a) if no Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan is continuing, the Pentagon Center Borrower’s operating account, or (b) during the continuance of a Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan, the cash management account. Upon termination of a Pentagon Center Trigger Period, so long as no event of default is continuing under the Pentagon Center Whole Loan, all funds in the cash management account (other than any funds required to be held in reserve by the lender) are required to be transferred into a borrower-controlled operating account.

On each due date during the continuance of a Pentagon Center Trigger Period or, at the lender’s discretion, during an event of default under the Pentagon Center Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to fund the required reserves deposits described above under “Escrows and Reserves,” to pay debt service on the Pentagon Center Whole Loan, and to disburse monthly operating expenses in an amount equal to the greater of (x) budgeted monthly operating expenses as set forth in the annual budget and (y) actual operating expenses (but not in excess of 105% of budgeted operating expenses unless consented to by the lender or for non-discretionary or emergency items), and that all remaining amounts be reserved in (i) an excess cash flow reserve account with respect to a Pentagon Center Trigger Period other than a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period, and (ii) a government tenant leasing reserve with respect to a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period.

A “Government 2023 Lease Trigger Period” means, unless the Pentagon Center Borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 458,000 SF at the Pentagon Center Property (each, a “Government 2023 Re-Leasing Condition”), the period commencing on the date that is 30 months prior to the termination of the government lease that expires in 2023 (the “Government 2023 Lease”), whether at its scheduled expiration in 2023 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding (a) all amounts deposited in and disbursed from a subaccount to be established for free rent under any qualifying replacement or renewal leases and (b) all amounts deposited into such account that have been disbursed in respect of leases of space covered by the Government 2025 Lease), plus (y) equity paid by the Pentagon Center Borrower pursuant to the loan documents for qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2023 Lease, equals $40 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2023 Re-Leasing Condition has been satisfied.

A “Government 2025 Lease Trigger Period” means, unless the Pentagon Center Borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 303,000 SF at the Pentagon Center Property (each, a “Government 2025 Re-Leasing Condition”), the period commencing on the date that is 18 months prior to the termination of the government lease that expires in 2025 (the “Government 2025 Lease”), whether at its scheduled expiration in 2025 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding all amounts deposited into such account that have been disbursed in respect of leases of space covered by the Government 2023 Lease), plus (y) equity paid by the Pentagon Center Borrower pursuant to the loan documents for qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2025 Lease plus (z) all amounts deposited into such account that have been disbursed in respect of qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2025 Lease, equals $17.5 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2025 Re-Leasing Condition has been satisfied.

A “Pentagon Center Trigger Period” means (i) a period commencing with the fiscal quarter ending December 2017, any period commencing as of the last day of the second of any two consecutive fiscal quarters during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 9.50%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for each such fiscal quarter is equal to or greater than 9.50%, (ii) a period commencing 15 business days following the Pentagon Center Borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Pentagon Center Trigger Period is ongoing, (iii) a Government 2023 Lease Trigger Period and/or a Government 2025 Lease Trigger Period and (iv) a period commencing on the date the Pentagon Center Borrower fails to comply with its requirement to deposit into the unfunded obligations account $1,800,000 within five business days following notification from the tenant under the Government 2025 Lease that it wishes for the Pentagon Center Borrower to commence with the tenant improvements set forth in the related lease and ending on the earlier to occur of (x) the date on which the amount contained in the excess cash flow reserve account equals $1,800,000 (such amount to be transferred to the unfunded obligations account) or (y) the date on which the Pentagon Center Borrower otherwise deposits $1,800,000 into the unfunded obligations account.

A-3-20

MSBAM 2017-C33	Pentagon Center

The Pentagon Center Whole Loan may be partially defeased with direct, non-callable obligations of the United States of America in the least amount necessary to cause the debt yield to equal 9.50% when taking into account only the undefeased note, in order to avoid or end a Pentagon Center Trigger Period.

Additional Secured Indebtedness (not including trade debts). In addition to the Pentagon Center Mortgage Loan, the Pentagon Center Property also secures the Pentagon Center Non-Serviced Pari Passu Companion Loans which have an aggregate Cut-off Date principal balance of $160,000,000. The Pentagon Center Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Pentagon Center Mortgage Loan. The Pentagon Center Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Pentagon Center Non-Serviced Pari Passu Companion Loans. The holders of the Pentagon Center Mortgage Loan and the Pentagon Center Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Pentagon Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or similar subsequent statute is in effect, the Pentagon Center Borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or similar subsequent statute) in an amount equal to the full replacement cost of the Pentagon Center Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Pentagon Center Borrower is required to carry terrorism insurance throughout the term of the Pentagon Center Whole Loan as described in the preceding sentence, but in that event the Pentagon Center Borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the Pentagon Center Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-21

MSBAM 2017-C33	Pearlridge Uptown II

Mortgage Loan No. 4 – Pearlridge Uptown II

A-3-22

MSBAM 2017-C33	Pearlridge Uptown II

Mortgage Loan No. 4 – Pearlridge Uptown II

Pearlridge Uptown II
98-1025 Moanalua Road
Aiea, HI 96701
O'ahu
Keaiwa Heiau State Recreation Area
Waipio
Pearl City
Waimano Home Rd
Pearl Highlands Center
HART (Open 2020)
Leeward Community College
Queen Liliuokalani Fwy
Waimalu Plaza
Pearl Country Club
KO'OLAU RANGE
Waipahu
Waimalu
Camp HM Smith
John A. Burns Frwy
Pearl Harbor Naval Station
Aiea
Pearl Harbor
Pearlridge Center
Aloha Stadium
Waipio Peninsula Sports Complex
HONOLULU COUNTY
Pearl Harbor Historic Sites
Halawa
Moanalua Golf Club
USS Arizona Memorial
Ford Island
Tripler Army Medical Center
Battleship Missouri Memorial
Pacific Aviation Museum
Salt Lake Blvd
Moanalua Frwy
Waipi'o Peninsula
HART (Under Construction)
Aliamanu-Salt Lakes-Foster Village
The Mall at Pearl Harbor
Honolulu Country Club
G Ave
HONOLULU
Porter Ave
Hickam Air Force Base
11th St
Navy Marine Golf Course
Fort Shafter
Queen Liliuokalani Frwy
HART
Keehi Lagoon Beach Park
Oroquois Ave
Honolulu International Airport
Iroquois Point
Downtown 2 miles
Ke'ehi Lagoon
Mokuoeo Island
Sand Is. Access Rd
Ewa Beach
Mamala Bay
Pacific Ocean
Sand Island
Kauai Channel
Pacific Ocean
Kawela Bay
Laie
Waialua Bay
Mokuleia
Waialua
Ka'a'awa
Wahiawa
Makaha
Oahu
Waianae
Mililani
Ahuimanu
Pearl City
Maili
Heeia
Kaneohe
Nanakuli
Waipahu
Aiea
Kailua
Kapolei
HONOLULU
Ewa Beach
Pacific Ocean
Mamala Bay
Kaiwi Channel

A-3-23

MSBAM 2017-C33	Pearlridge Uptown II

Mortgage Loan No. 4 – Pearlridge Uptown II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$43,200,000			Location:	Aiea, HI 96701
Cut-off Date Balance:	$43,200,000			General Property Type:	Retail
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Anchored
Loan Purpose:	Recapitalization			Title Vesting:	Leasehold
Sponsor:	Washington Prime Group, L.P.			Year Built/Renovated:	1971/2005
Mortgage Rate:	4.0710%			Size:	154,944 SF
Note Date:	3/30/2017			Cut-off Date Balance per SF:	$279
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$248
Maturity Date:	5/1/2025			Property Manager:	WPG Management Associates, Inc. (borrower-related)
Original Term to Maturity:	97 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$6,105,208
Seasoning:	1 month			UW NOI Debt Yield:	14.1%
Prepayment Provisions:	LO (25); DEF (68); O (4)			UW NOI Debt Yield at Maturity:	15.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.21x (IO) 2.30x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$5,765,830 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,320,367 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,894,295 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	95.8% (2/13/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.3% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$72,000,000 (2/16/2017)
Recurring Replacements:	$0	Springing	$92,966	Cut-off Date LTV Ratio:	60.0%
TI/LC:	$0	Springing	$856,923	Maturity Date LTV Ratio:	53.3%
Other:	$1,368,244	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$43,200,000	59.7%	Purchase Price(2):	$70,000,000	96.8%
Borrower Equity:	$29,134,288	40.3%	Reserves:	$1,368,244	1.9%
			Closing Costs:	$966,044	1.3%
Total Sources:	$72,334,288	100.0%	Total Uses:	$72,334,288	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Pearlridge Uptown II Borrower purchased the Pearlridge Uptown II Property prior to the closing of the Pearlridge Uptown II Mortgage Loan, pursuant to a Purchase and Sale Agreement dated January 18, 2017.

The Mortgage Loan. The fourth largest mortgage loan (the “Pearlridge Uptown II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,200,000 and secured by a first priority leasehold mortgage encumbering an anchored retail center in Aiea, Hawaii known as Pearlridge Uptown II (the “Pearlridge Uptown II Property”). The proceeds of the Pearlridge Uptown II Mortgage Loan, together with $29,134,288 of borrower equity, were used to recapitalize the Pearlridge Uptown II Borrower for the purchase of the Pearlridge Uptown II Property, fund reserves and pay closing costs. A previous mortgage loan secured by the Pearlridge Uptown II Property was included in the GSMS 2006-GG6 transaction.

The Borrower and the Sponsor. The borrower is Pearlridge Uptown II LLC (the “Pearlridge Uptown II Borrower”), a single-purpose Delaware limited liability company with two independent directors. Equity ownership in the Pearlridge Uptown II Borrower is held indirectly by Washington Prime Group, L.P. (51%) and O’Connor Mall Partners, L.P. (49%).

Washington Prime Group, L.P. is the sponsor and non-recourse carveout guarantor. Washington Prime Group, L.P. is the operating partnership of Washington Prime Group Inc. (NYSE: WPG), a retail REIT formed in May 2014 following a spin-off from Simon Property Group, Inc. In January 2015, Washington Prime Group Inc. acquired Glimcher Realty Trust (NYSE: GRT). Washington Prime Group Inc. owns, develops and manages enclosed retail properties and community centers, and as of December 31, 2016 had a portfolio of 114 shopping centers (approximately 63 million SF) in the United States.

The Property. The Pearlridge Uptown II Property consists of a total of 154,944 SF between a 24,748 SF freestanding building occupied by Pali Momi Medical Center and a 130,196 SF, three-story enclosed retail center located adjacent and connected to Pearlridge Center. Pearlridge Center (non-collateral) is a super-regional mall containing 1.28 million SF plus peripheral office, standalone restaurants and commercial development. Pearlridge Center is the second largest shopping center in Hawaii (after Ala Moana) and is Hawaii’s largest enclosed mall. Pearlridge Center was constructed in 1972, expanded in 1976, renovated in 1995 and 1996 and according to information provided by the sponsor is expected to embark on a current $33 million renovation. Pearlridge Center is divided into three phases: Uptown, Downtown and Phase 3. Pearlridge Center Uptown (anchored by Macy’s and Bed Bath & Beyond) and Pearlridge Center Downtown (anchored by Sears, Long’s Drug and Pearlridge Cinemas) are connected by the only monorail

A-3-24

MSBAM 2017-C33	Pearlridge Uptown II

system in Hawaii, Skycab, which is one of its distinct landmarks. Pearlridge Center is reportedly 96.5% occupied, with in-line occupancy of 92.3%. Pearlridge Center is also owned by the Pearlridge Uptown II Mortgage Loan sponsor.

The Pearlridge Uptown II Property is connected to Pearlridge Center Uptown and was originally constructed in 1971 as a department store anchor. In 2005, the Pearlridge Uptown II Property was redeveloped and it is currently anchored by Ross Dress for Less and TJ Maxx. Other large tenants include two medical centers: Pali Momi Medical Center and Kaiser Permanente. The four largest tenants comprise 60.1% of NRA and represent 55.1% of underwritten base rent with no other tenant occupying more than 5.2% of NRA or representing more than 6.0% of underwritten base rent. As of February 13, 2017, the Pearlridge Uptown II Property was 95.8% occupied by 36 anchor, in-line and kiosk tenants. The Pearlridge Uptown II Property includes 739 surface parking spaces (approximately 4.8 spaces per 1,000 SF).

The following table presents certain information relating to the comparable in-line sales at the Pearlridge Uptown II Property:

Comparable In-Line Sales
2013		2014		2015		2016
Sales $	Sales $ PSF	Sales $	Sales $ PSF	Sales $	Sales $ PSF	Sales $	Sales $ PSF
$5,743,050	$383	$8,885,141	$438	$11,277,785	$522	$15,468,542	$634

Major Tenants.

Ross Dress for Less (31,199 SF, 20.1% of NRA, 21.7% of underwritten base rent). Ross Dress for Less leases 31,199 SF at the Pearlridge Uptown II Property under a lease dated December 5, 2012 with an initial expiration of January 31, 2024, and three five-year renewal options. The lease is guaranteed by Ross Stores, Inc. Current annual base rent is $1,403,955. Ross Dress for Less reported total sales at the Pearlridge Uptown II Property of $16,125,495 ($517 PSF) in 2015 and $15,563,771 ($499 PSF) in 2014. Ross Stores, Inc. (NASDAQ: ROST) is an S&P 500, Fortune 500 company headquartered in Dublin, California, with 1,340 locations in 36 states, the District of Columbia and Guam and reported fiscal 2016 revenues of $12.9 billion.

TJ Maxx (25,245 SF, 16.3% of NRA, 13.6% of underwritten base rent). TJ Maxx leases 25,245 SF at the Pearlridge Uptown II Property under a lease dated September 30, 2011 with an initial expiration of May 31, 2022 which can be extended to January 31, 2023. The TJ Maxx lease also provides for three five-year renewal options. Current annual base rent is $801,529, increasing in June 2017 to $881,808. TJ Maxx reported total sales at the Pearlridge Uptown II Property of $9,737,881 ($386 PSF) in 2015 and $9,392,300 ($372 PSF) in 2014. The TJX Companies, Inc. (NYSE: TJX) is an off-price apparel and home fashions retailer with over 3,600 stores in nine countries across three continents. The TJX Companies, Inc. reported fiscal 2017 net sales of $33.2 billion.

Pali Momi Medical Center (24,748 SF, 16.0% of NRA, 10.1% of underwritten base rent). Pali Momi Medical Center leases 24,748 SF at the Pearlridge Uptown II Property for use as a women’s medical clinic under a lease dated December 17, 2010 with an initial lease expiration of October 31, 2021 and two five-year extension options. The lease requires annual base rent of $635,034, increasing in November 2017 to $652,377. The lease is guaranteed by Hawaii Pacific Health, the state’s largest health care provider. The Pali Momi Medical Center at the Pearlridge Uptown II Property is a location for the Pali Momi Women’s Center, offering outpatient breast health services. The main Pali Momi Medical Center is adjacent to Pearlridge Downtown and features 118 beds and more than 400 physicians on its medical staff. Pali Momi Medical Center offers a full range of services and is the only facility serving Central and West Oahu that provides interventional cardiac catheterization, primary stroke care and level III trauma care.

Kaiser Permanente (12,000 SF, 7.7% of NRA, 9.7% of underwritten base rent). Kaiser Permanente leases 12,000 SF at the Pearlridge Uptown II Property for use as an emergency services and pharmacy services clinic under a lease dated May 25, 2012 with an initial lease expiration of August 31, 2023 with three five-year extension options. The lease requires annual base rent of $630,720, increasing in September 2018 to $712,800. Kaiser Permanente is an integrated health care system with 659 hospitals and medical facilities in eight states and the District of Columbia, 177,445 employees and 17,791 physicians.

The following table presents certain information relating to the leases at the Pearlridge Uptown II Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent(3)	% of Annual UW	Annual UW Rent PSF(3)	Most Recently Reported Sales PSF(4)	Occ. Cost %	Lease Expiration
Anchor/Major > 10,000 SF
Ross Dress for Less	NR/A3/A-	31,199	20.1%	$1,403,955	21.7%	$45.00	$517	8.7%	1/31/2024
TJ Maxx	NR/A2/A+	25,245	16.3%	$881,808	13.6%	$34.93	$386	9.1%	5/31/2022
Pali Momi Medical Center	A+/A1/A	24,748	16.0%	$652,377	10.1%	$26.36	N/A	N/A	10/31/2021
Kaiser Permanente	NR/NR/NR	12,000	7.7%	$630,720	9.7%	$52.56	N/A	N/A	8/31/2023
Subtotal/Wtd. Avg.		93,192	60.1%	$3,568,860	55.1%	$38.30
In-Line Tenants(5)		54,533	35.2%	$2,690,931	41.5%	$49.34	$634
Kiosk Tenants		690	0.5%	$222,000	3.4%	$321.74
Total Occupied SF		148,415	95.8%	$6,481,790	100.0%	$43.67
Vacant		6,529	4.2%
Total Property SF		154,944	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF includes contractual rent steps through March 1, 2018.

(4)	Represents Most Recently Reported 2015 Sales PSF for Ross Dress for Less and TJ Maxx, and 2016 Sales PSF for In-Line Tenants.

(5)	Includes two tenants with signed leases which are not yet in occupancy: Applebee’s (2.8% of NRA) has an executed lease commencing December 1, 2017 and Hakubundo (1.0% of NRA) has an executed lease commencing June 17, 2017.

A-3-25

MSBAM 2017-C33	Pearlridge Uptown II

The following table presents certain information relating to the lease rollover schedule at the Pearlridge Uptown II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	3	1,891	1.2%	1.2%	$50,834	$26.88	0.8%	0.8%
2017	5	1,456	0.9%	2.2%	$176,400	$121.15	2.7%	3.5%
2018	4	2,479	1.6%	3.8%	$206,738	$83.40	3.2%	6.7%
2019	3	3,756	2.4%	6.2%	$174,996	$46.59	2.7%	9.4%
2020	3	3,706	2.4%	8.6%	$300,535	$81.09	4.6%	14.0%
2021	4	31,877	20.6%	29.1%	$1,023,543	$32.11	15.8%	29.8%
2022(4)	4	32,148	20.7%	49.9%	$1,203,228	$37.43	18.6%	48.4%
2023	2	13,090	8.4%	58.3%	$704,753	$53.84	10.9%	59.3%
2024	3	37,917	24.5%	82.8%	$1,746,739	$46.07	26.9%	86.2%
2025	2	9,245	6.0%	88.8%	$447,457	$48.40	6.9%	93.1%
2026	2	6,495	4.2%	93.0%	$237,527	$36.57	3.7%	96.8%
2027(5)	1	4,355	2.8%	95.8%	$209,040	$48.00	3.2%	100.0%
Thereafter	0	0	0.0%	95.8%	$0	$0.00	0.0%	100.0%
Vacant	0	6,529	4.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	36	154,944	100.0%		$6,481,790	$43.67	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

(4)	Includes Hakubundo (1.0% of NRA) which is not yet in occupancy, with a lease maturity date of June 30, 2022.

(5)	Includes Applebee’s (2.8% of NRA) which is not yet in occupancy, with a lease maturity date of November 30, 2027.

The Market. The Pearlridge Uptown II Property is located in the Aiea area of Honolulu, on the island of Oahu, Hawaii. Pearl City is 1.5 miles northwest of the Pearlridge Uptown II Property and the interchange of the H-1 and H-3 freeways is 1.5 miles southeast. Downtown Honolulu is 8.5 miles southeast of the Pearlridge Uptown II Property.

The Pearlridge Uptown II Property is located between the Honolulu and West Oahu submarkets in the Leeward submarket. As of year-end 2016, the Leeward retail submarket consisted of approximately 7.6 million SF, with a 2.1% vacancy rate and quoted rental rates of $34.46 PSF. For the period 2008-2016, the Leeward retail submarket’s average vacancy rate was 2.3% and its average rental rate was $35.70 PSF. As of year-end 2016, the Leeward office submarket consisted of approximately 1.6 million SF, with a 4.0% vacancy rate and quoted rental rates of $24.51 PSF. For the period 2008-2016, the Leeward office submarket’s average vacancy rate was 5.9% and its average rental rate was $19.53 PSF. According to the appraiser, there is no anticipated new retail or office supply in the submarket.

The local area around the Pearlridge Uptown II Property is heavily developed with commercial and retail properties. In addition to the Pearlridge Center, there is surrounding complementary strip retail and shopping center development, office buildings and medical uses. The Pearlridge Uptown II Property serves as a convenience center for those residents living in the immediate neighborhood as well as a primary regional destination center for West Oahu residents by virtue of the larger anchor and specialty tenants located at the center. Immediate local competition, other than the adjacent Pearlridge Center, is more neighborhood center, community center and big-box oriented.

The economy in Hawaii is driven largely by tourism. According to the appraisal, visitor spending in Hawaii as of year-end 2015 was $15.2 billion and for every $1 million in visitor spending, tourism supports an estimated 11.2 jobs. Leisure and hospitality account for 18.1% of employment. The second driver of the local economy is government, due to the military presence in Hawaii. The top five employers in the state are military installations and combined employ over 100,000 individuals. Government accounts for 19.3% of Hawaii’s employment. Hawaii is working to support and promote other industries such as ocean research and development, film and television production, high technology manufacturing, education and agriculture.

According to the appraisal, estimated 2016 population within a three-, five- and seven-mile radius of the Pearlridge Uptown II Property was 108,893, 200,332 and 387,804, respectively. Estimated average 2016 household income within the same radii was $99,515, $96,168 and $97,410, respectively. Estimated 2016 retail sales per household within a five-mile radius of the Pearlridge Uptown II Property was $69,192.

A-3-26

MSBAM 2017-C33	Pearlridge Uptown II

The following table presents certain competitive retail properties to the Pearlridge Uptown II Property:

Competitive Property Summary
Property Name/Location	Center Type	Proximity	Year Built	Total GLA	Occupancy	Anchor Tenants	In-Line Rent PSF	In-line Sales PSF
Pearlridge Uptown II Aiea, HI	Super Regional	N/A	1971	154,944	95.8%	Ross, T.J. Maxx	$49.34	$634
Primary Competition
Pearlridge Center(1) Aiea, HI	Super Regional	0 miles	1972	1,281,135	96.9%	Macy’s, Sears, Long’s Drug, Cinemas, Big Box	$39-$49	$534-$571
Ala Moana Center Honolulu, HI	Super Regional	10.4 miles	1959	2,390,000	93.9%	Macy’s, Nordstrom, Neiman Marcus, Bloomingdale’s, Big Box	$110-$140	$1,100-$1,300
Kahala Mall Honolulu, HI	Super Regional	14.0 miles	1970	452,000	99.2%	Macy’s, Whole Foods, Long’s Drug, Cinemas	$30-$50	$425-$475
Windward Mall Kaneohe, HI	Super Regional	14.0 miles	1982	505,000	91.8%	Macy’s, Sears, Cinemas	$24-$60(2)	N/A
Secondary Competition
Pearl Highlands Center Pearl City, HI	Power Center	3.0 miles	1993	426,000	95.2%	Sam’s Club, Ross, Old Navy, Cinemas	$48-$72(2)	N/A
Waikele Center Waipahu, HI	Power Center	5.7 miles	1992	519,187	69.2%	Lowe’s, Old Navy, Vacant (Kmart), Vacant (Sports)	$39-$49(2)	N/A
Town Center Mililani Mililani, HI	Community Center	9.0 miles	1987	953,798	99.0%	Walmart, Times Supermarket, Long’s Drug, Cinemas	$48-$72(2)	N/A
Kapolei Commons Kapolei, HI	Power Center	14.5 miles	2009	294,758	99.4%	Target, Ross, Petco, Sports	$60-$60(2)	N/A

Source: Appraisal is the source for all information other than the Pearlridge Uptown II Property Total GLA, Occupancy, and In-line Sales PSF, which are based on information in the underwritten rent roll.

(1)	Pearlridge Center is also owned by the Pearlridge Uptown II Mortgage Loan sponsor.

(2)	In-Line Rent PSF represents range of asking rents.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pearlridge Uptown II Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$4,351,195	$6,163,829	$6,188,212	$6,199,686	$6,994,904	$45.14
Expense Reimbursement	$2,909,898	$3,528,119	$3,359,608	$3,135,387	$3,541,614	$22.86
Percentage Rent	$340,304	$340,413	$524,070	$304,420	$287,531	$1.86
Other Income	$22,605	$6,977	$10,958	($1,630)	$2,869	$0.02
Vacancy and Credit Loss	($150,000)	($12,000)	$0	($159,724)	($541,202)	(5.1%)
Effective Gross Income	$7,474,002	10,027,338	$10,082,848	$9,478,139	10,285,716	$66.38
Total Expenses(2)	$3,780,430	4,133,043	$3,762,481	$3,712,309	4,180,508	$26.98
Net Operating Income	$3,693,572	$5,894,295	$6,320,367	$5,765,830	$6,105,208	$39.40
Capital Reserves	$0	$0	$0	$0	$30,989	$0.20
TI/LC	$0	$0	$0	$0	$342,770	$2.21
Net Cash Flow	$3,693,572	$5,894,295	$6,320,367	$5,765,830	$5,731,450	$36.99

Occupancy %	97.0%	97.5%	96.3%	95.8%(3)	94.9%
NOI DSCR (IO)	2.07x	3.31x	3.54x	3.23x	3.42x
NOI DSCR (P&I)	1.48x	2.36x	2.53x	2.31x	2.45x
NCF DSCR (IO)	2.07x	3.31x	3.54x	3.23x	3.21x
NCF DSCR (P&I)	1.48x	2.36x	2.53x	2.31x	2.30x
NOI Debt Yield	8.6%	13.6%	14.6%	13.4%	14.1%
NCF Debt Yield	8.6%	13.6%	14.6%	13.4%	13.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of February 13, 2017, includes rent steps taken through March 1, 2018 and includes two tenants with signed leases who are not yet in occupancy: Applebee’s (2.8% of NRA) has an executed lease commencing December 1, 2017 and Hakubundo (1.0% of NRA) has an executed lease commencing June 17, 2017.
(2)	Total Expenses includes ground rent. The UW ground rent is based on the average projected ground rent over the loan term; current ground rent is $286,637 annually and increases by CPI in May 2020. See “Ground Lease” below for further discussion of the ground lease.
(3)	2016 Occupancy % is as of February 13, 2017.

A-3-27

MSBAM 2017-C33	Pearlridge Uptown II

Escrows and Reserves. During the existence of a Reserve Trigger Event (as defined below), the Pearlridge Uptown II Borrower is required to deposit monthly reserves for (A) real estate taxes and insurance (unless waived by the lender should the Pearlridge Uptown II Property be covered by a blanket policy) in an amount equal to 1/12th of the annual estimated real estate taxes and insurance premiums, respectively, (B) $3,874 for replacement reserves, subject to a $92,966 cap, and (C) $28,564 for tenant improvement and leasing reserves, subject to a $856,923 cap, provided that such replacement reserve and tenant improvement and leasing reserve obligations can be satisfied by the Pearlridge Uptown II Borrower providing a letter of credit in the amount of the required deposit. Following the termination of any such Reserve Trigger Event, further deposits into such reserves will be suspended and amounts in the real estate tax and insurance reserve will be disbursed to the Pearlridge Uptown II Borrower (provided no event of default exists). Notwithstanding the foregoing, should an event of default occur following the end of a Reserve Trigger Event, monthly deposits for replacement reserves and tenant improvement and leasing reserves are required to resume until the event of default is cured.

The Pearlridge Uptown II Borrower deposited $143,322 (representing six months of current ground rent) at loan origination to a ground rent reserve as additional collateral for the Pearlridge Uptown II Mortgage Loan, and is required to supplement the ground rent reserve at the lender’s discretion.

The Pearlridge Uptown II Borrower deposited $26,280 at loan origination for any future rent credits or abatements relating to two tenants and $1,198,642 at loan origination for landlord obligations relating to tenant improvement and leasing commissions for four tenants.

A “Reserve Trigger Event” will begin upon the debt service coverage ratio being less than 1.50x and will end upon the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Pearlridge Uptown II Mortgage Loan. The Pearlridge Uptown II Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (as defined below), or during an event of default whereby funds in the lockbox account are required to be transferred daily to the lender controlled cash management account.

A “Cash Sweep Period” will commence upon the debt service coverage ratio being less than 1.25x for two consecutive calendar quarters, and will end upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. A ground lease exists between the Trustees of the Estate of Bernice Pauahi Bishop, as ground lessor, and the Pearlridge Uptown II Borrower, as ground lessee. The ground lease was originally dated May 8, 1970, expires April 30, 2043 and requires payment of fixed annual ground rent equal to $286,637, adjusting on May 1, 2020, May 1, 2030 and May 1, 2040 based on CPI (with a minimum annual rent of $48,680.)

The ground lease is subject to a Construction, Operation and Reciprocal Easement Agreement dated May 1, 1970, and a Reciprocal Easement Agreement dated July 1, 1971, which provide agreements between the owners of the neighboring parcels within Pearlridge Center, as to how the properties are to be operated as an integrated shopping center.

Terrorism Insurance. The Pearlridge Uptown II Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Pearlridge Uptown II Borrower provide coverage for terrorism as well as business interruption insurance covering an 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be modified, amended or extended) or substantially similar program (“TRIPRA”) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage is required).

A-3-28

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A-3-29

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

A-3-30

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

A-3-31

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

A-3-32

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Marginal Rd.
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
SOUTH HARBOR
NORTH COAST
WEST 3RD
Galleria at Erieview
One Cleveland Center
Key Center Cleveland
127 Public Square
Cleveland, OH 44114
Civic Center
The Mall
Lakeside Ave.
St. Clair Ave.
Superior Ave.
W. 3rd St.
W. 6th St.
W. 13th St.
E. 9th St.
E. 17th St.
E. 18th St.
E. 14th St.
E. 33rd St.
E. 38th St.
E. 30th St.
Hamilton Ave.
Rockwell Ave.
Payne Ave.
Chester Ave.
Euclid Ave.
Prospect Ave.
Carnegie Ave.
Cedar Ave.
Central Ave.
Comm. College Ave.
St. Clair-Superior
AsiaTown
Asia Plaza
Campus District
Innerbelt Frwy
Cleveland State University
Playhouse Square
Cleveland Play House
Bonfoey Gallery
Wolstein Center
Money Museum
PUBLIC SQUARE
Soldiers' & Sailors' Monument
Downtown
Gateway District
Quicken Loans Arena
Progressive Field
Ontario St.
Kindred Hospital
Rock and Roll Hall of Fame and Museum Library & Archives
Willow Frwy
RTA RED, GREEN, BLUE LINES
E. 34TH-CAMPUS
Wendy Park
FLATS EAST BANK
Warehouse District
Greater Cleveland Aquarium
SETTLERS LANDING
Jacobs Pavilion at Nautica
Cleveland Horseshoe Casino
TOWER CITY
The Flats East Bank
The Flats West Bank
CLEVELAND
Scranton Peninsula
River Rd.
Detroit Ave.
Proposed Park
Cuyahoga River
Carter Rd.
Carnegie Ave.
Scranton Rd.
Industrial Valley
Clinton Ave.
Franklin Blvd.
Lutheran Hospital
W. 25th St.
W. 28th St.
W. 38th St.
Fairview Park
Woodbine Ave.
Ohio City
Lorain Ave.
Bridge Ave.
Fulton Rd.
W. 41st St.
RTA RED LINE
W. 25TH-OHIO CITY
Abbey Ave.
Train Ave.
Tremont
CUYAHOGA COUNTY
Monroe Ave.
Lincoln Park
Starkweather Ave
Northwest Frwy
Tremont
Cleveland Hopkins Intl. Airport 9 miles
Erin Ave.
Tremont Park
90
2
6
322
20
77
10
42
490
Lake Erie
Mentor
Eastlake
Willoughby
Euclid
Wickliffe
Richmond Heights
Mayfield
Lakewood
CLEVELAND
Cleveland Heights
Fairview Park
Westlake
North Olmsted
Brook Park
Garfield Heights
Maple Heights
Parma
Independence
Bedford
Solon
Middleburg Heights
North Royalton
Brecksville
Macedonia
Twinsburg
Aurora
Columbia Station
Strongsville
Boston Heights
Brunswick
Richfield
Hudson

A-3-33

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Cleveland, OH 44114
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	5.7%			Detailed Property Type:	Office/Hospitality/Parking
Loan Purpose:	Acquisition			Title Vesting:	Fee / Leasehold
Sponsor:	Frank T. Sinito; Malisse J. Sinito			Year Built/Renovated:	1991/2015
Mortgage Rate:	5.3100%			Size(5):	1,369,980 SF
Note Date:	1/31/2017			Cut-off Date Balance per SF(1)(5):	$161
First Payment Date:	3/6/2017			Maturity Date Balance per SF(1)(5):	$131
Maturity Date:	2/6/2027			Property Manager(6):	Various
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	24 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (27); DEF (89); O (4)			UW NOI:	$27,004,694
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	12.3%
Additional Debt Type(3):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	15.0%
Additional Debt Balance(3):	$180,000,000/$42,500,000			UW NCF DSCR(1):	2.14x (IO) 1.59x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$19,057,726 (12/31/2016)
Reserves(4)				2nd Most Recent NOI:	$22,253,611 (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$24,855,822 (12/31/2014)
RE Tax:	$1,540,363	$770,181	N/A	Most Recent Occupancy(5):	92.9% (10/19/2016)
Insurance:	$55,406	$27,703	N/A	2nd Most Recent Occupancy(5):	80.3% (12/31/2015)
Deferred Maintenance	$64,625	$0	N/A	3rd Most Recent Occupancy(5):	86.4% (12/31/2014)
Recurring Replacements:	$18,271,556	$29,284	$1,757,065	Appraised Value (as of)(4)(7):	$362,000,000 (12/1/2017)
TI/LC:	$24,069,759	$110,513	N/A	Cut-off Date LTV Ratio(1)(4)(7):	60.8%
Other:	$11,819,140	$5,000	N/A	Maturity Date LTV Ratio(1)(4)(7):	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$220,000,000	66.7%	Purchase Price:	$267,500,000	81.1%
Mezzanine Loan:	$42,500,000	12.9%	Reserves:	$50,645,552	15.4%
Sponsor Equity:	$60,845,008	18.5%	Closing Costs:	$11,588,828	3.5%
Other Sources(8):	$6,389,372	1.9%
Total Sources:	$329,734,380	100.0%	Total Uses:	$329,734,380	100.0%

(1)	The Key Center Cleveland Mortgage Loan (as defined below) is part of the Key Center Cleveland Whole Loan (as defined below), which had an original principal balance of $220,000,000 and is comprised of six pari passu notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6). The non-controlling Note A-5 had an original principal balance of $40,000,000, has an outstanding balance of $40,000,000 as of the Cut-off Date and will be contributed to the MSBAM 2017-C33 trust. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Key Center Cleveland Whole Loan. The aggregate original principal amount of the Key Center Cleveland Whole Loan and Key Center Cleveland Mezzanine Loan (as defined under “Mezzanine Loan and Preferred Equity” below) is $262,500,000, resulting in a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 72.5%, 1.17x and 10.3%, respectively.

(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the Key Center Cleveland Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note of the Key Center Cleveland Whole Loan to be securitized, and (ii) July 31, 2020. The assumed lockout period of 27 payments is based on the expected closing date of this securitization in May 2017.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity”, below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Size, Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy represent the occupancy for Key Tower (as defined below) only. Occupancy for the Marriott Cleveland Downtown was 66.2%, 70.2%, 65.8% and 70.4% for the trailing twelve month periods ending year-end 2016, 2015, 2014 and 2013, respectively.

(6)	The Key Center Cleveland Property (as defined below) is managed by Millennia Housing Management, Ltd. (a borrower affiliate), Jacobs Real Estate Services LLC, Marriott Hotel Services, Inc. and SP Plus Corporation.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the Key Center Cleveland Property. The budgeted costs of such planned capital improvements were reserved for at loan origination. The appraised value of $362,000,000 consists of (i) $253,800,000 ($185 PSF) for Key Tower, (ii) $77,000,000 ($192,500 per room) for Marriott Cleveland Downtown and (iii) $31,200,000 ($98 PSF) for the Key Center Cleveland Parking Garage Component (as defined below). The combined “as-is” appraised value of $304,100,000 as of December 1, 2016 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the whole loan of 72.3% and 59.2%, respectively and 86.3% and 72.3% for the total debt, respectively.

(8)	Other Sources include $5,608,359 of seller credits transferred to the sponsor at loan origination which was related to outstanding tenant improvements for the Thompson Hine LLP tenant.

A-3-34

MSBAM 2017-C33	Key Center Cleveland

The Mortgage Loan. The fifth largest mortgage loan (the “Key Center Cleveland Mortgage Loan”) is part of a whole loan (the “Key Center Cleveland Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $220,000,000, which are secured by a first lien mortgage encumbering a 1,369,980 SF office building, a 400-room full service hotel and the leasehold interest in an adjacent, 985-space subterranean parking garage, located in Cleveland, Ohio (the “Key Center Cleveland Property”). The Key Center Cleveland Whole Loan was co-originated on January 31, 2017 by Bank of America, N.A., Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

Promissory Note A-5, in the original principal balance of $40,000,000, represents the Key Center Cleveland Mortgage Loan, and will be contributed to the MSBAM 2017-C33 securitization trust. Controlling Promissory Note A-1 and Promissory Notes A-2, A-3, A-4 and A-6 (together, the “Key Center Cleveland Non-Serviced Pari Passu Companion Loans”), had an aggregate original principal balance of $180,000,000 and have been contributed to securitization trusts as set forth in the table below or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Key Center Cleveland Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CGCMT 2017-P7 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The following table presents a summary of the pari passu notes comprising the Key Center Cleveland Whole Loan:

Notes	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	CGCMT 2017-P7	Yes
A-2	$40,000,000	BANK 2017-BNK4	No
A-3, A-6	$60,000,000	JPMDB 2017-C5	No
A-4	$30,000,000	Citi Real Estate Funding Inc.	No
A-5	$40,000,000	MSBAM 2017-C33	No
Total	$220,000,000

The Borrower and the Sponsor. The borrower is 127 PS Fee Owner LLC (the “Key Center Cleveland Borrower”), a Delaware limited liability company and a single purpose entity with at least two independent directors. The sponsors and non-recourse carveout guarantors are Frank T. Sinito and his wife, Malisse J. Sinito. Frank T. Sinito is the CEO and President of Millennia Companies which he founded in 1995. Millennia Companies owns and manages over 200 multifamily communities totaling over 20,000 residential units across 22 states. The ownership of the Key Center Cleveland Borrower includes a joint venture between Frank T. Sinito and Lubert Adler, an institutional real estate fund. Frank T. Sinito and Lubert Adler own a 38.3% controlling interest and a 24.4% non-controlling, limited interest in the borrowing entity, respectively.

The Property. The Key Center Cleveland Property is located in downtown Cleveland, Ohio, within Cuyahoga County and consists of a 1,369,980 SF office building (“Key Tower”), a 400-room full service hotel (“Marriott Cleveland Downtown”), and a leasehold interest in a 985-space subterranean parking garage (“Key Center Cleveland Parking Garage Component”) located on three separate parcels over a 2.1-acre site at 127 Public Square in Cleveland, Ohio. Public Square underwent a $50 million renovation in March 2015 as part of a revitalization of downtown Cleveland. The Key Center Cleveland Property takes up a full city block and is located between two arterials and two commercial corridors. The immediate area is urban in nature and has a mix of commercial uses, including retail, office and multifamily developments. Local transportation is provided by the Greater Cleveland Regional Transit Authority (“RTA”). RTA services 59 municipalities including 38 cities, 19 villages and two townships. There are several RTA stops in the immediate vicinity located along East 9th Street and St. Clair Avenue. The Key Center Cleveland Property is located approximately 13.5 miles northeast of the Cleveland Hopkins International Airport.

The original structure was built in 1890, with the construction of Key Tower in 1991, which contains 1,369,980 SF over 57 stories. Key Tower was designed by architect Cesar Pelli and is currently the tallest building in Ohio. The building provides views of Lake Erie, FirstEnergy Stadium, City Hall, and the Cleveland skyline. Key Tower features a spacious and ornate lobby with four separate street entrances and access to the underground parking facilities between Key Tower and the Marriott Cleveland Downtown lobbies.

Key Tower is currently 92.9% leased to approximately 36 tenants under 71 leases, as of October 19, 2016 and historical occupancy has averaged 90% since 2006. The largest tenant at Key Tower is KeyBank National Association (rated Moody’s/S&P/Fitch: A3/A-/A-) (“KeyBank”) which occupies 34.9% of NRA and has been operating its headquarters at Key Tower since 1992. KeyBank is one of the largest bank-based financial services companies in the United States, with a reported $136.5 billion in total assets as of year-end 2016.

KeyBank has reportedly invested approximately $24.0 million into its space since 2013. KeyBank’s lease expires in June 2030 and has three, five-year renewal options remaining. KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 SF; provided that each exercise of a contraction option may not exceed 44,000 SF, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years. KeyBank must give 12 months’ notice for each contraction option, pay a termination fee consisting of unamortized tenant improvement and leasing commissions and pay a rent penalty.

Other large tenants in the building include law firms Squire Patton Boggs, Thompson Hine LLP and Baker Hostetler LLP as well as accounting and consulting firms Deloitte LLP and PricewaterhouseCoopers. The top five tenants by NRA have been at Key Tower on average approximately 18.0 years and have a weighted average remaining lease term of 12.6 years.

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MSBAM 2017-C33	Key Center Cleveland

The following table presents a summary regarding the major tenants at Key Tower:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
KeyBank National Association(4)	A-/A3/A-	477,781	34.9%	$14,955,575	39.7%	$31.30	6/30/2030
Squire Patton Boggs	NR/NR/NR	150,890	11.0%	$4,987,280	13.2%	$33.05	4/30/2022
Forest City(5)	BB-/NR/NR	147,795	10.8%	$3,990,465	10.6%	$27.00	3/31/2033
Thompson Hine LLP(6)	NR/NR/NR	125,120	9.1%	$3,447,532	9.2%	$27.55	9/30/2029
Baker Hostetler LLP	NR/NR/NR	115,615	8.4%	$3,308,369	8.8%	$28.62	10/31/2031
Total Major Tenants		1,017,201	74.2%	$30,689,221	81.5%	$30.17
Other Tenants		255,534	18.7%	$6,966,943	18.5%	$27.26
Occupied Collateral Total		1,272,735	92.9%	$37,656,164	100.0%	$29.59
Vacant Space		97,245	7.1%
Collateral Total		1,369,980	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through May 2017.

(4)	KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 SF in three installments; provided that each exercise of a contraction option may not exceed 44,000 SF, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years. KeyBank must give 12 months’ notice for each contraction option, pay a termination fee consisting of unamortized tenant improvement and leasing commissions, and pay a rent penalty.

(5)	Forest City is not yet in occupancy or paying rent. Forest City is expected to commence paying rent no later than April 1, 2018. In respect of gap rent for Forest City, the Key Center Cleveland Borrower provided the lender with a letter of credit in the amount of $4,655,546 (noting that per the terms of the Key Center Cleveland Mortgage Loan documents, the Key Center Cleveland Borrower requested and was granted a $436,489 burn down of such letter of credit on March 6, 2017). Forest City has the one-time option to contract its space by not less than one-half of one floor and not more than one full floor on March 31, 2023 upon 12 months’ prior notice.

(6)	Thompson Hine LLP has a one-time option to terminate its space by not more than a full floor of either (i) any single, non-contiguous floor or (ii) the highest or lowest full floor of any contiguous block of floors it leases, which termination may be effective, at the tenant’s option, either on October 1, 2023 or October 1, 2025. Such option is exercisable upon written notice no later than 12 months prior to the applicable termination date, and payment of a fee equal to unamortized tenant improvement allowances and leasing commissions that were paid with respect to the terminated space.

The following table presents certain information relating to the lease rollover at Key Tower:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	3,353	0.2%	0.2%	$29.00	$97,237	0.3%	0.3%
2017	11	14,240	1.0%	1.3%	$40.34	$574,472	1.5%	1.8%
2018	9	35,869	2.6%	3.9%	$32.13	$1,152,639	3.1%	4.8%
2019	2	24,251	1.8%	5.7%	$32.34	$784,222	2.1%	6.9%
2020	3	356	0.0%	5.7%	$223.59	$79,602	0.2%	7.1%
2021	3	10,705	0.8%	6.5%	$27.28	$292,071	0.8%	7.9%
2022	8	167,787	12.2%	18.7%	$32.51	$5,454,978	14.5%	22.4%
2023	0	0	0.0%	18.7%	$0.00	$0	0.0%	22.4%
2024	3	46,451	3.4%	22.1%	$29.28	$1,359,875	3.6%	26.0%
2025	3	14,589	1.1%	23.2%	$28.64	$417,778	1.1%	27.1%
2026	0	0	0.0%	23.2%	$0.00	$0	0.0%	27.1%
2027	2	37,044	2.7%	25.9%	$9.44	$349,785	0.9%	28.1%
Thereafter	26	918,090	67.0%	92.9%	$29.51	$27,093,506	71.9%	100.0%
Vacant	0	97,245	7.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	71	1,369,980	100.0%		$29.59	$37,656,164	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

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MSBAM 2017-C33	Key Center Cleveland

Marriott Cleveland Downtown is a 24-story, 400-room, full service hotel built in 1991. Amenities at the Marriott Cleveland Downtown include a sports bar (“Jake’s Lounge”), a modern American restaurant (“David’s Restaurant”) and an approximately 23,000 SF private health club which is for use by hotel guests as well as tenants at Key Tower (“Key Club”). The private health club features an indoor pool, sauna, and fitness room. The Marriott Cleveland Downtown also contains approximately 17,000 SF of meeting space, a ballroom, and a contemporary lobby lounge with TVs.

Since 2010 the prior ownership has invested $6.3 million ($15,782 per room) in capital expenditures to the Marriott Cleveland Downtown, including over $4.6 million in guestroom upgrades in 2013-2014. The Marriott Cleveland Downtown is slated to undergo approximately $13.5 million in capital improvements which includes $3.3 million to update Key Club, $2.6 million to modernize the ballrooms and meeting space, approximately $2.0 million to renovate David’s Restaurant and $1.4 million to upgrade the hotel lobby.

The Marriott Cleveland Downtown is brand-managed by Marriott Hotel Services, Inc. (“Marriott”) under a long term agreement which commenced in 1988 and expires in 2021, with three, 10-year renewal periods. Marriott is entitled to a base management fee equal to 3.0% of total revenue. The management agreement may be terminated by the Key Center Cleveland Borrower if the average operating profit does not equal or exceed $3.3 million for any three consecutive fiscal years.

The Key Center Cleveland Parking Garage Component contains 985 spaces and is connected to the Key Tower lobby through a separate double elevator bank. The Key Center Cleveland Parking Garage Component features security lighting, video surveillance, and security patrols throughout the day. Valet service is offered at the Marriott Cleveland Downtown entrance. SL Plus Corporation (formerly known as Standard Parking Corporation) manages the Key Center Cleveland Parking Garage Component for a fee of 3.0% of net revenue. The term of the parking management agreement is month-to-month with automatic renewals.

The Market. Key Tower is located within the Cleveland central business district office submarket which has a total Class A office inventory of 10.9 million SF and a vacancy rate of 14.9% as of the third quarter of 2016. Over the past four quarters, the central business district Class A office market has experienced no growth of supply, positive net absorption, decreased vacancy rates and increased asking rents. The appraisal identified five Class A properties located within the submarket that are the primary competitors of Key Tower. The properties range from 321,311 SF to 1,270,204 SF with occupancies ranging from 89.0% to 93.6% with a weighted average of 90.8%. Average asking rents of the primary competitors range from $17.00 PSF to $35.00 PSF with a weighted average of $24.57 PSF on a modified gross basis. The appraisal concluded to a general vacancy rate of 7.0% for Key Tower.

Cleveland has a diversified economy with a large presence in education, technology, finance, biotechnology and healthcare. The top five employers in the Cleveland area are Cleveland Clinic (34,000 employees), US Office of Personnel Management (15,095 employees), University Hospitals (13,726 employees), Giant Eagle (10,311 employees), and Progressive Corporation (8,612 employees). According to a third party report, the estimated 2016 population within a one-, three-, and five-mile radius of the Key Center Cleveland Property was 11,685, 75,091 and 239,627, respectively, and the 2016 average household income within the same radii was $65,299, $41,254 and $39,712, respectively.

The following table presents certain information relating to comparable properties to Key Tower:

Competitive Property Summary
Property	Year Built	Size (SF)	Occupancy	Average Asking Rent $ PSF	Distance from Subject
Key Tower (subject)	1991	1,369,980	92.9%	$29.59	—
Ernst & Young Tower	2013	550,000	93.6%	$35.00	0.5 miles
200 Public Square	1985	1,270,204	91.0%	$20.00 – $27.00	0.1 miles
Fifth Third Center	1991	508,400	89.7%	$19.00 – $23.00	0.2 miles
Skylight Office Center	1990	321,311	90.0%	$17.00 – $25.00	0.2 miles
One Cleveland Center	1983	545,028	89.0%	$22.00	0.4 miles

Source: Appraisal and underwritten rent roll.

The Key Center Cleveland Property is within proximity to Cleveland’s Gateway District and to local sports venue Progressive Field (home to Major League Baseball’s Cleveland Indians) and Quicken Loans Arena (home to the National Basketball Association’s Cleveland Cavaliers), both of which are less than 1.0 mile from the Marriott Cleveland Downtown. Playhouse Square, a not-for-profit performing arts center, is located approximately 0.7 miles away and is the largest performing arts center outside of New York and features over 1,000 annual events including Broadway shows, dance, concerts, and speakers. Cleveland State University (over 17,000 students) is located approximately 1.0 mile from the Marriott Cleveland Downtown.

The approximate distribution of demand at the Marriott Cleveland Downtown is 41% group, 28% leisure, 27% commercial, and 4% extended-stay. For the year-to-date July 2016, top accounts at the Marriott Cleveland Downtown included KeyBank (4.2% of room nights), Greater Cleveland Sports Commissions (2.4%), Association of Healthcare Journalists (1.3%), Ernst & Young (1.2%), and Deloitte LLP (1.1%).

The following table presents certain information relating to the Marriott Cleveland Downtown’s competitive sets:

	Competitive Set			Marriott Cleveland Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	69.8%	$161.00	$112.33	66.2%	$162.44	$107.51	94.9%	100.9%	95.7%
2015	70.4%	$162.80	$114.68	70.2%	$159.52	$111.95	99.6%	98.0%	97.6%
2014	67.9%	$161.07	$109.31	65.8%	$159.58	$104.99	96.9%	99.1%	96.0%

Source: Industry Report.

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MSBAM 2017-C33	Key Center Cleveland

Operating History and Underwritten Net Cash Flow.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Key Center Cleveland Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$32,510,214	$31,608,409	$29,936,738	$28,060,735	$40,401,753	$29.49(2)
Total Recoveries	$2,348,968	$2,690,336	$1,319,674	$691,479	$597,315	$0.44(2)
Hotel Revenue	$23,755,307	$22,893,610	$24,052,333	$22,923,863	$22,092,574	$55,231.44(3)
Parking Revenue	$4,208,945	$3,784,318	$3,804,773	$4,014,186	$3,953,056	$12.36(4)
Other Income(5)	$3,122,262	$3,226,533	$4,133,442	$3,550,145	$3,375,221	$2.46(2)
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,090,816)	($2.26)(2)
Effective Gross Income	$65,945,696	$64,203,206	$63,246,960	$59,240,408	$67,329,103	$28.18(6)
Total Operating Expenses(7)	$39,071,471	$39,347,384	$40,993,349	$40,182,682	$40,324,409	$16.88(6)
Net Operating Income	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$27,004,694	$11.30(6)
Capital Expenditures	$0	$0	$0	$0	$351,405	$0.26(2)
TI/LC	$0	$0	$0	$0	$1,326,153	$0.97(2)
Net Cash Flow	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$25,327,136	$10.60(6)

Occupancy %	89.7%	86.4%	80.3%	92.9%(8)	92.9%(8)
NOI DSCR (IO)(9)	2.27x	2.10x	1.88x	1.61x	2.28x
NOI DSCR (P&I)(9)	1.69x	1.56x	1.40x	1.20x	1.70x
NCF DSCR (IO)(9)	2.27x	2.10x	1.88x	1.61x	2.14x
NCF DSCR (P&I)(9)	1.69x	1.56x	1.40x	1.20x	1.59x
NOI Debt Yield(9)	12.2%	11.3%	10.1%	8.7%	12.3%
NCF Debt Yield(9)	12.2%	11.3%	10.1%	8.7%	11.5%

(1)	Gross Potential Rent includes contractual rent steps through May 2017 and the present value of rent steps for Jones Lang LaSalle GR and KeyBank National Association. The decline in historical Gross Potential Rent is due primarily to KeyBank downsizing its space. The increase in Gross Potential Rent between UW and 2016 was primarily due to newly executed leases with tenants Forest City and Millennia. Forest City executed a lease commencing in April 2018 for 147,795 SF resulting in an increase to the UW Gross Potential Rent of $3,990,465 and Millennia executed a lease commencing in July 2017 for 45,360 SF resulting in an increase to the UW Gross Potential Rent of $1,247,400.

(2)	Calculated based on the total NRA of Key Tower.

(3)	Calculated based on the total rooms at the Marriott Cleveland Downtown.

(4)	Calculated based on the total NRA of the Key Center Cleveland Parking Garage Component (319,950 SF).

(5)	Other Income includes bill back reimbursements, tenant services income, late charge income, other property income and minor utility charges.

(6)	Calculated based on the total NRA of the Key Center Cleveland Property (2,389,441 SF).

(7)	Total Operating Expenses include hotel FF&E reserves.

(8)	Occupancy % as of October 19, 2016.

(9)	Debt service coverage ratios and debt yields are based on the Key Center Cleveland Whole Loan.

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MSBAM 2017-C33	Key Center Cleveland

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Cleveland Downtown:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW Per Room(1)
Occupancy	71.6%	66.5%	70.9%	66.2%	65.0%
ADR	$155.32	$157.83	$157.93	$162.44	$163.45
RevPAR(2)	$111.24	$104.99	$111.95	$107.51	$106.24

Room Revenue	$16,240,749	$15,328,051	$16,344,286	$15,738,880	$15,511,405	$38,779
F&B Revenue	$6,570,035	$6,684,994	$6,900,689	$6,359,302	$5,996,176	$14,990
Other Revenue(3)	$944,523	$880,565	$807,358	$825,681	$584,993	$1,462
Total Revenue	$23,755,307	$22,893,610	$24,052,333	$22,923,863	$22,092,574	$55,231
Total Department Expenses	$10,120,537	$9,813,014	$10,411,963	$9,540,605	$9,055,128	$22,638
Gross Operating Profit	$13,634,770	$13,080,596	$13,640,370	$13,383,258	$13,037,446	$32,594
Total Undistributed Expenses	$6,890,609	$6,965,054	$7,394,903	$7,407,458	$7,437,569	$18,594
Profit Before Fixed Charges	$6,744,161	$6,115,542	$6,245,467	$5,975,800	$5,599,876	$14,000
Total Fixed Charges	$1,205,091	$1,487,694	$1,264,250	$1,312,263	$1,433,240	$3,583
Net Operating Income	$5,539,070	$4,627,848	$4,981,217	$4,663,537	$4,166,637	$10,417
FF&E Reserve	$1,181,285	$1,138,580	$1,197,413	$1,141,811	$1,104,629	$2,762
Net Cash Flow	$4,357,785	$3,489,268	$3,783,804	$3,521,726	$3,062,008	$7,655

(1)	UW per Room values are based upon 400 guest rooms.

(2)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $102.07, $91.24, $90.59, $92.57 and $106.13, respectively.

(3)	Other Revenue consists primarily of vending commissions, guest services, miscellaneous commissions, sales tax discounts, cancellation fees and attrition fees.

Escrows and Reserves. The Key Center Cleveland Whole Loan documents require upfront reserves of $1,540,363 for real estate taxes, $55,406 for insurance premiums, $18,271,556 for planned capital improvements for Key Tower and the Marriott Cleveland Downtown, $18,461,400 for outstanding tenant improvements related to Forest City and Millennia, $5,608,359 for outstanding tenant improvements related to Thompson Hine LLP (which amount was funded by the seller of the Key Center Cleveland Property and is being held by a third party escrow agent, and not by the lender), $4,652,415 for a property improvement plan expected to be incurred at the Marriott Cleveland Downtown in connection with the anticipated renewal of the management agreement with Marriott in 2021, $64,625 for deferred maintenance and $1,991,429 for hotel FF&E. Additionally, at origination, the Key Center Cleveland Borrower provided two letters of credit in the aggregate amount of $5,175,296 to cover free rent associated with the Forest City and Millennia tenants. Provided no event of default has occurred, at the Key Center Cleveland Borrower’s request, and subject to the conditions set forth in the loan agreement, such letters of credit may be reduced to reflect the burn-off of the respective tenant’s free rent period.

The Key Center Cleveland Whole Loan documents also require ongoing monthly reserves of $770,181 for real estate taxes; $27,703 for insurance premiums; $29,284 for replacement reserves (subject to a cap of $1,757,065); $110,513 for tenant improvement and leasing commissions and $5,000 for ground rent. On a monthly basis the Key Center Cleveland Borrower is required to deposit an amount equal to 1/12th of 5.00% (or if Marriott Corporation or an affiliate is the hotel manager, 4.00%) of gross hotel revenues unless either (a) Marriott Corporation or an affiliate thereof is the hotel manager, or (b) the Key Center Cleveland Borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the Key Center Cleveland Whole Loan documents. In the event that a property improvement plan (“PIP”) is required pursuant to the applicable hotel management agreement, the Key Center Cleveland Borrower will be required to deposit on a monthly basis, all excess cash flow, until an amount equal to 110% of the costs of such a PIP (exclusive of any portion of the PIP which is duplicative of any of the approved FF&E that has already been reserved for) has been deposited into the PIP reserve account.

Lockbox and Cash Management. The Key Center Cleveland Whole Loan requires a hard lockbox account, which is already in place. The Key Center Cleveland Borrower was required at origination to deliver tenant direction letters instructing all tenants to pay their rents and (if Marriott Corporation or an affiliate is not the hotel manager) all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash received from the hotel manager by the Key Center Cleveland Borrower or the property manager are required to be deposited into the lockbox account immediately upon receipt; provided that, so long as Marriott Corporation or its affiliate is the hotel manager, Marriott Corporation is only required to deposit net proceeds payable to the Key Center Cleveland Borrower into the lockbox. The funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender and on each due date, all amounts on deposit in the cash management account will be applied to fund reserves and pay debt service (and mezzanine debt service), with remaining funds disbursed to the Key Center Cleveland Borrower. During a Key Center Trigger Period (as defined below), remaining funds after payment of operating expenses will be transferred into an excess cash flow account to be held by the lender as additional collateral. Upon an event of default under the Key Center Cleveland Whole Loan documents, the lender may apply the funds in the cash management account in such priority as it may determine.

A “Key Center Trigger Period” will commence upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the combined mortgage and mezzanine debt service coverage ratio being less than (a) 1.05x through January 31, 2019 or (b) 1.10x at any time thereafter, (iii) the occurrence of a Key Center Specified Tenant Trigger Period (as defined below) or (iv) the occurrence of a Hotel Management Trigger Period (as defined below). A Key Center Trigger Period will expire upon: (i) with regard to any Key Center Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (ii) with regard to any Key Center Trigger Period commenced in connection with clause (ii) above, the date that the combined debt service coverage ratio is equal to or greater (a) 1.10x for one calendar quarter through January 31, 2019 or (b) 1.15x for one calendar quarter thereafter, (iii) with regard to any Key Center Trigger Period commenced in connection with clause (iii) above, a Key Center Specified Tenant Trigger Period ceasing to exist and (iv) with regard to any Key Center Trigger Period commenced in connection with clause (iv) above, a Hotel Management Trigger Period ceasing to exist.

A “Key Center Specified Tenant Trigger Period” will commence upon the first to occur of (i) any Key Center Specified Tenant (as defined below) being in default under its lease beyond applicable grace and cure periods, (ii) any Key Center Specified Tenant failing to be in actual, physical possession of any

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MSBAM 2017-C33	Key Center Cleveland

portion of the applicable space in excess of 20,000 SF (except as a result of a qualified casualty event), (iii) any Key Center Specified Tenant giving notice that it is terminating its lease for all or any portion of the space (or applicable portion thereof) (other than as a result of an exercise of a contraction option set forth in the lease at origination), (iv) any termination or cancellation of any Key Center Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Key Center Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Key Center Specified Tenant, (vi) any Key Center Specified Tenant failing to extend or renew its lease for a term of at least five years on or prior to the earlier of one (1) year prior to the expiration of the then applicable term of the applicable Key Center Specified Tenant lease or the renewal notice date (if any) set forth in the applicable Key Center Specified Tenant lease, (vii) any Key Center Specified Tenant ceasing to maintain for at least one calendar quarter a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity, and (viii) any termination or cancellation of the Key Center Specified Tenant lease to any portion (but less than all) of the Key Center Specified Tenant space.

A Key Center Specified Tenant Trigger Period will expire upon the first to occur of: (i) the satisfaction of the Key Center Specified Tenant Cure Conditions (defined below) or (ii) the Key Center Cleveland Borrower leasing the entire Key Center Specified Tenant space (or applicable portion thereof that was partially terminated) and the applicable replacement tenant being in physical occupancy and paying the full amount of the rent due and the leasing reserve account funds being sufficient to pay any leasing costs as reasonably expected to be incurred in connection with re-leasing the applicable Key Center Specified Tenant space.

A “Key Center Specified Tenant” is any of, (i) KeyBank, (ii) any other lessee of more than 20,000 SF of the space occupied by KeyBank at loan origination, and (iii) any guarantor(s) of such lease.

“Key Center Specified Tenant Cure Conditions” means the receipt by the lender of evidence of the following, as applicable: (i) the applicable Key Center Specified Tenant has cured all defaults under the applicable Key Center Specified Tenant lease, (ii) the applicable Key Center Specified Tenant is in actual, physical possession of the Key Center Specified Tenant space (or applicable portion thereof) and the applicable Key Center Specified Tenant is paying full, unabated rent under the applicable Key Center Specified Tenant lease, (iii) the applicable Key Center Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Key Center Specified Tenant lease and has re-affirmed the applicable Key Center Specified Tenant lease as being in full force and effect, (iv) in the event the Key Center Specified Tenant Trigger Period is due to the applicable Key Center Specified Tenant’s failure to extend or renew the applicable Key Center Specified Tenant lease in accordance with clause (vi) of the definition of “Key Center Specified Tenant Trigger Period”, the applicable Key Center Specified Tenant has renewed or extended the applicable Key Center Specified Tenant lease for a term of at least five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Key Center Specified Tenant and/or the applicable Key Center Specified Tenant lease, the applicable Key Center Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Key Center Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) in the event the Key Center Specified Tenant Trigger Period is due to clause (vii) of the definition of “Key Center Specified Tenant Trigger Period”, the applicable Key Center Specified Tenant with respect to which such trigger occurred satisfies the credit requirements, and (vii) in the event the Key Center Specified Tenant Trigger Period is due to clause (viii) of the definition of “Key Center Specified Tenant Trigger Period”, the borrower having deposited into the reserve account, an amount equal to $50 PSF.

“Hotel Management Trigger Period” will commence upon the first to occur of: (i) a default by the Key Center Cleveland Borrower or hotel manager under the hotel management agreement, which default continues beyond any applicable grace or cure period, (ii) the Key Center Cleveland Borrower or hotel manager giving notice that it is terminating the hotel management agreement or the hotel manager failing to renew the hotel management agreement by December 31, 2020, (iii) a PIP being required in connection with any hotel management agreement, (iv) any notice of termination, non-renewal or cancellation of the hotel management agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the hotel management agreement failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the hotel manager, (vi) the hotel failing to be operated, “flagged” and/or branded pursuant to the hotel management agreement, and (vii) any permit required pursuant to the hotel management agreement ceasing to be in full force in effect.

A Hotel Management Trigger Period will expire upon the first to occur of the lender’s receipt of evidence of: (1) the satisfaction of the Hotel Management Cure Conditions (defined below), and (2) the branding, “flagging” and operation of the hotel pursuant to a replacement hotel management agreement and the deposit into a PIP reserve account of an amount equal to any required PIP deposit (if any).

“Hotel Management Cure Conditions” means each of the following, as applicable: (i) all defaults have been cured under the hotel management agreement to the satisfaction of the non-defaulting party, (ii) the Key Center Cleveland Borrower and the applicable hotel manager have re-affirmed in writing the hotel management agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable hotel manager and/or hotel management agreement, such hotel manager is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such hotel management agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the hotel continues to be operated, “flagged” and branded pursuant to the hotel management agreement, (v) all permits applicable to the related hotel management agreement are in full force and effect, and (vi) any required PIP reserve has been deposited.

Additional Secured Indebtedness (not including trade debts). The Key Center Cleveland Property also secures the Key Center Cleveland Non-Serviced Pari Passu Companion Loans, which had an aggregate Cut-off Date principal balance of $180,000,000. The Key Center Cleveland Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Key Center Cleveland Mortgage Loan. The Key Center Cleveland Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Key Center Cleveland Non-Serviced Pari Passu Companion Loans. The holders of the Key Center Cleveland Mortgage Loan and the Key Center Cleveland Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Key Center Cleveland Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the Key Center Cleveland Whole Loan, ACREFI Mortgage Lending, LLC funded a $42,500,000 mezzanine loan (the “Key Center Cleveland Mezzanine Loan”) to 127 PS Mezz Borrower LLC, the sole member of the borrower under the Key Center Cleveland Whole Loan. The Key Center Cleveland Mezzanine Loan accrues interest at an interest rate of 12.750% per annum. The Key Center Cleveland Mezzanine Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the first 24 payments then requires principal and interest payments based on a 25-year amortization schedule through the term of the Key Center Cleveland Mezzanine Loan. The Key Center Cleveland Mezzanine Loan has the same maturity date as the Key Center Cleveland Whole Loan.

Release of Property. Not permitted.

A-3-40

MSBAM 2017-C33	Key Center Cleveland

Ground Lease. The City of Cleveland, Ohio owns the land beneath the parking lot and leases it to the Key Center Cleveland Borrower through 2059 with one 34-year extension through 2093 (“Parking Ground Lease”). The ground lease requires that at least 45% of the parking spaces be reserved for transient parking and hotel guests and the remainder of the parking spaces may be leased on a monthly basis. Minimum base rent paid to the City of Cleveland under the Parking Ground Lease is $60,000 per year and if the revenue exceeds certain breakpoints (based on the percentage of parking space leased on a monthly basis), percentage rent will also be payable.

Terrorism Insurance. The Key Center Cleveland Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Key Center Cleveland Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Key Center Cleveland Property, as well as business interruption insurance covering no less than the 18-month period (except for earthquake, which requires minimum 12 months of coverage) following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-41

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Mortgage Loan No. 6-7 – Chicago Business Center and Chicago Marketplace

A-3-42

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Mortgage Loan No. 6-7 – Chicago Business Center and Chicago Marketplace

Chicago Marketplace
2455 South Damen Avenue
Chicago, IL 60608
Chicago Business Center
2600 West 35th Street
Chicago, IL 60632
CHICAGO
East Garfield Park
North Lawndale
Near West Side
West Loop
Chicago Loop
Greektown
South Loop
University Village/ Little Italy
Illinois Medical District
Pilsen
Lower West Side
Little Village
Chinatown
Bridgeport
McKinley Park
Brighton Park
Back of the Yards
Douglas Park
Harrison Park
Park Garibaldi
McKinley Park
Henry C. Palmisano Park
Addams Park
Arrigo Park
Union Park
Eisenhower Expwy
Stevenson Expwy
Dan Ryan Expwy
Chicago Sanitary & Ship Canal
Chicago River
South Branch
CTA BLUE LINE
CTA PINK LINE
CTA ORANGE LINE
CTA RED LINE
METRA
W. Washington Blvd.
W. Warren Blvd.
W. Madison St.
W. Adams St.
W. Jackson Blvd.
W. Harrison St.
W. Taylor St.
W. Roosevelt Rd.
W. Douglas Blvd.
W. Ogden Ave.
W. 14th Pl.
W. 18th St.
W. Cermak Rd.
W. 26th St.
W. 31st St.
W. 35th St.
W. 39th St.
W. 43rd St.
W. Pope John Paul II Dr.
W. 47th St.
S. Kedzie Ave.
S. Sacramento Blvd.
S. California Ave.
S. Western Ave.
S. Marshall Blvd.
S. Damen Ave.
S. Ashland Ave.
S. Racine Ave.
S. Halsted St.
S. Canal St.
S. Clinton St.
S. Des Plaines St.
S. Blue Island Ave.
S. Throop St.
S. Archer Ave.
Canalport Ave.
Wacker Drive
United Center
City Coll. of Chicago/ Malcolm X Coll.
Cook County Hospital
Rush Univ. Medical Center
Jesse Brown VA Medical Center
Univ. of Illinois College of Medicine
UIC College of Dentistry
UIC School of Public Health
University of Illinois-Chicago
UIC Forum
FBI Chicago Office
Mt. Sinai Hospital Orthopedics
Mt. Sinai Hospital of Internal Med.
Cinespace Chicago Film Studios
Cinelease
Lagunitas Brewing Co. Chicago
National Museum of Mexican Art
Thalia Hall
Union Station
Willis (Sears) Tower
Chicago Stock Exchange
Southgate Market
Chinatown Gate
Criminal Court Building
Anthony Marano Co.
East Balt Commissary
Ameropan Oil
Paul Simon Chicago Jobs Corps Center
Chicago Sports Complex
Riverside Square and River's Edge
Pepsi Beverages
The Bridgeport Art Center
Illinois Institute of Technology
Guaranteed Rate Field
Amiberica
Chicago Export Packing Co.
McKinley Gymnastics Center
Iron Mountain Records Storage Facility
Chicago Indoor Sports
Richwell Refrigerated Warehouse
Ashland Cold Storage
WestRock Co.
Berkshire Refrigerated Warehouse
Corwith Intermodal Facility
Des Plaines
Skokie
Evanston
Niles
Park Ridge
Elk Grove Village
Elmhurst
Melrose Park
Oak Park
Maywood
Cicero
Berwyn
Oak Lawn
Orland Park
Lake Michigan
INDIANA

A-3-43

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Mortgage Loan No. 6 – Chicago Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$22,875,000			Location:	Chicago, IL 60632
Cut-off Date Balance(1):	$22,875,000			General Property Type:	Industrial
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Ruben Espinoza; Gloria Flores Soto			Year Built/Renovated(5):	1930/2010
Mortgage Rate:	4.8540%			Size:	683,533 SF
Note Date:	2/23/2017			Cut-off Date Balance per SF(1):	$47
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$40
Maturity Date:	3/1/2027			Property Manager:	Marketplace Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,983,989
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type:	N/A			UW NCF DSCR(1):	2.21x (IO) 1.71x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,924,534 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$1,742,160 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$2,388,772 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.3% (1/19/2017)
RE Tax:	$40,739	$20,370	N/A	2nd Most Recent Occupancy:	84.1% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.8% (12/31/2014)
Recurring Replacements:	$0	$8,544	$307,590	Appraised Value (as of):	$30,500,000 (12/22/2016)
TI/LC:	$0	$22,784	$1,093,653	Cut-off Date LTV Ratio(1):	73.0%
Deferred Maintenance:	$113,750	$0	N/A	Maturity Date LTV Ratio(1):	62.1%

Mortgage Loan No. 7 – Chicago Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$14,490,000			Location:	Chicago, IL 60608
Cut-off Date Balance(1):	$14,490,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Distribution Warehouse/Cold Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Ruben Espinoza; Gloria Flores Soto			Year Built/Renovated(5):	2006/N/A
Mortgage Rate:	4.8540%			Size:	109,681 SF
Note Date:	2/23/2017			Cut-off Date Balance per SF(1):	$47
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$40
Maturity Date:	3/1/2027			Property Manager:	Marketplace Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,526,742
Seasoning:	2 months			UW NOI Debt Yield(1):	12.1%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	14.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.21x (IO) 1.71x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,762,195 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,888,846 (12/31/2015)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,669,629 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	98.7% (1/19/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.2% (12/31/2015)
RE Tax:	$16,432	$8,216	N/A	3rd Most Recent Occupancy:	97.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$20,700,000 (12/22/2016)
Recurring Replacements:	$0	$1,805	$64,963	Cut-off Date LTV Ratio(1):	73.0%
TI/LC:	$0	$4,511	$216,542	Maturity Date LTV Ratio(1):	62.1%

A-3-44

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Sources and Uses
Sources	Proceeds	% of Total	Uses(5)	Proceeds	% of Total
Chicago Business Center Loan Amount:	$22,875,000	61.2%	Loan Payoff:	$24,823,425	66.4%
Chicago Marketplace Loan Amount:	$14,490,000	38.8%	Closing Costs:	$870,448	2.3%
			Reserves:	$170,921	0.5%
			Return of Equity:	$11,500,206	30.8%
Total Sources:	$37,365,000	100.0%	Total Uses:	$37,365,000	100.0%

(1)	The Chicago Business Center Mortgage Loan is cross collateralized with the Chicago Marketplace Mortgage Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes evidencing the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan.

(2)	As the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are cross collateralized, defeasance must occur contemporaneously on both mortgage loans.

(3)	See “Mezzanine Loan and Preferred Equity” below for further discussion of permitted future mezzanine debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Chicago Business Center Mortgage Loan sponsors redeveloped the Chicago Business Center Property in 2010 and have a cost basis of approximately $19.3 million in the property. The Chicago Marketplace Mortgage Loan sponsors constructed the Chicago Marketplace Property in 2006 and have a cost basis of approximately $20.7 million in the property.

The Mortgage Loans. The sixth mortgage loan (the “Chicago Business Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,875,000, secured by a first priority fee mortgage encumbering an industrial flex property in Chicago, Illinois, known as Chicago Business Center (the “Chicago Business Center Property”).

The seventh mortgage loan (the “Chicago Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,490,000, secured by a first priority fee mortgage encumbering an industrial distribution warehouse and cold storage property in Chicago, Illinois, known as Chicago Marketplace (the “Chicago Marketplace Property”).

The Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are cross-collateralized and cross-defaulted and if considered as one mortgage loan, constitute the sixth largest mortgage loan.

The proceeds of the Chicago Business Center Mortgage Loan and Chicago Marketplace Mortgage Loan were used to refinance a previous loan with an original principal balance of $23,000,000 secured by the Chicago Business Center Property and Chicago Marketplace Property, fund reserves, pay closing costs and return equity to the sponsors of the Chicago Business Center Mortgage Loan and Chicago Marketplace Mortgage Loan. The previous mortgage loan was included in the UBSBB 2012-C3 transaction.

The Borrowers and the Sponsors. The Chicago Business Center Mortgage Loan borrower is NEA CMP Chicago Business Center, LLC (the “Chicago Business Center Borrower”), a single-purpose Delaware limited liability company, with at least one independent director.

The Chicago Marketplace Mortgage Loan borrower is NEA Chicago Marketplace, LLC (the “Chicago Marketplace Borrower”), a single-purpose Delaware limited liability company.

The sponsors for both the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are Gloria Flores Soto and son, Ruben Espinoza. Gloria Flores Soto is the nonrecourse carve-out guarantor for both the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan. In addition to the Chicago Business Center Property and the Chicago Marketplace Property, Gloria Flores Soto owns and operates Dearborn Wholesale Cash and Carry, a wholesale distributor of grocery items.

The Properties.

The Chicago Business Center Property. The Chicago Business Center Property is secured by the fee interest in a two-building multi-tenant industrial flex property located on a 16.13-acre parcel in Chicago, Illinois. The Chicago Business Center Property was constructed in 1930 and was previously used as a soup processing facility for Campbell Soup, then as a distribution facility and corporate office for Union Liquor Company. In 2010, the Chicago Business Center Property was purchased by the Chicago Business Center Mortgage Loan sponsors at a cost of approximately $7.0 million and the sponsors subsequently invested approximately $12.2 million in capital expenditures and tenant improvements to renovate and lease the facility to its current 88.3% occupied multi-tenant space. The Chicago Business Center Mortgage Loan sponsors have a total cost basis in the property of approximately $19.3 million.

The first building is a four-story loft comprised of approximately 362,319 SF, with the first floor being primarily industrial space, the second and third floors being primarily office space, and the fourth floor being storage space. The second building is a single-story warehouse comprised of approximately 321,214 SF. Together, there is a total of 683,533 SF which is currently utilized as 72.4% warehouse and 27.6% office. The clear-height of the buildings ranges from 16 to 26 feet. There are four grade level overhead doors, 24 dock high overhead doors and 251 parking spaces.

As of January 19, 2017, the Chicago Business Center Property was 88.3% occupied by 32 diverse tenants. The largest tenants are Villegas Furniture, Inc, a mattress recycling firm, Chicago Sports Complex, LLC, the largest youth soccer club in the Chicagoland area, Amberleaf Cabinetry Inc., a stock and semi-custom cabinetry company, New Era Windows, Inc., a window manufacturer, and Poppies Dough of Illinois, Inc., a pastry manufacturer and retailer.

A-3-45

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

The following table presents certain information relating to the leases at the Chicago Business Center Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Chicago Sports Complex, LLC	NR/NR/NR	97,941	14.3%	$622,764	18.5%	$6.36	6/30/2023
Villegas Furniture, Inc	NR/NR/NR	104,460	15.3%	$564,852	16.8%	$5.41	8/31/2021(4)
Amberleaf Cabinetry Inc.	NR/NR/NR	59,700	8.7%	$358,200	10.7%	$6.00	9/30/2026
Major Tenant Total		262,101	38.3%	$1,545,816	46.0%	$5.90
Other Tenants		341,462	50.0%	$1,816,468	54.0%	$5.32
Total Occupied Space		603,563	88.3%	$3,362,284	100.0%	$5.57
Vacant Space		79,970	11.7%
Total/Wtd. Avg.		683,533	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Tenants are ordered by % of Total Annual UW Rent.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Villegas Furniture, Inc occupies 59,484 SF under a lease expiring August 31, 2021 and 44,976 SF under a lease expiring March 30, 2025.

The following table presents certain information relating to the lease rollover schedule at the Chicago Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	4	50,302	7.4%	7.4%	$293,579	$5.84	8.7%	8.7%
2019	4	8,353	1.2%	8.6%	$64,941	$7.77	1.9%	10.7%
2020	1	13,200	1.9%	10.5%	$114,000	$8.64	3.4%	14.1%
2021	15	200,257	29.3%	39.8%	$1,006,494	$5.03	29.9%	44.0%
2022	4	100,361	14.7%	54.5%	$472,705	$4.71	14.1%	58.0%
2023	1	97,941	14.3%	68.8%	$622,764	$6.36	18.5%	76.6%
2024	1	12,112	1.8%	70.6%	$72,006	$5.95	2.1%	78.7%
2025	1	44,976	6.6%	77.2%	$240,852	$5.36	7.2%	85.9%
2026	2	64,700	9.5%	86.6%	$388,200	$6.00	11.5%	97.4%
2027	0	0	0.0%	86.6%	$0	$0.00	0.0%	97.4%
Thereafter	2	11,361	1.7%	88.3%	$86,743	$7.64	2.6%	100.0%
Vacant	0	79,970	11.7%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	35	683,533	100.0%		$3,362,284	$5.57	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

The Chicago Marketplace Property. The Chicago Marketplace Property is secured by the fee interest in a 109,681 SF single story industrial distribution warehouse and cold storage facility located on a 3.62-acre parcel in Chicago, Illinois. The Chicago Marketplace Property was developed from the ground-up in 2006 by the Chicago Marketplace Mortgage Loan sponsors. The Chicago Marketplace Property is considered a Class A property, and one of the few newly-constructed, multi-tenant refrigerated warehouse buildings in the Chicago metropolitan statistical area. The recent construction translates to higher energy efficiency and higher clear heights as compared to the rest of the market. The Chicago Marketplace Mortgage Loan sponsors spent approximately $7.2 million to acquire and develop the property and subsequently invested approximately $13.4 million in capital expenditures and tenant improvements equating to a total cost basis of approximately $20.7 million.

The Chicago Marketplace Property is located adjacent to the Chicago International Produce Market, a 36-unit, 436,000 SF industrial condominium facility developed in 2002 to replace the South Water Street Market. The Chicago International Produce Market was constructed with information technology infrastructure, and is home to 22 independent wholesale produce merchants who offer a variety of products. The Chicago Marketplace Property is currently utilized as 11.5% office, 53.8% dry storage, and 34.7% cold storage (processing, cooler and freezer). The clear-height of the warehouse facilities is 30 feet. There are 32 grade level overhead doors, one dock high overhead door and 60 parking spaces.

As of January 19, 2017, the Chicago Marketplace Property was 98.7% occupied by 14 tenants with suite sizes that range from 200 SF to 25,047 SF, averaging 7,734 SF. The suite sizes are smaller than those typically found in the cold storage market and according to the appraisal, as a result are in high demand. The largest tenants are Dearborn Marketplace Inc., a wholesale grocery supplies store, Jack Tuchten Whole Sale Produce, Inc., a wholesale produce provider, Christopher Ranch LLC, a California garlic grower, Cream Wine Company, LLC, a wine, spirits and cider importer and distributor, and National Produce Sales Inc.

A-3-46

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

The following table presents certain information relating to the leases at the Chicago Marketplace Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Dearborn Marketplace Inc.	NR/NR/NR	25,047	22.8%	$467,256	23.2%	$18.66	4/30/2019
Jack Tuchten Whole Sale Produce, Inc.	NR/NR/NR	12,500	11.4%	$224,750	11.2%	$17.98	2/28/2023(4)
National Produce Sales Inc.	NR/NR/NR	10,687	9.7%	$210,000	10.4%	$19.65	3/31/2021
Christopher Ranch LLC	NR/NR/NR	12,500	11.4%	$205,224	10.2%	$16.42	2/28/2018(5)
Major Tenant Total		60,734	55.4%	$1,107,230	55.0%	$18.23
Other Tenants		47,537	43.3%	$905,188	45.0%	$19.04
Total Occupied Space		108,271	98.7%	$2,012,418	100.0%	$18.59
Vacant Space		1,410	1.3%
Total/Wtd. Avg.		109,681	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Tenants are ordered by % of Total Annual UW Rent.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Jack Tuchten Whole Sale Produce, Inc. has a termination right at the end of each lease year upon 90 days’ notice.

(5)	Christopher Ranch LLC has one three-year renewal option upon 120 days’ notice.

The following table presents certain information relating to the lease rollover schedule at the Chicago Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	3	25,200	23.0%	23.0%	$344,100	$13.65	17.1%	17.1%
2019	4	40,934	37.3%	60.3%	$787,168	$19.23	39.1%	56.2%
2020	1	2,250	2.1%	62.3%	$54,000	$24.00	2.7%	58.9%
2021	4	23,887	21.8%	84.1%	$548,400	$22.96	27.3%	86.1%
2022	0	0	0.0%	84.1%	$0	$0.00	0.0%	86.1%
2023	1	12,500	11.4%	95.5%	$224,750	$17.98	11.2%	97.3%
2024	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
2025	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
2026	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
2027	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
Thereafter	1	3,500	3.2%	98.7%	$54,000	$15.43	2.7%	100.0%
Vacant	0	1,410	1.3%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	14	109,681	100.0%		$2,012,418	$18.59	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

The Market. The Chicago Business Center Property and Chicago Marketplace Property are located within two miles of each other on opposite sides of I-55 in the southern portion of the city of Chicago, Illinois, approximately 3.5 miles southwest of the Chicago central business district. The immediate area is established for industrial use and features manufacturing and warehouse developments which were mostly built between the 1930’s and 1950’s.

The Chicago Business Center Property and Chicago Marketplace Property are proximate to the Chicago central business district and have road, rail, air and waterway access. Within approximately five miles of both properties is the interstate interchange of I-55 and I-90/94, and I-290. Approximately two miles west is the BNSF-Corwith Intermodal of Brighton Park (known as Corwith Yard or the Corwith Intermodal Facility), a landmark railway yard loading approximately 1900 containers per day. Also serving the area are the South Branch of the Chicago River/Sanitary Drainage and Ship Canal, a navigation channel between the Chicago River and the Calumet-Sag (Cal-Sag) Channel, servicing barge traffic, and the Chicago O’Hare International Airport and Chicago Midway International Airport servicing air-freight businesses.

According to the appraisals, the 2016 estimated population within a three- and five-mile radius of the Chicago Business Center Property was 376,284 and 985,653, respectively. The 2016 estimated average household income within the same radii of the Chicago Business Center Property was $49,163 and $61,528, respectively. The 2016 estimated population within a three- and five-mile radius of the Chicago Marketplace Property was 394,376 and 1,024,609, respectively. The 2016 estimated average household income within the same radii of the Chicago Marketplace Property was $61,840 and $75,116, respectively.

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MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

According to the appraisals, the overall Chicago industrial market has had 25 consecutive quarters of positive net absorption during which time 110.3 million SF (9% of current inventory) was delivered. The Chicago Business Center Property and Chicago Marketplace Property are located within the City South industrial submarket, which as of the third quarter 2016 had inventory of approximately 1,343 buildings (141,359,334 SF), a vacancy rate of 3.1% and average net asking rents of $5.00. From 2005-2015, the City South submarket has grown by approximately 4.95 million SF (approximately 3.6%), with limitations due to the minimal amount of available land. There is currently 695,413 SF of development under construction in the City South submarket, which is the first construction to start within the last four years. Of the new development, 367,043 SF is being constructed as built-to-suit for Preferred Freezer and Whole Foods.

The following table presents certain information relating to comparable industrial leases for the Chicago Business Center Property:

	Comparable Property Summary
Property/Location	Year Built	Occ.	Total SF	% Office	Clear Height (feet)	Tenant Name	Leased SF	Lease Type	Lease Date/Term	Rent PSF
Chicago Business Center Property	1930	88.3%	683,533	27.6%	16-26
Edsal Industrial Facility 4301-4309 S. Morgan St Chicago, IL	1975	100%	199,000	5.0%	24	Norchem	100,000	Gross	Sep-14/5.0 Yrs	$4.50
Clock Tower Industrial Center 1903-1965 W Pershing Road Chicago, IL	1907	59%	1,300,000	3.0%	14	Available Available	30,160 2,023	Gross	Jan-17/5.0 Yrs Jan-16/5.0 Yrs	$2.75 $6.00
6100 W. 73rd Street 6100 W. 73rd Street Bedford Park, IL	1982	100%	232,000	8.3%	24	Trimark Marlinn LLC Neilsen & Bainbridge	154,307 77,693	Gross	Jun-17/7.0 Yrs Nov-13/5.5 Yrs	$5.50 $2.50
7447 South Central Avenue 7447 South Central Avenue Bedford Park, IL	1975	53%	118,218	1.5%	24	Bus & Truck of Chicago	62,500	Gross	Dec-14/5.4 Yrs	$5.45
4800 W. Roosevelt 4800 W. Roosevelt Chicago, IL	1968	60%	700,000	10.0%	16	Royal Box Group, LLC	134,474	Gross	Sep-15/3.0 Yrs	$4.00
Industrial Building 2005 West 43rd Street Chicago, IL	1970	44%	225,652	11.6%	11	JAWS Wholesale	98,400	Gross	Jun-15/3.2 Yrs	$4.00

Source: Appraisal. The Chicago Business Center Property Occ. and Total SF are based on the underwritten rent roll.

The following table presents certain information relating to comparable industrial leases for the Chicago Marketplace Property:

	Comparable Property Summary
Property/Location	Year Built	Occ.	Total SF	% Office	% Cold Storage	Clear Height (feet)	Tenant Name	Leased SF	Lease Type	Lease Date/Term	Rent PSF
Chicago Marketplace Property	2006	98.7%	109,681	11.5%	34.7%	30
Rupari Food Services 15600 Wentworth Avenue South Holland, IL	1991	100%	138,540	5.2%	68.8%	19	Rupari Food Services, Inc	138,540	NNN	Jan-14/20.0 Yrs	$10.39
2635 South Western Industrial Facility 2635 South Western Avenue Chicago, IL	2004	100%	296,655	2.5%	92.6%	28	Open Kitchens Lincoln Provision	21,677 28,416	NNN NNN	Sep-15/5.4 Yrs Aug-15/5.0 Yrs	$10.70 $13.48
Preferred Freezer 2302 South Paulina Street Chicago, IL	2017	100%	227,043	4.0%	96.0%	58	Preferred Freezer	227,043	NNN	Jan-17/25.0 Yrs	$15.82
Professional Freezing Services 7035 West 65th Street Bedford Park, IL	2015	100%	300,681	5.0%	90.4%	27	John R. Morreale Stampede Meat	43,893 20,384	NNN NNN	Oct-16/7.0 Yrs Jan-16/3.0 Yrs	$13.75 $12.38
920 West Pershing 920 West Pershing Chicago, IL	1970	100%	43,772	4.6%	0.0%	20	Stanley Steemer Trane	18,910 24,862	NNN NNN	Jul-16/7.2 Yrs May-16/5.0 Yrs	$6.00 $7.00
2801 S Western Ave 2801 S Western Ave Chicago, IL	1979	100%	277,523	9.0%	18.0%	28	Amazon Allen Brothers	150,261 127,262	NNN NNN	Dec-15/5.6 Yrs Mar-15/10.5 Yrs	$5.15 $7.97
1000 N North Branch 1000 N North Branch Chicago, IL	1914	100%	24,829	38.0%	0.0%	16	Domaine Chicago	24,829	NNN	Jul-15/10.0 Yrs	$9.80

Source: Appraisal. The Chicago Marketplace Property Occ. and Total SF are based on the underwritten rent roll.

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MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Chicago Business Center Property and the Chicago Marketplace Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Chicago Business Center Property
Base Rent	$2,881,508	$2,797,700	$2,125,377	$2,997,350	$3,822,111	$5.59
Reimbursements	$94,349	$99,807	$186,542	$486,685	$372,694	$0.55
Other Income	$160,263	$108,545	$107,318	$84,000	$84,000	$0.12
Less Vacancy	$0	$0	$0	$0	($504,087)	(12.0%)
Effective Gross Income	$3,136,120	$3,006,052	$2,419,237	$3,568,035	$3,774,718	$5.52
Total Operating Expenses	$413,074	$617,280	$677,077	$643,501	$790,729	$1.16
Net Operating Income	$2,723,046	$2,388,772	$1,742,160	$2,924,534	$2,983,989	$4.37
Capital Expenditures	$0	$0	$0	$0	$102,530	$0.15
TI/LC	$0	$0	$0	$0	$273,771	$0.40
Net Cash Flow	$2,723,046	$2,388,772	$1,742,160	$2,924,534	$2,607,688	$3.82

Occupancy %	99.0%	83.8%	84.1%	88.3%(1)	88.0%
Chicago Marketplace Property
Base Rent	$2,024,160	$1,890,093	$2,078,679	$1,956,288	$2,012,418	$18.35
Reimbursements	$99,989	$90,559	$68,991	$81,179	$81,179	$0.74
Other Income	$61,776	$1,150	$0	$1,300	$1,300	$0.01
Less Vacancy	$0	$0	$0	$0	($104,680)	(5.0%)
Effective Gross Income	$2,185,925	$1,981,802	$2,147,670	$2,038,767	$1,990,217	$18.15
Total Operating Expenses	$242,670	$312,173	$258,824	$276,572	$463,475	$4.23
Net Operating Income	$1,943,255	$1,669,629	$1,888,846	$1,762,195	$1,526,742	$13.92
Capital Expenditures	$0	$0	$0	$0	$21,654	$0.20
TI/LC	$0	$0	$0	$0	$54,202	$0.49
Net Cash Flow	$1,943,255	$1,669,629	$1,888,846	$1,762,195	$1,450,886	$13.23

Occupancy %	100.0%	97.3%	97.2%	98.7%(1)	95.0%
NOI DSCR (IO)(2)	2.54x	2.21x	1.97x	2.55x	2.45x
NOI DSCR (P&I)(2)	1.97x	1.71x	1.53x	1.98x	1.91x
NCF DSCR (IO)(2)	2.54x	2.21x	1.97x	2.55x	2.21x
NCF DSCR (P&I)(2)	1.97x	1.71x	1.53x	1.98x	1.71x
NOI Debt Yield(2)	12.5%	10.9%	9.7%	12.5%	12.1%
NCF Debt Yield(2)	12.5%	10.9%	9.7%	12.5%	10.9%

(1)	Occupancy % as of January 19, 2017.

(2)	Debt service coverage ratios and debt yields as shown are based on the aggregate principal balance of the promissory notes evidencing the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan.

Escrows and Reserves.

The Chicago Business Center Borrower deposited at origination $40,739 for real estate taxes and is currently required to deposit monthly 1/12th of the annual estimated real estate taxes due and 1/12th of the annual insurance premiums due (unless the Chicago Business Center Property is covered by an acceptable blanket policy). The Chicago Business Center Borrower deposited at origination $113,750 for immediate repairs and is required to deposit monthly $8,544 for replacement reserves, capped at $307,590, and $22,784 for leasing reserves, capped at $1,093,653.

The Chicago Marketplace Borrower deposited at origination $16,432 for real estate taxes and is currently required to deposit monthly 1/12th of the annual estimated real estate taxes due and 1/12th of the annual insurance premiums due (unless the Chicago Marketplace Property is covered by an acceptable blanket policy). The Chicago Marketplace Borrower is required to deposit monthly $1,805 for replacement reserves, capped at $64,963, and $4,511 for leasing reserves, capped at $216,542.

Lockbox and Cash Management. The Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are structured with hard lockboxes, which are in place, and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), all sums on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account.

A “Cash Sweep Period” will commence upon an event of default or upon the debt service coverage ratio for the respective mortgage loan being less than 1.15x on a trailing six month basis. A Cash Sweep Period will end when the debt service coverage ratio is equal to or greater than 1.20x on a trailing six month basis for two consecutive quarters.

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MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity.

Upon not less than 24 months after the origination of the Chicago Business Center Mortgage Loan, the owner(s) of the Chicago Business Center Borrower have a one-time right to incur mezzanine financing in a maximum amount of $3,000,000, secured by a pledge of the mezzanine borrower’s equity interests in the Chicago Business Center Borrower, provided among other conditions that (i) no event of default is continuing (ii) the combined loan to value ratio for the Chicago Business Center Mortgage Loan and the proposed mezzanine loan does not exceed 75%, (iii) the combined debt service coverage ratio is greater than or equal to 1.80x on a trailing twelve month basis, (iv) the combined debt yield is equal to or greater than 11.40%, (v) the holder of the permitted mezzanine financing is acceptable to lender and (vi) lender has received rating agency confirmation.

Upon not less than 24 months after the origination of the Chicago Marketplace Mortgage Loan, the owner(s) of the Chicago Marketplace Borrower have a one-time right to incur mezzanine financing in a maximum amount of $2,000,000, secured by a pledge of the mezzanine borrower’s equity interests in the Chicago Marketplace Borrower, provided among other conditions that (i) no event of default is continuing (ii) the combined loan to value ratio for the Chicago Marketplace Mortgage Loan and the proposed mezzanine loan does not exceed 70%, (iii) the combined debt service coverage ratio is greater than or equal to 1.58x on a trailing 12 month basis, (iv) the combined debt yield is equal to or greater than 10.01%, (v) the holder of the permitted mezzanine financing is acceptable to lender and (vi) lender has received rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Chicago Business Center Mortgage Loan documents and the Chicago Marketplace Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the related borrower provide coverage for terrorism (provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be modified, amended or extended) or substantially similar program (“TRIPRA”) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage is required), as well as business interruption insurance covering a 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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MSBAM 2017-C33	D.C. Office Portfolio

Mortgage Loan No. 8 – D.C. Office Portfolio

A-3-52

MSBAM 2017-C33	D.C. Office Portfolio

Mortgage Loan No. 8 – D.C. Office Portfolio

WASHINGTON D.C.
Downtown Washington
Dupont Circle
ROCK CREEK PARK
West End
Washington Circle Park
Farragut Square
McPherson Square
Lafayette Square
President's Park
The Ellipse
White House
George Washington University
METRO RED LINE
METRO BLUE, ORANGE, SILVER LINES
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
Pennsylvania Ave NW
Virginia Ave NW
Constitution Ave NW
P St NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
G St NW
F St NW
E St NW
17th St NW
18th St NW
19th St NW
15th St NW
International Monetary Fund
World Bank
GSA Headquarters
US Department of the Interior
Eisenhower Executive Office Bldg.
US Dept. of the Treasury
D.C. Office Portfolio
1 1020 19th Street Northwest Washington, DC 20036
2 1900 L Street Northwest Washington, DC 20036
3 1920 L Street Northwest Washington, DC 20036
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND

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MSBAM 2017-C33	D.C. Office Portfolio

Mortgage Loan No. 8 – D.C. Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$35,000,000			Location:	Washington, D.C. 20036
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Charles Gravely; Shelton Zuckerman			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.7579%			Size:	328,319 SF
Note Date:	2/13/2017			Cut-off Date Balance per SF(1):	$320
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$320
Maturity Date:	3/1/2027			Property Manager:	Zuckerman Gravely Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$9,259,959
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield(4):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(4):	9.3%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.71x
Additional Debt Balance(2):	$70,000,000/$25,000,000			Most Recent NOI:	$8,856,380 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$9,384,675 (12/31/2015)
Reserves(3)				3rd Most Recent NOI:	$9,553,851 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	89.4% (Various)
RE Tax:	$1,614,433	$230,633	N/A	2nd Most Recent Occupancy:	94.4% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	91.0% (12/31/2015)
Recurring Replacements:	$0	$4,925	$237,000	Appraised Value (as of)(6):	$186,800,000 (12/22/2016)
TI/LC:	$0	$41,040	$1,970,000	Cut-off Date LTV Ratio(4):	53.5%
Other:	$6,933,668	$0	N/A	Maturity Date LTV Ratio(4):	53.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$105,000,000	80.8%	Loan Payoff(7):	$107,197,954	82.5%
Mezzanine Loan(2):	$25,000,000	19.2%	Reserves:	$8,548,101	6.6%
			Closing Costs:	$1,749,188	1.3%
			Return of Equity:	$12,504,757	9.6%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The D.C. Office Portfolio Mortgage Loan (as defined below) is part of the D.C. Office Portfolio Whole Loan (as defined below), which had an original principal balance of $105,000,000 and is comprised of two pari passu promissory notes. The non-controlling D.C. Office Portfolio Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-off Date and will be contributed to the MSBAM 2017-C33 trust. The Cut-off Date Balance Per SF, Maturity Date Balance per SF and UW NCF DSCR are based on the D.C. Office Portfolio Whole Loan. See “Mezzanine Loan and Preferred Equity” below with respect to statistics including the mezzanine loan.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The D.C. Office Portfolio Whole Loan included the funding of a $5,000,000 earnout reserve, which may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio Whole Loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio Whole Loan will be used to pay down the D.C. Office Portfolio Whole Loan together with the borrowers’ payment of a yield maintenance premium. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio as shown are based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve. The UW NOI Debt Yield and Cut-off Date LTV Ratio based on the D.C. Office Portfolio Whole Loan amount of $105,000,000 are 8.8% and 56.2%, respectively. See “Mezzanine Loan and Preferred Equity” below with respect to statistics including the mezzanine loan.

(5)	Most Recent Occupancy includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017. The lender has reserved six months’ rent associated with three of the four tenants. The Most Recent Occupancy excluding these four tenants is 85.9%. See “Escrows and Reserves” below for further details.

(6)	The D.C. Office Portfolio Properties were given an “as-is” appraised assemblage land value of $203,000,000 as of December 22, 2016 resulting in a Cut-off Date LTV ratio of 51.7% based on the D.C. Office Portfolio Whole Loan.

(7)	The loan sponsors purchased the D.C. Office Portfolio Properties between 2001 and 2007 for an aggregate purchase price of $112,100,000 and maintain a total cost basis of approximately $140,564,075.

The Mortgage Loan. The eighth largest mortgage loan (the “D.C. Office Portfolio Mortgage Loan”) is part of a whole loan (the “D.C. Office Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $105,000,000, both of which are secured by a first priority fee mortgage encumbering three office buildings located in Washington, D.C. (the “D.C. Office Portfolio Property” or the “D.C. Office Portfolio Properties”). Promissory Note A-2, in the original principal amount of $35,000,000, represents the D.C. Office Portfolio Mortgage Loan and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-1 in the original principal amount of $70,000,000 (the “D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan”) represents the controlling interest in the D.C. Office Portfolio Whole Loan and was contributed to the BANK 2017-BNK4 securitization trust. The D.C. Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK

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MSBAM 2017-C33	D.C. Office Portfolio

2017-BNK4 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The D.C. Office Portfolio Properties were previously securitized in the WBCMT 2007-C31 transaction.

The Borrowers and the Sponsors. The borrowers are ZG 1900 L Street, LLC, ZG 1920 L Street, LLC and ZG 1020 19th Street, LLC (individually and collectively, the “D.C. Office Portfolio Borrower”), each a single purpose Delaware limited liability company with two independent directors. The loan sponsors and the non-recourse carve-out guarantors are Charles Gravely and Shelton Zuckerman.

Charles Gravely and Shelton Zuckerman are each principals of Zuckerman Gravely Development, Inc., a full service real estate company specializing in property management, development, leasing, finance and construction. Zuckerman Gravely Development, Inc. has a portfolio of approximately 1.7 million SF of commercial office and retail space that is currently over 95% leased, and approximately 1,700 apartment units in the Washington, D.C. metropolitan area.

The Property. The D.C. Office Portfolio Properties consist of the fee interests in three Class B office buildings, the “1020 19th Street Property”, “1900 L Street Property” and “1920 L Street Property”, totaling 328,319 SF in the Washington, D.C. central business district.

The following table presents certain information relating to the D.C. Office Portfolio Properties:

Property Summary
Property Name/Location	Allocated Cut- Off Date Balance	% of Portfolio Cut-Off Date Balance	Allocated Loan Amount	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Appraised Value	Allocated Cut-off Date LTV(2)
1020 19th Street Property 1020 19th Street Northwest Washington, D.C., 20036	$11,823,333	33.8%	$35,470,000	93.9%	1982/1999	115,737	$63,100,000	53.5%
1900 L Street Property 1900 L Street Northwest Washington, D.C., 20036	$11,616,667	33.2%	$34,850,000	91.4%	1965/2002	104,859	$62,000,000	53.5%
1920 L Street Property 1920 L Street Northwest Washington, D.C., 20036	$11,560,000	33.0%	$34,680,000	82.6%	1963/1999	107,723	$61,700,000	53.5%
Total/Wtd. Avg.	$35,000,000	100.0%	$105,000,000	89.4%		328,319	$186,800,000(3)

(1)	Information obtained from the underwritten rent roll, which includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017.

(2)	The Allocated Cut-off Date LTV as shown is based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve.

(3)	The D.C. Office Portfolio Properties were given an “as-is” appraised assemblage land value of $203,000,000 as of December 22, 2016.

The 1020 19th Street Property is an eight-story office building located mid-block on the west side of 19th Street NW, between L Street NW and K Street NW. The 1020 19th Street Property was built in 1982 and most recently renovated in 1999 to include a new lobby and elevator updates. The D.C. Office Portfolio sponsors acquired the 1020 19th Street Property in 2007 for approximately $51.3 million and have spent an additional $3,007,497 in capital improvements and approximately $5,516,725 in tenant improvements and leasing costs since acquisition. The 1020 19th Street Property contains 115,737 SF of rentable area and 90 subterranean garage spaces. As of the February 8, 2017 borrower rent roll, the 1020 19th Street Property was 85.6% occupied. Historical occupancy as of year-end 2016, 2015, 2014 and 2013 was 97.2%, 91.0%, 93.0% and 86.0%, respectively.

The 1900 L Street Property is an eight-story office building located at the southwest corner of L Street NW and 19th Street NW. The 1900 L Street Property was built in 1965 and most recently renovated in 2002 to include a new lobby and updates to the elevators, common areas, restrooms, building systems, garage and exterior storefronts and entrance. The D.C. Office Portfolio sponsors acquired the 1900 L Street Property in 2001 for approximately $17.8 million and have spent an additional $4,831,096 in capital improvements and approximately $4,388,351 in tenant improvements and leasing costs since acquisition. The 1900 L Street Property contains 104,859 SF of rentable area and 144 subterranean garage spaces. Ninety spaces are leased to Avis Budget Car Rental, LLC on a lease expiring February 28, 2026. As of the February 8, 2017 borrower rent roll, the 1900 L Street Property was 88.6% occupied. Historical occupancy as of year-end 2016, 2015, 2014 and 2013 was 92.8%, 89.0%, 94.0% and 97.0%, respectively.

The 1920 L Street Property is an eight-story office building located at the southeast corner of L Street NW and 20th Street NW. The 1920 L Street Property was built in 1963 and most recently renovated in 1999 to include a new lobby and updates to the elevators, common areas, restrooms, building systems, garage and exterior storefronts and entrance. The D.C. Office Portfolio sponsors acquired the 1920 L Street Property in 2006 for approximately $48.3 million and have spent an additional $1,879,570 in capital improvements and approximately $3,551,550 in tenant improvements and leasing costs since acquisition. The 1920 L Street Property contains 107,723 SF of rentable area and 143 subterranean garage spaces. As of the February 8, 2017 borrower rent roll, the 1920 L Street Property was 92.9% occupied. Historical occupancy as of year-end 2016, 2015, 2014 and 2013 was 92.9%, 93.0%, 91.0% and 99.0%, respectively.

Major Tenants.

Liquidity Services, Inc. (27,347 SF, 25.4% of NRA, 30.9% of underwritten rent). Liquidity Services, Inc. (“Liquidity Services”) is the largest tenant in the D.C. Office Portfolio Properties under two leases at the 1920 L Street Property. Liquidity Services occupies 13,161 SF of office space and 477 SF of storage space under a lease dated August 24, 2005 and expiring September 30, 2019 with one five-year renewal option. The lease requires annual base rent of $638,257, increasing to $668,032 in February 2018, decreasing to $456,891 in February 2019, and renewing at market rent. The lease provides for an expansion option should the entire eighth floor of the 1920 L Street Property become available so long as at least three years remain on the lease term. Liquidity Services also occupies 13,709 SF of office space under a lease dated June 3, 2011, expiring September 30, 2019 with one five-year renewal option. The lease requires annual base rent of $673,963, increasing to $690,812 in October 2017 and to $708,082 in October 2018, and

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renewing at market rent. The lease provides for an expansion option should additional space on either the third or fifth floors of the 1920 L Street Property become available. Liquidity Services (NASDAQ: LQDT) is a reverse supply chain management company, managing over 500 categories of surplus assets with 44 locations in 19 countries and eleven warehouses and fulfillment centers.

League of Conservation Voters (13,030 SF, 12.1% of NRA, 16.2% of underwritten rent). League of Conservation Voters is the second largest tenant in the D.C. Office Portfolio Properties and occupies 13,030 SF at the 1920 L Street Property under a lease dated in 1999 and expiring December 31, 2019. The lease requires annual base rent of $696,986. League of Conservation Voters has given notice that it is exercising its early termination option effective December 31, 2017 and has paid pursuant to its lease a termination fee.

Change to Win (12,711 SF, 12.1% of NRA, 12.0% of underwritten rent). Change to Win is the third largest tenant in the D.C. Office Portfolio Properties and occupies 12,711 SF at the 1900 L Street Property under a lease dated March 8, 2006 and expiring September 30, 2020. The lease requires annual base rent of $534,345 (with April and May 2017 rent abated so long as Change to Win is not in default under its lease), increasing in April 2018 to $549,040. Change to Win is a strategic organizing center uniting American workers into unions.

Questex Media Group, LLC (12,513 SF, 11.9% of NRA, 12.3% of underwritten rent). Questex Media Group, LLC (“Questex Media Group”) is the fourth largest tenant in the D.C. Office Portfolio Properties and occupies 12,513 SF at the 1900 L Street Property under a lease dated August 7, 2009 and expiring May 31, 2020 with one five-year renewal option. The lease requires annual base rent of $539,005, increasing in December 2017 to $552,480. The lease provides for an expansion option for 2,000 to 3,000 SF at the 1900 L Street Property provided at least three years are remaining on the lease. Questex Media Group is a global business information company that offers events, digital media and content marketing.

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The following table presents certain information relating to the leases at the D.C. Office Portfolio Properties:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)(5)	Lease Expiration
1020 19th Street Property
Major Tenant
Farr, Miller & Washington	NR/NR/NR	7,661	6.6%	$360,796	7.4%	$47.10	3/31/2018
Strategic Marketing Innovations	NR/NR/NR	6,045	5.2%	$307,662	6.3%	$50.90	5/31/2021
Community Action Partnership	NR/NR/NR	6,291	5.4%	$254,272	5.2%	$40.42	4/30/2026
Major Tenant Total		19,997	17.3%	$922,730	18.9%	$46.14
Other Tenants(6)		88,656	76.6%	$3,958,134	81.1%	$44.65
Total Occupied Space		108,653(7)	93.9%(7)	$4,880,864	100.0%	$45.58
Vacant Space		7,084	6.1%
Total/Wtd. Avg.		115,737	100.0%
1900 L Street Property
Major Tenant
Questex Media Group, LLC	NR/NR/NR	12,513	11.9%	$552,480	12.3%	$44.15	5/31/2020
Change to Win(8)	NR/NR/NR	12,711	12.1%	$539,280	12.0%	$42.43	9/30/2020
Potbelly Sandwich Works	NR/NR/NR	2,333	2.2%	$227,826	5.1%	$97.65	1/31/2023
Major Tenant Total		27,557	26.3%	$1,319,586	29.3%	$47.89
Other Tenants(9)		68,273	65.1%	$3,182,618	70.7%	$46.62
Total Occupied Space		95,830(10)	91.4%(10)	$4,502,204	100.0%	$47.08
Vacant Space		9,029	8.6%
Total/Wtd. Avg.		104,859	100.0%
1920 L Street Property
Major Tenant
Liquidity Services, Inc.	NR/NR/NR	27,347	25.4%	$1,329,069	30.9%	$48.60	9/30/2019
League of Conservation Voters(11)	NR/NR/NR	13,030	12.1%	$696,986	16.2%	$53.49	12/31/2017
PNC Bank	A+/A2/A	5,304	4.9%	$378,120	8.8%	$71.29	12/31/2018
Major Tenant Total		45,681	42.4%	$2,404,174	55.8%	$52.63
Other Tenants		43,342	40.2%	$1,903,380	44.2%	$43.92
Total Occupied Space		89,023(12)	82.6%(12)	$4,307,554	100.0%	$49.68
Vacant Space		18,700	17.4%
Total/Wtd. Avg.		107,723	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Major Tenants ordered by % of Total Annual UW Rent

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Annual UW Rent PSF excludes vacant space.

(5)	Annual UW Rent PSF for Other Tenants excludes conference room/storage space that attracts $0 rent.

(6)	Includes Breastfeeding Coalition (3,885 SF) with a signed lease commencing July 15, 2017 and Consortium of Universities (3,567 SF) with a signed lease commencing October 1, 2017.

(7)	Total Occupied Space includes a 1,571 SF conference room that attracts $0 rent.

(8)	Change to Win is entitled to a two month rent abatement commencing April 2017.

(9)	Includes NRI Staffing, Inc (2,772 SF) with a signed lease commencing June 1, 2017.

(10)	Total Occupied Space includes 208 SF of storage space that attracts $0 rent.

(11)	League of Conservation Voters has given notice of the exercise of its termination option effective December 31, 2017 but is expected to remain in occupancy and is required to pay rent until that date.

(12)	Total Occupied Space includes 2,323 SF of storage space that attracts $0 rent.

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The following table presents certain information relating to the lease rollover schedule at the D.C. Office Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
1020 19th Street Property
MTM	1	2,598	2.2%	2.2%	$30.02	$77,992	1.6%	1.6%
2017	4	8,178	7.1%	9.3%	$48.03	$392,785	8.0%	9.6%
2018	3	11,300	9.8%	19.1%	$45.95	$519,207	10.6%	20.3%
2019	4	9,197	7.9%	27.0%	$44.26	$407,086	8.3%	28.6%
2020	2	5,707	4.9%	32.0%	$45.59	$260,202	5.3%	34.0%
2021	11	31,824	27.5%	59.4%	$44.97	$1,431,229	29.3%	63.3%
2022	5	15,615	13.5%	72.9%	$48.53	$757,866	15.5%	78.8%
2023	2	5,369	4.6%	77.6%	$45.93	$246,623	5.1%	83.9%
2024	0	0	0.0%	77.6%	$0.00	$0	0.0%	83.9%
2025	0	0	0.0%	77.6%	$0.00	$0	0.0%	83.9%
2026	1	6,291	5.4%	83.0%	$40.42	$254,272	5.2%	89.1%
2027(5)	4	11,003	9.5%	92.5%	$48.50	$533,602	10.9%	100.0%
Thereafter	0	1,571	1.4%	93.9%	$0.00	$0	0.0%	100.0%
Vacant	0	7,084	6.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	115,737	100.0%		$45.58	$4,880,864	100.0%
1900 L Street Property
MTM	1	649	0.6%	0.6%	$11.09	$7,200	0.2%	0.2%
2017	8	12,171	11.6%	12.2%	$46.34	$563,988	12.5%	12.7%
2018	2	3,278	3.1%	15.4%	$46.16	$151,307	3.4%	16.0%
2019	11	18,811	17.9%	33.3%	$43.41	$816,576	18.1%	34.2%
2020	5	29,475	28.1%	61.4%	$43.48	$1,281,683	28.5%	62.7%
2021	2	3,059	2.9%	64.3%	$43.22	$132,205	2.9%	65.6%
2022(6)	6	11,398	10.9%	75.2%	$51.12	$582,713	12.9%	78.5%
2023	1	2,333	2.2%	77.4%	$97.65	$227,826	5.1%	83.6%
2024	0	0	0.0%	77.4%	$0.00	$0	0.0%	83.6%
2025	2	3,374	3.2%	80.6%	$43.78	$147,711	3.3%	86.9%
2026	5	9,862	9.4%	90.0%	$50.09	$494,035	11.0%	97.8%
2027	1	1,212	1.2%	91.2%	$80.00	$96,960	2.2%	100.0%
Thereafter	0	208	0.2%	91.4%	$0.00	$0	0.0%	100.0%
Vacant	0	9,029	8.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	44	104,859	100.0%		$47.08	$4,502,204	100.0%
1920 L Street Property
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	2	16,723	15.5%	15.5%	$52.05	$870,395	20.2%	20.2%
2018	4	11,308	10.5%	26.0%	$57.97	$655,570	15.2%	35.4%
2019	4	32,659	30.3%	56.3%	$47.86	$1,563,185	36.3%	71.7%
2020	3	8,860	8.2%	64.6%	$48.17	$426,793	9.9%	81.6%
2021	0	0	0.0%	64.6%	$0.00	$0	0.0%	81.6%
2022	1	2,599	2.4%	67.0%	$49.71	$129,203	3.0%	84.6%
2023	0	0	0.0%	67.0%	$0.00	$0	0.0%	84.6%
2024	1	2,857	2.7%	69.6%	$47.52	$135,770	3.2%	87.8%
2025	2	10,609	9.8%	79.5%	$44.97	$477,087	11.1%	98.8%
2026	0	0	0.0%	79.5%	$0.00	$0	0.0%	98.8%
2027	1	1,085	1.0%	80.5%	$45.67	$49,552	1.2%	100.0%
Thereafter	0	2,323	2.2%	82.6%	$0.00	$0	0.0%	100.0%
Vacant	0	18,700	17.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	18	107,723	100.0%		$49.68	$4,307,554	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have multiple leases that are combined for purposes of this rollover schedule.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and conference room and storage space that attract $0.00 rent.

(5)	Includes Breastfeeding Coalition (3,885 SF) with a signed lease commencing July 15, 2017 and Consortium of Universities (3,567 SF) with a signed lease commencing October 1, 2017.

(6)	Includes NRI Staffing, Inc (2,772 SF) with a signed lease commencing June 1, 2017.

The Market. The D.C. Office Portfolio Properties are located in the central business district (“CBD”) of Washington, D.C., situated prominently one block from the Farragut West Metrorail station and two blocks from the Farragut North Metrorail station, approximately two blocks east of George Washington University Hospital, between DuPont Circle to the north and the White House to the south. The D.C. Office Portfolio Properties are immediately surrounded by Class A office buildings with street-level retail shops and restaurants. The Executive Buildings, Blair House and the Department of Treasury are located just southeast, and the World Bank Headquarters and George Washington University’s campus and hospital center are located south of the D.C. Office Portfolio Properties. The D.C. Office Portfolio Properties abut Foggy Bottom, an area dominated by the U.S. Department of State.

The Federal Government, Defense, and High Technology sectors are the primary economic drivers in the Washington, D.C. metropolitan statistical area (“MSA”) and Washington, D.C. continues to be a popular tourist destination. According to the appraisal, the Washington, D.C. MSA has continued to expand as the private sector, particularly the leisure and hospitality and education and health services industries, continues to make up for federal payroll losses. The region’s gross metro product rose by 2.2% in 2015 and is projected to rise an estimated 2.6% annually over the next five years. Employment grew 1.8% in 2015 and is projected to grow 2.0% in 2016.

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According to the appraisal, the Washington, D.C. MSA has one of the most well-educated and well-paid populations in the country. Approximately 47.3% of the region’s residents hold a four-year degree or higher with approximately 22.6% of the region’s population having received or is pursuing, an advanced degree. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the D.C. Office Portfolio Properties was 62,231, 363,451 and 777,025, respectively, and the 2016 average household income within the same radii was $143,208, $130,898 and $126,916, respectively.

The D.C. Office Portfolio Properties are located within the CBD submarket of the District of Columbia office market. According to the appraisal, the CBD submarket has the lowest vacancy rate in the city with a direct vacancy at pre-recession low of 8.7% with weighted average rents of $54.10 PSF at the end of the third quarter 2016. For the same period, the CBD submarket had approximately 33.5 million SF of inventory with positive absorption of 372,715 SF. According to a market report, the third quarter 2016 vacancy rate for “3 Star” buildings within the CBD submarket was 6.5% with asking rents of $46.11 PSF.

According to the appraisal, there are five properties currently under construction or under renovation in the CBD submarket totaling approximately 1.55 million SF of net rentable area, of which 57% has been preleased.

The following table presents recent leasing data at competitive office buildings with respect to the D.C. Office Portfolio Properties:

Competitive Property Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Date/Term	Initial Rent/SF	Lease Type
1220 19th Street NW	1976/N/A	102,304	99.1%	Ankura Consulting Group LLC	5,968	Nov-16/4 Yrs	$49.00	FSG
Air Line Pilots Association Building 1625 Massachusetts Avenue NW	1972/N/A	111,546	100%	International Organization for Migration	5,240	Oct-16/8 Yrs	$48.00	FSG
Marshall Coyne Building 1156 15th Street NW	NAV	NAV	NAV	American Jewish Committee	6,354	Sep-16/7 Yrs	$47.00	FSG
Barr Building 910 17th Street NW	1927/1997	100,644	85.7%	Sparks Personnel Services Inc.	2,930	Aug-16/8 Yrs	$43.00	FSG
The Ring Building 1200 18th Street NW	1947/N/A	198,492	95.8%	National Council for Community & Education Partnerships	4,500	Aug-16/10 Yrs	$37.50	FSG
The Ring Building 1200 18th Street NW	1947/N/A	198,492	95.8%	Chorus America	2,530	Aug-16/10 Yrs	$39.00	FSG
1220 19th Street NW	1976/N/A	102,304	99.1%	Geosyntec Consultants	2,728	Jun-16/5 Yrs	$46.00	FSG
1350 Connecticut Avenue NW	1938/1988	190,389	93.7%	Oceana Inc	3,325	Apr-16/2 Yrs	$44.00	FSG

Source: Appraisal

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the D.C. Office Portfolio Properties:

Cash Flow Analysis
	2012	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$14,063,490	$14,462,883	$14,775,631	$15,038,036	$15,026,439	$15,247,404	$46.44
Total Recoveries	$535,905	$621,234	$504,022	$698,655	$566,870	$462,308	$1.41
Other Income	$65,730	$28,828	$38,823	$52,518	$69,896	$49,362	$0.15
Parking Income	$632,383	$586,674	$527,370	$564,016	$851,269	$904,277	$2.75
Less Vacancy & Credit Loss	($554,630)	($676,242)	($719,443)	($1,115,671)	($1,873,727)	(1,556,716)	(9.9%)
Effective Gross Income	$14,742,878	$15,023,377	$15,126,403	$15,237,554	$14,640,747	$15,106,635	$46.01
Total Operating Expenses	$5,158,468	$5,353,143	$5,572,552	$5,852,879	$5,784,367	$5,846,676	$17.81
Net Operating Income	$9,584,410	$9,670,234	$9,553,851	$9,384,675	$8,856,380	$9,259,959	$28.20
Capital Expenditures	$0	$0	$0	$0	$0	$65,664	$.20
TI/LC	$0	$0	$0	$0	$0	$541,727	$1.65
Net Cash Flow	$9,584,410	$9,670,234	$9,553,851	$9,384,675	$8,856,380	$8,652,568	$26.35

Occupancy %	N/A	93.8%	92.7%	91.0%	89.4%(2)	90.1%
NOI DSCR(3)	1.89x	1.91x	1.89x	1.85x	1.75x	1.83x
NCF DSCR(3)	1.89x	1.91x	1.89x	1.85x	1.75x	1.71x
NOI Debt Yield(4)	9.6%	9.7%	9.6%	9.4%	8.9%	9.3%
NCF Debt Yield(4)	9.6%	9.7%	9.6%	9.4%	8.9%	8.7%

(1)	Gross Potential Rent includes income from three tenants who are not yet in occupancy: Breastfeeding Coalition (3,885 SF) with a signed lease commencing July 15, 2017, Consortium of Universities (3,567 SF) with a signed lease commencing October 1, 2017, and NRI Staffing, Inc (2,772 SF) with a signed lease commencing June 1, 2017. For two of the three tenants, lender reserved six months of their respective rent.

(2)	2016 Occupancy % is as of January 2017 and includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017.

(3)	The debt service coverage ratios are based on the D.C. Office Portfolio Whole Loan.

(4)	The debt yields are based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve.

Escrows and Reserves. The borrowers deposited at origination $1,614,433 for taxes and is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrowers provide satisfactory evidence to the lender that the insurance coverage required by the D.C. Office Portfolio Whole Loan documents is being provided under acceptable blanket insurance policies.

The borrowers are required to deposit on each monthly payment date $4,925 to a replacement reserve subject to a cap of $237,000 and $41,040 to a leasing reserve subject to a cap of $1,970,000.

The borrowers have deposited at origination $806,797 to a rent reserve for abated rent periods through March 31, 2022 relating to 21 tenants, $310,546 to a rent reserve relating to six tenants with signed leases or letters of intent who are not yet in occupancy, and $816,325 to an existing tenant improvement and leasing reserve for landlord obligations relating to nine various tenants.

The borrowers have deposited at origination $5,000,000 to an earnout reserve, which borrowers may not more than one time per quarter request a partial disbursement of provided that among other conditions, (i) no event of default is continuing; and (ii) following the partial disbursement, the Earn Out Debt Yield (as defined below) is no less than 6.73%. On the later of (1) 30 months after the closing date of the D.C. Office Portfolio Whole Loan and (2) the end of the lockout period, any amount remaining in the earnout reserve will be applied to prepay the D.C. Office Portfolio Whole Loan and the borrowers will be required to pay a yield maintenance premium.

The “Earn Out Debt Yield” will be calculated based on (a)(i) annualized in-place base rents (including expense reimbursements and contractual rent steps occurring within the next twelve months received under bona fide leases for tenants in occupancy or in occupancy within 60 days and excluding rent due from leases expiring within 60 days) and actual percentage rents and recurring operating income received for the preceding twelve months, (ii) less operating expenses for the last 12 months (excluding non-recurring items) adjusted to assume a vacancy rate of the greater of 6% or actual vacancy, management fees of 3% of effective gross income, capital expenditures of $0.18 PSF and tenant improvement and leasing costs equal to $1.60 PSF, divided by (b) the principal amount outstanding on the D.C. Office Portfolio Whole Loan plus the proposed earnout partial disbursement, plus the principal amount outstanding on the D.C. Office Mezzanine Loan (as defined below).

Lockbox and Cash Management. The D.C. Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management, which is already in place. The D.C. Office Portfolio Whole Loan documents require the borrowers to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrowers or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are distributed to the borrowers. During a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied as provided in the loan documents, including payment of debt service on the D.C. Office Mezzanine Loan. Also during the continuation of a Cash Sweep Period, all excess cash flow is required to be retained and held by the lender as additional security for the D.C. Office Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the earlier of (i) a D.C. Office Mezzanine Loan default or (ii) upon the debt service coverage ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan being less than 1.10x for two consecutive calendar quarters, and will end

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MSBAM 2017-C33	D.C. Office Portfolio

upon as applicable (y) the cure of such D.C. Office Mezzanine Loan default, and (z) the debt service coverage ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan being at least 1.15x for the trailing six months.

Additional Secured Indebtedness (not including trade debts). The D.C. Office Portfolio Properties also secure the D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $70,000,000. The D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the D.C. Office Portfolio Mortgage Loan. The D.C. Office Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan. The holders of the D.C. Office Portfolio Mortgage Loan and the D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the D.C. Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. A $25,000,000 mezzanine loan (the “D.C. Office Mezzanine Loan”) exists between Paramount Group Fund VIII Square 85 LP, as the mezzanine lender to ZG Walker Holdings, LLC and 1900 L Holding, LLC, the sole members of the borrowers under the D.C. Office Portfolio Whole Loan. The D.C. Office Mezzanine Loan accrues interest at an interest rate of 6.75% per annum, requires payments of interest only through its 120-month term, and matures on March 1, 2027. The Cut-off Date Balance per SF, Maturity Date Balance per SF and UW NCF DSCR based on the combined D.C. Office Portfolio Whole Loan including the D.C. Office Mezzanine Loan are $396, $396 and 1.28x, respectively. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined D.C. Office Portfolio Whole Loan including the D.C. Office Mezzanine Loan net of the $5,000,000 earnout reserve are 7.4%, 7.4%, 66.9% and 66.9%, respectively.

Release of Property. Following the lockout period, the D.C. Office Portfolio borrowers are permitted to obtain the release of any individual property provided that among other conditions (i) no event of default is continuing; (ii) if required by the lender, rating agency confirmation has been received; (iii) the D.C. Office Mezzanine Loan borrower has defeased the applicable portion of the D.C. Office Mezzanine Loan; and (iv) the D.C. Office Portfolio Whole Loan has been defeased by an amount equal to the Release Amount (as defined below).

The “Release Amount” means (I) in connection with a property release pursuant to an arm’s length sale, an amount equal to the greater of (i) 110% of the allocated loan amount for such individual property being released and (ii) an amount such that (a) the loan to value ratio excluding the individual property being released is no more than (1) 69.59%, and (2) the loan to value ratio immediately prior to the release; (b) the debt service coverage ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan excluding the individual property being released is no less than (1) 1.25x and (2) the debt service coverage ratio immediately prior to the release; and (c) the debt yield ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan excluding the individual property being released is no less than (1) 6.7267%, and (2) the debt yield immediately prior to the release (the amount determined in the foregoing clause (ii), the “Base Release Amount”); or (II) in connection with any other property release, an amount equal to the greater of (i) 125% of the allocated loan amount for such individual property being released and (ii) the Base Release Amount for such individual property.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the D.C. Office Portfolio Properties, provided, however, that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be modified, amended or extended) or substantially similar program is not in effect, the borrowers will not be required to pay annual terrorism insurance premiums greater than two times the premium for a stand-alone policy for only the D.C. Office Portfolio Properties. The loan documents also require business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-61

MSBAM 2017-C33	Calumet Business Center

Mortgage Loan No. 9 – Calumet Business Center

A-3-62

MSBAM 2017-C33	Calumet Business Center

Mortgage Loan No. 9 – Calumet Business Center

Calumet Business Center
9500, 9501, 9540, 9810 and 9860 South Dorchester Avenue; 1501 East 96th Street; 1400 East 97th Street; 1400-1550 East 97th Place; 1401-1581 East 98th Street; 1400-1550 East 98th Place
Chicago, IL 60628
CHICAGO
Lake Michigan
Chicago Loop 6 miles
Chicago Midway Intl. Airport 4 miles
Washington Park
University of Chicago
Woodlawn
Jackson Park
63rd Street Beach
La Rabida Children's Hospital
South Shore Cultural Center
St. Bernard Hospital
Ogden Park
Englewood
Oak Woods Cemetery
Jeffery Plaza
South Shore
Rainbow Beach
Clarks Point
Rainbow Beach Park
Jackson Park Hospital & Medical Center
Auburn Gresham
West Chatham Ridge
Dan Ryan Expwy
Chicago Skyway
Foster Park
Chatham Village Square
Avalon Park
Chatham Ridge
Sherman Plaza
Tuley Park
South Chicago
Calumet Heights
Advocate Trinity Hospital
Finkl Steel
Stony Island Plaza
Stony Island
Washington Heights
Abbott Park
Chicago State University
Roseland
Olive Harvey College
Chicago Transit Authority
Kellogg
Pullman State Historic Site
Harborside International Golf Course
Pullman Park
Pullman
Pullman District Natl. Park
Lake Calumet
West Pullman
Marshfield Plaza
Calumet Park
Bishop Ford Frwy
NICTD South Shore Line
Little Calumet River
Blue Island
Riverdale
METRA SOUTHWEST SERVICE
METRA ROCK ISLAND LINE
METRA ELECTRIC LINE
CTA GREEN LINE
CTA RED LINE
W. 71st St.
W. 76th St.
W. 79th St.
W. 87th St.
W. 95th St.
W. 103rd St.
W. 111th St.
W. 115th St.
W. 119th St.
W. 123rd St.
W. 127th St.
E. 63rd St.
E. 67th St.
E. 71st St.
E. 75th St.
E. 79th St.
E. 87th St.
E. 95th St.
E. 100th St.
E. 103rd St.
E. 106th St.
E. 130th St.
S. Ashland Ave.
S. Halsted St.
S. Racine Ave.
S. Vincennes Ave.
S. State St.
S. MLK Dr.
S. Cottage Grove Ave.
S. Stony Island Ave.
S. Jeffery Ave.
S. Ewing Ave.
S. South Shore Dr.
Lake Shore Dr.
Park Ridge
Elmhurst
Melrose Park
Oak Park
Cicero
Berwyn
Burbank
Oak Lawn
East Chicago
Orland Park
Oak Forest
Harvey
Hammond
Tinley Park
Gary
Portage
Lansing
Chicago Heights
Munster
Schererville
Merrillville
Valparaiso
Crown Point
Hobart
Mokena
Frankfort
University Park
Monee
Peotone
Beecher
ILLINOIS
INDIANA

A-3-63

MSBAM 2017-C33	Calumet Business Center

Mortgage Loan No. 9 – Calumet Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset(2)
Original Balance:	$35,062,500			Location:	Chicago, IL 60628
Cut-off Date Balance:	$34,914,248			General Property Type:	Industrial
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Glen Una Management			Year Built/Renovated:	1951-1971/2014
Mortgage Rate:	4.3050%			Size:	1,637,851 SF
Note Date:	1/31/2017			Cut-off Date Balance per SF:	$21
First Payment Date:	3/1/2017			Maturity Date Balance per SF:	$17
Maturity Date:	2/1/2027			Property Manager:	Glen Una Management Company, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$4,463,812
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield:	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	15.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.89x
Additional Debt Balance:	N/A			Most Recent NOI(3):	$5,301,103 (10/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$3,992,134 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$3,940,142 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.2% (1/26/2017)
RE Tax:	$559,578	$84,784	N/A	2nd Most Recent Occupancy:	97.0% (10/31/2016 TTM)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2015)
Recurring Replacements:	$0	$20,473	$491,700	Appraised Value (as of):	$47,500,000 (1/27/2017)
TI/LC:	$0	$34,122	$818,900	Cut-off Date LTV Ratio:	73.5%
Deferred Maintenance:	$3,500,000	$0	N/A	Maturity Date LTV Ratio:	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,062,500	73.7%	Purchase Price:	$43,250,000	91.0%
Borrower Equity:	$12,488,657	26.3%	Reserves:	$4,059,578	8.5%
			Closing Costs:	$241,580	0.5%
Total Sources:	$47,551,157	100.0%	Total Uses:	$47,551,157	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Releases of individual buildings and related real estate parcels are permitted as described below under “Release of Property.”

(3)	The increase in Most Recent NOI as of 10/31/2016 TTM from the 2nd Most Recent NOI as of 12/31/2015 is due to contractual rent escalations of various tenants, a new lease on expansion space of an existing tenant and a one-time real estate tax refund of $945,417.

The Mortgage Loan. The ninth largest mortgage loan (the “Calumet Business Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,062,500 secured by a first priority fee mortgage encumbering a 1,637,851 SF multi-tenant industrial property known as Calumet Business Center in Chicago, Illinois (the “Calumet Business Center Property”). The proceeds of the Calumet Business Center Mortgage Loan were used to acquire the Calumet Business Center Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Calumet Industrial Chicago, LLC (the “Calumet Business Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors in its organizational structure. The Calumet Business Center Borrower is ultimately owned by Kenneth Levy and Gloria Levy, trustees of the Levy Family Trust Dated February 18, 1983 (70%), Mark Levy, trustee of the Mark Levy Revocable Trust Dated May 22, 2002 (15%), and Wayne Bradford Levy, trustee of the Wayne Bradford Levy Trust III dated October 6, 1993 (15%). The non-recourse carveout guarantors are Kenneth Levy and the Levy Family Trust Dated February 18, 1983.

The loan sponsor is Glen Una Management (“Glen Una”), which serves as the real estate investment vehicle for the Levy Family Trust dated February 18, 1983. Kenneth Levy, Gloria Levy, Wayne Levy and Mark Levy are the current directors of Glen Una. Kenneth Levy is the President, Secretary and Treasurer of Glen Una and Mark Levy, Wayne Levy and Shaun Brannon are all Vice Presidents of Glen Una.

Kenneth Levy is the Chairman and controlling shareholder of Glen Una. Through this entity and Levy Family Trust Dated February 18, 1983, Kenneth Levy has ownership interest in nine multi-family properties (1,988 units), nine retail properties (approximately 953,000 SF), one commercial property (approximately 252,000 SF), eight industrial properties (approximately 3.2 million SF), and land parcels located in primary, secondary, and tertiary markets across the country.

A-3-64

MSBAM 2017-C33	Calumet Business Center

The Property. The Calumet Business Center Property is an industrial property comprising 1,637,851 SF located in Chicago, Illinois, approximately 13 miles south of the central business district. The Calumet Business Center Property is comprised of ten single-story buildings built between 1951 and 1971, which contains 26 suites with 14 suites (20.8% of NRA) that are less than 50,000 SF, eight suites (38.0% of NRA) ranging from 50,000 to 100,000 SF, three suites (25.7% of NRA) ranging from 100,000 to 250,000 SF, and one suite (15.5% of NRA) in excess of 250,000 SF. The Calumet Business Center Property features clear heights ranging from 18 to 28 feet, 208 dock high loading doors, 15 grade level loading doors, 31 rail access doors, 249 trailer parking spaces and 572 surface parking spaces. The Norfolk Southern Railroad has daily direct Class I rail service to the Calumet Business Center Property and according to the appraisal, the Calumet Business Center Property is the only Norfolk Southern Railroad direct served industrial park in the City of Chicago. Railroad track access enters from the western property boundary traversing east and services six buildings totaling 74.5% of the net rentable area via 31 rail access doors.

As of January 26, 2017, the Calumet Business Center Property was 98.2% occupied by 16 tenants under 26 separate leases, with 54.0% of the NRA leased to tenants that have been in occupancy in excess of 15 years including Grand Warehouse Corp (19.3% of NRA), WestRock Packaging Systems, Inc. (15.5% of NRA), Cargill, Inc. (13.9% of NRA), Del Monte (2.9% of NRA), Chicago Tribune (1.4% of NRA), EWF Furniture Imports, Inc. (0.6% of NRA) and Ashley Capital (0.2% of NRA). Additionally, nine tenants occupying a total of 876,637 SF (55.3% of NRA) have extended respective lease terms for 15 occupied suites since the beginning of 2015.

Major Tenants.

Grand Warehouse Corp (316,395 SF, 19.3% of NRA, 23.7% of underwritten rent). Grand Warehouse Corp, a division of Grand Worldwide Logistics, Corporation, is a third party logistics company that utilizes five suites at the Calumet Business Center Property for warehousing and distribution of paper roll and paperboard beverage containers. Grand Worldwide Logistics Corporation is a privately owned and operated public warehouse and distribution center founded in 1970. The company provides integrated transportation packages of warehousing, handling, and trucking services out of Chicago, Illinois, Gordonsville, Tennessee, Charleston, South Carolina, Denver, Colorado, Maple Heights, Ohio, Savannah, Georgia, New Jersey and Pennsylvania. Grand Worldwide Logistics Corporation’s services include complete logistics management, traditional warehousing and cross dock distribution. Grand Warehouse Corp has been in occupancy at the Calumet Business Center Property since 1996, currently occupies five suites and has both expanded and contracted its space multiple times, resulting in a net expansion of 153,365 SF. Grand Warehouse Corp has ongoing rights to terminate all of its space upon 60 days’ notice; provided that with respect to 237,565 SF, such termination right is exercisable only if certain conditions exist relating to cancellation of services (or a customer requirement that Grand Warehouse Corp relocate) by a customer representing at least 25% of the premises or Grand Warehouse Corp reasonably determines that operating at the Calumet Business Center Property is not economically feasible. Such termination options do not require payment of a termination fee.

WestRock Packaging Systems, Inc. (254,157 SF, 15.5% of NRA, 15.2% of underwritten rent). WestRock Packaging Systems, Inc. is a provider of paper and packaging solutions in consumer and corrugated markets with 39,000 employees and over 250 operating and business locations spanning North America, South America, Europe and Asia-Pacific. Operations at the Calumet Business Center Property include a warehouse for spare machinery and obsolete equipment parts, and paper roll warehousing which serves the paperboard beverage containers production and printing facility at the Calumet Business Center Property. WestRock Packaging Systems, Inc. has been in occupancy at the Calumet Business Center Property since 1995, currently occupies three suites and has both expanded and contracted its space multiple times, resulting in a net expansion of 82,900 SF.

MWD Logistics (253,919 SF, 15.5% of NRA, 13.7% of underwritten rent). MWD Logistics is a third party logistics company that provides warehouse storage, supply chain management, inventory control, product distribution, dunnage management and intrastate trucking. MDW Logistics serves over 100 customers in North America and manages over 3.0 million SF of warehouse space. MWD Logistics has occupied space at the Calumet Business Center Property since 2008, currently occupies one suite and has expanded its space multiple times and contracted its space once, resulting in a net expansion of 163,395 SF.

Cargill, Inc. (228,358 SF, 13.9% of NRA, 9.9% of underwritten rent). Cargill, Inc., founded in 1865 and headquartered in Minnesota, is comprised of businesses organized around food, agriculture, financial and industrial products. The agricultural segment buys, processes and distributes grain, oilseeds and other commodities to makers of food and animal nutrition products, as well as provides crop and livestock producers with products and services. The food segment provides food and beverage manufacturers, food service companies and retailers with high-quality ingredients, meat and poultry products, health-promoting ingredients and ingredient systems. The financial segment provides its agricultural, food, financial and energy customers around the world with risk management and financial solutions. The industrial segment serves users of energy, salt, starch and steel products, and develops and markets sustainable products made from agriculture feed stocks. Cargill, Inc. has 150,000 employees in 70 countries and has been rated the largest privately held company in the United States by a business magazine for 30 of the past 32 years. Cargill, Inc. has occupied space at the Calumet Business Center Property since 1993, currently occupies two suites, and has expanded its space multiple times for a net expansion of 114,624 SF. With respect to 137,734 SF, Cargill, Inc. has a one-time termination option effective December 31, 2021 with at least 12 months’ notice and a termination fee of $78,167.

Arro Corporation (213,428 SF, 13.0% of NRA, 13.0% of underwritten rent). Arro Corporation is a private contract manufacturing and logistics company within the food and pharmaceutical industries founded in 1986 and headquartered in Hodgkins, Illinois. Arro Corporation is a co-packer and co-manufacturer of a wide range of liquid and dry products, ranging from a gram size package to a full size rail car of product, including hot and cold beverages, bakery products, pizza, specialty sugar products including starch, dextrose, phosphates, oils, syrups and related commodities. Arro Corporation has been in occupancy at the Calumet Business Center Property since 2006, currently occupies three suites, and has expanded its space multiple times and contracted its space once, resulting in a net expansion of 165,268 SF. With respect to 111,528 SF, Arro Corporation has the ongoing right to terminate its lease with 180 days’ prior written notice. With respect to 72,140 SF, Arro Corporation has an ongoing termination option with 60 days’ notice. Such termination options do not require payment of a termination fee.

A-3-65

MSBAM 2017-C33	Calumet Business Center

The following table presents certain information relating to the leases at the Calumet Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)(4)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)(4)	Lease Expiration
Tenants
Grand Warehouse Corp(5)	NR/NR/NR	316,395	19.3%	$1,371,572	23.7%	$4.33	Various
WestRock Packaging Systems, Inc.(6)	NR/Baa2/BBB	254,157	15.5%	$882,268	15.2%	$3.47	Various
MWD Logistics	NR/NR/NR	253,919	15.5%	$794,064	13.7%	$3.13	7/31/2017
Cargill, Inc.(7)	A/A2/A	228,358	13.9%	$574,564	9.9%	$2.52	Various
Arro Corporation(8)	NR/NR/NR	213,428	13.0%	$751,483	13.0%	$3.52	Various
Subtotal/Wtd. Avg.		1,266,257	77.3%	$4,373,952	75.5%	$3.45
Other Tenants		341,834	20.9%	$1,417,978	24.5%	$4.15
Vacant Space		29,760	1.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,637,851	100.0%	$5,791,929	100.0%	$3.60

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent PSF and Annual UW Base Rent include contractual rent escalations and decreases through November 1, 2017 totaling $56,877.

(4)	Annual UW Base Rent PSF and Annual UW Base Rent include average rent over remaining lease term for WestRock Packaging Systems, Inc. and Cargill, Inc. totaling $20,535 due to the investment grade credit rating of the tenants and reflects a decrease in revenue of $4,036 for WestRock Packaging Systems, Inc. as rent will decline from $3.22 PSF to $3.10 PSF effective May 1, 2017 for 171,257 SF of such tenant’s space. Annual UW Base Rent and Annual UW Base Rent PSF for WestRock Packaging Systems, Inc. include $4,544 of rent attributable to a parking lease.

(5)	Grand Warehouse Corp has a lease expiration of December 31, 2019 on 233,280 SF of its space and a lease expiration of February 28, 2020 on 83,115 SF of its space. Grand Warehouse Corp has ongoing rights to terminate all of its space upon 60 days’ notice; provided that with respect to 237,565 SF, such termination right is exercisable only if certain conditions exist relating to cancellation of services (or a customer requirement that Grand Warehouse Corp relocate) by a customer representing at least 25% of the premises or Grand Warehouse Corp reasonably determines that operating at the Calumet Business Center Property is not economically feasible. Such termination options do not require payment of a termination fee.

(6)	WestRock Packaging Systems, Inc. has a lease expiration of June 30, 2017 on 79,343 SF of its space and a lease expiration of April 30, 2020 on 174,814 SF of its space.

(7)	Cargill, Inc. has a lease expiration of December 31, 2018 on 90,624 SF of its space and a lease expiration of December 31, 2024 on 137,734 SF of its space. With respect to 137,734 SF, Cargill, Inc. has a one-time termination option effective December 31, 2021 with at least 12 months’ notice and a termination fee of $78,167.

(8)	Arro Corporation has a lease expiration of April 30, 2017 on 29,760 SF of its space and a lease expiration of October 31, 2018 on 183,668 SF of its space. With respect to 111,528 SF, Arro Corporation has the ongoing right to terminate its lease with 180 days’ prior written notice. With respect to 72,140 SF, Arro Corporation has an ongoing termination option with 60 days’ notice. Such termination options do not require payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Calumet Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	6	412,291	25.2%	25.2%	$3.43	$1,415,904	24.4%	24.4%
2018	7	413,146	25.2%	50.4%	$3.43	$1,415,679	24.4%	48.9%
2019	5	256,278	15.6%	66.0%	$4.32	$1,106,388	19.1%	68.0%
2020	7	388,642	23.7%	89.8%	$3.90	$1,516,245	26.2%	94.2%
2021	0	0	0.0%	89.8%	$0.00	$0	0.0%	94.2%
2022	0	0	0.0%	89.8%	$0.00	$0	0.0%	94.2%
2023	0	0	0.0%	89.8%	$0.00	$0	0.0%	94.2%
2024	1	137,734	8.4%	98.2%	$2.45	$337,714	5.8%	100.0%
2025	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
Thereafter	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
Vacant	0	29,760	1.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	1,637,851	100%		$3.60	$5,791,929	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Calumet Business Center Property is located approximately 13 miles south of the Chicago central business district. The Calumet Business Center Property is a Norfolk Southern railroad serviced site bordered to the east by South Stony Island Ave and to the north by 95th Street. The Calumet Business Center Property is located within the Burnside Corridor, a 330-acre industrial park with 31 businesses employing 1,222 people. According to the appraiser, industrial development in the immediate area consists of 68 industrial properties containing 5,429,742 SF with an average rent of $6.98 PSF and approximately 96% occupancy.

A-3-66

MSBAM 2017-C33	Calumet Business Center

The Calumet Business Center Property is located within the Pullman neighborhood in Chicago, Illinois. Significant development in the immediate area consists of industrial properties, with retail uses along arterial roads and residential development along secondary roads. According to the appraiser, the Chicago metropolitan statistical area (“MSA”) is and has been a leader in North American transportation and distribution since the 1850s. The area is centrally located with significant air, rail, and water distribution capacity. The Chicago region is considered the world’s third busiest intermodal hub. In terms of rail, six of the seven Class I North American railroads converge in Chicago. It is estimated that one-quarter of all United States rail shipments pass through the Chicago MSA. The area is also ranked in the top five worldwide in terms of container ports handled. In terms of highways, six major interstates converge in Chicago which provide access in all directions. In terms of air travel, the Chicago MSA ships and receives an estimated 1.6 million tons of freight, mail, and goods annually.

The Calumet Business Center Property is located in the South Chicago submarket as determined by third party market research reports. As of the fourth quarter of 2016, according to a third party market report, the South Chicago submarket contained 64.3 million SF with an average vacancy of 14.2% and asking rents of $4.19 PSF, reflecting no increase in inventory, a decrease of approximately 2% in vacancy and an increase of 2% in average asking rent over the fourth quarter of 2015.

The following table presents comparable leases with respect to the Calumet Business Center Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occupancy	Tenant Name	Lease SF	Lease Date	Lease Term	Rent PSF	Lease Type
14927-14931 S Greenwood Road 14927-14931 S Greenwood Road Dolton, Illinois	1975	166,000	68%	JFA Recycle	12,500	Jul. 2016	3.0 Yrs	$5.00	Gross
Pullman Industrial Center 900 East 103rd Street Chicago, Illinois	1910	507,074	79%	Integrated Power	43,038	Dec. 2016	4.0 Yrs	$4.50	Gross
4532 S. Kolin Avenue 4532 S. Kolin Avenue Chicago, Illinois	1946	250,000	93%	Rapid Displays	47,132	Mar. 2016	5.0 Yrs	$5.50	Gross
2555 South Leavitt Street 2555 South Leavitt Street Chicago, Illinois	1962	234,500	100%	Phoenix Fabricators	22,260	Nov. 2015	2.0 Yrs	$5.00	Gross
410-470 W. 169th Street 410-470 W. 169th Street South Holland, Illinois	1980	149,067	79%	Armacell	73,453	Jan. 2016	10.0 Yrs	$3.74	Modified Gross
4300-4330 S. Racine Avenue 4300-4330 S. Racine Avenue Chicago, Illinois	1976	168,000	100%	Edsal Sandusky Corporation	128,000	Jul. 2016	7.0 Yrs	$4.00	Modified Gross
The 4800 Building 4800 W. Roosevelt Rd Chicago, Illinois	1966	1,209,522	71%	Royak Box Group, LLC	134,474	Sept. 2015	3.0 Yrs	$4.00	Gross
Calumet Business Center 9500, 9501, 9540, 9810 and 9860 South Dorchester Avenue; 1501 East 96th Street; 1400 East 97th Street; 1400-1550 East 97th Place; 1401-1581 East 98th Street; 1400-1550 East 98th Place Chicago, Illinois	1951-1971	1,637,851	98.2%

Source: Appraisal

A-3-67

MSBAM 2017-C33	Calumet Business Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Calumet Business Center Property:

Cash Flow Analysis
	2013	2014	2015	10/31/2016 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,719,490	$5,060,322	$5,081,828	$5,555,307	$5,940,729	$3.63
Total Recoveries	$1,490,135	$724,968	$864,522	$881,241	$899,797	$0.55
Total Other Income	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($356,444)	($0.22)
Effective Gross Income	$7,209,625	$5,785,290	$5,946,350	$6,436,548	$6,484,082	$3.96
Total Operating Expenses	$2,527,055	$1,845,148	$1,954,216	$1,135,445	$2,020,270	$1.23
Net Operating Income(2)	$4,682,570	$3,940,142	$3,992,134	$5,301,103	$4,463,812	$2.73
Capital Expenditures	$0	$0	$0	$0	$245,678	$0.15
TI/LC	$0	$0	$0	$0	$278,435	$0.17
Net Cash Flow	$4,682,570	$3,940,142	$3,992,134	$5,301,103	$3,939,700	$2.41

Occupancy %(3)	90.7%	86.6%	97.5%	97.0%	94.0%
NOI DSCR	2.25x	1.89x	1.92x	2.54x	2.14x
NCF DSCR	2.25x	1.89x	1.92x	2.54x	1.89x
NOI Debt Yield	13.4%	11.2%	11.4%	15.1%	12.7%
NCF Debt Yield	13.4%	11.2%	11.4%	15.1%	11.2%

(1)	UW Gross Potential Rent includes contractual rent escalations and decreases through November 1, 2017 totaling $56,877. UW Gross Potential Rent and UW Gross Potential Rent PSF include average rent over the remaining lease term for WestRock Packaging Systems, Inc. and Cargill, Inc. totaling $20,535 due to the investment grade credit rating of the tenants and reflects a decrease in revenue of $4,036 for WestRock Packaging Systems, Inc. as rent will decline from $3.22 PSF to $3.10 PSF effective May 1, 2017 for 171,257 SF of such tenant’s space. Two new leases totaling $330,000 annual rent for 42,017 SF were signed since October 2016.

(2)	The decrease in Net Operating Income over 2013 is due to the inclusion of two non-collateral buildings in the seller’s historical operating statements. The operating statements from 2014 to 10/31/2016 TTM reflect the collateral for the Calumet Business Center Property. The increase in Net Operating Income as of 10/31/2016 TTM from 2015 is due to contractual rent escalations of various tenants, a new lease on expansion space of an existing tenant and a one-time real estate tax refund of $945,417.

(3)	As of the underwritten rent roll dated January 26, 2017, the Calumet Business Center Property is 98.2% physically occupied. UW Occupancy % represents an economic vacancy of 6.0%.

Escrows and Reserves. The Calumet Business Center Mortgage Loan documents require upfront reserves in the amount of $559,578 for real estate taxes, and $3,500,000 for deferred maintenance, which repairs consist primarily of roof replacements for the roofs of six buildings at the Calumet Center Property, and also include repair of trip hazards. The Calumet Business Center Borrower is required to escrow monthly 1/12th of the annual estimated real estate taxes which currently equates to $84,784 and 1/12th of the annual estimated insurance premiums (unless the Calumet Business Center Borrower maintains an acceptable blanket policy). The Calumet Business Center Borrower is required to make monthly deposits equal to $20,473 into an escrow for replacements and repairs; provided that the aggregate balance of such escrow may not exceed $491,700 on any payment date, and to the extent any monthly deposit would cause such escrow to exceed such amount, the monthly deposit is required to be reduced by the amount of such excess. The Calumet Business Center Borrower is required to make monthly deposits equal to $34,122 into an escrow for tenant improvements and leasing commissions; provided that the aggregate balance of such escrow may not exceed $818,900 on any payment date, and to the extent any monthly deposit would cause such escrow to exceed such amount, the monthly deposit is required to be reduced by the amount of such excess.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Calumet Business Center Mortgage Loan. The Calumet Business Center Mortgage Loan has springing cash management (i.e., the Calumet Business Center Mortgage Loan has cash management only after the occurrence and during the continuance of a Cash Sweep Period (as defined below)). So long as no Cash Sweep Period is continuing under the Calumet Business Center Mortgage Loan, all funds in the lockbox account are required to be swept on each business day to an operating account maintained by the Calumet Business Center Borrower. If a Cash Sweep Period is continuing, funds in the lockbox account are required to be swept on each business day to a cash management account for the benefit of lender and applied to pay debt service on the Calumet Business Center Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, other than during the continuance of an event of default under the Calumet Business Center Mortgage Loan, the monthly operating expenses referenced in the annual budget (which is required to be reasonably approved by the lender) and other operation and maintenance expenses approved by the lender, and to disburse the remainder, provided no event of default is continuing under the Calumet Business Center Mortgage Loan, into an account to be held by the lender as additional security for the Calumet Business Center Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the period:

(i) commencing upon an event of default under the Calumet Business Center Mortgage Loan and ending upon the cure (if applicable) of such event of default to the lender’s sole satisfaction,

(ii) commencing if the lender determines that the debt service coverage ratio on the Calumet Business Center Mortgage Loan is less than 1.35x for six consecutive calendar months, and ending on the date the Calumet Business Center Borrower provides evidence satisfactory to the lender that the debt service coverage ratio on the Calumet Business Center Mortgage Loan has been at least 1.55x for six consecutive calendar months, or

(iii) commencing upon a Tenant Credit Event (as defined below) and ending upon a Tenant Credit Event Cure (as defined below).

A “Tenant Credit Event” means the date on which any of the following events occurs: (a) the earlier of (1) a Credit Tenant (as defined below) giving notice that it is terminating its lease early or (2) six months prior to expiration of a Credit Tenant’s lease, if the Credit Tenant has not previously renewed its lease pursuant to such lease in place on the loan closing date or otherwise on Approved Lease Terms (as defined below) and no replacement tenant has entered into a replacement lease on Approved Lease Terms, (b) the Credit Tenant “goes dark” or vacates its space or gives notice of its intent to “go

A-3-68

MSBAM 2017-C33	Calumet Business Center

dark” or vacate its space, or (c) the Credit Tenant files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition.

A “Tenant Credit Event Cure” means either: (a) the Credit Tenant renews its lease pursuant to such lease in place as of the loan closing date or otherwise on Approved Lease Terms, (b) a replacement tenant with respect to the Credit Tenant has entered into a replacement lease on Approved Lease Terms, or (c) in the event of a bankruptcy or insolvency event with respect to the Credit Tenant, the Credit Tenant’s lease has been affirmed on Approved Lease Terms.

“Approved Lease Terms” means that (i) a lease (or renewal of a Credit Tenant lease) has been entered into after having been given prior written approval by the lender if required pursuant to the terms of the Calumet Business Center Mortgage Loan; (ii) the tenant (if other than the existing Credit Tenant) has been approved by the lender if required pursuant to the Calumet Business Center Mortgage Loan; (iii) the tenant has taken (or in the case of the existing Credit Tenant, is continuing in) occupancy of the applicable space and the tenant is operating its business therein; (iv) the tenant is paying its full unabated base monthly rent; and (v) the tenant (if other than the existing Credit Tenant) has provided the lender with a reasonably acceptable estoppel certificate evidencing that the requirements set forth in items (iii) and (iv) of this definition have been satisfied.

“Credit Tenant” means any tenant under the leases with Grand Warehouse Corp or WestRock Packaging Systems, Inc. or any tenant that replaces either of the same.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the defeasance lockout period and prior to the payment date in November 2026, partial releases as to any one of ten identified parcels comprised of one or more individual buildings, together with the related real property (each, an “Individual Parcel”) are permitted upon (i) defeasance of an amount equal to 115% of the allocated loan amount of the Individual Parcel being released, (ii) division of the Individual Parcel being released into a separate zoning lot and tax lot, (iii) compliance of the remaining Calumet Business Center Property with all leases and all legal requirements, (iv) the loan-to-value ratio after giving effect to the release is not greater than the lesser of the loan-to-value ratio immediately preceding the release and 75%, (v) the debt service coverage ratio after giving effect to the release is greater than the greater of the debt service coverage ratio immediately preceding the release and 1.51x, (vi) the debt yield after giving effect to the release is greater than the greater of the debt yield immediately preceding the release and 9.1%, (vii) compliance with REMIC requirements, and (viii) rating agency confirmation.

Terrorism Insurance. The Calumet Business Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Calumet Business Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Calumet Business Center Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

A-3-69

MSBAM 2017-C33	141 Fifth Avenue

Mortgage Loan No. 10 – 141 Fifth Avenue

A-3-70

MSBAM 2017-C33	141 Fifth Avenue

Mortgage Loan No. 10 – 141 Fifth Avenue

141 Fifth Avenue
141 Fifth Avenue
New York, NY 10010
MANHATTAN
Midtown
East Side
Garment District
Chelsea
Flatiron District
Gramercy Park
Kips Bay
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Times Square
Port Authority Bus Terminal
Grand Central Terminal
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Tower
The Morgan Library & Museum
Macy's
Herald Square
Empire State Building
180 Madison Ave.
Manhattan Center
One Penn Plaza
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Tower 111
855 Sixth Ave.
325 Fifth Ave.
Long Island Railroad
Lexington Avenue Campus, Touro College
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
FDR Drive
Fashion Institute of Technology
NY Life Insurance Bldg.
Madison Square Park
Supreme Court Appellate Division
Metropolitan Life Building
Baruch College
Gramercy Theatre
School of Visual Arts
NYU School of Dentistry
VA New York Harbor Medical Center
Flatiron Building
Cabrini Medical Center
Theo. Roosevelt Birthplace Natl. Historic Site
NYU Hospital for Joint Diseases
Beth Israel Medical Center
NY Film Academy School of Film & Acting
Union Square
Con Edison Building
New York Eye & Ear Infirmary
NYU American Language Institute
Forbes Galleries
Village Temple
Eugene Lang College - The New School of Liberal Arts
Benjamin N. Cardozo School of Law
First Presbyterian Church
Grace Church
Cooper Union
Tompkins Square Park
St. George Ukrainian Catholic Church
Ukrainian Museum
Washington Arch
Washington Square
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
Broadway
Greenwich Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
Irving Pl.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
4th Ave.
University Pl.
Astor Pl.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
E. 39th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
Bleecker St.
Hudson St.
Waverly Pl.
Christopher/Sheridan St
Upper West Side
Upper East Side
Central Park
Astoria
Queens
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Chelsea
Manhattan
Williamsburg
Hoboken
Greenwich Village
SoHo
New Jersey
Tribeca
Chinatown
Jersey City
Financial District
Brooklyn
Brooklyn Heights
Park Slope
Hudson River
East River

A-3-71

MSBAM 2017-C33	141 Fifth Avenue

Mortgage Loan No. 10 – 141 Fifth Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	New York, NY 10010
Cut-off Date Balance:	$25,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Single-Tenant
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Michael Adam Goldstein			Year Built/Renovated:	1902/2010
Mortgage Rate:	4.5900%			Size:	4,425 SF
Note Date:	4/7/2017			Cut-off Date Balance per SF:	$5,650
First Payment Date:	6/5/2017			Maturity Date Balance per SF:	$5,650
Maturity Date:	5/5/2027			Property Manager:	Samson Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$1,818,431
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	7.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	7.3%
Additional Debt Type:	N/A			UW NCF DSCR:	1.54x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,704,642 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,672,111 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$1,665,414 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2017)
RE Tax:	$198,983	$39,797	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$39,000,000 (3/6/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio:	64.1%
				Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	97.1%	Loan Payoff:	$25,123,208	97.6%
Borrower Equity:	$745,294	2.9%	Closing Costs:	$423,103	1.6%
			Reserves:	$198,983	0.8%
Total Sources:	$25,745,294	100.00%	Total Uses:	$25,745,294	100.00%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI includes straight-line rent of $81,223 for HSBC Bank USA, National Association, the sole tenant at the 141 Fifth Avenue Property.

The Mortgage Loan. The tenth largest mortgage loan (the “141 Fifth Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000, secured by a first priority fee mortgage encumbering a single-tenant retail property comprised of 4,425 SF located in New York, New York (the “141 Fifth Avenue Property”). The proceeds of the 141 Fifth Avenue Mortgage Loan, together with $745,294 of borrower equity, were used to refinance a previous loan of approximately $25,123,208 secured by the 141 Fifth Avenue Property, fund upfront reserves and pay closing costs. The previous mortgage loan was securitized in the WBCMT 2007-C32 transaction.

The Borrower and the Sponsor. The borrower is What Cheer I LLC (the “141 Fifth Avenue Borrower”), a recycled single-purpose Delaware limited liability company, with two independent directors. The 141 Fifth Avenue Borrower is owned by What Cheer Realty Co. LP, which is owned by Two Forty Seven East 28th Street Corp. (1%, general partner), G&G Associates (30.238%) and various outside partners (68.762%) with no individual partner owning more than 12.15% of the 141 Fifth Avenue Borrower. Two Forty Seven East 28th Street Corp. is owned by the Estate of Arnold Goldstein. G&G Associates is owned by three individual trusts, each for the benefit of Michael Adam Goldstein. The 141 Fifth Avenue Mortgage Loan sponsor and non-recourse carveout guarantor is Michael Adam Goldstein.

Michael Adam Goldstein, the son of the late Arnold Goldstein, sits on the advisory board of Goldstein Properties LLC. Samson Management LLC (“Samson”), the management arm of Goldstein Properties LLC, was founded by Sam Goldstein and Arnold Goldstein in 1964. Samson owns, manages and develops residential, commercial and retail properties. Samson owns and manages over 5,000 residential apartment units in all five boroughs of New York City, Westchester County, Nassau County and West Palm Beach, Florida and more than 1.5 million SF of office and retail properties in New York City, Northern New Jersey, Westchester County, Long Island, Florida and Pennsylvania. Samson has also been active in the development arena with properties such as 50 Madison Avenue, 1150 Fifth Avenue, 405-411 Greenwich Street and the construction of single family estate homes in Westchester County and Long Island.

A-3-72

MSBAM 2017-C33	141 Fifth Avenue

The Property. The 141 Fifth Avenue Property is a Class A single-tenant retail property that consists of a retail condominium unit containing 4,425 SF of rentable area located in New York, New York and 100% leased to HSBC Bank USA, National Association (“HSBC”). The 141 Fifth Avenue Property is comprised of 3,500 SF of ground floor space and 925 SF of basement storage space within a 12-story mixed use condominium building (“The Building”) that was built in 1902 and renovated in 2010. The Building is made up of 37 condominium units: two retail at grade units (one of which is the 141 Fifth Avenue Property), one office unit on the second level and 34 residential units from the third floor up. Each of the 37 condominium units has one vote for each .0001% common interest owned by such owner at all condominium unit owner meetings. The 141 Fifth Avenue Property condominium unit has 3.8725% of common interest in the condominium, and accordingly does not control the condominium. The Building is subject to the jurisdiction of the New York City Landmarks Preservation Commission.

Major Tenant. The 141 Fifth Avenue Property is 100.0% leased to HSBC through October 31, 2022. The lease is modified gross and has no termination options. The lease provides for monthly rent of $1,889,568, which increases to $2,040,733 in November 2019 and includes one 10-year renewal option at fair market value. As of September 30, 2016, HSBC has reported total assets of $203.7 billion and serves approximately 2.4 million customers through retail banking and wealth management, commercial banking, private banking, asset management and global banking. HSBC operates more than 229 branches throughout the United States.

HSBC Holdings plc, the parent company of HSBC, is headquartered in London. HSBC Holdings plc serves customers worldwide from around 4,400 offices in 71 countries and territories in Europe, Asia, North and Latin America and the Middle East and North Africa.

The following table presents certain information relating to the lease at the 141 Fifth Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant
HSBC	AA-/A1/A	4,425	100.0%	$1,970,791	100.0%	$445.38	10/31/2022
Subtotal/Wtd. Avg.		4,425	100.0%	$1,970,791	100.0%	$445.38
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		4,425	100.0%	$1,970,791	100.0%	$445.38

(1)	Information is based on the underwritten rent roll. Annual UW Rent is equal to the current rent for HSBC plus straight-line rent of $81,223.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 141 Fifth Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	1	4,425	100.0%	100.0%	$1,970,791	$445.38	100.0%	100.0%
2023	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2024	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2025	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	4,425	100.0%		$1,970,791	$445.38	100.0%

(1)	Information is based on the underwritten rent roll. Total UW Rent Rolling is equal to the current rent for HSBC plus straight-line rent of $81,223.

A-3-73

MSBAM 2017-C33	141 Fifth Avenue

The Market. The 141 Fifth Avenue Property is located on the southeast corner of Fifth Avenue and 21st Street in the Flatiron district of Manhattan, a neighborhood situated between Union Square and Madison Square Park. The Flatiron district is heavily improved with retail at grade level with national credit retailers, small businesses and restaurants. National retailers along Fifth Avenue in the immediate area include Ann Taylor, Kate Spade, Cole Haan, Michael Kors, Tumi, Sperry, Zara, Banana Republic, Aldo, Victoria’s Secret, H&M, Nike, Athleta and Lululemon. Public transportation options to the area are abundant and provide access throughout the five boroughs.

According to the appraisal, the estimated 2016 population within a .25-, .50- and one-mile radius of the 141 Fifth Avenue Property is 9,333, 68,522, and 267,369, respectively. The estimated 2016 average household income within a .25-, .50- and one-mile radius of the 141 Fifth Avenue Property is $188,503, $160,448, and $140,291, respectively.

According to the appraisal, the 141 Fifth Avenue Property is located within the Gramercy Park/Chelsea retail submarket of Manhattan, which as of the fourth quarter of 2016 had a total retail inventory of 7,769,941 SF and a vacancy rate of 1.8%. According to a third party market research report, the average asking rental rate in the fall of 2016 for ground floor retail space along Fifth Avenue between 14th and 23rd Streets was between $300 and $480 PSF with an average rent of $390 PSF.

The following table presents recent leasing data at comparable retail properties with respect to the 141 Fifth Avenue Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Corner	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF(1)	Lease Type
141 Fifth Avenue New York, NY	1902/2010	Yes	4,425	HSBC	4,425	10/17/2007	15.0	$427.07(1)	Modified Gross
97 Fifth Avenue New York, NY	1900	Yes	23,100	Aldo	2,800	9/15/2016	NAV	$400.00	Modified Gross
144 Fifth Avenue New York, NY	1920/1985	No	9,698	Frye Company	2,539	3/1/2016	NAV	$433.24	Modified Gross
41 Union Square West New York, NY	1896	Yes	130,165	NYX Cosmetics	4,300	5/1/2016	10.0	$575.00	Modified Gross
200 Fifth Avenue New York, NY	1910/2008	No	857,873	Johnston & Murphy	2,010	2/22/2016	10.0	$375.00	Modified Gross
114 Fifth Avenue New York, NY	1910	Yes	352,666	lululemon	14,420	1/1/2015	10.0	$461.00	Modified Gross
172 Fifth Avenue New York, NY	1930	Yes	13,065	Rituals	3,175	12/20/2015	10.0	$568.00	Modified Gross

Source: Appraisal

(1) Rent/SF shown for the 141 Fifth Avenue Property above is based on the current rent for HSBC. Including straight-line rent of $81,223, Rent/SF is $445.38.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 141 Fifth Avenue Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$1,749,600	$1,749,060	$1,790,002	$1,970,791	$445.38
Total Recoveries	$354,806	$399,601	$453,877	$442,905	$100.09
Less Vacancy & Credit Loss	$0	$0	$0	($49,270)	($11.13)
Effective Gross Income	$2,104,406	$2,148,661	$2,243,879	$2,364,427	$534.33
Total Operating Expenses	($438,992)	($476,550)	($539,237)	($545,996)	($123.39)
Net Operating Income	$1,665,414	$1,672,111	$1,704,642	$1,818,431	$410.94
Capital Expenditures	$0	$0	$0	$841	$0.19
TI/LC	$0	$0	$0	$29,205	$6.60
Net Cash Flow	$1,665,414	$1,672,111	$1,704,642	$1,788,385	$404.15

Occupancy %(2)	100.0%	100.0%	100.0%	97.5%
NOI DSCR	1.43x	1.44x	1.47x	1.56x
NCF DSCR	1.43x	1.44x	1.47x	1.54x
NOI Debt Yield	6.7%	6.7%	6.8%	7.3%
NCF Debt Yield	6.7%	6.7%	6.8%	7.2%

(1)	UW Base Rent is equal to the current rent for HSBC plus straight-line rent of $81,223.

(2)	UW Occupancy % represents economic occupancy. As of May 1, 2017, the 141 Fifth Avenue Property is 100.0% physically occupied.

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MSBAM 2017-C33	141 Fifth Avenue

Escrows and Reserves. The 141 Fifth Avenue Mortgage Loan documents require upfront reserves in the amount of approximately $198,983 for real estate taxes. The 141 Fifth Avenue Borrower is required to escrow monthly 1/12th of the annual estimated real estate taxes which originally equated to $39,797 (provided, that such escrows are not required so long as the 141 Fifth Avenue Borrower provides evidence satisfactory to the lender that HSBC is obligated under the terms of its lease to pay all real estate taxes and has in fact paid all such taxes prior to their due date). The 141 Fifth Avenue Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the 141 Fifth Avenue Borrower maintains an acceptable blanket policy). If a Cash Sweep Event Period (as defined below) is continuing, the 141 Fifth Avenue Borrower is required to make monthly deposits equal to $92 into an escrow for replacements and repairs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 141 Fifth Avenue Mortgage Loan. The 141 Fifth Avenue Mortgage Loan has springing cash management (i.e., the 141 Fifth Avenue Mortgage Loan has cash management only after the occurrence and during the continuance of a Cash Sweep Event Period). So long as no Cash Sweep Event Period is continuing under the 141 Fifth Avenue Mortgage Loan, all funds in the lockbox account are required to be swept on each business day into an operating account maintained by the 141 Fifth Avenue Borrower. If a Cash Sweep Event Period is continuing, funds in the lockbox account are required to be swept on each business day to a cash management account to be established for the benefit of the lender and applied to fund the required reserves as described above under “Escrows and Reserves,” to pay debt service on the 141 Fifth Avenue Mortgage Loan, to disburse, provided no event of default is continuing under the 141 Fifth Avenue Mortgage Loan documents, the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder, provided no event of default is continuing under the 141 Fifth Avenue Mortgage Loan into an account to be held by the lender as additional security for the 141 Fifth Avenue Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the 141 Fifth Avenue Mortgage Loan and ending if no event of default exists,

(ii) commencing if the debt service coverage ratio on the 141 Fifth Avenue Mortgage Loan (calculated based on a 30-year amortization schedule) is less than 1.15x for three consecutive calendar months (a “DSCR Trigger”), and ending on the date the debt service coverage ratio (calculated on the same basis) on the 141 Fifth Avenue Mortgage Loan has been at least 1.15x for three consecutive calendar months,

(iii) commencing upon HSBC or a replacement tenant acceptable to the lender in its sole discretion which occupies all or a portion of HSBC’s space pursuant to a replacement lease acceptable to lender in its sole discretion (“Replacement Tenant”) (a) terminating or cancelling HSBC’s lease or a replacement lease, (b) giving notice to vacate or exercising any termination option under HSBC’s lease or a Replacement Tenant’s lease, or (c) failing to renew or extend HSBC’s lease or a replacement lease on or before the date that is 18 months prior to the expiration date set forth in such lease pursuant to the terms of such lease or on terms reasonably acceptable to the lender, and ending upon (x) the entirety of HSBC’s space being re-let to one or more Replacement Tenants under replacement leases, and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender or (y) HSBC or the Replacement Tenants renew or extend HSBC’s lease or applicable replacement leases on terms reasonably acceptable to the lender and the lender receives tenant estoppel certificate(s) stating that HSBC or such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender,

(iv) commencing upon HSBC or the Replacement Tenant filing for bankruptcy or becoming the subject of an involuntary bankruptcy proceeding and ending upon HSBC’s lease or the applicable Replacement Tenant’s lease (a) being affirmed in bankruptcy and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender or (b) the entirety of HSBC’s space being re-let to one or more Replacement Tenants under replacement leases, and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender, or

(v) commencing upon HSBC or the Replacement Tenant vacating the space or “going dark” in any portion of its leased space and ending upon (a) HSBC or a Replacement Tenant being in occupancy of the entirety of HSBC’s space and the lender receives tenant estoppel certificate(s) stating that HSBC or such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender or (b) the entirety of HSBC’s space being re-let to one or more Replacement Tenants under replacement leases, and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 141 Fifth Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 141 Fifth Avenue Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 141 Fifth Avenue Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

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MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

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MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

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MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

Centre at Westbank
1601, 1617, 1629 and 1631 Westbank Expressway
Harvey, LA 70058
NEW ORLEANS
ORLEANS PARISH
JEFFERSON PARISH
Mississippi River
Louis Armstrong New Orleans Intl. Airport 11 miles
LSU MEDICAL CENTER
FRENCH QUARTER
Tulane Med. Ctr.
Place St. Charles
The Shops at Canal Place
Audubon Aquarium
FERRY
Mercedes-Benz Superdome
One Shell Plaza
Champion Square
Central Business District
Riverwalk Marketplace
Smoothie King Center
Robert E. Lee Monument
National WWII Museum
New Orleans E. N. Morial Conv. Ctr.
Broadmoor
Ochsner Baptist Medical Ctr.
Freret
Central City
Lower Garden District
Garden District
Irish Channel
Uptown
CRESCENT CITY CONNECTION
Algiers Point
New Orleans Naval Support
Behrman Park
Algiers
Oakwood Center
Gretna
Westside Shopping Center North
Westside South Shopping Center
Terrytown
Towne Square Shopping Center
Kinder Morgan Delta Terminal
Westbank Village Shopping Center
Manhattan Plaza
West Jefferson Health Care Center
Harvey
Paradise Plaza
Manhattan Place
Gretna City Park
Timberlane
Marrero
Promenade Pointe
Oak Ridge Plaza Shopping Center
Woodmere
Estelle
Canal St
Earhart Blvd
Broad Ave
MLK Blvd
Toledano St
S. Claiborne Ave
Lasalle St
Freret St
Louisiana Ave
St. Charles Ave
Napoleon Ave
STREETCAR
Magazine St
Tchoupitoulas St
Jackson Ave
Felicity St
Magazine St
Patterson Rd
Opelousas Ave
Newton St
General Meyer Ave
Brooklyn Ave
Nunez St
Wall Blvd
Burmaster St
General De Gaulle Dr
Franklin Ave
Stumpf Blvd
Westbank Expressway
Terry Pkwy
1st St
5th St
Stumpf Blvd
8th St
Whitney Ave
Carol Sue Ave
Belle Chasse Hwy
Gretna Blvd
Manhattan Blvd
River Rd
4th St
Destrehan Ave
Westbank Expwy
Barataria Blvd
Patriot St
Peters Rd
Harvey Canal Number One
11th St
Lapalco Blvd
Lapalco
Ehret Rd
10
90
23
45
3017
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Harvey
Gretna
Terrytown
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Lakeview
Gentilly
Bywater
Arabi
Chalmette
Algiers
Carrollton
Uptown
Audubon
Shrewsbury
CBD

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MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,900,000			Location:	Harvey, LA 70058
Cut-off Date Balance:	$20,900,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	PMAT Real Estate Investments			Year Built/Renovated:	2001/N/A
Mortgage Rate:	5.0000%			Size(3):	167,106 SF
Note Date:	3/23/2017			Cut-off Date Balance per SF:	$125
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$111
Maturity Date:	4/1/2027			Property Manager:	PMAT Real Estate Investments, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,262,109
Seasoning:	1 month			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (89); O (6)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.96x (IO) 1.55x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,459,466 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,428,193 (12/31/2015)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,348,590 (12/31/2014)
Reserves(2)				Most Recent Occupancy:	100.0% (3/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$78,311	$26,104	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$22,521	$11,260	N/A	Appraised Value (as of):	$30,000,000 (1/24/2017)
Recurring Replacements:	$200,000	$2,786	$335,000	Cut-off Date LTV Ratio:	69.7%
TILC:	$600,000	$24,167	$1,470,000	Maturity Date LTV Ratio:	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,900,000	67.9%	Purchase Price:	$28,500,000	92.5%
Borrower Equity:	$9,896,114	32.1%	Reserves:	$900,832	2.9%
			Closing Costs:	$1,395,282	4.5%
Total Sources:	$30,796,114	100.0%	Total Uses:	$30,796,114	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Excludes the 7,339 SF Texas Roadhouse restaurant outparcel.

The Mortgage Loan. The eleventh largest mortgage loan (the “Centre at Westbank Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,900,000 and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Harvey, Louisiana (the “Centre at Westbank Property”). Proceeds of the Centre at Westbank Mortgage Loan, together with borrower equity of $9,896,114, were used to acquire the Centre at Westbank Property for a total purchase price of $28,500,000, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is PMAT Westbank, L.L.C. (the “Centre at Westbank Borrower”), a newly-formed, single-purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantor is Robert A. Whelan, founder of the sponsor of the Centre at Westbank Borrower, PMAT Real Estate Investments (“PMAT”). Founded in 2003, PMAT is a real estate development firm focused on shopping center investments across the Southeast, Sunbelt, and Mid-Atlantic regions. Headed by Mr. Whelan, PMAT has acquired and renovated nearly $500 million in retail centers totaling approximately 3.0 million SF. Mr. Whelan currently owns and operates nine retail properties, including the Centre at Westbank Property, and one land property for a total of 1,080,159 SF of retail space.

The Property. The Centre at Westbank Property is a multi-building, 167,106 SF anchored retail shopping center located in Harvey, Louisiana, approximately seven miles south of downtown New Orleans, Louisiana, along the Westbank Expressway (Highway 90) at the intersection of Manhattan Boulevard. The Centre at Westbank Property was built in 2001 and is comprised of three, one-story, retail buildings and one outparcel building ground leased to Texas Roadhouse, which is situated on the southwest corner of the Centre at Westbank Property. Additionally, a non-collateral outparcel occupied by KFC/Long John Silver’s is located at the southeast corner of the center.

As of March 1, 2017, the Centre at Westbank Property was 100.0% leased to a mix of 12 retailers, of which 11 are national. The Centre at Westbank Property is anchored by Best Buy (27.4% of NRA), with junior anchor tenants including Michaels (14.7% of NRA), Barnes & Noble (13.8% of NRA), Cost Plus World Market (11.0% of NRA), Petco (8.4% of NRA), and Shoe Carnival (7.2% of NRA). The remaining tenants are seven in-line tenants, none of which occupy more than 5.7% of the total NRA or represent more than 5.8% of underwritten rent. Eight tenants, which comprise 76.4% of the NRA and

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MSBAM 2017-C33	Centre at Westbank

include Texas Roadhouse, are original tenants to the Centre at Westbank Property having been in occupancy since 2001 or 2002, while 10 tenants that comprise 81.9% of the NRA have executed lease renewals since 2013.

The Centre at Westbank Property is located on the north side of Westbank Expressway at the intersection of Manhattan Boulevard. Traffic counts at this intersection are estimated at 95,000 vehicles per day. The immediate neighborhood consists of a mixture of commercial and residential developments including single and multifamily residences, retail office, and restaurant uses. The Centre at Westbank Property is located on the north end of Manhattan Boulevard in a retail corridor, where retailers include a Walmart Supercenter, Sam’s Club, Lowe’s Home Improvement, and Target. Access to the Centre at Westbank Property from the surrounding area and from the New Orleans central business district is primarily provided by the Westbank Expressway (Highway 90). From early 2014 through early 2016, the roadways around the Centre at Westbank Property underwent construction related to the MacArthur Interchange Improvements, a two-phase project aimed at accommodating the traffic along Westbank Expressway and easing congestion at the intersection of Westbank Expressway and Manhattan Boulevard. Since completion of the project, traffic flow in the area has improved and the tenants at the Centre at Westbank Property have all reported increased sales.

Major Tenants.

Best Buy (45,733 SF, 27.4% of NRA, 25.4% of underwritten rent). Best Buy leases 45,733 SF at the Centre at Westbank Property and has been a tenant since 2001. The current lease commenced February 1, 2017, expires January 31, 2022, and has two, five-year extension options. Best Buy (NYSE: BBY) (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), is a provider of technology products, services and solutions for consumers, small business owners and educators. The company has approximately 1,600 stores throughout the United States, Canada, and Mexico and reported revenue of nearly $40 billion in fiscal 2017.

Michaels Stores, Inc. (24,626 SF, 14.7% of NRA, 14.2% of underwritten rent). Michaels Stores, Inc. (“Michaels”) leases 24,626 SF at the Centre at Westbank Property. The lease commenced April 1, 2010, expires February 28, 2021, and has four, five-year extension options. Michaels (NASDAQ: MIK) (rated NR/Ba2/BB- by Fitch/Moody’s/S&P) is a large specialty retailer of arts and crafts with a reported $4.7 billion in annual sales. Michaels operates 1,177 Michaels stores in 49 states and Canada and 118 Aaron Brothers stores.

Barnes & Noble (23,000 SF, 13.8% of NRA, 11.9% of underwritten rent). Barnes & Noble leases 23,000 SF at the Centre at Westbank Property and has been a tenant since 2001. The current lease commenced February 1, 2017, expires January 31, 2022, and has no extension options. Barnes & Noble (NYSE: BKS) is the nation’s largest retail bookseller and a leading retailer of content, digital media, and educational products.

Cost Plus World Market (18,300 SF, 11.0% of NRA, 8.9% of underwritten rent). Cost Plus World Market leases 18,300 SF at the Centre at Westbank Property and has been a tenant since 2002. The current lease commenced February 1, 2016, expires January 31, 2026, and has two, five-year extension options. Cost Plus World Market, a wholly owned subsidiary of Bed Bath & Beyond Inc. (NASDAQ: BBBY) (rated NR/Baa1/BBB+ by Fitch/Moody’s/S&P), is a retailer of casual home décor and furnishings, housewares, gifts, jewelry, decorative accessories, international wines, gourmet foods and beverages offered at affordable prices and imported from more than 50 countries.

Petco (14,000 SF, 8.4% of NRA, 9.6% of underwritten rent). Petco leases 14,000 SF at the Centre at Westbank Property and has been a tenant since 2001. The current lease commenced February 1, 2017, expires January 31, 2022, and has two, five-year extension options. Founded in 1965 and headquartered in San Diego, California, Petco (rated NR/B2/B by Fitch/Moody’s/S&P) is a specialty retailer of pet food, supplies, services, and companion animals. Petco operates more than 1,400 stores across the United States, Puerto Rico and Mexico.

The following table presents a summary regarding the largest tenants at the Centre at Westbank Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Sales PSF(3)	Occ. Cost %(4)	Lease Expiration
Best Buy	BBB-/Baa1/BBB-	45,733	27.4%	$660,842	$14.45	25.4%	N/A	N/A	1/31/2022
Michaels	NR/Ba2/BB-	24,626	14.7%	$369,390	$15.00	14.2%	N/A	N/A	2/28/2021
Barnes & Noble	NR/NR/NR	23,000	13.8%	$310,500	$13.50	11.9%	$164	10.6%	1/31/2022
Cost Plus World Market	NR/Baa1/BBB+	18,300	11.0%	$231,495	$12.65	8.9%	$135	12.2%	1/31/2026
Petco	NR/B2/B	14,000	8.4%	$250,915	$17.92	9.6%	N/A	N/A	1/31/2022
Subtotal/Wtd. Avg.		125,659	75.2%	$1,823,142	$14.51	70.0%	$151	11.3%
Other Tenants(5)		41,447	24.8%	$783,103	$18.89	30.0%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		167,106	100.0%	$2,606,245	$15.60	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF only include tenants reporting sales and are as of 2016.

(4)	Occ. Cost % is based on underwritten base rent and underwritten reimbursements divided by the respective tenant’s reported sales for 2016. Subtotal/Wtd. Avg. is based on tenants reporting sales and includes top five tenants only.

(5)	Tenant SF excludes Texas Roadhouse, which is a ground lease tenant; however, its rent is included in the Annual UW Rent.

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MSBAM 2017-C33	Centre at Westbank

The following table presents historical sales information for the tenants that report sales at the Centre at Westbank Property:

Historical Sales Summary(1)(2)
	2013 - 2014			2014 - 2015			2015 - 2016
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)
Barnes & Noble	$4,395,609	$191	9.1%	$4,045,664	$176	9.9%	$3,782,120	$164	10.6%
Cost Plus World Market	$2,610,582	$143	11.5%	$2,549,594	$139	11.8%	$2,467,781	$135	12.2%
Shoe Carnival	$2,817,434	$235	8.3%	$2,469,069	$206	9.4%	$2,308,162	$192	10.1%
Men’s Wearhouse	$1,901,970	$374	6.6%	$1,698,985	$334	7.4%	$1,554,125	$306	8.1%
Mattress Direct	NAV	NAV	NAV	$378,623	$95	27.1%	$334,614	$84	30.7%
Massage Envy	$760,697	$231	10.5%	NAV	NAV	NAV	$810,304	$246	9.9%
Sally Beauty	$642,078	$321	8.3%	$626,381	$313	8.5%	NAV	NAV	NAV
Total/Wtd. Avg.	$13,128,370	$206		$11,768,316	$183		$11,257,107	$171

(1)	Historical sales information is based on tenants that report sales.

(2)	The MacArthur Interchange Improvements project, which included two phases aimed at accommodating the traffic along Westbank Expressway and easing congestion at the intersection of Westbank Expressway and Manhattan Boulevard, began in 2014 and was completed in early 2016. Since completion, traffic flow in the area has improved and the tenants at the Centre at Westbank Property have all reported increased traffic and sales.

(3)	Occ. Cost calculations are based on underwritten base rent and underwritten reimbursements divided by sales from the respective year.

The following table presents certain information relating to the lease rollover at the Centre at Westbank Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017(3)	1	0	0.0%	0.0%	$0.00	$84,480	3.2%	3.2%
2018	3	20,383	12.2%	12.2%	$17.64	$359,568	13.8%	17.0%
2019	1	2,000	1.2%	13.4%	$22.80	$45,600	1.7%	18.8%
2020	0	0	0.0%	13.4%	$0.00	$0	0.0%	18.8%
2021	1	24,626	14.7%	28.1%	$15.00	$369,390	14.2%	33.0%
2022	5	96,221	57.6%	85.7%	$15.16	$1,458,449	56.0%	88.9%
2023	0	0	0.0%	85.7%	$0.00	$0	0.0%	88.9%
2024	0	0	0.0%	85.7%	$0.00	$0	0.0%	88.9%
2025	1	5,576	3.3%	89.0%	$10.27	$57,263	2.2%	91.1%
2026	1	18,300	11.0%	100.0%	$12.65	$231,495	8.9%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	13	167,106	100.0%		$15.60	$2,606,245	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	SF Rolling excludes Texas Roadhouse, which is a ground lease tenant; however, its rent is included in the Total UW Rent Rolling.

The Market. The Centre at Westbank Property is located in the city of Harvey, Louisiana, in a suburban area known as the Westbank, located just south of the Mississippi River approximately seven miles south of downtown New Orleans and 17 miles southeast of the Louis Armstrong New Orleans International Airport. Westbank Expressway provides passage across the Mississippi River directly into the New Orleans central business district and the French Quarter. Harvey, Louisiana is part of the New Orleans-Metairie-Kenner, LA metropolitan statistical area which is the largest metropolitan statistical area in the state with an estimated 2016 population of 1.3 million. The largest industries in the city of New Orleans include tourism, shipping and transportation, oil and gas production, and refining. Due to its location at the mouth of the Mississippi River, New Orleans serves as a large exporting hub with the Port of New Orleans being the seventh largest U.S. port in terms of total tonnage handled and the second largest in Louisiana. The New Orleans region also accounts for a significant portion of the nation’s oil refining and petrochemical production. According to a newspaper website, with the New Orleans Convention Center and the French Quarter drawing in a significant portion of the city’s tourists, New Orleans tourism for 2016 totaled approximately 10.45 million visitors, which was the highest number in the city’s history and up from approximately 9.78 million tourists in 2015. The 10.45 million visitors in 2016 spent an estimated $7.41 billion, a 5.1% increase from 2015 and the highest spending in the city’s history.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the Centre at Westbank Property was 14,688, 130,210 and 352,055, respectively. The 2016 median household income within a one-, three- and five-mile radius of the Centre at Westbank Property was $31,617, $40,600 and $40,871, respectively.

According to a third party market research report, the Centre at Westbank Property is located in the Westbank submarket of the New Orleans/Metairie/Kenner retail market. The New Orleans/Metairie/Kenner retail market is comprised of 7,553 buildings in 452 retail centers totaling approximately 78.1 million SF of leasable area with an overall vacancy as of the fourth quarter of 2016 of 3.9% at asking rental rates of $14.64 PSF NNN. The Westbank retail submarket is comprised of 877 buildings totaling approximately 9.2 million SF of leasable area with an overall vacancy as of

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MSBAM 2017-C33	Centre at Westbank

the fourth quarter of 2016 of 6.6% and an average rental rate of $13.40 PSF NNN. Year-to-date absorption in the Westbank submarket was positive at 149,959 SF with no new properties under construction.

The following table presents competitive retail properties with respect to the Centre at Westbank Property:

Competitive Property Summary
Property Name	Year Built/Renov.	Size (SF)	Occ.	Asking Rent Range (PSF)	Anchor Tenants	Lease Type	Distance to Subject (mi.)
Centre at Westbank(1)	2001/N/A	167,106	100.0%		Best Buy, Michaels, Barnes & Noble, Cost Plus World Market	NNN	N/A
Manhattan Place	2002/N/A	279,481	93.0%	$20.00 - $26.00	Target, Ross Stores, Stage Department Store, K&G Fashion Superstore	NNN	1.6
Westbank Village Shopping Center	1970/2006	94,127	73.0%	$16.50	hh gregg, Bed Bath & Beyond	NNN	0.3
Westside North Shopping Center	1965/2014	265,492	91.0%	$2.31 - $26.67	Casey Jones Grocery, Academy, Floor & Decor, Dollar General	NNN	1.6
Belle Meade Shopping Center	1980/2003	108,233	75.0%	$10.00 - $13.00	Red, White and Blue Store, Logo Express (Pending), Breaux Mart Supermarket	NNN	3.2
Oak Ridge Plaza Shopping Center	1990/N/A	179,803	95.0%	$13.75 - $15.50	Budget Saver, Stage, Aarons Rents, Tuesday Morning, Dollar Tree	NNN	3.6
Total/Wtd. Avg.(2)		927,136	88.7%

Source: Appraisal

(1)	Based on the underwritten rent roll, except the Year Built/Renov.

(2)	Total/Wtd. Avg. excludes the Centre at Westbank Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centre at Westbank Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$2,570,503	$2,629,018	$2,602,014	$2,606,245	$15.60
Total Recoveries	$515,644	$488,948	$552,657	$659,425	$3.95
Other Income	$3,950	$5,255	$3,384	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($215,534)	($1.29)
Effective Gross Income	$3,090,097	$3,123,221	$3,158,055	$3,050,136	$18.25
Total Expenses	$741,507	$695,028	$698,589	$788,026	$4.72
Net Operating Income	$2,348,590	$2,428,193	$2,459,466	$2,262,109	$13.54
Capital Expenditures	$75,000	$110,569	$0	$34,889	$0.21
TI/LC	$0	$0	$0	$147,012	$0.88
Net Cash Flow	$2,273,590	$2,317,624	$2,459,466	$2,080,209	$12.45

Occupancy %	100.0%	100.0%	100.0%	93.4%(2)
NOI DSCR (P&I)	1.74x	1.80x	1.83x	1.68x
NOI DSCR (IO)	2.22x	2.29x	2.32x	2.14x
NCF DSCR (P&I)	1.69x	1.72x	1.83x	1.55x
NCF DSCR (IO)	2.15x	2.19x	2.32x	1.96x
NOI Debt Yield	11.2%	11.6%	11.8%	10.8%
NCF Debt Yield	10.9%	11.1%	11.8%	10.0%

(1)	UW Base Rent is based on the rent roll dated March 1, 2017, and includes rent steps through June 2017 and Texas Roadhouse annual ground rent of $84,480.

(2)	Physical Occupancy % as of the underwritten rent roll dated March 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

Escrows and Reserves. The Centre at Westbank Borrower at loan origination deposited $78,311 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, which currently equates to $26,104. The Centre at Westbank Borrower at loan origination deposited $22,521 in escrow for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance payments, which currently equates to $11,260. The Centre at Westbank Borrower at loan origination deposited $200,000 and is required to make monthly deposits of $2,786 for replacement reserves, subject to a cap of $335,000.

The Centre at Westbank Borrower at loan origination deposited $600,000 in escrow for TI/LC reserves. Through and including the 36th payment date, the Centre at Westbank Borrower is required to deposit monthly $24,167 for TI/LC reserves, subject to a cap of $1,470,000. On the 36th payment date, the Centre at Westbank Borrower is required to deposit into the TI/LC reserve a cash deposit or a letter of credit in an amount sufficient to cause the aggregate balance of the TI/LC reserve to equal $1,470,000. Beginning on the 37th payment date and on each payment date thereafter, the Center at Westbank Borrower is required to deposit monthly $13,487 for TI/LC reserves, subject to a cap of $1,470,000.

A-3-82

MSBAM 2017-C33	Centre at Westbank

Lockbox and Cash Management. The Centre at Westbank Mortgage Loan is structured with a hard lockbox with springing cash management. The Centre at Westbank Borrower is required to direct all tenants to deposit all rents and other revenues directly into the lockbox account. Notwithstanding the foregoing, the Centre at Westbank Borrower and property manager are required to deposit all amounts received constituting rents into the lockbox account within two business days of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the Centre at Westbank Borrower. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into the cash management account for the payment of, among other things, debt service, monthly escrows and, if caused only by a DSCR Trigger Event (as defined below), operating expenses pursuant to an annual approved budget and all excess cash is required to be swept into an account to be held as additional security for the Centre at Westbank Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Centre at Westbank Mortgage Loan and continue until such event of default is cured,

(ii)	commence upon the occurrence of any bankruptcy action of the Centre at Westbank Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event shall a Cash Sweep Period due to a bankruptcy action of the Centre at Westbank Borrower be cured), or

(iii)	commence upon the date that the debt service coverage ratio including both the Centre at Westbank Mortgage Loan and mezzanine debt based on the trailing three-month period is less than (a) 1.20x if mezzanine debt does not exist (and continue until such time as the debt service coverage ratio based on the trailing three-month period is 1.25x or greater for six consecutive months) or (b) 1.50x if mezzanine debt exists (and continue until such time as the debt service coverage ratio based on the trailing three-month period is 1.50x or greater for six consecutive months) (“DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Future mezzanine debt is permitted under the Centre at Westbank Mortgage Loan documents provided, among other things, (i) no default or event of default is continuing, (ii) the loan to value ratio of the mezzanine debt and the Centre at Westbank Mortgage Loan does not exceed 73.0%, (iii) the debt service coverage ratio is not less than 1.50x taking into account the additional mezzanine debt and the Centre at Westbank Mortgage Loan, and (iv) the mezzanine lender has signed an intercreditor agreement acceptable to the lender in its sole discretion.

At loan origination, the 67% owner of the Centre at Westbank Borrower made an initial contribution in the amount of $6,246,667 to the Centre at Westbank Borrower and in the event, among other things, such owner’s contributions are not paid back in accordance with the operating agreement, such owner may remove the other owner and become the sole owner of the Centre at Westbank Borrower; provided, among other things, such owner provides a replacement guarantor in accordance with the Centre at Westbank Mortgage Loan documents.

Release of Property. Not permitted.

Terrorism Insurance. The Centre at Westbank Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

A-3-83

MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

Mortgage Loan No. 12 – Ralph’s Food Warehouse Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$17,000,000			Location:	Various, Puerto Rico
Cut-off Date Balance(1):	$16,889,777			General Property Type:	Retail
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting(6):	Various
Sponsor:	Rafael A. Soto Vazquez			Year Built/Renovated:	Various/Various
Mortgage Rate:	6.2900%			Size:	667,457 SF
Note Date:	1/30/2017			Cut-off Date Balance per SF(1):	$63
First Payment Date:	3/1/2017			Maturity Date Balance per SF(1):	$42
Maturity Date:	2/1/2027			Property Manager:	Caliche Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	240 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,377,327
Seasoning:	3 months			UW NOI Debt Yield(1):	15.3%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	22.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.69x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$6,294,443 (7/31/2016 TTM)
Additional Debt Balance(3):	$24,837,908			2nd Most Recent NOI:	$6,278,535 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,503,209 (12/31/2014)
Reserves				Most Recent Occupancy:	97.8% (1/25/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.7% (12/31/2015)
RE Tax:	$69,001	$69,001	N/A	3rd Most Recent Occupancy:	95.7% (12/31/2014)
Insurance(4):	$0	Springing	N/A	Appraised Value (as of):	$78,450,000 (12/22/2016)
Recurring Replacements:	$0	$12,237	$734,203	Cut-off Date LTV Ratio(1):	53.2%
TI/LC:	$0	$55,621	N/A	Maturity Date LTV Ratio(1):	35.7%
Deferred Maintenance:	$101,494	$0	N/A
Other(5):	$43,788	Springing	$34,800

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,000,000	100.0%	Loan Payoff:	$37,488,126	89.3%
			Reserves:	$214,283	0.5%
			Closing Costs:	$1,992,742	4.7%
			Return of Equity:	$2,304,849	5.5%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	The Ralph’s Food Warehouse Portfolio Mortgage Loan is part of the Ralph’s Food Warehouse Portfolio Whole Loan, which is comprised of two pari passu promissory notes with an aggregate principal balance of $42,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ralph’s Food Warehouse Portfolio Whole Loan.

(2)	The Ralph’s Food Warehouse Portfolio Whole Loan may be prepaid in part at any time, together with a yield maintenance penalty, in connection with a partial release of the portion of the Ralph’s Food Warehouse - Caguas property that is leased to McDonald’s upon exercise of a purchase option or right of first refusal by the tenant. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

(3)	See “The Mortgage Loan” for further discussion of additional debt.

(4)	Monthly reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing, (ii) the Ralph’s Food Warehouse Portfolio Properties (as defined below) are insured via an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(5)	Other Initial Reserves include $30,000 for Ground Rent Funds, $8,988 for a Condominium Common Charge Reserve related to the Supermercado del Este property and $4,800 for a Use Agreement Reserve related to the Ralph’s Food Warehouse - Humacao property. A deposit into the Ground Rent Funds to replenish up to the reserve cap will be required if the balance on deposit in the Ground Rent Funds falls below the cap ($30,000). Ongoing reserves for Condominium Common Charges are not required as long as a cash sweep event period has not commenced. A deposit into the Use Agreement Reserve to replenish up to the reserve cap will be required if the balance on deposit in the Use Agreement Reserve falls below the cap ($4,800). The Use Agreement Reserve is for payments under a use agreement that allows the Ralph’s Food Warehouse - Humacao property the use of a government owned property on which a small portion of the Ralph’s store at such location encroaches. The encroachment is also insured under the title insurance policy for such property.

(6)	All of the Ralph’s Food Warehouse Portfolio Properties are fee, except for Ralph’s Food Warehouse – Yabucoa, which is leasehold.

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MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

The Mortgage Loan. The twelfth largest mortgage loan (the “Ralph’s Food Warehouse Portfolio Mortgage Loan”) is part of a whole loan (the “Ralph’s Food Warehouse Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $42,000,000, both of which are secured by a first priority mortgage encumbering 11 retail properties located in Puerto Rico (“the Ralph’s Food Warehouse Portfolio Properties”). Promissory Note A-2, in the original principal amount of $17,000,000, represents the Ralph’s Food Warehouse Portfolio Mortgage Loan and will be included in the MSBAM 2017-C33 trust. Promissory Note A-1, in the original principal amount of $25,000,000, represents the controlling interest in the Ralph’s Food Warehouse Portfolio Whole Loan and was contributed to the BANK 2014-BNK4 securitization trust. Promissory Note A-1 represents the non-serviced companion loan (the “Ralph’s Food Warehouse Portfolio Non-Serviced Companion Loan”). The Ralph’s Food Warehouse Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK4 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Ralph’s Food Warehouse Portfolio Whole Loan were primarily used to refinance a previous loan of approximately $37,488,126 secured by the Ralph’s Food Warehouse Portfolio Properties, return equity of approximately $2,304,849 to the Ralph’s Food Warehouse Portfolio Borrowers, pay closing costs and fund upfront reserves.

The Borrowers and the Sponsor. The borrowers are R&J Investments, Inc., Inversiones Rafael A. Soto, Inc. and Aventura Realty LLC (the “Ralph’s Food Warehouse Portfolio Borrowers”), a Puerto Rico corporation, Puerto Rico corporation and Puerto Rico limited liability company, respectively. Each of the Ralph’s Food Warehouse Portfolio Borrowers is a recycled, single purpose, bankruptcy remote entity with two independent directors. The Ralph’s Food Warehouse Portfolio Borrowers are 100% owned by Rafael A. Soto Vazquez, who is also the sponsor and nonrecourse carve-out guarantor.

The Properties. The Ralph’s Food Warehouse Portfolio Properties consist of 11 retail properties located throughout the eastern portion of Puerto Rico, away from San Juan.

The following table presents each property comprising the Ralph’s Food Warehouse Portfolio Properties by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property - City	Occ.(1)	Net Rentable Area (SF)	Property Sub-type	Allocated Cut-off Date Loan Amount(2)	% of Total Loan Amount	Year Built/ Renovated	Appraised Value(3)	7/31/2016 TTM NOI	Allocated Cut-off Date LTV(2)
Ralph’s Food Warehouse - Fajardo	92.9%	98,260	Anchored	$9,040,998	21.7%	2011/N/A	$16,900,000	$1,454,748	53.5%
Instituto de Banca y Comercio - Caguas	100.0%	60,000	Free-Standing	$6,159,801	14.8%	1992/2007	$11,500,000	$930,510	53.6%
Ralph’s Food Warehouse - Yabucoa	97.6%	89,312	Anchored	$5,215,961	12.5%	2001/N/A	$9,000,000	$647,855	58.0%
Ralph’s Food Warehouse - Caguas	100.0%	72,640	Anchored	$4,669,527	11.2%	2008/N/A	$8,800,000	$726,932	53.1%
Ralph’s Food Warehouse - Humacao	97.5%	82,357	Anchored	$3,974,065	9.5%	2005/N/A	$7,400,000	$558,961	53.7%
Ralph’s Food Warehouse - Gurabo	100.0%	50,954	Anchored	$3,328,280	8.0%	2000/N/A	$6,250,000	$683,907	53.3%
Ralph’s Food Warehouse - Naguabo	93.3%	57,134	Anchored	$3,079,901	7.4%	2007/N/A	$6,000,000	$466,446	51.3%
Ralph’s Food Warehouse - San Lorenzo	100.0%	45,109	Free-Standing	$1,738,654	4.2%	1989/N/A	$3,500,000	$278,431	49.7%
Ralph’s Food Warehouse - Cayey	100.0%	40,424	Free-Standing	$1,688,978	4.0%	1999/N/A	$3,400,000	$312,013	49.7%
Ralph’s Food Warehouse - Las Piedras	100.0%	40,862	Free-Standing	$1,589,626	3.8%	1990/2012	$3,200,000	$165,028	49.7%
Supermercado del Este - Humacao	100.0%	30,405	Free-Standing	$1,241,895	3.0%	1989/N/A	$2,500,000	$69,612	49.7%
Total/Wtd. Avg.		667,457		$41,727,685			$78,450,000

(1)	Information obtained from the underwritten rent roll.

(2)	Allocated Cut-off Date Loan Amount and Allocated Cut-off Date LTV are based on the Ralph’s Food Warehouse Portfolio Whole Loan Cut-off Date balance.

(3)	As of December 22, 2016.

The following table presents certain information relating to sales at the Ralph’s Food Warehouse Portfolio Properties:

Retail Tenant Sales(1)			Wholesale Tenant Sales(1)(2)			Total Tenant Sales(1)(2)
2014	2015	2016	2014	2015	2016	2014	2015	2016
$254,673,143	$237,625,937	$240,282,465	$31,443,284	$28,675,377	$25,587,233	$286,116,427	$266,301,314	$265,869,698

(1)	Information obtained from the underwritten rent roll.

(2)	The Ralph’s Food Warehouse - Cayey and the Supermercado del Este properties do not possess a wholesale component.

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MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

Major Tenants.

Ralph’s (521,245 SF, 78.1% of NRA, 67.5% of underwritten rent). The largest tenant at each of 10 of the 11 Ralph’s Food Warehouse Portfolio Properties is a master lease with Ralph’s Food Warehouse Inc. (in one case operating as Supermercado del Este), a supermarket chain owned by an affiliate of the borrower (“Ralph’s”). Ralph’s is signed to a 20-year master lease expiring in 2037 with no termination options. Ralph’s maintains both a retail and wholesale operation, serving not only individuals and families, but also restaurants, bars, and other bulk buyers. In 2016, Ralph’s reported sales at the Ralph’s Food Warehouse Portfolio Properties of approximately $266 million ($510 per square foot), made up of retail sales of approximately $240 million ($927 per square foot) and wholesale sales of approximately $26 million ($110 per square foot).

Instituto de Banca y Comercio (60,000 SF, 9.0% of NRA, 15.1% of underwritten rent).The Instituto de Banca y Comercio property is a single tenant property master leased to Jopesose, Inc., an affiliate of the borrower, under a 20 year master lease expiring in 2037. The borrower affiliate in turn leases such property to Instituto de Banca y Comercio (“IBC”), under a lease expiring December 31, 2024. IBC is a technical school offering diplomas and associate’s degrees at 23 locations across a variety of fields, including cosmetology, healthcare, business, information technology, culinary and industrial trades.

As of January 25, 2017, the Ralph’s Food Warehouse Portfolio Properties were 97.8% occupied by 31 tenants. Other than Ralph’s and IBC, no single tenant represents more than 1.6% of the portfolio’s underwritten base rent.

The following table presents a summary regarding the largest tenants at the Ralph’s Food Warehouse Portfolio Properties:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Appr. % of Portfolio SF	Annual UW Rent	Annual UW Rent PSF		2016 Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(3)	Lease Expiration
Ralph’s Food Warehouse - Fajardo	NR/NR/NR	82,000	12.3%	$719,313	$8.77	10.6%	$31,900,873	$389	2.3%	1/31/2037
Ralph’s Food Warehouse - Humacao	NR/NR/NR	74,679	11.2%	$655,092	$8.77	9.7%	$38,894,947	$521	1.7%	1/31/2037
Ralph’s Food Warehouse - Caguas	NR/NR/NR	62,281	9.3%	$546,336	$8.77	8.1%	$35,648,141	$572	1.5%	1/31/2037
Instituto de Banca y Comercio(4)	NR/NR/NR	60,000	9.0%	$1,020,000	$17.00	15.1%	NAV	NAV	NAV	1/31/2037
Ralph’s Food Warehouse - Yabucoa	NR/NR/NR	59,276	8.9%	$519,976	$8.77	7.7%	$37,815,940	$638	1.4%	1/31/2037
Ralph’s Food Warehouse - Naguabo	NR/NR/NR	47,484	7.1%	$416,535	$8.77	6.1%	$18,276,650	$385	2.3%	1/31/2037
Ralph’s Food Warehouse - San Lorenzo	NR/NR/NR	45,109	6.8%	$395,701	$8.77	5.8%	$18,200,460	$403	2.2%	1/31/2037
Ralph’s Food Warehouse - Las Piedras	NR/NR/NR	40,862	6.1%	$358,446	$8.77	5.3%	$20,755,603	$508	1.7%	1/31/2037
Ralph’s Food Warehouse - Cayey	NR/NR/NR	40,424	6.1%	$354,604	$8.77	5.2%	$26,862,578	$665	1.3%	1/31/2037
Ralph’s Food Warehouse - Gurabo	NR/NR/NR	38,725	5.8%	$339,700	$8.77	5.0%	$26,389,956	$681	1.3%	1/31/2037
Supermercados del Este	NR/NR/NR	30,405	4.6%	$266,716	$8.77	3.9%	$11,124,550	$366	2.4%	1/31/2037
Subtotal/Wtd. Avg.		581,245	87.1%	$5,592,418	$9.62	82.6%	$265,869,698	$510(5)	1.7%

Other Tenants		71,257	10.7%	$1,181,560	$16.58	17.4%
Vacant Space		14,955	2.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		667,457	100.0%	$6,773,978	$10.38	100.0%

(1)	All of the major tenants are signed to a master lease.

(2)	All major tenants, representing 87.1% of total net rentable square feet, are leased to an affiliate of the sponsor.

(3)	Occ. Cost % is based on Annual UW Rent divided by 2016 Sales. Subtotal is based on tenants reporting sales.

(4)	The Instituto de Banca y Comercio property is leased to an affiliate of the sponsor under a master lease expiring January 31, 2037. The sponsor affiliate in turn leases the property to Instituto de Banca y Comercio (IBC), under a lease expiring December 31, 2024.

(5)	Does not include Instituto de Banca y Comercio, which does not report sales.

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MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

The following table presents certain information relating to the lease rollover at the Ralph’s Food Warehouse Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	0	0.0%	0.0%	$0.00	$6,000	0.1%	0.09%
2017	1	3,448	0.5%	0.5%	$16.00	$55,168	0.8%	0.90%
2018	5	13,310	2.0%	2.5%	$17.08	$227,310	3.4%	4.26%
2019	3	10,853	1.6%	4.1%	$17.49	$189,836	2.8%	7.06%
2020	2	3,546	0.5%	4.7%	$24.67	$87,490	1.3%	8.35%
2021	2	18,569	2.8%	7.5%	$8.54	$158,580	2.3%	10.69%
2022	1	3,600	0.5%	8.0%	$14.50	$52,200	0.8%	11.46%
2023	1	1,596	0.2%	8.2%	$19.12	$30,521	0.5%	11.91%
2024	1	1,912	0.3%	8.5%	$18.20	$34,800	0.5%	12.43%
2025	1	2,100	0.3%	8.8%	$31.98	$67,151	1.0%	13.42%
2026	1	5,652	0.8%	9.7%	$18.20	$102,850	1.5%	14.94%
2027	0	0	0.0%	9.7%	$0.00	$0	0.0%	14.94%
2028 & Beyond(5)	13	587,916	88.1%	97.8%	$9.80	$5,762,071	85.1%	100.00%
Vacant	0	14,955	2.2%	100.0%	$0.00	$0	0.0%	100.00%
Total/Wtd. Avg.	32	667,457	100.0%		$10.38	$6,773,978	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	MTM lease is an ATM.

(5)	The Instituto de Banca y Comercio property is leased to an affiliate of the sponsor under a master lease expiring January 31, 2037. The sponsor affiliate in turn leases the property to Instituto de Banca y Comercio (IBC), under a lease expiring December 31, 2024.

The Market. The Ralph’s Food Warehouse Portfolio Properties are located throughout the eastern portion of Puerto Rico, away from San Juan. The appraiser concluded a market vacancy of 5% for all of the Ralph’s locations. The appraiser concluded a market vacancy of 4.0% for the Instituto de Banca y Comercio property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ralph’s Food Warehouse Portfolio Properties:

Cash Flow Analysis
	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Base Rent	$6,689,234	$6,824,806	$6,631,480	$6,611,259	$6,769,979	$10.14
Grossed Up Vacant Space	$0	$0	$0	$0	$257,790	$0.39
Rent Steps	$0	$0	$0	$0	$3,998	$0.01
Total Reimbursables(1)	$954,779	$974,711	$980,558	$1,012,065	$2,132,525	$3.20
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($458,215)	($0.69)
Effective Gross Income	$7,644,013	$7,799,517	$7,612,038	$7,623,324	$8,706,078	$13.04
Total Expenses(1)	$1,297,922	$1,296,308	$1,333,503	$1,328,881	$2,328,751	$3.49
Net Operating Income	$6,346,091	$6,503,209	$6,278,535	$6,294,443	$6,377,327	$9.55
Capital Expenditures	$0	$0	$0	$0	$131,542	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$6,346,091	$6,503,209	$6,278,535	$6,294,443	$6,245,785	$9.36

Occupancy %	94.5%	95.7%	95.7%	97.8%(2)	95.0%(3)
NOI DSCR(4)	1.72x	1.76x	1.70x	1.70x	1.73x
NCF DSCR(4)	1.72x	1.76x	1.70x	1.70x	1.69x
NOI Debt Yield(4)	15.2%	15.6%	15.0%	15.1%	15.3%
NCF Debt Yield(4)	15.2%	15.6%	15.0%	15.1%	15.0%

(1)	The increase in UW Total Reimbursables and UW Total Expenses from 7/31/2016 TTM to UW is due to a new insurance policy, which increased insurance premiums to $1,219,289 from $137,491 for the 7/31/2016 TTM.

(2)	The Ralph’s Food Warehouse Portfolio Properties were 97.8% physically occupied as of January 25, 2017.

(3)	UW Occupancy % represents economic occupancy.

(4)	The debt service coverage ratios and debt yields are based on the Ralph’s Food Warehouse Portfolio Whole Loan.

A-3-87

MSBAM 2017-C33	Gateway Crossing

Mortgage Loan No. 13 – Gateway Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$15,000,000			Location:	Avondale, AZ 85392
Cut-off Date Balance(1):	$14,952,862			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph R. Walters; Patrick Sauer; Darren Pitts; Darrell S. David; Denise Walters			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.7300%			Size:	212,361 SF
Note Date:	2/9/2017			Cut-off Date Balance per SF(1):	$187
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$142
Maturity Date:	3/1/2027			Property Manager:	Mutual Development Company, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	312 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4)(5):	$3,553,253
Seasoning:	2 months			UW NOI Debt Yield(1):	9.0%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.26x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$3,860,921 (12/31/2016)
Additional Debt Balance(3):	$24,672,222			2nd Most Recent NOI:	$3,721,980 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,548,635 (12/31/2014)
Reserves				Most Recent Occupancy(4):	99.1% (1/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2015)
RE Tax:	$0	$42,042	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2014)
Insurance:	$20,920	$5,230	N/A	Appraised Value (as of):	$54,100,000 (1/6/2017)
Recurring Replacements:	$0	$2,655	$63,708	Cut-off Date LTV Ratio(1):	73.2%
TILC:	$0	$23,890	$1,433,400	Maturity Date LTV Ratio(1):	55.9%

Sources and Uses(6)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$39,750,000	93.5%	Loan Payoff:	$41,815,713	98.4%
Borrower Equity:	$2,743,933	6.5%	Closing Costs:	$657,300	1.5%
			Reserves:	$20,920	0.0%

Total Sources:	$42,493,933	100.0%	Total Uses:	$42,493,933	100.0%

(1)	The Gateway Crossing Mortgage Loan is part of the Gateway Crossing Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $39,750,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Crossing Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Gateway Crossing Whole Loan promissory note to be securitized and (b) October 1, 2020.

(3)	See “The Mortgage Loan” for further discussion of additional debt.

(4)	UW NOI and Most Recent Occupancy do not include 1,850 SF, for which Dickey’s Barbeque recently signed a letter of intent. There is no assurance that any such lease will be signed. Including this lease, the Gateway Crossing Property is 100% leased.

(5)	UW NOI does not include 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease will be signed.

(6)	The Mortgage Loan refinanced a prior CMBS loan with an original principal balance of $50,000,000, which was included in the WBCMT 2007-C30 securitization, and which was the subject of a loan modification in 2013. Simultaneously at closing, the Gateway Crossing Borrower sold a 122,145 SF pad currently improved with an 11,808 SF building occupied by Claim Jumper, which was included in the collateral for the previous loan, for approximately $3,800,000.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Gateway Crossing Mortgage Loan”) is part of a whole loan (the “Gateway Crossing Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $39,750,000, both of which are secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Avondale, Arizona (the “Gateway Crossing Property”). The Gateway Crossing Whole Loan sponsor acquired title to the Gateway Crossing Property in 2005 as vacant land for $11,731,232 and developed the Gateway Crossing Property. The previous mortgage loan was securitized in the WBCMT 2007-C30 transaction.

Promissory Note A-2, with an original principal balance of $15,000,000, represents the Gateway Crossing Mortgage Loan, and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-1, with an original principal balance of $24,750,000 (the “Gateway Crossing Pari Passu Companion Loan”), represents the controlling interest in the Gateway Crossing Whole Loan, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Gateway Crossing Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSBAM 2017-C33 securitization trust, and from and after the securitization of the Gateway Crossing Pari Passu Companion Loan, will be serviced

A-3-88

MSBAM 2017-C33	Gateway Crossing

pursuant to the pooling and servicing agreement for the securitization transaction to which such Gateway Crossing Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. Proceeds of the Gateway Crossing Whole Loan, together with $2,743,933 of borrower equity, were primarily used to refinance the previous loan secured by the Gateway Crossing Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsor. The borrower is Gateway Crossing SC, LLC (the “Gateway Crossing Borrower”), a single-purpose, newly formed Delaware limited liability company with two independent directors. The Gateway Crossing Borrower is controlled by and 40.25014% owned by entities controlled by Joseph R. Walters. The loan sponsors are Joseph R. Walters, Patrick Sauer, Darren Pitts, Darrell S. David and Denise Walters and the non-recourse carveout guarantor is Joseph R. Walters.

Joseph R. Walters has over 30 years of experience as a developer, general contractor and property manager and has developed, built and managed over 600,000 SF of retail and office properties across the United States. Joseph R. Walters is the President and Managing Member of multiple companies located in Arizona, Texas and Delaware, which focus on the construction, development and management of retail and office properties.

The Property. The Gateway Crossing Property is a 212,361 SF anchored retail shopping center located in Avondale, Arizona, approximately 12 miles west of the Phoenix, Arizona central business district. The Gateway Crossing Property is situated on an approximately 23-acre site and features 1,149 parking spaces (5.13 spaces per 1,000 SF). The Gateway Crossing Property has a signalized entrance from McDowell Road and other points of ingress/egress from 99th Avenue in addition to frontage and visibility along Interstate 10. The larger retail center also includes three sites not included in the collateral: an 11,808 SF building occupied by Claim Jumper, a 24,500 SF building currently being developed by an entity related to the Gateway Crossing Property Borrower, of which 9,500 SF is expected to be occupied by Boot Barn and 15,000 SF is available to lease, and a 3,552 SF building occupied by Raising Cane’s. In addition, an entity related to the Gateway Crossing Property Borrower is in the planning stages to develop a 22-acre parcel into an entertainment and retail destination on the northeast corner of the intersection at which the Gateway Crossing Property is located.

The Gateway Crossing Property consists of eight buildings built in 2006 and is anchored by Hobby Lobby, Best Buy, Old Navy and Guitar Center. There are two ground lease pads occupied by Islands Restaurant and Comerica Bank at the Gateway Crossing Property. As of January 31, 2017, the Gateway Crossing Property was 99.1% leased by a mix of 24 national, local and restaurant tenants (the majority of which are national tenants). The anchor tenants comprise 62.5% of the NRA and account for 43.6% of underwritten rent. Other than the anchor tenants, no tenant represents more than 5.2% of NRA or accounts for more than 6.3% of underwritten rent. 15 tenants representing 81.7% of NRA, have been in occupancy at the Gateway Crossing Property since 2007 and seven tenants representing 64.3% of NRA, have been in occupancy since the Gateway Crossing Property was constructed in 2006. The Gateway Crossing Property has maintained an occupancy between 96% and 99% since 2013.

Major Tenants.

Hobby Lobby (55,022 SF, 25.9% of NRA, 12.6% of underwritten rent). Hobby Lobby leases 55,022 SF at the Gateway Crossing Property. The lease began November 1, 2006, expires October 31, 2021 and has three, five-year extension options. Hobby Lobby is a large privately owned craft retailer operating more than 700 stores across the United States with more than 30,000 employees. Hobby Lobby sells various craft and home décor products including arts and crafts related supplies as well as home decorating accessories.

Best Buy (45,657 SF, 21.5% of NRA, 15.7% of underwritten rent). Best Buy leases 45,657 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires January 31, 2022 and has one, five-year extension option. Best Buy operates as a retailer of consumer electronic products, services, and solutions in the United States, Canada, and Mexico. As of January 2016, Best Buy had approximately 1,200 large-format and 400 small-format stores in North America.

Old Navy (17,000 SF, 8.0% of NRA, 8.1% of underwritten rent). Old Navy leases 17,000 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires March 31, 2020 and has one, five-year extension option. Old Navy is a clothing and accessories retail company owned by Gap Inc.

Guitar Center (15,000 SF, 7.1% of NRA, 7.2% of underwritten rent). Guitar Center occupies 15,000 SF at the Gateway Crossing Property. The original lease began March 1, 2007, expires February 28, 2027 and has two, five-year extension options. Guitar Center is a musical instrument retailer with 269 locations throughout the United States.

Empire Beauty (11,050 SF, 5.2% of NRA, 6.3% of underwritten rent). Empire Beauty leases 11,050 SF at the Gateway Crossing Property. The original lease began March 1, 2008, expires February 28, 2018 and has two, five-year extension options. With 88 locations in 21 states, Empire Beauty is one of the largest cosmetology schools in the United States.

A-3-89

MSBAM 2017-C33	Gateway Crossing

The following table presents a summary regarding the largest tenants at the Gateway Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Hobby Lobby(5)	NR/NR/NR	55,022	25.9%	$475,940	$8.65	12.6%	$7,568,777	$138	6.3%	10/31/2021
Best Buy	BBB-/Baa1/BBB-	45,657	21.5%	$593,541	$13.00	15.7%	NAV	NAV	NAV	1/31/2022
Old Navy	BB+/Baa2/BB+	17,000	8.0%	$308,550	$18.15	8.1%	NAV	NAV	NAV	3/31/2020
Guitar Center	NR/B2/NR	15,000	7.1%	$272,250	$18.15	7.2%	NAV	NAV	NAV	2/28/2027
Empire Beauty	NR/NR/NR	11,050	5.2%	$237,023	$21.45	6.3%	NAV	NAV	NAV	2/28/2018
Subtotal/Wtd. Avg.		143,729	67.7%	$1,887,304	$13.13	49.9%

Other Tenants(6)		66,782	31.4%	$1,898,621	$30.48	50.1%
Vacant Space(7)		1,850	0.9%	$0		0.0%
Total/Wtd. Avg.(6)		212,361	100.0%	$3,785,925	$18.38	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Most Recent Sales $ and Most Recent Sales PSF only include tenants reporting sales.

(4)	Occ. Cost % is based on Annual UW Rent and the respective tenant’s 2015 reimbursement allocation.

(5)	Most Recent Sales reported for Hobby Lobby is as of December 31, 2015. Historical Sales PSF for Hobby Lobby for 2013, 2014 and 2015 were $124.51, $133.22 and $137.56, respectively.

(6)	Other Tenants and Total/Wtd. Avg. Annual UW Rent PSF do not include 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed.

(7)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque recently signed a letter of intent. There is no assurance that any such lease will be signed. Including this lease, the Gateway Crossing Property is 100% leased.

The following table presents certain information relating to the lease rollover at the Gateway Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	4,500	2.1%	2.1%	$0.00	$0	0.0%	0.0%
2017	2	4,170	2.0%	4.1%	$36.84	$153,630	4.1%	4.1%
2018	2	17,050	8.0%	12.1%	$19.18	$327,023	8.6%	12.7%
2019	1	1,300	0.6%	12.7%	$34.23	$44,499	1.2%	13.9%
2020	3	22,399	10.5%	23.3%	$23.06	$516,510	13.6%	27.5%
2021	4	62,542	29.5%	52.7%	$12.73	$796,410	21.0%	48.6%
2022	5	59,010	27.8%	80.5%	$17.09	$1,008,280	26.6%	75.2%
2023	2	13,220	6.2%	86.7%	$18.27	$241,495	6.4%	81.6%
2024	2	6,595	3.1%	89.8%	$35.91	$236,828	6.3%	87.8%
2025	2	4,725	2.2%	92.1%	$40.00	$189,000	5.0%	92.8%
2026	0	0	0.0%	92.1%	$0.00	$0	0.0%	92.8%
2027	1	15,000	7.1%	99.1%	$18.15	$272,250	7.2%	100.0%
2028 & Beyond	0	0	0.0%	99.1%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	1,850	0.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	25	212,361	100.0%		$18.38	$3,785,925	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	MTM space is made up of 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed. Total/Wtd. Avg. Annual UW Rent PSF does not include 4,500 SF leased to Justice for Girls, as this tenant was given $0 UW annual rent.

(4)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque recently signed a letter of intent. There is no assurance that any such lease will be signed. Including this lease, the Gateway Crossing Property is 100% leased.

The Market. The Gateway Crossing Property is located in the West/Southwest Phoenix submarket. According to an industry report, as of the third quarter of 2016, the West/Southwest Phoenix submarket had a total of 137 shopping centers with approximately 19.6 million SF of retail space, making it the second largest of the 12 Phoenix metropolitan submarkets. As of the third quarter of 2016, vacancy in the submarket was approximately 8.4% and year-to-date net absorption was 148,202 SF with 302,500 SF having been added to the submarket since 2011. According to the appraisal, the Gateway Crossing Property is considered to be a Power Center. Power Centers in the West/Southwest Phoenix submarket have rents ranging from $15.00 to $32.00 PSF with an average rent of $22.99 PSF.

A-3-90

MSBAM 2017-C33	Gateway Crossing

A borrower-related entity is in the planning stages to develop a 22 acre parcel on the northeast corner of the subject intersection at which the Gateway Crossing Property is located into an entertainment and retail destination. In addition, 31,700 SF of retail is under construction on the site adjacent to the west of the Gateway Crossing Property.

The estimated 2016 population within a one-, three- and five-mile radius of the Gateway Crossing Property is 7,116, 102,996 and 295,038, respectively. The annual population growth within the three-mile trade area was 1.40% between 2010 and 2016. The estimated average household income within a one-, three- and five-mile radius of the Gateway Crossing Property is $56,595, $59,817 and $59,727, respectively. The immediate area surrounding the subject is a newer area of development, consisting primarily of residential uses with much of the development being built over the last 15 years. The estimated median home value within a three-mile radius of the Gateway Crossing Property is approximately $142,779.

The following table presents recent leasing data at competitive retail properties with respect to the Gateway Crossing Property:

Competitive Retail Property Summary
Property Name / City. State	Built/ Renovated	Occ.	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Base Rent PSF
Gateway Crossing 9915-10115 West McDowell Avondale, AZ	2006/N/A	99.1%(1)	212,361	Various	Various	Various	Various	$18.38
Crossroads at Tolleson 9897 West McDowell Road Tolleson, AZ	2005/N/A	96%	98,621	DXL Firehouse Subs All Star Phone Repair	6,490 2,602 1,179	Dec 2016 Jun 2015 Feb 2015	10.0 10.0 3.25	$25.00 $25.00 $20.00
Frontage Shops at Gateway Village SEC McDowell Road and 103rd Avenue Avondale, AZ	2016/N/A	100%	19,329	Tokyo Joe’s Potbelly Habit Burger Grille Blaze Pizza Sleep Number	2,500 2,000 2,800 2,860 2,860	Dec 2016 Dec 2016 Dec 2016 Dec 2016 Dec 2016	10.0 10.0 10.0 10.0 10.0	$42.00 $36.50 $44.00 $42.00 $42.00
Gateway Pavilions NWC McDowell Road. & 99th Avenue Avondale, AZ	2003/N/A	93%	518,901	Greek Cafe The Spotted Owl Café Rio	2,368 1,200 2,900	Dec 2016 Jun 2016 June 2015	10.0 5.0 10.0	$28.00 $30.00 $34.00
Park 10 - Proposed Pad Shop SWC McDowell Road and 103rd Avenue Avondale, AZ	2017/N/A	100%	8,171	Jersey Mike’s (LOI) Creamistry (LOI) Rubios (LOI) Starbucks (LOI)	1,600 1,350 2,800 2,421	Mar 2017 Mar 2017 Mar 2017 Feb 2017	10.0 10.0 10.0 10.0	$35.00 $39.00 $41.00 $43.00

Source: Appraisal

(1)	Occupancy as of January 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance  and the Underwritten Net Cash Flow at the Gateway Crossing Property:

Cash Flow Analysis
	2012	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$3,521,766	$3,667,877	$3,818,050	$3,912,787	$4,005,716	$3,977,929	$18.73
Total Recoveries	$849,433	$834,962	$877,290	$882,936	$895,173	$916,112	$4.31
Other Income	$9,789	$7,929	$926	$14,116	$32	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($244,702)	($1.15)
Effective Gross Income	$4,380,988	$4,510,768	$4,696,266	$4,809,839	$4,900,921	$4,649,339	$21.89
Total Expenses	$1,151,292	$1,075,062	$1,147,631	$1,087,859	$1,040,000	$1,096,086	$5.16
Net Operating Income	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,553,253	$16.73
Capital Expenditures	$0	$0	$0	$0	$0	$31,854	$0.15
TI/LC	$0	$0	$0	$0	$0	$178,383	$0.84
Net Cash Flow	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,343,016	$15.74

Occupancy %(2)	93.0%	96.0%	97.0%	99.0%	99.0%	95.0%
NOI DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.34x
NCF DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.26x
NOI Debt Yield	8.2%	8.7%	9.0%	9.4%	9.7%	9.0%
NCF Debt Yield	8.2%	8.7%	9.0%	9.4%	9.7%	8.4%

(1)	UW Base Rent is based on the rent roll dated January 31, 2017 and includes rent steps through August 1, 2017 totaling $26,491.

(2)	UW Occupancy % represents economic occupancy. Physical occupancy as of January 31, 2017 is 99.1%

A-3-91

MSBAM 2017-C33	935 First Avenue

Mortgage Loan No. 14 – 935 First Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,800,000			Location:	King of Prussia, PA 19406
Cut-off Date Balance:	$14,800,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Gladstone Commercial Corporation			Year Built/Renovated:	2001/N/A
Mortgage Rate:	5.1000%			Size:	103,334 SF
Note Date:	12/14/2016			Cut-off Date Balance per SF:	$143
First Payment Date:	2/1/2017			Maturity Date Balance per SF:	$124
Maturity Date:	1/1/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI:	$1,559,792
Prepayment Provisions:	LO (28); DEF (86); O (6)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.80x (IO) 1.43x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:(1)	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:(1)	N/A
Reserves				3rd Most Recent NOI:(1)	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:(1)	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:(1)	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$25,750,000 (11/2/2016)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	57.5%
Deferred Maintenance:	$62,813	$0	N/A	Maturity Date LTV Ratio:	49.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,800,000	57.2%	Purchase Price:	$25,500,000	98.5%
Borrower Equity:	$11,093,325	42.8%	Reserves:	$62,813	0.2%
			Closing Costs:	$330,512	1.3%
Total Sources:	$25,893,325	100.0%	Total Uses:	$25,893,325	100.0%

(1)	The 935 First Avenue Property was the subject of a sale/leaseback transaction, therefore, historical financial information is unavailable.

The Mortgage Loan. The fourteenth largest mortgage loan (the “935 First Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,800,000 and secured by a first priority fee mortgage encumbering an office property located in King of Prussia, Pennsylvania (the “935 First Avenue Property”). The proceeds of the 935 First Avenue Mortgage Loan, along with $11,093,325 of borrower equity, were used to acquire the 935 First Avenue Property for $25,500,000 (approximately $247 PSF), fund reserves, and pay closing costs.

The Borrower and the Sponsors. The borrower is PA16 Prussia LLC (the “935 First Avenue Borrower”), a newly formed single-purpose Delaware limited liability company. The 935 First Avenue Borrower is owned and managed by the 935 First Avenue Mortgage Loan sponsor and non-recourse carveout guarantor, Gladstone Commercial Corporation (“Gladstone”) and Gladstone affiliates. Gladstone is a publicly traded real estate investment trust (NASDAQ: GOOD) which invests in single-tenant and anchored multi-tenant net leased industrial, office, and, to a lesser extent, medical properties nationwide. As of February 15, 2017, Gladstone owned 95 properties totaling 10.9 million SF in 24 states with a portfolio occupancy of 97.9%. For 2016, Gladstone reported operating revenue of approximately $86.37 million, up 3.1% over the prior year and net income of approximately $3.96 million of net income, up 10.1% over the prior year.

The Property. The 935 First Avenue Property, located on a 14.2 acre parcel at 935 First Avenue in King of Prussia, Pennsylvania, consists of a four-story, Class A office building constructed in 2001 and 100.0% occupied by Radial, Inc. (“Radial”) which utilizes the 935 First Avenue Property as the company’s world headquarters. The 935 First Avenue Property is one unit of an equally divided two-unit condominium. The other unit is owned by Brandywine Realty Trust which is constructing a 110,000 SF, Class A build-to-suit office property to serve as the new headquarters for Highway to Health. Amenities at the 935 First Avenue Property include modern finishes and design, large conference and meeting rooms, a cafeteria, and a fitness center.

Major Tenant. The 935 First Avenue Property is 100.0% leased to Radial for a 15-year term through December 31, 2031 as part of a sale/leaseback transaction. The lease is triple net, has no termination options and provides initial annual rent of $1,860,012 ($18.00 PSF) with 2.5% annual increases. There are two five-year renewal options at 95% of mutually agreed upon fair market rent followed by 2.5% annual increases.

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MSBAM 2017-C33	935 First Avenue

Radial is a provider of eCommerce solutions to large, medium and small businesses and, through predecessor companies, has been in occupancy at the 935 First Avenue Property since 2004. Clients include national brands and retailers such as the NFL, NBA, and MLB sports associations, Sony, ToysRUs, Neiman Marcus, Game Stop, DSW, Dick’s Sporting Goods, GNC, Kenneth Cole and others. Radial has four primary lines of business, Omnichannel Technology, Fulfillment and Transportation, Payments, Tax, and Fraud, and Customer Care. The Omnichannel Technology line of business integrates and coordinates product ordering, consumer analytics and marketing, supplier networks, inventory management, distribution, and bricks-and-mortar retail locations.

Radial was created in November 2015 by Sterling Partners, a private equity firm, when the Operations and Services business division of eBay Enterprise was spun off from eBay, Inc. and purchased by a Radial affiliate in November 2015 and then combined with the operations of Innotrac Corporation which was previously purchased in 2014 by another Radial affiliate. Radial operates 17 fulfilment centers in the United States, Canada, the United Kingdom and Germany which are used for warehousing and shipping inventory. They operate five customer care centers in the United States, and the United Kingdom in addition to maintaining four corporate offices in the United States and one each in Spain, Germany, India, and China. Radial reported 2016 revenues of approximately $1.25 billion.

The following table presents certain information relating to the lease at the 935 First Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant
Radial, Inc.	NR/B3/NR	103,334	100.0%	$1,860,012	100.0%	$18.00	12/31/2031
Subtotal/Wtd. Avg.		103,334	100.0%	$1,860,012	100.0%	$18.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		103,334	100.0%	$1,860,012	100.0%	$18.00

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 935 First Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028 & Beyond	1	103,334	100.0%	100.0%	$1,860,012	$18.00	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	103,334	100.0%		$1,860,012	$18.00	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 935 First Avenue Property is located in King of Prussia, Montgomery County, Pennsylvania approximately 21 miles northwest of the Philadelphia central business district (“CBD”). The 935 First Avenue Property is located within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (“MSA”) which contains approximately 6.0 million people and is the sixth largest MSA in the United States. The 935 First Avenue Property sits adjacent to First Avenue just north of the Pennsylvania Turnpike (Interstate 276) and east of Route 422. The 935 First Avenue Property is surrounded by a substantial number of single-story, low-rise, and mid-rise office buildings. Additionally, the King of Prussia Mall, the largest mall in the United States by leasable area, is located to the southeast of the 935 First Avenue Property just on the other side of the Pennsylvania Turnpike. The Village at Valley Forge, a 122 acre mixed-use lifestyle development featuring residential, shopping and dining, medical, and hospitality components lies directly south of the 935 First Avenue Property on the northeast corner of Route 202 and Route 422.

The 935 First Avenue Property is situated in the suburban Philadelphia office submarket cluster and the King of Prussia/Wayne office submarket. According to a first quarter 2017 third party market report, the suburban Philadelphia office submarket cluster is comprised of 7,391 buildings containing approximately 130.0 million SF of space with a reported vacancy rate of 10.8% and asking rents of $23.90 PSF gross. The King of Prussia/Wayne submarket is comprised of 357 office buildings containing approximately 14.1 million SF of space with a reported vacancy rate of 16.2% and asking rents

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MSBAM 2017-C33	935 First Avenue

of $26.46 PSF gross. Class A inventory in the King of Prussia/Wayne submarket is comprised of 92 properties containing approximately 8.8 million SF of space with a vacancy rate of 17.5% and asking rents of $29.46 PSF gross.

The following table reflects comparable office leases with respect to the 935 First Avenue Property as identified in the appraisal:

Comparable Office Lease Summary
Property Name/Location	Distance (miles)	Year Built	Occ.	Size (SF)	Tenant Name	Lease	Lease Date	Lease Term (Yrs.)	Rent PSF(1)	Lease Type and Details
						Size (SF)
Montgomery Corporate Center 200 Dryden Road Dresher, PA	22.2	NAV	NAV	NAV	Ascensus	137,823	Jan-17	10.0	$16.50	Full Service plus electric; $0.50/SF/year escalations

335 Commerce Drive Fort Washington, PA	16.8	NAV	100%	74,009	TruMark Credit Union	74,009	June-16	13.2	$17.00	NNN; $0.50/SF/year escalations; $45/sf TI allowance; 12 months’ free rent on 65,000 SF

1100 Virginia Drive Fort Washington, PA	20.4	NAV	NAV	NAV	Ashfield Healthcare	82,367	June-16	10.8	$16.00	NNN; $0.50/SF/year escalations; tenant taking existing finish

151 South Warner Road King of Prussia, PA	2.1	NAV	NAV	NAV	The Judge Group	89,914	Oct-15	15.0	$15.50	Full Service plus electric; $0.50/SF/year escalations; 12 months free rent

1050 Westlakes Drive King of Prussia, PA	5.6	NAV	100%	80,000	Tyco Electronics	80,000	Oct-15	12.0	$19.25	Full Service plus electric; tenant reimburses over 2007 base year until 2018 which will be new base year; 1.7%-2.0% annual escalations; TI of roof replacement; 6 months free rent.

Source: Appraisal

(1)	Rent PSF represents the comparable lease’s NNN rent or the appraiser’s adjustment of full service rent to a net reimbursement structure.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 935 First Avenue Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$1,860,012	$18.00
Total Recoveries	$1,144,614	$11.08
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($300,463)	($2.91)
Effective Gross Income	$2,704,163	$26.17
Total Operating Expenses	$1,144,372	$11.07
Net Operating Income	$1,559,792	$15.09
Capital Expenditures	$25,834	$0.25
TI/LC	$155,001	$1.50
Net Cash Flow	$1,378,957	$13.34

Occupancy %	90.0%
NOI DSCR (P&I)	1.62x
NOI DSCR (IO)	2.04x
NCF DSCR (P&I)	1.43x
NCF DSCR (IO)	1.80x
NOI Debt Yield	10.5%
NCF Debt Yield	9.3%

(1)	The 935 First Avenue Property was the subject of a sale/leaseback transaction, therefore, historical financial information is unavailable.

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A-3-95

MSBAM 2017-C33	Cornerstone Medical Office Portfolio

Mortgage Loan No. 15 – Cornerstone Medical Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$14,740,000			Location:	Various
Cut-off Date Balance:	$14,740,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Medical
Loan Purpose(1):	Refinance/Acquisition			Title Vesting:	Fee
Sponsor:	Cornerstone Companies, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	5.1100%			Size:	86,043 SF
Note Date:	4/10/2017			Cut-off Date Balance per SF:	$171
First Payment Date:	6/1/2017			Maturity Date Balance per SF:	$149
Maturity Date:	5/1/2027			Property Manager:	Corner Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,493,282
Seasoning:	0 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	11.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.78x (IO) 1.41x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves				Most Recent Occupancy:	100.0% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$21,833	$9,607	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$22,850,000 (3/3/2017-3/8/2017)
Recurring Replacements:	$1,814	$1,814	N/A	Cut-off Date LTV Ratio:	64.5%
TI/LC:	$9,281	$9,281	N/A	Maturity Date LTV Ratio:	56.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,740,000	67.5%	Purchase Price:	$18,495,330	84.7%
Borrower Equity:	$7,099,636	32.5%	Loan Payoff:	$2,981,504	13.7%
			Reserves:	$32,928	0.2%
			Closing Costs:	$329,874	1.5%
Total Sources:	$21,839,636	100.0%	Total Uses:	$21,839,636	100.0%

(1)	The loan sponsor purchased two of the properties within the Cornerstone Medical Office Portfolio in 2017 with proceeds from the Cornerstone Medical Office Portfolio Mortgage Loan.

(2)	Most Recent NOI, 2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not available since the Baptist Health Property and Lone Tree Property were recently acquired in 2017 and the seller did not provide historical financials or occupancy. The Indiana University Property has been 100.0% occupied since it was constructed in 2012.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Cornerstone Medical Office Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,740,000, secured by first priority fee mortgages encumbering three medical office properties located in Powderly, Kentucky, Lone Tree, Colorado and Mooresville, Indiana (collectively, the “Cornerstone Medical Office Portfolio”). The proceeds of the Cornerstone Medical Office Portfolio Mortgage Loan, along with $7,099,636 of borrower equity, were used to acquire a portion of the Cornerstone Medical Office Portfolio (the Baptist Health Property and Lone Tree Property (each as defined below)) for $18,495,330, refinance existing debt of $2,981,504 on the Cornerstone Medical Office Portfolio, fund reserves, and pay closing costs.

The Borrowers and the Sponsor. The borrowers are CCI Powderly, LLC, Cornerstone Mooresville MOB, LLC, and CCI Lone Tree, LLC (individually and collectively, the “Cornerstone Medical Office Portfolio Borrower”), each an Indiana limited liability company structured to be bankruptcy-remote. The nonrecourse carve-out guarantors are Robert Whitacre and J. Taggart Birge, the CEO and president, respectively, of Cornerstone Companies, Inc., the sponsor of the Cornerstone Medical Office Portfolio Borrower. Cornerstone Companies, Inc. is a privately-owned healthcare real estate development, leasing, property management, consulting, and investment company established in 1985 and located in Indianapolis, Indiana. Having developed over 54 medical facilities of all types, Cornerstone Companies, Inc. operates over 80 medical office facilities in Indiana, Michigan, and Ohio totaling over 4.0 million SF. Over the past 35 years, Mr. Whitacre has been involved in the development of approximately 50 medical facilities and the property management of 75 medical properties. Mr. Birge has 20 years of healthcare real estate development, leasing and sales experience.

The Properties. The Cornerstone Medical Office Portfolio is comprised of a single-story, single-tenant medical office building located at 1010 Medical Center Drive in Powderly, Kentucky (the “Baptist Health Property”), a two-story, single-tenant medical office building located at 8500 Park Meadows Drive in Lone Tree, Colorado (the “Lone Tree Property”) and a single-story, single-tenant medical office building located at 820 North Samuel Moore Parkway in Mooresville, Indiana, (the “Indiana University Property”) totaling 86,043 SF. The sponsor reports a total cost basis for the Cornerstone Medical Office Portfolio of $21.9 million and a loan-to-cost ratio of 67.4%.

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MSBAM 2017-C33	Cornerstone Medical Office Portfolio

The Baptist Health Property was built in 2000 and renovated in 2002 and 2005, and is 100.0% leased to Baptist Health Madisonville, Inc. through a lease that commenced January 1, 2016 and expires December 31, 2025, with two, five-year extension options. Baptist Health Madisonville, Inc. is a 410-bed acute and skilled care facility that offers four express and urgent care clinics, one of which is the Baptist Health Property. Baptist Health Madisonville, Inc. is one of nine hospitals within the Baptist Health system, a not-for-profit integrated healthcare system headquartered in Louisville, Kentucky with more than 2,700 licensed beds. The Lone Tree Property was built in 2006 and is 100.0% leased to SpineOne through a lease that commenced February 1, 2017 and expires January 31, 2032, with no extension options. SpineOne is a team of Denver back pain specialists focused on innovative treatment of spine pain resulting from auto accidents, work injuries, sports injuries and accidents, and chronic pain. The Indiana University Property was built by the sponsor in 2012 and is 100.0% leased to Indiana University Health, Inc. through a lease that commenced December 1, 2011 and expires November 30, 2026, with two, five-year extension options. Indiana University Health, Inc., founded in 1997, is the largest and most comprehensive state-based health care system in Indiana. The Indiana University Property houses the Mooresville, Indiana location for IU Health Primary Care, IU Health Physicians Internal Medicine, Riley Physicians Pediatrics health care services as well as on-site laboratory and routine x-ray services.

The following table presents further information regarding the Cornerstone Medical Office Portfolio:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Mortgage Loan Amount	% of Allocated Mortgage Loan Amount	Year Built/Renov.	Appraised Value	UW NCF
Baptist Health	Powderly, Kentucky	56,500	100.0%	$6,930,000	47.0%	2000/2002, 2005	$10,700,000	$652,842
Lone Tree Medical Center	Lone Tree, Colorado	14,343	100.0%	$5,115,000	34.7%	2006/N/A	$7,900,000	$476,996
Indiana University Health	Mooresville, Indiana	15,200	100.0%	$2,695,000	18.3%	2012/N/A	$4,250,000	$227,192
Total/Wtd. Avg.		86,043	100.0%	$14,740,000	100.0%		$22,850,000	$1,357,031

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the leases at the Cornerstone Medical Office Portfolio:

Tenant Summary(1)
Tenant Name	Property Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of Portfolio SF	Annual UW Rent	% of Portfolio Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Baptist Health Madisonville, Inc.	Baptist Health	A+/A3/NR	56,500	65.7%	$806,820	47.8%	$14.28	12/31/2025
SpineOne	Lone Tree Medical Center	NR/NR/NR	14,343	16.7%	$588,350	34.9%	$41.02	1/31/2032
Indiana University Health, Inc.	Indiana University Health	AA/Aa3/NR	15,200	17.7%	$292,600	17.3%	$19.25	11/30/2026
Total/Wtd. Avg.			86,043	100.0%	$1,687,770	100.0%	$19.62

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the Cornerstone Medical Office Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	1	56,500	$14.28	65.7%	65.7%	$806,820	47.8%	47.8%
2026 & Beyond	2	29,543	$29.82	34.3%	100.0%	$880,950	52.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	86,043	$19.62	100.0%		$1,687,770	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Baptist Health Property is located in Powderly, Kentucky within Muhlenberg County, approximately 50 miles west of Bowling Green, Kentucky. The Baptist Health Property has direct frontage along State Highway 189 (Everly Brothers Boulevard), a main thoroughfare through Powderly.

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MSBAM 2017-C33	Cornerstone Medical Office Portfolio

Primary access to the area is provided by Western Kentucky Parkway, a major arterial that crosses the state in an east-west direction and is approximately five miles north of the Baptist Health Property. The Baptist Health Property is located adjacent to the northwest of the Muhlenberg County Airport and four miles northeast of the Owensboro Health Muhlenberg Community Hospital. The Baptist Health Property is located approximately 28.4 miles southeast of the affiliated Baptist Health Madisonville hospital, whose four express and urgent care facilities service a three-county region with the Powderly clinic at the Baptist Health Property serving the entire Muhlenberg County population. According to a third party market research report, the estimated 2015 population for Muhlenberg County was 31,183, while the estimated 2015 median household income was $38,961. According to the appraisal, market rent for the Baptist Health Property is concluded at $15.00 PSF, with an overall range of $12.88 to $17.90 PSF and an average of $15.40 PSF for the comparable properties.

The Lone Tree Property is located in Lone Tree, Colorado within the Denver-Aurora, Colorado metropolitan statistical area (“Denver MSA”), which ranks as the 19th most populous metropolitan statistical area in the United States. The Lone Tree Property is situated in the southern portion of the Denver MSA approximately 15 miles southeast of the Denver central business district. Primary highway access to the area is provided by Highway 470, a major arterial that crosses the southern Denver MSA, and Interstate 25, a major arterial that bisects the state of Colorado in a north-south direction. The nearest light rail station is located approximately 1.5 miles southeast of the Lone Tree Property, and the Denver International Airport is approximately 35 miles from the Lone Tree Property. Major demand generators for the area include the Sky Ridge Medical Center and Rocky Mountain Hospital for Children, which are approximately 3.0 miles south of the Lone Tree Property. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Lone Tree Property is 9,095, 82,703, and 204,533, respectively. The estimated 2016 median household income within a one-, three-, and five-mile radius of the Lone Tree Property is $94,014, $96,873, and $99,094, respectively. The Lone Tree Property is located within the Lone Tree office submarket. As of the first quarter of 2017, the submarket contained 63 buildings accounting for approximately 3.1 million SF of office space with an overall vacancy rate of 6.2% and an average annual asking rent of $28.47 PSF.

The Indiana University Property is located in Mooresville, Indiana, a suburb of the Indianapolis-Carmel, IN metropolitan statistical area (“Indianapolis MSA”). The Indiana University Property is situated in the southwest portion of the Indianapolis MSA approximately 15 miles from the Indianapolis central business district. Primary highway access to the area is provided by State Route 67, a major arterial less than one half mile east of the Indiana University Property that leads northeast into the Indianapolis MSA, and Interstate 70, located approximately five miles north of the Indiana University Property connecting with St. Louis, Missouri to the west and Columbus, Ohio to the east. The Indianapolis International Airport is approximately eight miles northeast of the Indiana University Property. A major demand generator for the area is the Franciscan Health Hospital approximately 2.0 miles to the south. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Indiana University Property is 3,675, 23,987, and 43,099, respectively. The estimated 2016 median household income within a one-, three-, and five-mile radius of the Indiana University Property is $54,583, $58,932, and $60,714, respectively. The Indiana University Property is located within the Morgan County office submarket. As of the first quarter of 2017, the submarket contained 137 buildings accounting for 727,040 SF of office space with an overall vacancy rate of 1.4% and an average annual asking rent of $15.31 PSF.

The following table presents leasing data at certain office competitive properties with respect to the Baptist Health Property.

Competitive Property Summary - Baptist Health Property
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF
Bio-Med 510 Heritage Way Hopkinsville, Kentucky	2015	9,000	Bio-Medical Applications	9,000	January 2016	15.0	$27.00
DaVita Dialysis 2807 Ring Road Elizabethtown, Kentucky	2015	9,896	DaVita Dialysis	9,896	July 2015	15.0	$19.24
Medical Office Building 1720 Nashville Pike Gallatin, Tennessee	2014	12,000	Hendersonville Hospital	12,000	October 2014	10.0	$21.75

Source: Appraisal

The following table presents leasing data at certain office competitive properties with respect to the Lone Tree Property.

Competitive Property Summary - Lone Tree Property
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF
Arete Surgical Center 4397 Ronald Reagan Boulevard Johnstown, Colorado	2012	15,270	Arete Surgical Center	15,270	October 2015	10.0	$39.27
Pinnacle Eye Center 2700 North Union Boulevard Colorado Springs, Colorado	2012	11,223	Pinnacle Eye Center	11,223	January 2013	15.0	$41.50
McAlester Triad Eye Center 1001 East Wyandotte Avenue McAlester, Oklahoma	1999	13,143	Triad Eye Medical Clinic	13,143	January 2016	15.0	$37.12

Source: Appraisal

A-3-98

MSBAM 2017-C33	Cornerstone Medical Office Portfolio

The following table presents leasing data at certain office competitive properties with respect to the Indiana University Property.

Competitive Property Summary - Indiana University Property
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF
Franciscan Urgent Care 1001 North Madison Avenue Greenwood, Indiana	2008	5,245	Franciscan Alliance Urgent Care	5,245	January 2015	6.0	$23.18
County Line Medical Pavilion 333 County Line Road Greenwood, Indiana	2008	30,308	Community Health Network, Inc.	30,308	April 2015	6.5	$19.27
Indiana University Health - Noble West 5750 East 146th Street Noblesville, Indiana	2017	24,655	CCI Hazel Dell MOB, LLC	24,655	August 2017	9.9	$16.75

Source: Appraisal

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Cornerstone Medical Office Portfolio:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$1,687,770	$19.62
Total Recoveries	$461,727	$5.37
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($169,090)	($1.97)
Effective Gross Income	$1,980,407	$23.02
Total Operating Expenses	$487,126	$5.66
Net Operating Income	$1,493,282	$17.36
Capital Expenditures	$21,511	$0.25
TI/LC	$114,740	$1.33
Net Cash Flow	$1,357,031	$15.77

Occupancy %	92.1%(2)
NOI DSCR (P&I)	1.55x
NOI DSCR (IO)	1.96x
NCF DSCR (P&I)	1.41x
NCF DSCR (IO)	1.78x
NOI Debt Yield	10.1%
NCF Debt Yield	9.2%

(1)	The Baptist Health Property and Lone Tree Property were recently acquired in 2017; as such historical operating performance is not available. The Indiana University Property has been 100.0% occupied since it was constructed in 2012.

(2)	Physical Occupancy % as of May 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

A-3-99

MSBAM 2017-C33	US Storage - Hawthorne

Mortgage Loan No. 16 – US Storage - Hawthorne

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,000,000			Location:	Hawthorne, CA 90250
Cut-off Date Balance:	$13,979,720			General Property Type:	Self Storage
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	US Storage Centers			Year Built/Renovated:	2000/N/A
Mortgage Rate:	3.9700%			Size:	81,562 SF
Note Date:	3/31/2017			Cut-off Date Balance per SF:	$171
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$137
Maturity Date:	4/1/2027			Property Manager:	Westport Properties, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,814,082
IO Period:	0 months			UW NOI Debt Yield:	13.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	16.3%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF DSCR:	2.25x
Lockbox/Cash Mgmt Status:	N/A/N/A			Most Recent NOI:	$1,888,983 (2/28/2017 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,873,038 (12/31/2016)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,697,859 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	87.8% (3/17/2017)
Reserves				2nd Most Recent Occupancy:	87.3% (12/27/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	85.3% (12/28/2015)
RE Tax:	$9,780	$9,780	N/A	Appraised Value (as of):	$30,600,000 (3/7/2017)
Insurance:	$11,546	$1,283	N/A	Cut-off Date LTV Ratio:	45.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio:	36.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,000,000	100.0%	Loan Payoff:	$12,748,263	91.1%
			Reserves:	$21,325	0.2%
			Closing Costs:	$225,336	1.6%
			Return of Equity:	$1,005,075	7.2%
Total Sources:	$14,000,000	100.0%	Total Uses:	$14,000,000	100.0%

The Mortgage Loan. The sixteenth largest mortgage loan (the “US Storage - Hawthorne Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,000,000, which is secured by a first priority fee mortgage encumbering a self storage property located in Hawthorne, California (the “US Storage - Hawthorne Property”). The proceeds of the US Storage - Hawthorne Mortgage Loan were used to refinance existing debt secured by the US Storage - Hawthorne Property in the amount of $12,748,263, fund reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is Hawthorne Mini Venture, LLC (the “US Storage - Hawthorne Borrower”), a recycled single-purpose California limited liability company. The sponsor of the US Storage - Hawthorne Borrower is US Storage Centers, a privately-held real estate firm based in Irvine, California that develops, owns and operates over 80 self storage facilities throughout 12 states totaling approximately 5.1 million SF. The nonrecourse carve-out guarantors are Drew C. Hoeven; Grayburn Properties, Inc.; Drew C. Hoeven, as Trustee of the Drew and Jaime Hoeven Family Trust Established December 12, 2016; Drew Hoeven, Trustee of the Drew C. Hoeven 2006 Trust, as established by the order on the petition to reform Hoeven 2006 Irrevocable Trust Dated December 29, 2006 Issued by The Superior Court of California on August 16, 2016.

The Property. The US Storage - Hawthorne Property is a class A, four-building, 81,562 SF, 914-unit self storage facility located at 14680 Aviation Boulevard in Hawthorne, California. Situated on a 3.48 acre site, the US Storage - Hawthorne Property was constructed in 2000, has 214 climate-controlled units and 31 exterior parking spaces utilized for boats, automobiles, and RVs. Property amenities include surveillance cameras, individual alarms, individual locks, keypad entry, an office, and on site management. The US Storage - Hawthorne Property also includes an apartment for a resident manager. As of March 17, 2017, the US Storage - Hawthorne Property was 87.8% occupied.

The Market. The US Storage - Hawthorne Property is located in Hawthorne, Los Angeles County, California, within the Los Angeles-Long Beach-Santa Ana, CA metropolitan statistical area, which had an estimated 2016 population of 10.2 million. The US Storage - Hawthorne Property is approximately 18.5 miles southwest of the Los Angeles central business district and approximately four miles southeast of the Los Angeles International Airport. The US Storage - Hawthorne Property is located in a commercial and industrial corridor that runs along the edge of Interstate 405, with a large concentration of single family neighborhoods approximately one half mile in most directions. Access to the area is provided by Interstate 405, which crosses through Los Angeles County in a north-south direction and is approximately one mile from the US Storage - Hawthorne Property.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the US Storage - Hawthorne Property was 12,506, 264,567 and 539,916, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the

A-3-100

MSBAM 2017-C33	US Storage - Hawthorne

US Storage - Hawthorne Property was $106,217, $71,072 and $63,798, respectively. The US Storage - Hawthorne Property’s three-mile trade area contains 10,740 units totaling approximately 1.2 million SF and an average occupancy of 92.3%, with no new self storage facilities currently under construction.

Comparable self storage properties to the US Storage - Hawthorne Property are shown in the table below:

Comparable Rental Summary
Property	Location	Distance From Subject	Units	Year Built	Occupancy	Monthly Rental Rate Range Per Unit
US Storage – Hawthorne (subject)	Hawthorne, CA	0.0 miles	914	2000	87.8%	$89 - $589
Public Storage	Hawthorne, CA	0.7 miles	700	1979	N/A	$85 - $382
Public Storage	El Segundo, CA	1.2 miles	1,243	1988	98.0%	$106 - $389
Redondo/Torrance Mini Storage	Redondo Beach, CA	1.0 miles	1,350	1984	78.0%	$147 - $399
Extra Space	Hawthorne, CA	1.4 miles	814	2004	94.0%	$95 - $468
Public Storage	Inglewood, CA	2.5 miles	600	1988	94.0%	$91 - $450

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the US Storage - Hawthorne Property:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW PSF
Base Rent	$2,059,754	$2,170,944	$2,283,485	$2,310,946	$2,532,864	$31.05
Total Recoveries	$0	$0	$0	$0	$0	$0.00
Other Income(1)	$119,065	$112,366	$162,688	$164,882	$242,138	$2.97
Less Discounts Concessions	($89,954)	($78,993)	($63,271)	($61,024)	($61,024)	($0.75)
Less Vacancy & Credit Loss	($12,028)	($17,796)	($19,275)	($22,584)	($321,758)	($3.94)
Effective Gross Income	$2,076,837	$2,186,521	$2,363,627	$2,392,220	$2,392,220	$29.33
Total Operating Expenses	$494,585	$488,662	$490,589	$503,237	$578,138	$7.09
Net Operating Income	$1,582,252	$1,697,859	$1,873,038	$1,888,983	$1,814,082	$22.24
Capital Expenditures	$0	$0	$0	$0	$18,963	$0.23
Net Cash Flow	$1,582,252	$1,697,859	$1,873,038	$1,888,983	$1,795,119	$22.01

Occupancy %(2)	84.9%	85.3%	87.3%	87.8%(3)	88.2%(3)
NOI DSCR	1.98x	2.12x	2.34x	2.36x	2.27x
NCF DSCR	1.98x	2.12x	2.34x	2.36x	2.25x
NOI Debt Yield	11.3%	12.1%	13.4%	13.5%	13.0%
NCF Debt Yield	11.3%	12.1%	13.4%	13.5%	12.8%

(1)	Other Income is comprised of late fees, administration fees, merchandise sales and miscellaneous fees, and with regards to UW Other Income, parking income.

(2)	2014, 2015, and 2016 Occupancy % are as of December 28, 2014, December 28, 2015, and December 27, 2016, respectively.

(3)	2/28/2017 TTM Occupancy % is as of March 17, 2017. UW Occupancy % represents economic occupancy.

A-3-101

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Asset Representations
Reviewer/Operating Advisor

Morgan Stanley Capital I Inc.	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank,	Park Bridge Lender Services LLC
		National Association	600 Third Avenue
1585 Broadway	Three Wells Fargo, MAC D1050-084	10851 Mastin Street, Suite 300	40th Floor
New York, NY 10036	401 S. Tryon Street, 8th Floor	Overland Park, KS 66210	New York, NY 10016
Charlotte, NC 28202

Contact: General Information Number	Contact: REAM_InvestorRelations@	Contact: Heather Wagner	Contact: David Rodgers
Phone Number: (212) 761-4000	wellsfargo.com	Phone Number: (913) 253-9570	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “ Property “ stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	ZZ	-	Missing Information	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	SF	-	Single Family	6	-	DPO			Foreclosure
MU	-	Mixed Use
LO	-	Lodging

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33 Commercial Mortgage Pass-Through Certificates Series 2017-C33	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/16/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/12/17
Frederick, MD 21701-4747

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT(1)

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of May 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33,
Commercial Mortgage Pass-Through Certificates,
Series 2017-C33

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the PSA.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

(1)	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan which is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller, or (with respect to any Non-Serviced Mortgage Loan) to the trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty,

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and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

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(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)       Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)       Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)       Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

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(14)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer (or in the case of a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least BBB- by S&P, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least BBB- by S&P.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily

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injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)       No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury

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Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)       Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)       Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an

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entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating

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Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in either case as set forth in the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any

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other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage

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Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)       Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)       Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that

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such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)       Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, and other than as disclosed in this prospectus in the table titled “Related Borrower Loans (Other than Cross-Collateralized Groups)” under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans,” no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or this prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the

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originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part, (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan, or (iii) as set forth on Schedule 2-B of Exhibit 2 to the applicable MLPA.

(44)       Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)       Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
9	Calumet Business Center	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Certain truck parking spaces are located on the shared boundary line between the Mortgaged Property and an adjacent parcel owned by an affiliate of the Mortgagor. In order to address future parking on these spaces, the Mortgagor and its affiliate entered into a Reciprocal Parking Agreement (“RPA”) which provides for shared parking on these spaces. The RPA is subordinate to an existing mortgage which currently encumbers the adjacent parcel. The Mortgage Loan documents contain a non-recourse carve-out for any losses resulting from a foreclosure on the adjacent parcel which extinguishes the RPA.
12	Ralph’s Food Warehouse Portfolio	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	With respect to the Ralph’s Food Warehouse – Caguas Mortgaged Property, McDonald’s, the second largest tenant at the Mortgaged Property, has a purchase option and a right of first refusal to purchase its leased space at the Mortgaged Property. Such purchase option and right of first refusal have not been subordinated, and accordingly apply to all transfers of the Mortgaged Property, including without limitation a foreclosure or deed in lieu of foreclosure and subsequent transfers. In the event that the purchase option is exercised or right of first refusal is triggered while the borrower owns the Mortgaged Property, the borrower has the right to obtain the release of the parcel leased by McDonald’s at the Mortgaged Property upon (i) prepayment of the Mortgage Loan in an amount equal to the greater of (a) an amount equal to $1,000,000 plus the payment to the lender of the yield maintenance premium on such amount and (b) an amount equal to 100% of the net sale proceeds plus the payment to the lender of the yield maintenance premium on such net sales proceeds and (ii) compliance with REMIC requirements.
13	Gateway Crossing	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The tenant Comerica has a right of first refusal to purchase its leased premises.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
35	Northside Shopping Center	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a right of reversion set forth in a deed recorded in 1931, which contains a prohibition on the sale of intoxicating liquors on the Mortgaged Property, and provides that if intoxicating liquors are sold on the Mortgaged Property, ownership of the Mortgaged Property will revert to the original grantor under the 1931 deed, without requirement to make any payment to the borrower or the lender. Because the deed was recorded prior to the Mortgage relating to the Mortgaged Property, upon such a reversion, the lien of the Mortgage on such Mortgaged Property would terminate. The Mortgage Loan documents require that, in the event of the reversion of title to the Mortgaged Property due to the sale of intoxicating liquor, the borrower will be required to prepay such Mortgage Loan within 30 days of written demand by the lender. No prepayment premium, yield maintenance premium or other prepayment consideration is required in connection with any such prepayment. The Mortgage Loan documents further provide that any failure to comply with such prepayment obligation is an event of default and is full recourse to the related borrower and guarantor. The borrower has not covenanted to restrict the sale of intoxicating liquor on the Mortgaged Property.
9	Calumet Business Center	(13) Taxes and Assessments	A 50-foot strip of the Mortgaged Property was previously conveyed by a nearby railroad to the seller of the Mortgaged Property; however, the Cook County tax records have not been properly updated to reflect this change. Since the transfer, the seller, as the owner of the strip, should have been paying taxes on the strip but has never been assessed due to the error in the local records. Based on a review by a tax consultant, borrower’s maximum liability for the unpaid taxes (as the new owner of the Mortgaged Property) is anticipated to be between $10,000 and $20,000. In order to address this issue the Mortgage Loan documents provide for (1) an additional recourse carve-out for any losses resulting from the strip being part of a tax parcel different from the Mortgaged Property, and (2) a covenant requiring borrower to use “commercially reasonable efforts” to correct the error in the local records.
3	Pentagon Center	(16) Insurance

Insurance policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best)).

D-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception

The borrower is permitted to maintain a portion of the property coverage with Starr Surplus Lines Insurance Company (“Starr”) in its current participation amount and position within the syndicate, provided that (x) the AM Best rating of Starr is not withdrawn or downgraded below the rating in effect with as of the Mortgage Loan and (y) at renewal of the current policy term, the borrower replaces Starr with an insurance company meeting the rating requirements set forth in the Mortgage Loan agreement. Section 5.15(d) of the Mortgage Loan agreement does not specify that the insurance policies require at least 10 days prior notice to the lender of termination/ cancellation due to nonpayment and at least 30 days prior notice to the lender of termination/cancellation for any other reason (only the business interruption policy referenced in Section 5.15(a)(vii) of the Mortgage Loan agreement specifies that Lender receive 30 day prior written notice of cancellation or 10 day prior written notice in the event of cancellation due to nonpayment).

33	Holiday Inn Express Quakertown	(16) Insurance	The borrower may continue to maintain property (including terrorism), liability and business interruption insurance provided by Miller Capital until June 1, 2017, notwithstanding that such insurer does not satisfy the insurance ratings requirements in representation 16.
1,3,9,10,12,13, 17,20,23,25,32 33,35,39	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth below for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

9	Calumet Business Center	(18) No Encroachments

Building Encroachment: 64ft x 60ft section of Building 3 encroaches onto the railroad right of way. The lender’s title policy includes affirmative coverage to the lender covering the following: i) enforced removal of the building as a result of the encroachment onto the adjoining land; ii) loss or damage sustained by the lender as a result of a final court order enforcing the encroachment; and iii) costs, attorneys’ fees and expenses incurred in defense of the title company by reason of the encroachment. A recourse carve-out for losses was included in the Mortgage Loan documents concerning the building encroachment.

D-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Parking Encroachment: Forty-six trailer parking spaces located partially on the Mortgaged Property encroach onto the adjacent land (which land was taken for highway by condemnation proceeding dated October 14, 1970, Court Case 70-L-11820, Parcel S-898.2). The lender’s title policy includes affirmative coverage to the lender covering the following: i) enforced removal of the parking spaces as a result of the encroachment onto the adjoining land; ii) loss or damage sustained by the lender as a result of a final court order enforcing the encroachment; and iii) costs, attorneys’ fees and expenses incurred in defense of the title company by reason of the encroachment. A recourse carve-out for losses was included in the Mortgage Loan documents concerning the parking encroachment.

10	141 Fifth Avenue	(18) No Encroachments	No survey was retained in connection with the Mortgage Loan.
25	Edgemar Center	(24) Local Law Compliance	The use of the Mortgaged Property is a legal non-conforming use, as the use of office, personal service, restaurant and retail require conditional use approval. Conditional use permits were obtained; however, the zoning report describes the use as a legal non-conforming use.
10	141 Fifth Avenue	(25) Licenses and Permits

A temporary certificate of occupancy (“TCO”) for the Mortgaged Property expires on June 26, 2017. The Mortgagor is required to (a) use commercially reasonable efforts to enforce its rights, if any, under the condominium documents to cause the condominium board to (i) maintain at all times and continue to renew the TCO on or before the then-applicable expiration date until a new, valid, permanent certificate of occupancy (“PCO”) and (ii) complete (or cause to be completed) all of the conditions required under applicable legal requirements for the issuance of the renewed TCO and/or PCO and (b) cause a copy of the renewed TCO and/or the PCO to be delivered to the lender promptly following the Mortgagor’s receipt of notice of or actually becoming aware of the issuance of the renewed TCO and/or PCO.

The Mortgage Loan documents provide for recourse for losses for the failure to maintain (or cause to be maintained) at all times either (i) a valid TCO for the Mortgaged Property or (ii) a PCO for the Mortgaged Property.

3	Pentagon Center	(26) Recourse Obligations	There is no separate recourse carveout guarantor or environmental indemnitor. The borrower is the only obligated party as it relates to the recourse carveouts and springing recourse obligations.

D-2-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception
23	Quality Inn Denver CO	(26) Recourse Obligations	There is no recourse for misapplication, misappropriation or conversion of rents, security deposits, insurance proceeds and condemnation awards is to the extent that the Mortgagor, the guarantor or any other exculpated party did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments;
1,3,9,10,12,13, 17,20,23,25,32 33,35,39	All MSMCH Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents may provide that there will not be recourse for (i) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers and (ii) waste to the extent that waste results from there being insufficient cash flow to satisfy operating expenses at the Mortgaged Property, which results in material physical waste to the Mortgaged Property.
12	Ralph’s Food Warehouse Portfolio	(27) Mortgage Releases	A partial release of the McDonald’s demised premises is permitted in the event the McDonald’s tenant exercises its purchase option or right of first refusal to purchase such demised premises (the “Release Parcel”). The “Release Amount” required to be paid in connection with such partial release means the greater of (a) an amount equal to $1,000,000 plus the payment to lender of the yield maintenance premium on such amount, and (b) an amount equal to 100% of the net sale proceeds in connection with a sale of the Release Parcel plus the payment to lender of the yield maintenance premium on such net sale proceeds.
3	Pentagon Center	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or similar or subsequent statute is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for the property and business interruption insurance (without giving effect to the cost of terrorism, flood and earthquake insurance) required under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

D-2-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception
32 39	All Storage Trinity Precinct All Storage Old Kelly Mill	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or similar or subsequent statute is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for the property and business interruption insurance (without giving effect to the cost of terrorism and earthquake insurance) required under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
1,3,9,10,12,13, 17,20,23,25,32 33,35,39	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P) and also rated at least “BBB-” by Fitch, and/or “Baa3 by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.
1,3,9,10,12,13, 17,20,23,25,32 33,35,39	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
3	Pentagon Center	(32) Defeasance	Servicer fees with respect to a defeasance are capped at $20,000.

D-2-6

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association

Annex A-1 ID#	Mortgage Loan	Representation	Exception
5	Key Center Cleveland	(6) Permitted Liens; Title Insurance	The hotel manager, Marriott Hotel Services, Inc., has a right of first refusal in connection with any bona fide offer to purchase the hotel portion of the Mortgaged Property. However, such right of first refusal will not apply to a conveyance in connection with a foreclosure or deed-in-lieu thereof, but will apply to subsequent transfers (except for subsequent transfers by the lender). Pursuant to a subordination, non-disturbance and attornment agreement, Marriott Hotel Services, Inc.’s right of first refusal is subject and subordinate to the lien of the Mortgage; however, in the event the lender comes into possession of the hotel portion of the property by virtue of a foreclosure or deed-in-lieu thereof of the Mortgaged Property, the Marriott Hotel Services, Inc. may not be disturbed in its rights under the hotel management agreement.
8 21 28 34	D.C. Office Portfolio Thunderbird Beltway CVS Euclid & Austin Secure Self Storage Bloomington	(16) Insurance	All exceptions to Representation 29 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 16.
4 41	Pearlridge Uptown II US Storage Murfreesboro	(16) Insurance	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of eighteen (18) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
6 7 18 21 24	Chicago Business Center Chicago Marketplace Shoppes at New Tampa Thunderbird Beltway Midway Office Park	(16) Insurance

The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twelve (12) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

D-2-7

Annex A-1 ID#	Mortgage Loan	Representation	Exception
28 34 38 42 43	CVS Euclid & Austin Secure Self Storage Bloomington US Storage Corona US Storage Fairview Butler Crossing Plaza
28	CVS Euclid & Austin	(16) Insurance	The related Mortgage Loan documents permit the sole tenant, CVS, to provide the insurance coverage required under the related Mortgage Loan agreement through self-insurance.
38 41 42	US Storage Corona US Storage Murfreesboro US Storage Fairview	(16) Insurance	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $250,000.
41	US Storage Murfreesboro	(24) Local Law Compliance	The zoning ordinance of Murfreesboro, TN does not permit the use of the Mortgaged Property as a self-storage facility without a special use permit, which requires approval of the Murfreesboro Board of Zoning Appeals (“BZA”). The self-storage facility was approved in 1997 as a permitted use prior to a zoning ordinance amendment that now requires BZA approval. The use of the Mortgaged Property is currently legal non-conforming. According to the zoning ordinance, in the event that any structure that is devoted in whole or in part to a nonconforming use is damaged or destroyed, by any means, to the extent of more than seventy-five percent (75%) of the fair market value of such structure immediately prior to such damage, such structure may not be restored unless such structure and the use thereof thereafter conforms to all regulations of the zoning district in which such structure and use are located.
4 8 6 7 18	Pearlridge Uptown II D.C. Office Portfolio Chicago Business Center Chicago Marketplace Shoppes at New Tampa	(26) Recourse Obligations

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

D-2-8

Annex A-1 ID#	Mortgage Loan	Representation	Exception
21 24 28 34	Thunderbird Beltway Midway Office Park CVS Euclid & Austin Secure Self Storage Bloomington
8	D.C. Office Portfolio	(27) Mortgage Releases

Provided no event of default has occurred and is continuing the release of one or more of the related individual Mortgaged Properties (each a “Release Parcel” and the related Mortgaged Properties that are not subject to such release, the “Remaining Properties”) from the lien of the related Mortgage Loan through partial defeasance at any time other than during the REMIC prohibition period is permitted upon the satisfaction of certain conditions, including, but not limited to: (i) delivery of defeasance collateral in an amount equal to the “Release Amount” (as defined below) for such Release Parcel; (ii) delivery of an opinion of counsel to the effect that any REMIC trust holding a portion of the related Mortgage Loan will not fail to maintain its status as a REMIC as a result of such release; (iii) confirmation (or deemed confirmation) from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates; and (iv) the related mezzanine loan borrower must defease the applicable portion of the related mezzanine loan in accordance with the provisions of the related mezzanine loan documents.

“Release Amount” means (I) in connection with such a release to a person other than borrower or any of its affiliates pursuant to an arm’s length sale, an amount equal to the greater of (i) 110% of the “Allocated Loan Amount” ($35,470,000 for 1020 19th Street, $34,850,000 for 1900 L Street and $34,680,000 for 1920 L Street) for such Release Parcel and (ii) an amount such that (a) the loan-to-value ratio with respect to the Remaining Properties is no more than (1) the loan-to-value ratio for such Mortgage Loan as of its origination date, and (2) the loan-to-value ratio immediately prior to such release; (b) the debt service coverage ratio with respect to the Remaining Properties is no less than (1) the debt service coverage ratio for such Mortgage Loan as of its origination date, and (2) the debt service coverage ratio immediately prior to such release; and (c) the debt yield ratio with respect to the Remaining Properties is no less than (1) the debt yield for such Mortgage Loan as of its origination date, and (2) the debt yield immediately prior to such release (the amount determined in the foregoing clause (ii), the “Base Release Amount”) or (II) in connection with any

D-2-9

Annex A-1 ID#	Mortgage Loan	Representation	Exception
other release of a Release Parcel, an amount equal to the greater of (i) 125% of the Allocated Loan Amount for such Release Parcel and (ii) the Base Release Amount for such Release Parcel.
28	CVS Euclid & Austin	(28) Financial Reporting and Rent Rolls	The related Mortgage Loan documents require delivery of annual operating statements of the Mortgaged Property, but do not require delivery of annual financial statements.
8 21 28 34	D.C. Office Portfolio Thunderbird Beltway CVS Euclid & Austin Secure Self Storage Bloomington	(29) Acts of Terrorrism Exclusion	If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
8 18 21 34 38 41 43	D.C. Office Portfolio Shoppes at New Tampa Thunderbird Beltway Secure Self Storage Bloomington US Storage Corona US Storage Murfreesboro Butler Crossing Plaza	(31) Single-purpose entity	Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
6	Chicago Business Center	(31) Single-purpose entity	A non-consolidation opinion was not delivered in connection with the origination of the Mortgage Loan.
4	Pearlridge Uptown II	(34)(b) Ground Leases	The ground lease provides that, at the request of the lessee, the lessor must enter into an amendment to the ground lease which would prevent the ground lease from being surrendered, cancelled, terminated, modified or amended without the lender’s written consent. The related Mortgage Loan agreement includes a covenant that borrower will use commercially reasonable efforts (including, without limitation, enforcing borrower’s rights under the ground lease) to obtain such ground lease amendment. In addition, (i) the Mortgage Loan is full recourse in the

D-2-10

Annex A-1 ID#	Mortgage Loan	Representation	Exception
event the ground lease is amended, modified, supplemented, replaced and/or waived without the lender’s consent, (ii) the borrower’s REIT operating agreement prohibits any amendment of the ground lease without the lender’s written consent, and (iii) the borrower’s REIT operating agreement requires the affirmative consent of a special member to any amendment of the ground lease, and before approving an amendment of the ground lease, such special member must first confirm the lender provided its prior consent in accordance with the Mortgage Loan documents.
4	Pearlridge Uptown II	(34)(c) Ground Leases	The ground lease expires in April 2043 (with no remaining extension options), which is less than 20 years beyond the stated maturity of the related Mortgage Loan.
4	Pearlridge Uptown II	(34)(e) Ground Leases	The ground lessor does not have consent rights over (i) any assignments of the ground lease in connection with any foreclosure (or deed in lieu thereof) by the lender or (ii) any assignment by the purchaser of the ground lease at a foreclosure (including the lender). Any further assignment requires lessor consent.
4	Pearlridge Uptown II	(34) Ground Leases	In certain cases following a partial taking and in the event of a total taking, the ground lessor is entitled to 100% of the condemnation award attributable to the land and a proportionate share of the award attributable to the improvements (which share is determined based on the number of years expired in the ground lease term over the total ground lease term). To cover any potential shortfall that may occur as a result of any such allocation of a condemnation award in respect of the improvements (“Award Shortfall”), the borrower obtained a leasehold enhancement policy for the benefit of the lender in connection with the origination of the Mortgage Loan. In addition, pursuant to the Mortgage Loan agreement, the borrower is required to deposit with the lender the amount of any Award Shortfall.

D-2-11

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

KeyBank National Association

Annex A-1 ID#	Mortgage Loan	Representation	Exception
19	MVP Midwest Portfolio	(24) Local Law Compliance	With respect to the Denver Sherman 1935 and the Denver Sherman 1963 Mortgaged Properties (the “Nonconforming Properties”), the use of surface parking lots are not permitted as a use by right in the applicable zoning district and the related use is considered nonconforming. A zoning endorsement to the Title Policy was received. Additionally, law and ordinance insurance was obtained. The related Mortgage Loan documents provide that a cash sweep event will occur and the Mortgage Loan will become full recourse in the event Mortgagor receives or otherwise becomes aware of any notice from or any other action by any applicable governmental authority (a) indicating such governmental authority intends to pursue prohibitions preventing Mortgagor from operating the Nonconforming Property as a parking lot or (b) evidencing that the applicable governmental authority intends to pursue a condemnation with respect to a Nonconforming Property (each a “Nonconforming Property Trigger Event”). The Mortgagor’s recourse liability is limited to $1,047,226 in the event of a Nonconforming Property Trigger Event. Finally, the related Mortgage Loan documents require that any Nonconforming Property be released pursuant to a partial defeasance in the event Mortgagor receives or otherwise becomes aware of any notice from or any other action by any applicable governmental authority (a) indicating such governmental authority intends to pursue prohibitions preventing Mortgagor from operating the Nonconforming Property as a parking lot or (b) evidencing that the applicable governmental authority intends to pursue a condemnation with respect to a Nonconforming Property.
2 11 14 15 19 22 26	SSTII Mindful Portfolio Centre at Westbank 935 First Avenue Cornerstone Medical Office MVP Midwest Portfolio Homes2Suites Nashville Airport Dollar Self Storage Santa Fe Springs	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

D-2-12

Annex A-1 ID#	Mortgage Loan	Representation	Exception
29 30 31 36 37 40 44	Tops Portfolio Dollar Self Storage Peoria Dollar Self Storage Corona Trolley Industrial, Dollar Self Storage Baseline 71 Fuller Road StaxUp Self Storage – Enterprise
14	935 First Avenue	(26) Recourse Obligations	The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste”, but the related Mortgage Loan documents provide that waste does not include the failure to pay any taxes or assessments assessed against the related Mortgaged Property or to pay any premiums payable with respect to any insurance policy covering the related Mortgaged Property (or to pay to lender any amounts owing hereunder).”
2,11,14,15, 16,19,22,26, 27,29,30,31, 36,37,40,44	All KeyBank Mortgage Loans	(27) Mortgage Releases	With respect to a taking of a portion of any Mortgaged Property by a State or any political subdivision or authority thereof, the principal balance of the related Mortgage Loan is not required to be paid down in an amount at least equal to the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions, if the holder of such Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the Trust will not fail to maintain its status as a REMIC Trust.
11	Centre at Westbank	(30) Due-on-Sale or Encumbrance	At the origination of the Mortgage Loan, one of the members (the “Preferred Equity Member”) of the related Mortgagor made an initial contribution in the amount of $6,246,667 to the Mortgagor and in the event, among other things, the Preferred Equity Member’s contributions are not paid back in accordance with the operating agreement, the Preferred Equity Member may remove the other member and become the sole member of the Mortgagor. In connection with any such removal, the Preferred Equity Members must, among other things, provide a replacement guarantor in accordance with the Mortgage Loan documents.
27	Lemon Grove Plaza	(30) Due-on-Sale or Encumbrance	After a transfer to master Delaware statutory trust (the “Master DST”) of the beneficial interests in the related Borrower pursuant to the loan agreement, the holder of a beneficial ownership interest in Master DST may transfer such interest without the consent of lender so long as: (i) following the transfer, no single transferee (each, a “Master DST Beneficial Interest Owner

D-2-13

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Transferee”) owns more than 49% of the direct or indirect interests in Master DST; provided, that, to the extent a Master DST Beneficial Interest Owner Transferee owns twenty percent (20%) or more of the direct or indirect interests in Master DST immediately following the transfer, the related Borrower must deliver, prior to such transfer and at its sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to lender with respect to such Master DST Beneficial Interest Owner Transferee, (ii) each Master DST Beneficial Interest Owner Transferee is an accredited investor pursuant to the loan agreement, (iii) each transfer complies with all applicable legal requirements, (iv) no change of control results from any transfer, (v) following the transfers, there are no more than 499 Master DST Beneficial Interest Owners, (vi) no event of default exists under the Loan Documents, and (vii) the Borrower continues to comply with the representations and warranties in the Loan Documents after the transfer.

D-2-14

Annex E

Class A-SB Planned Principal Balance Schedule

Month	Class A-SB Planned Principal Balance ($)
0	52,500,000.00
1	52,500,000.00
2	52,500,000.00
3	52,500,000.00
4	52,500,000.00
5	52,500,000.00
6	52,500,000.00
7	52,500,000.00
8	52,500,000.00
9	52,500,000.00
10	52,500,000.00
11	52,500,000.00
12	52,500,000.00
13	52,500,000.00
14	52,500,000.00
15	52,500,000.00
16	52,500,000.00
17	52,500,000.00
18	52,500,000.00
19	52,500,000.00
20	52,500,000.00
21	52,500,000.00
22	52,500,000.00
23	52,500,000.00
24	52,500,000.00
25	52,500,000.00
26	52,500,000.00
27	52,500,000.00
28	52,500,000.00
29	52,500,000.00
30	52,500,000.00
31	52,500,000.00
32	52,500,000.00
33	52,500,000.00
34	52,500,000.00
35	52,500,000.00
36	52,500,000.00
37	52,500,000.00
38	52,500,000.00
39	52,500,000.00
40	52,500,000.00
41	52,500,000.00
42	52,500,000.00
43	52,500,000.00
44	52,500,000.00
45	52,500,000.00
46	52,500,000.00
47	52,500,000.00
48	52,500,000.00
49	52,500,000.00
50	52,500,000.00
51	52,500,000.00
52	52,500,000.00
53	52,500,000.00
54	52,500,000.00
55	52,500,000.00
56	52,500,000.00
57	52,500,000.00
58	52,500,000.00
Month	Class A-SB Planned Principal Balance ($)
59	52,477,730.62
60	51,744,689.10
61	51,004,453.36
62	50,200,485.36
63	49,453,838.96
64	48,704,093.02
65	47,890,882.89
66	47,134,647.40
67	46,315,130.63
68	45,552,351.74
69	44,786,405.44
70	43,837,797.89
71	43,064,729.38
72	42,228,854.05
73	41,449,102.45
74	40,606,732.38
75	39,820,242.23
76	39,030,484.88
77	30,203,871.00
78	29,417,478.39
79	28,570,161.28
80	27,776,989.03
81	26,980,525.09
82	26,066,085.44
83	25,262,520.11
84	24,398,514.34
85	23,588,026.94
86	22,717,294.19
87	21,899,827.29
88	21,078,966.49
89	20,198,152.75
90	19,370,226.38
91	18,482,546.21
92	17,647,495.64
93	16,727,603.55
94	15,799,057.89
95	14,952,862.37
96	14,197,398.74
97	13,415,912.98
98	12,579,861.26
99	11,791,559.65
100	10,999,935.88
101	10,154,031.36
102	9,355,506.48
103	8,502,894.98
104	7,697,410.95
105	6,888,531.49
106	5,925,085.81
107	5,108,736.35
108	4,238,801.68
109	3,415,343.16
110	2,538,499.39
111	1,707,871.98
112	873,741.88
113 and thereafter	0.00

E-1

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Annex F

Definition of “Mortgage File”

“Mortgage File”: The mortgage documents listed below (provided, that references to the Mortgage File for any serviced Subordinate Companion Loan refer to the Mortgage File for the related Serviced Mortgage Loan and the Mortgage Note evidencing such serviced Subordinate Companion Loan):

(i)       the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee in the following form: “Pay to the order of Wilmington Trust, National Association, as trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33, Commercial Mortgage Pass-Through Certificates, Series 2017-C33, without recourse, representation or warranty” or, if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

(ii)      the original mortgage or a copy thereof, with evidence of recording thereon, and, if the mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)      the originals or copies of all agreements modifying a money term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)      an original assignment of mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of “Wilmington Trust, National Association, as trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33, Commercial Mortgage Pass-Through Certificates, Series 2017-C33” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan));

(v)       originals or copies of all intervening assignments of mortgage, if any, with evidence of recording thereon;

(vi)      if the related assignment of leases is separate from the mortgage, the original or a copy of such assignment of leases with evidence of recording thereon, together with (A) an original of each assignment of such assignment of leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such assignment of leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable mortgage loan seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such assignment of leases, in recordable form, signed by the holder of record in favor of “Wilmington Trust, National Association, as trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33, Commercial Mortgage Pass-Through Certificates, Series 2017-C33” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan)), which assignment may be effected in the related assignment of mortgage;

(vii)     the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)    an original (which may be electronic) or a copy (which may be electronic) of the title insurance policy or, if such title insurance policy has not been issued, an original binder or actual title commitment or a copy (which may be electronic) thereof certified by the title company with the original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date or a preliminary title report binding on the title company with an original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)      copies of the related ground lease(s), space lease(s) or air rights lease(s) (and, in each case, any related lessor estoppels), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)     copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement);

(xii)     either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the trustee and delivered to the custodian on behalf of the trustee on behalf of the Trust with a copy to be held by the master servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the master servicer on behalf of the trustee, with a copy to be held by the custodian on behalf of the trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA (it being understood that each mortgage loan seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the master servicer (who shall forward a copy of such acknowledgement to the custodian and the trustee)) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the mortgage loan seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, the master servicer will be required to acknowledge that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the master servicer sells its rights to service the applicable Mortgage Loan, the master servicer will be required to assign the applicable letter of credit to the Trust or (with respect to any Specially Serviced Loan) at the direction of the special servicer to such party as the special servicer may instruct, in each case, at the expense of the master servicer. The master servicer will be required to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

(xiii)    the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)    copies of third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)     copies of any environmental insurance policy;

(xvi)    copies of any affidavit and indemnification agreement;

(xvii)   if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement provided to the applicable mortgage loan seller in connection with such mortgage loan seller’s origination or acquisition of the Mortgage Loan; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor for the benefit of the holder of the Mortgage Loan in connection with the applicable mortgage loan seller’s origination or acquisition of the Mortgage Loan; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice (to the extent such a notice is required under the terms of the related franchise, management or similar agreement) to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and requesting a replacement comfort letter in favor of the Trust (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the trustee for the benefit of the Certificateholders; and

(xviii)   with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

provided, that (a) whenever the term “Mortgage File” is used to refer to documents held by the custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) any references to a “Mortgage File” for a Companion Loan will be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), and (d) with respect to any Mortgage Loan that has a serviced

Companion Loan, the execution and/or recordation of any assignment in the name of the trustee will not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (I) the trustee will hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (II) any efforts undertaken by the trustee, the master servicer, or the special servicer on its behalf to enforce or obtain the benefits of such instrument will be construed to be so undertaken by the trustee, the master servicer or the special servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively. Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan: (A) if the custodian is not also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by the delivery by the applicable mortgage loan seller of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the mortgage securing the Non-Serviced Mortgage Loan, and the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan; or (B) if (and only for so long as) the custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by (1) the delivery by the applicable mortgage loan seller of originals of the documents described in clause (i) and (2) custody of the documents specified in clauses (ii) through (xviii) above by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA, provided, that if any document specified in clauses (ii) through (xviii) above was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the related Non-Serviced PSA, the applicable mortgage loan seller will be required to deliver such document to the custodian, provided, further, that (a) the custodian will be required to represent and warrant to each other party to the PSA and for the benefit of the Certificateholders that, as of the Closing Date, it is the related Non-Serviced Custodian for such Non-Serviced Mortgage Loan, (b) the custodian will be required to perform its duties under the PSA, and be liable to the other parties to the PSA, with respect to such Non-Serviced Mortgage Loan as if such documents were required to be delivered and included in the Mortgage File and as if the Non-Serviced Custodian’s receipt of the documents contained in the related “mortgage file” delivered under the related Non-Serviced PSA constituted delivery of those same documents to the custodian under the PSA, (c) the custodian may not resign as the related Non-Serviced Custodian without giving at least thirty (30) days’ advance written notice of resignation to each other party to the PSA, and (d) if for any reason the custodian resigns as custodian under the PSA or resigns as the related Non-Serviced Custodian or otherwise no longer acts as custodian under the PSA or as the related Non-Serviced Custodian or otherwise is required to surrender possession of the related “mortgage file” delivered under the related Non-Serviced PSA (including by reason of the Non-Serviced Companion Loan being removed from the related securitization trust), the custodian will be required to include the documents contemplated by clauses (ii) through (xviii) above in the Mortgage File for such Non-Serviced Whole Loan (to the extent such documents were delivered in connection with the other securitization) that shall be maintained by it or any successor custodian hereunder.

Notwithstanding any contrary provision set forth above, in connection with each Servicing Shift Mortgage Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to the PSA until the earliest of (i) the Controlling Companion Loan Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Controlling Companion Loan Securitization Date, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Controlling Companion Loan Securitization Date, and (2) following the Controlling Companion Loan Securitization Date, the person selling the applicable Pari Passu Companion Loan to the related Non-Serviced Depositor, at its own expense, will be (A) entitled to direct the trustee or custodian to deliver the originals of all Mortgage Loan documents in its possession (other than the mortgage note evidencing the related Servicing Shift Mortgage Loan and endorsements thereof) to the related Non-Serviced Trustee or Non-Serviced Custodian, (B) if the right under clause (A) is exercised, required to cause the retention by or delivery to the trustee or custodian of photocopies of the Mortgage Loan documents so delivered to such Non-Serviced Trustee or Non-Serviced Custodian, (C) entitled to cause the completion and recordation of instruments of assignment in the name of such Non-Serviced Trustee or Non-Serviced Custodian, and (D) if the right under clause (C) is exercised, required to deliver to the trustee (or the custodian on its behalf) photocopies of any instruments of assignment so completed and recorded.

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered
Certificates	9
Important Notice About Information
Presented in this Prospectus	9
Summary of Terms	14
Risk Factors	43
Description of the Mortgage Pool	102
Transaction Parties	154
Credit Risk Retention	198
Description of the Certificates	210
Description of the Mortgage Loan Purchase
Agreements	239
Pooling and Servicing Agreement	245
Certain Legal Aspects of Mortgage Loans	328
Certain Affiliations, Relationships and Related
Transactions Involving Transaction
Parties	341
Pending Legal Proceedings Involving
Transaction Parties	342
Use of Proceeds	342
Yield and Maturity Considerations	342
Material Federal Income Tax
Considerations	351
Certain State and Local Tax
Considerations	362
Method of Distribution (Underwriter)	362
Incorporation of Certain Information by
Reference	364
Where You Can Find More Information	365
Financial Information	365
Certain ERISA Considerations	365
Legal Investment	368
Legal Matters	369
Ratings	369
Index of Defined Terms	371

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$604,831,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

MORGAN STANLEY BANK OF
AMERICA MERRILL LYNCH
TRUST 2017-C33
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2017-C33

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Merrill Lynch

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets Inc.

Co-Manager

May      , 2017